Filed Pursuant to Rule 424(b)(5)
Registration Statements Nos. 333-219272 and 333-237192

AMENDMENT NO. 1 TO PROSPECTUS SUPPLEMENT DATED APRIL 21, 2020

To Prospectus dated April 21, 2020

The Republic of Argentina

Invitation to Exchange

This amendment No. 1 (“Amendment No. 1”) to the Republic of Argentina’s prospectus supplement dated as of April 21, 2020 amends and restates the terms and conditions of the Invitation (as defined below) mainly to:

1.

increase the consideration to be received in exchange for Eligible Bonds (as defined below) for which a validly submitted Tender Order is accepted by the Republic or which are modified and substituted pursuant to the Proposed Modifications (as defined below), including through certain principal haircut reductions, increases in coupons and shorter maturities on the New Bonds (as defined below) and through a U.S. dollar-denominated bond due 2030 or euro-denominated bond due 2030 to be delivered as consideration for any accrued and unpaid interest from and including the last date on which interest was paid under the Eligible Bonds to but excluding April 22, 2020;

2.

include the delivery of a U.S. dollar-denominated bond due 2030 or euro-denominated bond due 2030, in each case, in an aggregate principal amount determined by reference to accrued and unpaid interest from and including April 22, 2020 to but excluding September 4, 2020, in each case in the amounts set forth herein, to be delivered as additional consent consideration only to Holders (as defined herein) that submit and do not revoke (or have submitted and not revoked) a valid and accepted Tender Order;

3.

include U.S. dollar-denominated New Bonds among the options that each Holder of euro-denominated and Swiss franc-denominated Eligible Bonds may elect, subject to the Acceptance Priority Procedures (as defined below) and the Bond Caps (as defined below), as applicable, and as specifically set forth in the Invitation as amended pursuant to this Amendment No. 1 (for the purposes of determining the principal amount of U.S. dollar-denominated New Bonds to be received, €1 equals U.S.$1.0841 and CHF1 equals U.S.$1.0306);

4.

adjust the terms and conditions of the rights upon future offers provision described in the prospectus supplement, including to conform it to the modifications described in 1 to 3 above and to adjust the principal amount that each Holder of New Bonds will be entitled to exchange in any future offer or solicitation;

5.

provide that Holders of 2005 Indenture Eligible Bonds will be entitled to exchange those Eligible Bonds for New Bonds to be issued under the 2005 indenture and include the Form Terms and Conditions of the New Bonds to be issued under the 2005 Indenture as Annex C hereto; and

6.	include minimum participation thresholds as a condition to the consummation of the Invitation.

Attached hereto is the prospectus supplement as amended and restated by this Amendment No. 1. References to the “prospectus supplement” in the Invitation Materials (as defined below) shall refer to the attached amended and restated prospectus supplement.

Holders who delivered their Tender Order to the Invitation prior to the date hereof and do not revoke such Tender Order prior to the Expiration shall be deemed to have accepted the terms and conditions of the Invitation as amended pursuant to this Amendment No. 1. References to tendering Holders in the Invitation Materials shall include Holders who delivered (and did not revoke) a Tender Order prior to the date of this Amendment No.1.

The Republic of Argentina

Invites holders of

each series of bonds listed in Annex A (collectively, the “2005 Indenture Eligible Bonds”) and each series of bonds listed in Annex B (collectively, the “2016 Indenture Eligible Bonds”, and together with the 2005 Indenture Eligible Bonds, the “Eligible Bonds”)

to exchange Eligible Bonds for the following new bonds (the “New Bonds”):

U.S. dollar amortizing step-up bonds due 2030 (the “New USD 2030 Bonds”),

euro-denominated amortizing step-up bonds due 2030 (the “New Euro 2030 Bonds”),

U.S. dollar amortizing step-up bonds due 2035 (the “New USD 2035 Bonds”),

euro-denominated amortizing step-up bonds due 2035 (the “New Euro 2035 Bonds”),

U.S. dollar-denominated amortizing step-up bonds due 2038 (the “New USD 2038 Bonds”),

euro-denominated amortizing step-up bonds due 2038 (the “New Euro 2038 Bonds”),

U.S. dollar-denominated amortizing step-up bonds due 2041 (the “New USD 2041 Bonds”),

euro-denominated amortizing step-up bonds due 2041 (the “New Euro 2041 Bonds”),

U.S. dollar amortizing step-up bonds due 2046 (the “New USD 2046 Bonds”), or euro-denominated amortizing step-up bonds due 2046 (the “New Euro 2046 Bonds”); plus

U.S. dollar amortizing 1.000% bonds due 2030 (the “USD 1.00% 2030 Bonds”) or Euro amortizing 0.500% bonds due 2030 (the “Euro 0.500% 2030 Bonds” and collectively with the New USD 2030 Bonds, New Euro 2030 Bonds, New USD 2035 Bonds, New Euro 2035 Bonds, New USD 2038 Bonds, New Euro 2038 Bonds, New USD 2041 Bonds, New Euro 2041 Bonds, New USD 2046 Bonds, New Euro 2046 Bonds and USD 1.00% 2030 Bonds, the “New Bonds”);

in each case, on the terms and subject to the conditions described in this Prospectus Supplement (the “Invitation”)

The Republic of Argentina hereby invites Holders (as defined below) to submit orders to exchange (“Tender Orders”) their Eligible Bonds for New Bonds on the terms and subject to the conditions described in this prospectus supplement (each, an “Exchange Offer”). Each Holder that submits (and does not validly revoke) a Tender Order thereby also consents to the actions as proposed in this Invitation, including to authorize and direct the Trustee (as defined below) to modify any Eligible Bonds of the relevant series that remain outstanding after giving effect to the Exchange Offers by substituting them for the relevant amounts of (i) New USD 2038 Bonds (in the case of USD Discount Bonds (as defined in Annex A)), (ii) New Euro 2038 Bonds (in the case of Euro Discount Bonds (as defined in Annex A)), (iii) New USD 2041 Bonds (in the case of USD Par Bonds (as defined in Annex A)), (iv) New Euro 2041 Bonds (in the case of Euro Par Bonds (as defined in Annex A)), (v) New USD 2046 Bonds (in the case of any 2016 Indenture Eligible Bonds denominated in USD), or (vi) New Euro 2046 Bonds (in the case of any 2016 Indenture Eligible Bonds denominated in euros or CHF) (with respect to each series of Eligible Bonds, the “Proposed Modifications”), on the terms and subject to the conditions described in this prospectus supplement. If your Tender Order is accepted by us and the conditions to the effectiveness of the Invitation are met, including the Minimum Participation Condition (as defined herein), or waived by us, where applicable, you will receive New Bonds in exchange for the Eligible Bonds you tendered, even if the Proposed Modifications of the remaining Eligible Bonds of that series are not adopted.

The aggregate principal amount of:

•	all U.S. dollar-denominated Eligible Bonds currently Outstanding is U.S.$45,063,872,405;

•	all euro-denominated Eligible Bonds currently Outstanding is €17,492,277,969; and

•	all Swiss franc-denominated Eligible Bonds currently Outstanding is CHF400,000,000.

The term “Outstanding” for each series of Eligible Bonds has the meaning ascribed to it in the 2005 Indenture (as defined in the accompanying prospectus) or 2016 Indenture (as defined in the accompanying prospectus), as applicable.

Holders who submit valid and accepted Tender Orders will not be entitled to receive any cash payment for any interest accrued and unpaid on any Eligible Bond that is exchanged for a New Bond pursuant to any Exchange Offer and will instead receive the Accrued Interest Consideration (as defined herein) and the Additional Consent Consideration (as defined herein). Holders whose Eligible Bonds are modified and substituted will not be entitled to receive any cash payment for any interest accrued and unpaid on any Eligible Bond that is modified and substituted for a New Bond pursuant to the Proposed Modifications, if those modifications become effective, and will be entitled to receive the Accrued Interest Consideration. See “Summary—The Invitation—Accrued Interest.”

The New USD 2038 Bonds, New Euro 2038 Bonds, New USD 2041 Bonds and New Euro 2041 Bonds will be issued pursuant to the 2005 Indenture (the “2005 Indenture New Bonds”) substantially in the form set forth as Annex C and the USD 1.00% 2030 Bonds, Euro 0.500% 2030 Bonds, New USD 2030 Bonds, New Euro 2030 Bonds, New USD 2035 Bonds, New Euro 2035 Bonds, New USD 2046 Bonds and New Euro 2046 Bonds will be issued pursuant to the 2016 Indenture (the “2016 Indenture New Bonds”) substantially in the form set forth as Annex D.

The Invitation will expire at 5:00 p.m. (New York City time) on August 4, 2020 (such time and date, as may be extended or earlier terminated by the Republic, the “Expiration”).

Tender Orders with respect to 2016 Indenture Eligible Bonds will be subject to the Acceptance Priority Procedures (as defined below). Tender Orders with respect to 2005 Indenture Eligible Bonds are not subject to the Acceptance Priority Procedures. Holders may revoke their Tender Order at any time prior to the Expiration, as described herein. Subject to the satisfaction or waiver (where applicable) of the conditions to the Invitation and Proposed Modifications described herein, we expect to (i) execute the Supplemental Indentures (as defined herein) giving effect to the Proposed Modifications with respect to each and all series of Eligible Bonds for which the Requisite Consents (as defined below) are received and accepted by the Expiration, (ii) accept all valid Tender Orders for Eligible Bonds, whether or not the remaining Eligible Bonds of that series are successfully modified and substituted pursuant to the Proposed Modifications, and (iii) settle the transactions contemplated in the Invitation (i.e., the Exchange Offers and the modifications and substitutions resulting from any Proposed Modifications that become effective on the Settlement Date (as defined herein)).

After completion of the Invitation, the Republic may in its sole discretion, subject to applicable regulations, propose one or more modifications that are “uniformly applicable” (as defined in the accompanying prospectus) and that would affect one or more series of New Bonds and one or more series of 2016 Indenture Eligible Bonds that are not successfully modified and substituted pursuant to the Proposed Modifications (the “Subsequent Modification(s)”). Under the terms of the 2016 Indenture, if the Republic proposes modifications on that basis, holders of more than 75% of the aggregate principal amount of any series of New Bonds and any series of 2016 Indenture Eligible Bonds affected by the proposed modifications, taken in the aggregate, may approve the Subsequent Modifications.

With regard to each series of Eligible Bonds, it is a condition to the effectiveness of the relevant Proposed Modifications that we receive and accept valid written consents (which are part of each Tender Order) from Holders representing the requisite majorities provided for in the 2005 Indenture or the 2016 Indenture, as applicable (the “Requisite Consents”), as described below under “Terms of the Invitation—Requisite Consents.”

In accordance with the terms of the Eligible Bonds, we will consider written consents on an aggregated basis for the purpose of determining whether we have received and accepted the Requisite Consents for the Proposed Modifications, as follows:

•

For the Proposed Modifications affecting the 2005 Indenture Eligible Bonds (the “2005 Indenture Eligible Bonds Proposed Modifications”), the written consents of all series of 2005 Indenture Eligible Bonds will be aggregated; and

•

For the Proposed Modifications affecting the 2016 Indenture Eligible Bonds (the “2016 Indenture Eligible Bonds Proposed Modifications”), the written consents of all series of 2016 Indenture Eligible Bonds and, only to the extent any relevant 2005 Indenture Eligible Bonds Proposed Modifications are adopted, all such series of 2005 Indenture Eligible Bonds will be aggregated.

In each case, by delivering a Tender Order, you will consent and authorize us to re-designate, at any time (including after the Expiration), the series of Eligible Bonds that will be aggregated for the 2005 Indenture Eligible Bonds Proposed Modifications or the 2016 Indenture Eligible Bonds Proposed Modifications by excluding one or more series of the initially designated for the purpose of determining whether the Requisite Consents have been received, which, for the avoidance of doubt, may result in your series of Eligible Bonds being excluded.

To the extent any series of Eligible Bonds is excluded as described above, you also consent and authorize us to determine whether we have received the Requisite Consents for the Proposed Modifications affecting any such excluded series on a single series basis. See “Terms of the Invitation—Requisite Consents.”

If we receive the Requisite Consents with respect to the Proposed Modifications to one or more series of Eligible Bonds (on an aggregated basis or single series basis), the other conditions to the effectiveness of the Proposed Modifications indicated in this prospectus supplement are met or waived (where applicable) and we decide to declare the Proposed Modifications effective with respect to any of those series, then those Proposed Modifications will be conclusive and binding on all (i) Holders of those series of Eligible Bonds, whether or not they have consented to the Proposed Modifications and (ii) Ineligible Holders of those series of Eligible Bonds. In that event, Holders that submitted a Tender Order will be entitled to receive the New Bonds selected in their Tender Order, subject to the Acceptance Priority Procedures (if applicable), and all Eligible Bonds held by non-consenting Holders and Ineligible Holders will be modified and substituted for the relevant amounts of New USD 2038 Bonds, New Euro 2038 Bonds, New USD 2041 Bonds, New Euro 2041 Bonds, New USD 2046 Bonds or New Euro 2046 Bonds, as applicable, pursuant to the Proposed Modifications. In addition, Holders who submitted valid Tender Orders will receive the Accrued Interest Consideration and

Additional Consent Consideration, while Holders whose Eligible Bonds are modified and substituted pursuant to the Proposed Modifications (who did not submit valid Tender Orders) will be entitled to receive the Accrued Interest Consideration. See “Summary—The Invitation—Accrued Interest.”

We will limit the principal amount of certain series of New Bonds to certain maximums (the “Bond Caps”) as set forth herein. See “The Invitation—Acceptance Priority Procedures.” As such, Tender Orders with respect to the 2016 Indenture Eligible Bonds will be subject to the Acceptance Priority Procedures, and Holders of 2016 Indenture Eligible Bonds, other than the USD Bonds due 2021-2023, Euro Bonds due 2022-2023 and CHF 2020 Bonds, who deliver valid and accepted Tender Orders may receive, in whole or in part, a series of New Bonds other than the series specified in their Tender Order, in accordance with the Acceptance Priority Procedures. Tender Orders with respect to 2005 Indenture Eligible Bonds are not subject to the Acceptance Priority Procedures.

Holders who deliver valid Tender Orders must identify the New Bond for which they request their Eligible Bonds to be exchanged. Any valid and accepted Tender Order for a series of New Bonds subject to a Bond Cap may instead receive a different series in accordance with a “waterfall” methodology. For information on the operation of this “waterfall” methodology with respect to each series of Eligible Bonds, which we refer to as the “Acceptance Priority Procedures,” see “Terms of the Invitation—Acceptance Priority Procedures.”

The New Bonds will contain provisions, commonly known as “collective action clauses,” regarding future modifications to the terms of the New Bonds. Under these provisions, the Republic may amend the payment provisions of any series of New Bonds and other reserve matters listed in the 2005 Indenture or 2016 Indenture, as applicable, with the consent of less than all of the holders of the New Bonds. The modification provisions in the 2005 Indenture (which will apply to the 2005 Indenture New Bonds) differ from those in the 2016 Indenture (which will apply to the 2016 Indenture New Bonds). See “Description of the Securities—Certain Differences Between the 2005 Indenture and the 2016 Indenture” and “Description of the Securities—Description of the Securities Issued Under the 2016 Indenture—Meetings, Amendments and Waivers—Collective Action” in the accompanying prospectus. Furthermore, following the consummation of the Invitation, any default that may occur or be continuing under any Eligible Bonds that remain outstanding after the consummation of the Invitation will not become the basis for a cross-default or cross-acceleration of the New Bonds.

This prospectus supplement and the accompanying prospectus are together referred to as the “Invitation Materials.”

This Invitation is being made on the terms and subject to the conditions set out in this prospectus supplement.

For the purposes of the Invitation, the term “Holder” shall be deemed to include beneficial owners (other than Ineligible Holders (as defined below)) of Eligible Bonds in Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear” and such holders, “Euroclear Participants”), in Clearstream Banking, Société Anonyme (“Clearstream”, and such holders “Clearstream Participants”), in the SIX SIS Ltd (“SIX SIS”, and such holders “SIX SIS Participants”), in Caja de Valores S.A. (“Caja de Valores”, and such holders “Caja de Valores Participants”) and in The Depository Trust Company (“DTC”, and such holders “DTC Participants” and, collectively with the Euroclear Participants, the Clearstream Participants, the SIX SIS Participants and the Caja de Valores Participants, the “Direct Participants”).

Special Notice to Investors in the European Economic Area and the United Kingdom

Notice to EEA retail investors. The Invitation is not being made to any retail investors in the European Economic Area (“EEA”) and EEA retail investors will not be given the opportunity to state their views on the Proposed Modifications. As a result, no “offer” of new securities is being made to retail investors in the EEA. Any holder who does not deliver a written consent is effectively not consenting to the Proposed Modifications. Therefore, it will be necessary for other (non-retail) investors representing a greater nominal principal amount Outstanding to consent to the Proposed Modifications. If the Proposed Modifications become effective, then, in accordance with the terms of such Eligible Bonds, the Eligible Bond will be modified and substituted for New Bonds and such modification and substitution will affect all Holders and Ineligible Holders of those series of Eligible Bonds, regardless of whether they consented or if they were entitled to participate in the Invitation.

This Invitation is only being made to beneficial owners of Eligible Bonds who are within a Member State of the European Economic Area or the United Kingdom (each, a “Relevant State”) if they are “qualified investors” as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”). For the purposes of the Invitation, “Ineligible Holder” means each beneficial owner located within a Relevant State who is not a “qualified investor” (as defined in the Prospectus Regulation) or any other beneficial owner located in a jurisdiction where the Invitation is not permitted by law. No offer of any kind is being made to Ineligible Holders. For further details about eligible offerees and resale restrictions, see “Global Offering.”

The New Bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in a Relevant State. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “IDD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation.

Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the New Bonds or otherwise making them available to retail investors in a Relevant State has been prepared and therefore offering or selling the New Bonds or otherwise making them available to any retail investor in a Relevant State may be unlawful under the PRIIPs Regulation. References to Regulations or Directives include, in relation to the United Kingdom (“UK”), those Regulations or Directives as they form part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 or have been implemented in UK domestic law, as appropriate.

The Internet address for the offer website (the “Invitation Website”) through which you may access the Invitation Materials is: https://sites.dfkingltd.com/argentina.

The information, tabulation and exchange agent for the Invitation is D.F. King (the “Information, Tabulation and Exchange Agent”) which may be reached at the address and telephone number specified on the back cover of this prospectus supplement. The Information, Tabulation and Exchange Agent will operate the Invitation Website and answer questions from Holders regarding the procedures to deliver Tender Orders.

If you are a beneficial owner of Eligible Bonds through a financial institution or intermediary, you may need to contact your financial institution or intermediary and inform such financial institution or intermediary that you wish to instruct it to deliver a Tender Order on your behalf in respect of such Eligible Bonds and tender your Eligible Bonds in the Exchange Offer. Financial institutions or intermediaries may impose their own deadlines for instructions to be received from investors in the Eligible Bonds with respect to the Invitation, which may be earlier than the Expiration for the Invitation set out above. Investors holding the Eligible Bonds through financial institutions or intermediaries should therefore contact their financial institutions or intermediaries to ensure timely receipt of your Tender Order. If your financial institution or intermediary does not have adequate time to process your instruction, your Tender Order will not be given effect.

The Republic intends to list each series of New Bonds on the Luxembourg Stock Exchange and the Bolsa y Mercados Argentinos S.A. (“ByMA”) and to have each series of New Bonds admitted for trading on the Euro MTF Market and Mercado Abierto Electrónico S.A. (“MAE”). See “Plan of Distribution.”

In this prospectus supplement, references to the “Republic”, “Argentina”, “we,” “our” and “us” are to the Republic of Argentina. References to “you” or “your” are to Holders, which, for the avoidance of doubt, does not include Ineligible Holders.

The Invitation Materials do not constitute an offer to tender, or the solicitation of an offer to tender, securities in any jurisdiction where such offer or solicitation is unlawful. The distribution of the Invitation Materials in certain jurisdictions may be restricted by law, and persons into whose possession the Invitation Materials come are requested to inform themselves about and to observe such restrictions, including whether they are Holders pursuant to the laws of their respective jurisdictions. See “Representations and Acknowledgements of the Beneficial Owners of the Eligible Bonds” and “Jurisdictional Restrictions” below.

This prospectus supplement contains important information which should be read carefully before any decision is made with respect to the Invitation. Any Holder of Eligible Bonds that is in any doubt as to the action it should take should seek its own financial advice, including as to any tax consequences, from its legal adviser, accountant or other independent financial adviser. See “Plan of Distribution” beginning on page S-95 for information regarding dealer manager compensation.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the prospectus to which it relates. Any representation to the contrary is a criminal offense.

The dealer managers for the Invitation are:

BofA Securities	HSBC

July 6, 2020

Prospectus Supplement

Prospectus

INTRODUCTION

We are responsible for the information contained in the Invitation Materials and the documents incorporated herein by reference. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. Neither the delivery of the Invitation Materials nor any consent to modify and substitute or election to exchange Eligible Bonds made hereunder shall, under any circumstances, create any implication that there has been no change in our condition since the date of this prospectus supplement.

We are furnishing this prospectus supplement to you solely for use in the context of the Invitation.

The Republic is a sovereign state. Consequently, it may be difficult for you to obtain or realize upon judgments of courts or arbitral awards in the United States and other jurisdictions against the Republic. See “Risk Factors—Risk Factors Relating to the New Bonds—It may be difficult for you to obtain or enforce judgments against the Republic.”

The New Bonds that we issue pursuant to the Invitation in the United States are being offered under the Republic’s registration statement (file No. 333-219272) initially filed with the United States Securities and Exchange Commission (the “SEC”) under Schedule B of the Securities Act of 1933, as amended (the “Securities Act”), on July 13, 2017, and declared effective by the SEC on September 26, 2017 and registration statement (file No. 333-237192) initially filed with the SEC under Schedule B of the Securities Act on March 16, 2020, as amended on April 14, 2020 and declared effective by the SEC on April 21, 2020.

The accompanying prospectus provides you with a general description of the securities that we may offer under the Republic’s registration statements, and this prospectus supplement contains specific information about the terms of the Invitation and the New Bonds. This prospectus supplement also adds, updates and changes information provided in the accompanying prospectus. Consequently, before you participate in the Invitation, you should read this prospectus supplement, the accompanying prospectus and the 2018 Annual Report (as defined herein), together with the documents incorporated by reference and described under “General Information—Where You Can Find More Information” in this prospectus supplement. You should base your decision on the information in the accompanying prospectus, the prospectus supplement and the documents incorporated by reference. We and the dealer managers accept no responsibility for any other information.

None of us, the Trustee, the London Paying Agent, the Luxembourg Listing Agent, the dealer managers or the Information, Tabulation and Exchange Agent has expressed any opinion as to whether the terms of the Invitation are fair. In addition, none of the clearing systems has expressed any opinion as to whether the terms of the Invitation are fair. None of us, the Trustee, the London Paying Agent, the Luxembourg Listing Agent, the dealer managers or the Information, Tabulation and Exchange Agent makes any recommendation that you deliver Tender Orders or refrain from doing so pursuant to the Invitation, and no one has been authorized by us, the Trustee, the London Paying Agent, the Luxembourg Listing Agent, the dealer managers, or the Information, Tabulation and Exchange Agent to make any such recommendation. You must make your own decision as to whether to deliver your Tender Orders or refrain from doing so, which series of New Bonds you elect and, if you do tender Eligible Bonds, the principal amount of Eligible Bonds to tender solely on the basis of the Invitation Materials.

All references in this prospectus supplement to the website relating to the Invitation are to the Invitation Website, which can be accessed at https://sites.dfkingltd.com/argentina. Access to the Invitation Website by Holders in certain non-U.S. jurisdictions will be subject to certain restrictions in compliance with exemptions from regulatory approval being relied on by the Republic in such jurisdictions. See “Jurisdictional Restrictions” below. Information on the Invitation Website is not incorporated by reference in this prospectus supplement. We do not assume responsibility for the information that appears on the Invitation Website, other than the Invitation Materials and other information that we have authorized for display on the Invitation Website under our agreement with the Information, Tabulation and Exchange Agent.

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Questions and requests for assistance in connection with the procedures to deliver Tender Orders may be directed to the Information, Tabulation and Exchange Agent, the contact details for which are on the back cover of this prospectus supplement.

Unless otherwise noted, capitalized terms used in this prospectus supplement have the meanings in the accompanying prospectus.

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PRESERVATION OF DEFENSES

Nothing in this prospectus supplement, or in any communication from the Republic relating to the Invitation or otherwise, constitutes an acknowledgment or admission of the existence of any claim or any liability of the Republic to pay that claim or an acknowledgment that any ability to bring proceedings in any jurisdiction in respect of such claim or any limitation period relating thereto has been revived or reinstated, or an express or implied promise to pay any such claim (or part thereof). Whether or not a claim exists, the Republic may in its sole discretion and only if written notice to that effect is received from a duly authorized officer of the Republic, attribute a value to such claim for purposes of the Republic’s Settlement Proposal (as defined in the 2018 Annual Report) or for any other purpose. As reflected in the Settlement Proposal, the Republic values claims for calculation of the payment amount for purposes of the Settlement Proposal through the so-called “standard option” (payment equal to 100% of the outstanding principal amount of the relevant debt securities plus up to 50% of that original principal as interest) or through the so-called “pari passu option” (payment equal to the full amount of money judgment or an accrued claim value less a specified discount). All defenses available to the Republic relating to any applicable statute of limitations or otherwise are expressly preserved for all purposes. This prospectus supplement may not be relied upon as evidence of the Republic’s agreement that a claim exists, or of the Republic’s willingness, ability or obligation to pay any claim. Any attribution of any value to any claim for purposes of the Republic’s settlement proposal or for any other purpose will not be considered an acknowledgment of the existence or validity of that claim and any consideration given by or on behalf of the Republic to the proponent of that claim will be consideration only for the agreement by the proponent of that claim to cease all actions or proceedings in respect of that claim and to irrevocably assign and transfer to the Republic all rights, if any, with respect to such claim and to undertake to complete any and all formalities or requirements necessary to ensure that if such claim existed neither the proponent nor any successor or assignee of the proponent (other than the Republic) is able to evidence or allege such claim to remain in existence or to be a liability of the Republic.

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GLOBAL OFFERING

The Invitation is being extended to Holders of Eligible Bonds in the United States on the basis of the Invitation Materials. The Invitation is also being extended on the basis of the Invitation Materials in certain jurisdictions where we and the dealer managers are relying on exemptions from regulatory approval by the relevant authorities. This Invitation is not being extended to Ineligible Holders.

The Invitation is only being extended where offers and solicitations are permitted by law, and only in accordance with the applicable laws, rules and regulations of the relevant jurisdiction.

Notice to Prospective Investors In The EEA and the United Kingdom

Any distributor subject to MiFID II subsequently offering, selling or recommending the New Bonds is responsible for undertaking its own target market assessment in respect of the New Bonds and determining the appropriate distribution channels for the purposes of the MiFID II product governance rules under Commission Delegated Directive (EU) 2017/593 (“Delegated Directive”). Neither the Issuer nor any of the dealer managers make any representations or warranties as to a Distributor’s compliance with the Delegated Directive.

The New Bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in a Relevant State. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; (ii) a customer within the meaning of the IDD, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently no key information document required by the PRIIPs Regulation for offering or selling the New Bonds or otherwise making them available to retail investors in a Relevant State has been prepared and therefore offering or selling the New Bonds or otherwise making them available to any retail investor in a Relevant State may be unlawful under the PRIIPs Regulation.

References to Regulations or Directives include, in relation to the UK, those Regulations or Directives as they form part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 or have been implemented in UK domestic law, as appropriate.

Notice to Prospective Investors In The United Kingdom

For the purposes of section 21 of the Financial Services and Markets Act 2000, to the extent that the Invitation Materials constitute an invitation or inducement to engage in investment activity, this communication falls within Article 34 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), being a non-real time communication communicated by and relating only to controlled investments issued, or to be issued, by the Republic of Argentina.

Other than with respect to distributions by the Republic of Argentina, the Invitation Materials are for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Promotion Order, (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). The Invitation Materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement and the prospectus relate is available only to relevant persons and will be engaged in only with relevant persons.

S-iv

CERTAIN LEGAL RESTRICTIONS

The distribution of the Invitation Materials and the transactions contemplated by the Invitation Materials may be restricted by law in certain jurisdictions. If the Invitation Materials come into your possession, you are required by the Republic to inform yourself of and to observe all of these restrictions, including whether they are Holders pursuant to the laws of their respective jurisdictions. The Invitation Materials do not constitute, and may not be used in connection with, an offer or solicitation in any jurisdiction where offers or solicitations are not permitted by law. Holders of Eligible Bonds outside the United States should carefully review the restrictions and limitations applicable in certain jurisdictions and the manner in which the Invitation Materials will be made available in such jurisdictions, as set forth under “Jurisdictional Restrictions.”

If a jurisdiction requires that the Invitation be made by a licensed broker or dealer and any dealer manager or any affiliate of any dealer manager is a licensed broker or dealer in that jurisdiction, the Invitation shall be deemed to be made by such dealer manager or such affiliate on behalf of the Republic in that jurisdiction.

S-v

INCORPORATION BY REFERENCE

The SEC allows the Republic to incorporate by reference some information that the Republic files with the SEC. Incorporated documents are considered part of this prospectus supplement. The Republic can disclose important information to you by referring you to those documents. The following documents, which the Republic has filed or will file with the SEC, are considered part of and incorporated by reference in this prospectus supplement and the accompanying prospectus:

•	the Republic’s annual report on Form 18-K for the year ended December 31, 2018 filed with the SEC on October 2, 2019 (File No. 033-70734) (the “2018 Annual Report”);

•

amendment No. 1 to the Republic’s annual report on Form 18-K for the year ended December 31, 2018 filed with the SEC on March 9, 2020 (File No. 033-70734) (the “Amendment No. 1 to the 2018 Annual Report”);

•

amendment No. 2 to the Republic’s annual report on Form 18-K for the year ended December 31, 2018 filed with the SEC on April 14, 2020 (File No. 033-70734) (the “Amendment No. 2 to the 2018 Annual Report”);

•

amendment No. 3 to the Republic’s annual report on Form 18-K for the year ended December 31, 2018 filed with the SEC on April 20, 2020 (File No. 033-70734) (the “Amendment No. 3 to the 2018 Annual Report”);

•

amendment No.  4 to the Republic’s annual report on Form 18-K for the year ended December 31, 2018 filed with the SEC on July 2, 2020 (File No.  033-70734) (the “Amendment No. 4 to the 2018 Annual Report”); and

•	each subsequent annual report on Form 18-K and any amendment on Form 18-K/A filed after the date of this prospectus supplement and prior to the consummation or termination of the Invitation.

Later information that the Republic files with the SEC will update and supersede earlier information that it has filed.

S-vi

SUMMARY TIME SCHEDULE FOR THE INVITATION

The following summarizes the anticipated time schedule for the Invitation, assuming, among other things, that we do not extend the Expiration or terminate the Invitation early. This summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus supplement. All references are to New York City time unless otherwise noted.

Date	Action

April 21, 2020	Commencement of the Invitation

On this date we distributed the prospectus supplement dated April 21, 2020 describing the terms of the Invitation prior to the July 6, 2020 amendment and restatement.

July 6, 2020	Distribution of amended and restated prospectus supplement

On this date we distributed the amended and restated prospectus supplement dated July 6, 2020 describing the terms of the Invitation, as amended on the date hereof.

April 21, 2020 – August 4, 2020	Invitation Period (unless extended or earlier terminated)

The Invitation is open during this period (the “Invitation Period”).

August 4, 2020 at 5:00 P.M. (New York City time)	Expiration Date and Time

This date and time (the “Expiration”) will be the deadline for Holders of Eligible Bonds to deliver or revoke Tender Orders, unless we extend or terminate the Invitation earlier in our sole discretion. After the Expiration, you may no longer submit or revoke Tender Orders.

The clearing systems and custodians for the Eligible Bonds may in accordance with their normal procedures establish earlier deadlines for the receipt of Tender Orders from their participants, as described under “Terms of the Invitation—Tender Procedures.”

August 7, 2020, or as soon as practicable thereafter	Results Announcement Date

On this date (the “Results Announcement Date”) we will announce (i) whether the Republic has re-designated any series of Eligible Bonds subject to the Proposed Modifications, specifying which series of Eligible Bonds have been excluded for the purpose of determining whether the Requisite Consents for the Proposed Modifications to any series of Eligible Bonds have been obtained on an aggregated or single series basis, as described above, (ii) whether the Republic has accepted any Tender Orders, (iii) the results of the Invitation, (iv) the series of Eligible Bonds as to which the conditions to the effectiveness of the Proposed Modifications, after giving effect to the exclusion of any series of Eligible Bonds, have been met, (v) the Currency Exchange Rates and (vi) the results of the Acceptance

Priority Procedures. Trading in the New Bonds on a when-and-if issued basis will commence as soon as practicable following the announcement on the Results Announcement Date.

September 4, 2020, or as soon as practicable thereafter	Execution Date, Effective Date of Proposed Modifications and Settlement Date

If we obtain Requisite Consents to the Proposed Modifications for any one or more series of Eligible Bonds and elect to exclude one or more series of Eligible Bonds from the aggregated basis determination, as described above, on this date (the “Re-Designation Date”), we and the Trustee will execute a supplemental indenture to the 2005 Indenture and a supplemental indenture to the 2016 Indenture, as applicable (the “Re-designation Supplemental Indentures”), giving effect to such exclusions.

If the Requisite Consents for any Proposed Modifications have been received and accepted (on an aggregated or single series basis), on this date (the “Proposed Modifications Execution Date” and, together with the Re-Designation Date, the “Execution Date”), we and the Trustee will execute a supplemental indenture to the 2005 Indenture and a supplemental indenture to the 2016 Indenture, as applicable (the “Proposed Modifications Supplemental Indentures” and, together with the Re-designation Supplemental Indentures, if applicable, the “Supplemental Indentures”) modifying the 2005 Indenture Eligible Bonds (the “2005 Indenture Eligible Bonds Modifications Effective Date”) and the 2016 Indenture Eligible Bonds (the “2016 Indenture Eligible Bonds Modifications Effective Date” and, together with the 2005 Indenture Eligible Bonds Modifications Effective Date, the “Effective Date”) in accordance with such Proposed Modifications.

On this date (the “Settlement Date”), following the execution of the Supplemental Indentures, the New Bonds are issued and all Eligible Bonds exchanged pursuant to the Exchange Offers or modified and substituted as a result of the effectiveness of the Proposed Modifications will be submitted for cancellation.

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and it is provided solely for the convenience of the Holders. This summary is not complete and may not contain all of the information that you should consider before tendering Eligible Bonds in exchange for New Bonds and consenting to the Proposed Modifications. You should read the entire prospectus supplement, including the “Risk Factors” section, and the accompanying prospectus, including the information incorporated by reference, carefully.

The Invitation

Issuer	The Republic of Argentina

The Invitation	The Invitation will expire at 5:00 p.m. (New York City time) on August 4, 2020, unless we, in our sole discretion, extend or terminate the Invitation.

On the Results Announcement Date, we will announce (i) whether the Republic has re-designated any series of Eligible Bonds subject to the Proposed Modifications, specifying which series of Eligible Bonds have been excluded for the purpose of determining whether the Requisite Consents for the Proposed Modifications to any series of Eligible Bonds have been obtained on an aggregated or single series basis, as described above, (ii) whether the Republic has accepted any Tender Orders, (iii) the results of the Invitation, (iv) the series of Eligible Bonds as to which the conditions to the effectiveness of the Proposed Modifications, after giving effect to the exclusion of any series of Eligible Bonds, have been met, (v) the Currency Exchange Rates and (vi) the results of the Acceptance Priority Procedures.

See “Summary Timetable for the Invitation.”

Principal Amounts Currently Outstanding	The aggregate principal amount of:

•	all U.S. dollar-denominated Eligible Bonds currently Outstanding is U.S.$45,063,872,405;

•	all euro-denominated Eligible Bonds currently Outstanding is €17,492,277,969; and

•	all Swiss franc-denominated Eligible Bonds currently Outstanding is CHF400,000,000.

The term “Outstanding” for each series of Eligible Bonds has the meaning ascribed to it in the 2005 Indenture or 2016 Indenture, as applicable.

Termination, Amendments	At any time before we announce the acceptance of any tenders on the Results Announcement Date, we may, in our sole discretion and to the extent permitted by the applicable laws, rules and regulations in each jurisdiction where we are making the Invitation:

•	terminate the Invitation (including with respect to Tender Orders submitted prior to the time of the termination),

•	extend the Invitation past the originally scheduled Expiration,

•	withdraw the Invitation from any one or more jurisdictions, or

•	amend the Invitation, including amendments in any one or more jurisdictions.

The Exchange Offer	The Republic is inviting Holders to submit Tender Orders to exchange their Eligible Bonds for New Bonds on the terms and subject to the conditions described in this prospectus supplement.

EACH HOLDER THAT SUBMITS (AND DOES NOT VALIDLY REVOKE) A TENDER ORDER THEREBY ALSO CONSENTS TO THE ACTIONS AS PROPOSED IN THIS INVITATION, INCLUDING TO AUTHORIZE AND DIRECT THE TRUSTEE TO MODIFY ANY ELIGIBLE BONDS OF THAT SERIES THAT REMAIN OUTSTANDING AFTER GIVING EFFECT TO THE EXCHANGE OFFERS PURSUANT TO THE PROPOSED MODIFICATIONS BY SUBSTITUTING THEM FOR THE RELEVANT AMOUNTS OF NEW BONDS.

The Settlement Date for the Exchange Offer will be September 4, 2020 or as soon as practicable thereafter unless the Exchange Offer is extended, in which case a new Settlement Date, if necessary, will be announced by press release.

Consideration to be Received Pursuant to Tender Orders for 2005 Indenture Eligible Bonds	As described in detail in “Terms of the Invitation—Consideration to Be Received Pursuant to Tender Orders” and subject to the terms of this prospectus supplement, Holders of 2005 Indenture Eligible Bonds whose Tender Orders are accepted may elect to receive on the Settlement Date:

For each U.S.$100 original principal amount of USD Discount Bonds:

•	U.S.$140.20380 of New USD 2038 Bonds; or

•	U.S.$140.20380 of New USD 2041 Bonds; or

•	U.S.$135.99769 of New USD 2046 Bonds.

For each €100 original principal amount of Euro Discount Bonds:

•	€137.61037 of New Euro 2038 Bonds; or

•	U.S.$149.18340 of New USD 2038 Bonds; or

•	€137.61037 of New Euro 2041 Bonds; or

•	€133.48206 of New Euro 2046 Bonds.

For each U.S.$100 principal of USD Par Bonds:

•	U.S.$100 of New USD 2041 Bonds; or

•	U.S.$97 of New USD 2046 Bonds.

For each €100 principal of Euro Par Bonds:

•	€100 of New Euro 2041 Bonds, or

•	U.S.$108.41000 of New USD 2041 Bonds; or

•	€97 of New Euro 2046 Bonds.

You will not be entitled to receive any cash payment for any interest accrued and unpaid on your Eligible Bond that is exchanged for a New Bond pursuant to the Invitation and will instead receive the Accrued Interest Consideration and Additional Consent Consideration. Therefore, pursuant to the preceding sentence, you will receive as Accrued Interest Consideration and Additional Consent Consideration (in the aggregate) for each U.S.$100 or €100 (as applicable) of principal amount (or in the case of Discount Bonds, original principal amount) of Eligible Bonds:

•	U.S.$7.86824 of the USD 1.00% 2030 Bonds in the case of Tender Orders to exchange USD Discount Bonds for U.S. dollar-denominated New Bonds;

•	€7.29366 of the Euro 0.500% 2030 Bonds in the case of Tender Orders to exchange Euro Discount Bonds for euro-denominated New Bonds;

•	U.S.$7.90706 of the USD 1.00% 2030 Bonds in the case of Tender Orders to exchange Euro Discount for U.S. dollar-denominated New Bonds;

•	U.S.$1.60417 of the USD 1.00% 2030 Bonds in the case of Tender Orders to exchange USD Par Bonds for U.S. dollar-denominated New Bonds;

•	€1.44589 of the Euro 0.500% 2030 Bonds in the case of Tender Orders to exchange Euro Par Bonds for euro-denominated New Bonds; and

•	U.S.$1.56749 of the USD 1.00% 2030 Bonds in the case of Tender Orders to exchange Euro Par Bonds for U.S. dollar-denominated New Bonds.

The USD 1.00% 2030 Bonds, Euro 0.500% 2030 Bonds, New USD 2046 Bonds and New Euro 2046 Bonds will be issued pursuant to the 2016 Indenture.

Consideration to be Received Pursuant to Tender Orders for 2016 Indenture Eligible Bonds	As described in detail in “Terms of the Invitation—Consideration to Be Received Pursuant to Tender Orders” and subject to the Acceptance Priority Procedure and the Bond Caps and other terms of this prospectus supplement, Holders of 2016 Indenture Eligible Bonds whose Tender Orders are accepted may elect to receive on the Settlement Date:

For each U.S.$100 principal of USD Bonds due 2021-2023 or USD Bonds due 2026-2036:

•	U.S.$97 of New USD 2030 Bonds; or

•	U.S.$97 of New USD 2035 Bonds; or

•	U.S.$97 of New USD 2046 Bonds.

For each U.S.$100 principal of USD Bonds due 2046-2117:

•	U.S.$97 of New USD 2035 Bonds; or

•	U.S.$97 of New USD 2046 Bonds.

For each €100 principal of Euro Bonds due 2022-2023:

•	€97 of New Euro 2030 Bonds; or

•	U.S.$105.15770 of New USD 2030 Bonds; or

•	€97 of New Euro 2035 Bonds; or

•	€97 of New Euro 2046 Bonds.

For each CHF100 principal of CHF 2020 Bonds:

•	€92.22286 of New Euro 2030 Bonds; or

•	U.S.$99.96820 of New USD 2030 Bonds; or

•	€92.22286 of New Euro 2035 Bonds; or

•	€92.22286 of the New Euro 2046 Bonds.

For each €100 principal of Euro Bonds due 2027-2028:

•	€97 of New Euro 2030 Bonds; or

•	€97 of New Euro 2035 Bonds; or

•	U.S.$105.15770 of New USD 2035 Bonds; or

•	€97 of New Euro 2046 Bonds.

For each €100 principal of Euro Bonds due 2047:

•	€97 of New Euro 2035 Bonds; or

•	€97 of New Euro 2046 Bonds; or

•	U.S.$105.15770 of New USD 2046 Bonds.

You will not be entitled to receive any cash payment for any interest accrued and unpaid on your Eligible Bond that is exchanged for a New Bond pursuant to the Invitation and will instead receive the Accrued Interest Consideration and Additional Consent Consideration. Therefore, pursuant to the preceding sentence, you will receive as Accrued Interest Consideration and Additional Consent Consideration (in the aggregate) for each U.S.$100, €100 or CHF100 (as applicable) of principal amount of Eligible Bonds:

•	U.S.$5.95833 of the USD 1.00% 2030 Bonds in the case of Tender Orders to exchange USD 2021 Bonds for U.S. dollar-denominated New Bonds;

•	U.S.$3.40625 of the USD 1.00% 2030 Bonds in the case of Tender Orders to exchange USD 2022 Bonds for U.S. dollar-denominated New Bonds;

•	U.S.$2.99340 of the USD 1.00% 2030 Bonds in the case of Tender Orders to exchange USD 2023 Bonds for U.S. dollar-denominated New Bonds;

•	€2.46687 of the Euro 0.500% 2030 Bonds in the case of Tender Orders to exchange Euro 2022 Bonds for euro-denominated New Bonds;

•	U.S.$2.67433 of the USD 1.00% 2030 Bonds in the case of Tender Orders to exchange Euro 2022 Bonds for U.S. dollar-denominated New Bonds;

•	€2.14857 of the Euro 0.500% 2030 Bonds in the case of Tender Orders to exchange Euro 2023 Bonds for euro-denominated New Bonds;

•	U.S.$2.32926 of the USD 1.00% 2030 Bonds in the case of Tender Orders to exchange Euro 2023 Bonds for U.S. dollar-denominated New Bonds;

•	€2.87008 of the Euro 0.500% 2030 Bonds in the case of Tender Orders to exchange CHF 2020 Bonds for euro-denominated New Bonds;

•	U.S.$3.11145 of the USD 1.00% 2030 Bonds in the case of Tender Orders to exchange CHF 2020 Bonds for U.S. dollar-denominated New Bonds;

•	U.S.$6.50000 of the USD 1.00% 2030 Bonds in the case of Tender Orders to exchange USD 2026 Bonds for U.S. dollar-denominated New Bonds;

•	U.S.$4.16319 of the USD 1.00% 2030 Bonds in the case of Tender Orders to exchange USD 2027 Bonds for U.S. dollar-denominated New Bonds;

•	U.S.$3.80243 of the USD 1.00% 2030 Bonds in the case of Tender Orders to exchange USD 5.875% 2028 Bonds for U.S. dollar-denominated New Bonds;

•	U.S.$4.37986 of the USD 1.00% 2030 Bonds in the case of Tender Orders to exchange USD 6.625% 2028 Bonds for U.S. dollar-denominated New Bonds;

•	U.S.$4.71042 of the USD 1.00% 2030 Bonds in the case of Tender Orders to exchange USD 2036 Bonds for U.S. dollar-denominated New Bonds;

•	€3.18306 of the Euro 0.500% 2030 Bonds in the case of Tender Orders to exchange Euro 2027 Bonds for euro-denominated New Bonds;

•	U.S.$3.45076 of the USD 1.00% 2030 Bonds in the case of Tender Orders to exchange Euro 2027 Bonds for U.S. dollar-denominated New Bonds;

•	€3.34222 of the Euro 0.500% 2030 Bonds in the case of Tender Orders to exchange Euro 2028 Bonds for euro-denominated New Bonds;

•	U.S.$3.62330 of the USD 1.00% 2030 Bonds in the case of Tender Orders to exchange Euro 2028 Bonds for U.S. dollar-denominated New Bonds;

•	U.S.$6.60833 of the USD 1.00% 2030 Bonds in the case of Tender Orders to exchange USD 2046 Bonds for U.S. dollar-denominated New Bonds;

•	U.S.$4.44965 of the USD 1.00% 2030 Bonds in the case of Tender Orders to exchange USD 2048 Bonds for U.S. dollar-denominated New Bonds;

•	U.S.$4.86875 of the USD 1.00% 2030 Bonds in the case of Tender Orders to exchange USD 2117 Bonds for U.S. dollar-denominated New Bonds;

•	€5.12295 of the Euro 0.500% 2030 Bonds in the case of Tender Orders to exchange Euro 2047 Bonds for euro-denominated New Bonds; and

•	U.S.$5.55379 of the USD 1.00% 2030 Bonds in the case of Tender Orders to exchange Euro 2047 Bonds for U.S. dollar-denominated New Bonds.

Accrued Interest	Holders who submit valid and accepted Tender Orders will not be entitled to receive any cash payment for any interest accrued and unpaid on any Eligible Bond that is exchanged for a New Bond pursuant to any Exchange Offer and will instead receive the Accrued Interest Consideration and the Additional Consent Consideration. Holders whose Eligible Bonds are modified and substituted will not be entitled to receive any cash payment for any interest accrued and unpaid on any Eligible Bond that is modified and substituted for a New Bond pursuant to the Proposed Modifications, if those modifications become effective, and will be entitled to receive the Accrued Interest Consideration.

As used herein,

•

“Accrued Interest Consideration” means USD 1.00% 2030 Bonds (if such Holder is entitled to receive a New Bond denominated in U.S. dollars pursuant to the terms of this Invitation) or Euro 0.500% 2030 Bonds (if such Holder is entitled to receive a New Bond denominated in Euros pursuant to the terms of this Invitation), in each case, in an aggregate principal amount equal to the amount of any accrued and unpaid interest on their Eligible Bonds exchanged or modified and substituted pursuant to this Invitation for the period from and including the last date on which interest was paid under their Eligible Bonds to but excluding April 22, 2020.

•

“Additional Consent Consideration” means USD 1.00% 2030 Bonds (if such Holder is entitled to receive a New Bond denominated in U.S. dollars pursuant to the terms of this Invitation) or Euro 0.500% 2030 Bonds (if such Holder is entitled to receive a New Bond denominated in Euros pursuant to the terms of this Invitation), in each case, in an aggregate principal amount determined by reference to interest accrued and unpaid on their Eligible Bonds exchanged pursuant to this Invitation for the period from and including April 22, 2020 to but excluding September 4, 2020, in each case in the amounts set forth herein.

For the purposes of determining the principal amount of (i) USD 1.00% 2030 Bonds to be received by a Holder of euro-denominated Eligible Bonds or Swiss franc-denominated Eligible Bonds who elects to receive New USD Bonds, €1 equals U.S.$1.0841 and CHF1 equals U.S.$1.0306, (ii) Euro 0.500% 2030 Bonds to be received by a Holder of Swiss franc-denominated Eligible Bonds who elects to receive or is substituted into New Euro Bonds, CHF1 equals €0.9507511. The amount of USD 1.00% 2030 Bonds or Euro 0.500% 2030 Bonds, as applicable, will be rounded down to the nearest whole number. For the specific amounts to be received by Holders as Accrued Interest Consideration and/or Additional Consent Consideration, see “—Consideration to be Received Pursuant to Tender Orders for 2005 Indenture Eligible Bonds”, “—Consideration to be Received Pursuant to Tender Orders for 2016 Indenture Eligible Bonds” and “—Proposed Modifications.”

Acceptance Priority Procedures	We will limit the principal amount of certain series of New Bonds to the Bond Caps set forth in the table below. Tender Orders with respect to 2016 Indenture Eligible Bonds will be subject to the Acceptance Priority Procedures, and Holders of 2016 Indenture Eligible Bonds, other than the USD Bonds due 2021-2023, Euro Bonds due 2022-2023 and CHF 2020 Bonds, who deliver valid and accepted Tender Orders may receive, in whole or in part, a series of New Bonds other than the series specified in their Tender Order, in accordance with the Acceptance Priority Procedures.

Tender Orders with respect to 2005 Indenture Eligible Bonds are not subject to the Acceptance Priority Procedures described below.

Bond Caps

The New Bonds will be issued up to the following:

New Bond	Bond Cap (in millions)
New USD 2030 Bond	U.S.$13,800
New Euro 2030 Bond	€3,100
New USD 2035 Bond	U.S.$23,000
New Euro 2035 Bond	€2,800
New USD 2046 Bond	No Cap
New Euro 2046 Bond	No Cap

Acceptance Priority Levels

The Acceptance Priority Levels for each series of 2016 Indenture Eligible Bonds are as follows:

Eligible Bond	Acceptance Priority Level
USD Bonds due 2021-2023	1
Euro Bonds due 2022-2023	1
CHF 2020 Bonds	1
USD Bonds due 2026-2036	2
Euro Bonds due 2027-2028	2
USD Bonds due 2046-2117(1)	3
Euro Bonds due 2047(2)	3

(1)	Holders of USD Bonds due 2046-2117 may only submit Tender Orders for New USD 2035 Bonds or New USD 2046 Bonds.
(2)	Holders of Euro Bonds due 2047 may only submit Tender Orders for New Euro 2035 Bonds, New Euro 2046 Bonds or New USD 2046 Bonds.

For more information on the operation of the Acceptance Priority Procedures, see “Terms of the Invitation—Acceptance Priority Procedures.”

Tender Procedures	The Invitation is being made to all Holders of Eligible Bonds and their duly appointed proxies provided that they are in a jurisdiction where such offer is permitted to such a person. Only Holders or their duly designated proxies may deliver a Tender Order.

If you wish to participate in the Invitation by submitting a Tender Order and you hold your Eligible Bonds in DTC, you must cause the book-entry transfer of your Eligible Bonds to the Information, Tabulation and Exchange Agent’s account at DTC, and the Information, Tabulation and Exchange Agent must receive a confirmation of book-entry transfer and an agent’s message transmitted pursuant to DTC’s Automated Tender Offer Program (“ATOP”), by which each tendering Holder will agree to be bound by the terms and conditions of the Invitation set forth in this prospectus supplement.

If you hold Eligible Bonds through Euroclear, Clearstream, SIX SIS or Caja de Valores, you must arrange for a Euroclear Participant, a Clearstream Participant, a SIX SIS Participant or a Caja de Valores Participant, as the case may be, to deliver their Tender Orders, which includes “blocking” instructions (as defined herein), to Euroclear, Clearstream, SIX SIS or Caja de Valores in accordance with the procedures and deadlines specified by Euroclear, Clearstream, SIX SIS or Caja de Valores at or prior to the Expiration.

Eligible Bonds may be tendered in the minimum denomination and the integral multiples in excess of such minimum denomination set forth in the terms of such Eligible Bonds and in Annex A and Annex B to this prospectus supplement.

A separate Tender Order must be submitted on behalf of each beneficial owner of the Eligible Bonds.

For more information, see “Tender Procedures.”

Revocation Rights	Tender Orders may be revoked at any time prior to the Expiration. If a Holder revokes its Tender Order with respect to an Eligible Bond, the related consent to the Proposed Modifications with respect to such Eligible Bonds will be automatically revoked.

No Holder may revoke a Tender Order (including its related consent to the Proposed Modifications) after the Expiration. See “Tender Procedures—Revocation Rights.”

Acceptance	We reserve the right not to accept Tender Orders of Eligible Bonds of any series in our sole discretion, if and to the extent permitted by applicable laws, rules and regulations in each jurisdiction where we are making the Invitation. Our acceptance of Tender Orders will be subject to the satisfaction or waiver of the conditions described below under “—Conditions to the Invitation” and “—Conditions to the Proposed Modifications.”

Conditions to the Invitation	The Invitation is conditional upon the satisfaction of the following conditions:

1.

the absence of any law or regulation that would, and the absence of any injunction, action or other proceeding (whether pending or threatened) that could, make unlawful or invalid or enjoin the implementation of the Proposed Modifications or the Invitation or question the legality or validity thereof;

2.

there not having been any change or development that, in the Republic’s sole discretion, materially reduces the anticipated benefits to the Republic of the Invitation or that could be likely to prejudice materially the success of the

Invitation or that has had, or could reasonably be expected to have, a material adverse effect on the Republic or its economy; and

3.	satisfaction of the Minimum Participation Condition.

We reserve the right to waive or modify any term of, or terminate, the Invitation at any time and in our sole discretion; provided that we cannot modify or waive the Minimum Participation Condition or the conditions to the Proposed Modification described below. See also “—Conditions to the Proposed Modifications.”

Notwithstanding anything to the contrary in the 2016 Indenture, including Section 10.2 of the 2016 Indenture, by tendering (and not revoking) Eligible Bonds for exchange and thereby delivering a written consent to the Proposed Modifications applicable to that series of Eligible Bonds, each Holder will be waiving the requirement that the Republic solicits written consents to the Proposed Modifications not more than 30 days prior to the Expiration.

Proposed Modifications	If you deliver a Tender Order, you are also giving us your written consent authorizing us and the Trustee, and instructing the Trustee, upon the satisfaction of the effectiveness conditions described below, to enter into the Supplemental Indentures by which any remaining Eligible Bonds of your series will be modified and substituted for New Bonds pursuant to the applicable Proposed Modifications.

If you do not tender your Eligible Bond, if you revoke your Tender Order prior to the Expiration or if you are an Ineligible Holder, and the Proposed Modifications affecting your series of Eligible Bonds is successful, you will receive for each U.S.$100, €100 or CHF100 (as applicable) of principal amount (or in the case of Discount Bonds, original principal amount) of Eligible Bonds:

•	for USD Discount Bonds, U.S.$140.20380 of New USD 2038 Bonds;

•	for Euro Discount Bonds, €137.61037 of New Euro 2038 Bonds;

•	for USD Par Bonds, U.S.$100 of the New USD 2041 Bonds;

•	Euro Par Bonds, €100 of the New Euro 2041 Bonds;

•	for U.S. dollar-denominated 2016 Indenture Eligible Bonds, U.S.$97 of New USD 2046 Bonds;

•	for euro-denominated 2016 Indenture Eligible Bonds, €97 of New Euro 2046 Bonds; or

•	for Swiss franc-denominated 2016 Indenture Eligible Bonds, €92.22286 of the New Euro 2046 Bonds.

You will not be entitled to receive any cash payment for any interest accrued and unpaid on your Eligible Bond that is modified and substituted for a New Bond pursuant to the Proposed Modifications, if those modifications become effective, and will be entitled to receive the Accrued Interest Consideration. Therefore, pursuant to the preceding sentence, you will receive as Accrued Interest Consideration for each U.S.$100, €100 or CHF100 (as applicable) of principal amount (or in the case of Discount Bonds, original principal amount) of Eligible Bonds:

•	U.S.$3.61165 of the USD 1.00% 2030 Bonds in the case of USD Discount Bonds substituted for U.S. dollar-denominated New Bonds;

•	€3.34791 of the Euro 0.500% 2030 Bonds in the case of the Euro Discount Bonds substituted for euro-denominated New Bonds;

•	U.S.$0.22917 of the USD 1.00% 2030 Bonds in the case of the USD Par Bonds substituted for U.S. dollar-denominated New Bonds;

•	€0.20656 of the Euro 0.500% 2030 Bonds in the case of the Euro Par Bonds substituted for euro-denominated New Bonds;

•	U.S.$3.43750 of the USD 1.00% 2030 Bonds in the case of the USD 2021 Bonds substituted for U.S. dollar-denominated New Bonds;

•	U.S.$1.34375 of the USD 1.00% 2030 Bonds in the case of the USD 2022 Bonds substituted for U.S. dollar-denominated New Bonds;

•	U.S.$1.29757 of the USD 1.00% 2030 Bonds in the case of the USD 2023 Bonds substituted for U.S. dollar-denominated New Bonds;

•	€1.03757 of the Euro 0.500% 2030 Bonds in the case of the Euro 2022 Bonds substituted for euro-denominated New Bonds;

•	€0.90369 of the Euro 0.500% 2030 Bonds in the case of the Euro 2023 Bonds substituted for euro-denominated New Bonds;

•	€1.69353 of the Euro 0.500% 2030 Bonds in the case of the CHF 2020 Bonds substituted for euro-denominated New Bonds;

•	U.S.$3.75000 of the USD 1.00% 2030 Bonds in the case of the USD 2026 Bonds substituted for U.S. dollar-denominated New Bonds;

•	U.S.$1.64236 of the USD 1.00% 2030 Bonds in the case of the USD 2027 Bonds substituted for U.S. dollar-denominated New Bonds;

•	U.S.$1.64826 of the USD 1.00% 2030 Bonds in the case of the USD 5.875% 2028 Bonds substituted for U.S. dollar-denominated New Bonds;

•	U.S.$1.95069 of the USD 1.00% 2030 Bonds in the case of the USD 6.625% 2028 Bonds substituted for U.S. dollar-denominated New Bonds;

•	U.S.$2.09792 of the USD 1.00% 2030 Bonds in the case of the USD 2036 Bonds substituted for U.S. dollar-denominated New Bonds;

•	€1.33880 of the Euro 0.500% 2030 Bonds in the case of the Euro 2027 Bonds substituted for euro-denominated New Bonds;

•	€1.40574 of the Euro 0.500% 2030 Bonds in the case of the Euro 2028 Bonds substituted for euro-denominated New Bonds;

•	U.S.$3.81250 of the USD 1.00% 2030 Bonds in the case of the USD 2046 Bonds substituted for U.S. dollar-denominated New Bonds;

•	U.S.$1.92882 of the USD 1.00% 2030 Bonds in the case of the USD 2048 Bonds substituted for U.S. dollar-denominated New Bonds;

•	U.S.$2.25625 of the USD 1.00% 2030 Bonds in the case of the USD 2117 Bonds substituted for U.S. dollar-denominated New Bonds; and

•	€2.81762 of the Euro 0.500% 2030 Bonds in the case of the Euro 2047 Bonds substituted for euro-denominated New Bonds.

Conditions to the Proposed Modifications	In addition to the conditions to the Invitation above, the Proposed Modifications are subject to:

1.

receipt of the Requisite Consents for the 2005 Indenture Eligible Bonds Proposed Modifications or the 2016 Indenture Eligible Bonds Proposed Modifications, as applicable, after giving effect to any exclusion by us of any series of Eligible Bonds; and

2.	the execution of the Supplemental Indentures.

We cannot modify or waive these conditions to the Proposed Modifications.

Effect on Non-Consenting Holders and Ineligible Holders

If we receive the Requisite Consents with respect to the Proposed Modifications to one or more series of Eligible Bonds (on an aggregated basis or single series basis), the other conditions to the effectiveness of the Proposed Modifications indicated in this prospectus supplement are met or waived (where applicable) and we decide to declare the Proposed Modifications effective with respect to those series of Eligible Bonds, then those Proposed Modifications will be conclusive and binding on all (i) Holders of those series of Eligible Bonds, whether or not they have consented to the Proposed Modifications and (ii) Ineligible Holders of those series of Eligible Bonds. In that event, Holders that submitted a Tender Order will be entitled to receive the New Bonds selected in their Tender Order, after giving effect to the Acceptance Priority Procedures (if applicable), and all Eligible Bonds held by non-consenting and Ineligible Holders will be modified and substituted for the relevant amounts of New USD 2038 Bonds, New Euro 2038 Bonds, New USD 2041 Bonds, New Euro 2041 Bonds, New USD 2046 Bonds or New Euro 2046 Bonds, as applicable, pursuant to the Proposed Modifications. In addition, Holders whose Eligible Bonds are modified and substituted pursuant to the Proposed Modifications will be entitled to receive the Accrued Interest Consideration. See “—Accrued Interest.”

Requisite Consents for the 2005 Indenture Eligible Bonds Proposed Modifications	If we consider written consents on an aggregated basis to determine the effectiveness of the 2005 Indenture Proposed Modifications, it is a condition to the effectiveness of the relevant 2005 Indenture Eligible Bonds Proposed Modifications that we receive and accept valid written consents (which are part of each Tender Order) from Holders of (i) not less than 85% of the aggregate principal amount of 2005 Indenture Eligible Bonds (taken in the aggregate) then Outstanding, and (ii) not less than 66 2⁄3% of the aggregate principal amount of each series of 2005 Indenture Eligible Bonds (taken individually) then Outstanding, subject to re-designation at our discretion. If we re-designate any series of Eligible Bonds affected by the Proposed Modifications, any excluded series will not be considered for the purposes of either prong (i) or (ii) of above.

If we re-designate the series of 2005 Indenture Eligible Bonds that will be aggregated for the 2005 Indenture Eligible Bonds Proposed Modifications by excluding one or more series of the initially designated series, it is a condition to the effectiveness of the 2005 Indenture Eligible Bonds Proposed Modifications with respect to any excluded series that we receive and accept valid written consents (which are part of each Tender Order) from Holders of not less than 75% of the aggregate principal amount of such excluded series.

The effectiveness of the Proposed Modifications as they relate to the 2005 Indenture Eligible Bonds is not conditioned on the effectiveness of the Proposed Modifications affecting 2016 Indenture Eligible Bonds.

Requisite Consents for the 2016 Indenture Eligible Bonds Proposed Modifications

If we consider written consents on an aggregated basis to determine the effectiveness of the 2016 Indenture Proposed Modifications, it is a condition to the effectiveness of the relevant 2016 Indenture Eligible Bonds Proposed Modifications that we receive and accept valid written consents from Holders of (i) more than 66 2⁄3% of the aggregate principal amount of 2016 Indenture Eligible Bonds and 2005 Indenture Eligible Bonds (taken in the aggregate) then Outstanding, and (ii) more than 50% of the aggregate principal amount of each series of 2016 Eligible Bonds then Outstanding, and subject to re-designation at our discretion. If we re-designate any series of Eligible Bonds affected by the Proposed Modifications, any excluded series will not be considered for the purposes of either prong (i) or (ii) of above.

If we re-designate the series of Eligible Bonds that will be aggregated for the 2016 Indenture Eligible Bonds Proposed Modifications by excluding one or more series of the initially designated series, it is a condition to the effectiveness of the 2016 Indenture Eligible Bonds Proposed Modifications with respect to any excluded series that we receive and accept valid written consents (which are part of each Tender Order) from Holders of more than 75% of the aggregate principal amount of such excluded series.

For the avoidance of doubt, written consents to the Proposed Modifications affecting 2005 Indenture Eligible Bonds are being taken into account for purposes of determining whether more than 66 2⁄3% of the aggregate principal amount of Eligible Bonds have consented to the Proposed Modifications, pursuant to Section 11.6(c) of the 2016 Indenture; provided, however, that no such written consent provided by a Holder of any series of 2005 Indenture Eligible Bonds as to the 2016 Indenture Eligible Bonds will be recorded unless the Proposed Modifications affecting the 2005 Indenture Eligible Bonds of such series is effective.

Outstanding Amounts	As of the date of this prospectus supplement, the following aggregate principal amounts of 2005 Indenture Eligible Bonds were Outstanding (as defined in the 2005 Indenture):

Series of Eligible Bond (as defined in Annex A)	Principal Amount Outstanding
USD 2033 Discount Bonds I	U.S.$3,857,694,668
USD 2033 Discount Bonds II	U.S.$1,226,835,747
USD 2033 Discount Bonds III	U.S.$7,930,869
Euro 2033 Discount Bonds I	€3,107,582,433
Euro 2033 Discount Bonds II	€2,656,769,079
Euro 2033 Discount Bonds III	€4,703,359
USD Par 2038 Bonds I	U.S.$4,938,659,942
USD Par 2038 Bonds II	U.S.$93,304,820
USD Par 2038 Bonds III	U.S.$1,634,359
Euro Par 2038 Bonds I	€5,034,912,168
Euro Par 2038 Bonds II	€1,427,127,806
Euro Par 2038 Bonds III	€11,183,124

As of the date of this prospectus supplement, the following aggregate principal amounts of 2016 Indenture Eligible Bonds were Outstanding (as defined in the 2016 Indenture):

Series of Eligible Bond (as defined in Annex B)	Principal Amount Outstanding
USD 2021 Bonds	U.S.$4,484,000,000
USD 2022 Bonds	U.S.$3,250,000,000
USD 2023 Bonds	U.S.$1,750,000,000
USD 2026 Bonds	U.S.$6,454,850,000
USD 2027 Bonds	U.S.$3,750,000,000
USD 5.875% 2028 Bonds	U.S.$4,250,000,000
USD 6.625% 2028 Bonds	U.S.$965,000,000
USD 2036 Bonds	U.S.$1,727,000,000
USD 2046 Bonds	U.S.$2,617,685,000
USD 2048 Bonds	U.S.$3,000,000,000
USD 2117 Bonds	U.S.$2,689,277,000
Euro 2022 Bonds	€1,250,000,000
Euro 2023 Bonds	€1,000,000,000
CHF 2020 Bonds	CHF400,000,000
Euro 2027 Bonds	€1,250,000,000
Euro 2028 Bonds	€1,000,000,000
Euro 2047 Bonds	€750,000,000

For purposes of determining if the requisite majorities have been met, the Outstanding principal amount of 2005 Indenture Eligible Bonds and 2016 Indenture Eligible Bonds denominated in a currency other than U.S. dollars will be calculated using the exchange rate specified below under “Terms of the Invitation—Currency Exchange Rates.”

Re-Designation of Affected Series

Notwithstanding anything to the contrary in the 2005 Indenture, including Section 7.3 of the 2005 Indenture, or the 2016 Indenture, including Section 11.3 of the 2016 Indenture, or in the respective terms and conditions of the 2005 Indenture Eligible Bonds or the 2016 Indenture Eligible Bonds, as applicable, by submitting Tender Orders to exchange and thereby delivering a written consent to the Proposed Modifications applicable to that series of Eligible Bonds, each Holder will also be giving written consent to allow us, in our sole discretion, to (A) re-designate at any time (including after the Expiration) the series of Eligible Bonds that will be subject to the Proposed Modifications on an aggregated basis by excluding one or more series of the initially designated series, and (B) consider the Proposed Modifications effective with respect to a single series of Eligible Bonds if we receive Requisite Consents pursuant to Section 7.2 of the 2005 Indenture or Section 11.4 of the 2016 Indenture, as applicable. Such re-designation would allow us to exclude one or more series of Eligible Bonds from the calculation of the Requisite Consents on an aggregated basis for the Proposed

Modifications to the series that have not been excluded and calculate the Requisite Consent on a single series basis for all series that have been excluded.

See “Terms of the Invitation—Requisite Consents” for more information.

Rescission of Acceleration	In addition to the Proposed Modifications to the Eligible Bonds referred to above, by submitting and not revoking a Tender Order each Holder hereby agrees, in respect of each series of Eligible Bonds that may have been accelerated on or before the Settlement Date, to:

(i)	consent to a rescission and annulment of such acceleration, effective as of the time of closing on the Settlement Date,

(ii)

consent to an amendment of the Event of Default section in each affected Eligible Bond to delete the requirement that all payment defaults thereunder have been cured, waived or otherwise remedied as a condition to any rescission and annulment of acceleration,

(iii)

instruct the Information, Tabulation and Exchange Agent, on behalf of such Holder, to provide written notice to us and the Trustee of the aggregate principal amount of Eligible Bonds for which Tender Orders have been received and not revoked containing the consent of the Holders submitting those Tender Orders to the rescission and annulment of such acceleration, and

(iv)

waive any other defaults that may have occurred under the relevant Eligible Bond on or prior to the Settlement Date that might otherwise interfere with the effectiveness of such rescission and annulment of acceleration.

Supplemental Indentures	If we receive the Requisite Consents with respect to one or more Proposed Modifications for one or more series of Eligible Bonds at or prior to the Expiration, on the Execution Date, we and the Trustee will execute the Supplemental Indentures and substitute the remaining Eligible Bonds of such series for the applicable New Bonds, as detailed above.

Any Proposed Modifications for any series of Eligible Bonds will become effective upon receipt and acceptance of the applicable Requisite Consents for such series and execution of the applicable Supplemental Indentures on the Settlement Date.

Settlement

By tendering your Eligible Bonds, you will be deemed to have given the Trustee an irrevocable instruction to cancel any Eligible Bonds accepted for exchange or to be modified and substituted pursuant to the Proposed Modifications upon delivery of the New Bonds on the Settlement Date. If any court or arbitral order or administrative or legal proceeding prohibits or delays the cancellation of the tendered or modified and substituted Eligible Bonds, we will postpone the

Settlement Date until such court or arbitral order or administrative or legal proceeding no longer prohibits the cancellation of the Eligible Bonds. If, in our judgment, cancellation cannot be effected without unreasonable delay, we will cancel the Invitation (or, if we consider that the Eligible Bonds affected thereby are, in our sole judgment, immaterial, we may cancel the Invitation with respect to the affected Eligible Bonds only).

If we accept your Tender Order and the conditions to the Invitation are met or waived (where applicable), you will receive on the Settlement Date (or as promptly as practicable thereafter as the clearing systems’ procedures permit) the New Bonds by credit to the same account at the principal clearing system from which your Eligible Bonds were tendered (or such other accounts as you instruct in the case of the CHF 2020 Bonds). If your Eligible Bonds are tendered through a principal clearing system that is not the primary clearing system for the New Bonds that you are entitled to receive, your New Bonds will be credited first to the account of your principal clearing system at such primary clearing system and then such principal clearing system will transfer the New Bonds to your account. The primary clearing system for all U.S. dollar-denominated New Bonds is DTC, and the primary clearing systems for all euro-denominated New Bonds are Clearstream, Luxembourg and Euroclear.

If you did not deliver (or if you revoked) a Tender Order or if you are an Ineligible Holder and your Eligible Bonds are being modified and substituted pursuant to the Proposed Modifications, you will receive on the Settlement Date (or as promptly as practicable thereafter as the clearing systems’ procedures permit) the New Bonds by credit to the same account at the principal clearing system in which you hold your Eligible Bonds on the Settlement Date (or in the case of the CHF 2020 Bonds, to such account as the paying agent for such Eligible Bonds shall indicate). If your Eligible Bonds are held in a principal clearing system that is not the primary clearing system for the New Bonds that you are entitled to receive, your New Bonds will be credited first to the account of your principal clearing system at such primary clearing system and then such principal clearing system will transfer the New Bonds to your account. The primary clearing system for all U.S. dollar-denominated New Bonds is DTC, and the primary clearing systems for all euro-denominated New Bonds are Clearstream, Luxembourg and Euroclear.

Representations and Acknowledgements of the beneficial owners of the Eligible Bonds

By submitting a Tender Order and consenting to the Proposed Modifications with respect to any series of Eligible Bonds, Holders are deemed to make certain acknowledgments, representations, warranties and undertakings to us, the dealer managers, the Trustee and the Information, Tabulation and Exchange Agent as set forth under “Representations and Acknowledgements of the beneficial owners of the Eligible Bonds.”

Taxation	For a discussion of the Argentine and U.S. federal tax considerations of this Invitation see “Taxation.” Each Holder should seek advice from an independent tax advisor based on its particular circumstances.

Markets	The distribution of the Invitation Materials and the transactions contemplated by such materials may be restricted by law in certain jurisdictions. Persons into whose possession such materials come are required to inform themselves of and to observe any of these restrictions.

The documents and Invitation Materials do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which an offer or solicitation is not authorized or in which the person making an offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make an offer or solicitation.

In any jurisdiction in which the Invitation is required to be made by a licensed broker or dealer and in which the dealer managers or any affiliate thereof is so licensed, it shall be deemed to be made by the that dealer managers or their respective affiliate on behalf of us.

If you are not a resident of the United States, Argentina or one of the jurisdictions listed under “Jurisdictional Restrictions” in this prospectus supplement, you should contact the dealer managers to request assistance and seek your own legal advice regarding your ability to participate in the Invitation.

Dealer Managers	BofA Securities, Inc. and HSBC Securities (USA) Inc.

Information, Tabulation and Exchange Agent	D.F. King

Trustee	The Bank of New York Mellon

Risk Factors	Participating in the Invitation involves a significant degree of risk. Investors are urged to read carefully the Invitation Materials, including, in particular, “Risk Factors” beginning on page S-37 of this prospectus supplement.

Further Information	Any questions or requests for assistance concerning this Invitation should be directed to the Information, Tabulation and Exchange Agent and the dealer managers at their respective addresses and telephone numbers set forth on the back cover of this prospectus supplement.

SUMMARY OF INVITATION

Summary of the Exchange Offer

Unless we terminate the Invitation, if you deliver your Tender Order with respect to your Eligible Bonds, for each U.S.$100, €100 or CHF100 (as applicable) of principal amount (or in the case of Discount Bonds, original principal amount) of Eligible Bonds specified below that you tender, you may elect to receive the New Bond consideration detailed in the table below, subject to the Acceptance Priority Procedures and the Bond Caps (as applicable), whether or not the Proposed Modifications are successful with respect to your Eligible Bonds, as stated below.

2005 Indenture Eligible Bonds	ISIN	New Bonds Consideration
USD 2033 Discount Bonds I	US040114GL81	U.S.$140.20380 of New USD 2038 Bonds; or U.S.$140.20380 of New USD 2041 Bonds; or U.S.$135.99769 of New USD 2046 Bonds; at your discretion.
USD 2033 Discount Bonds II	XS0501194756

USD 2033 Discount Bonds III	XS0501195050

Euro 2033 Discount Bonds I	XS0205545840	€137.61037 of New Euro 2038 Bonds; or U.S.$149.18340 of New USD 2038 Bonds; €137.61037 of New Euro 2041 Bonds; or €133.48206 of New Euro 2046 Bonds, at your discretion.

Euro 2033 Discount Bonds II	XS0501195134

Euro 2033 Discount Bonds III	XS0501195308

USD Par 2038 Bonds I	US040114GK09	U.S.$100 of New USD 2041 Bonds; or U.S.$97 of New USD 2046 Bonds, at your discretion.

USD Par 2038 Bonds II	XS0501195647

USD Par 2038 Bonds III	XS0501195720

Euro Par 2038 Bonds I	XS0205537581	€100 of New Euro 2041 Bonds; or U.S.$108.41000 of New USD 2041 Bonds; or €97 of New Euro 2046 Bonds, at your discretion.

Euro Par 2038 Bonds II	XS0501195993

Euro Par 2038 Bonds III	XS0501196025

2016 Indenture Eligible Bonds	ISIN	New Bonds Consideration
USD 2021 Bonds	US040114GW47	U.S.$97 of New USD 2030 Bonds; or U.S.$97 of New USD 2035 Bonds; or U.S.$97 of New USD 2046 Bonds, at your discretion and, with respect to the USD Bonds due 2026-2036, subject to Acceptance Priority Procedures.
USP04808AA23

USD2022 Bonds	US040114HK99
USP04808AL87

USD 2023 Bonds	US040114HP86

USD 2026 Bonds	US040114GX20
USP04808AC88
US040114GS35

USD 2027 Bonds	US040114HL72
USP04808AM60

USD 5.875% 2028 Bonds	US040114HQ69
USD 6.625% 2028 Bonds	US040114HF05
USP04808AJ32

USD 2036 Bonds	US040114HG87
USP04808AK05
US040114HE30

USD 2046 Bonds	US040114GY03	U.S.$97 of New USD 2035 Bonds; or U.S.$97 of New USD 2046 Bonds, at your discretion, subject to Acceptance Priority Procedures.
USP04808AE45
US040114GU80

USD 2048 Bonds	US040114HR43
USD 2117 Bonds	USP04808AN44
US040114HM55
US040114HN39
Euro 2022 Bonds	XS1503160225	€97 of New Euro 2030 Bonds; or U.S.$105.15770 of New USD 2030 Bonds; or €97 of New Euro 2035 Bonds; or €97 of New Euro 2046 Bonds, at your discretion.

Euro 2023 Bonds	XS1715303340

CHF 2020 Bonds	CH0361824458	€92.22286 of New Euro 2030 Bonds; or U.S.$99.96820 of New USD 2030 Bonds; or €92.22286 of New Euro 2035 Bond; or €92.22286 of the New Euro 2046 Bonds, at your discretion.

Euro 2027 Bonds	XS1503160498	€97 of New Euro 2030 Bonds; or €97 of New Euro 2035 Bonds; or U.S.$105.15770 of New USD 2035 Bonds; or €97 of New Euro 2046 Bonds, at your discretion and subject to Acceptance Priority Procedures.

Euro 2028 Bonds	XS1715303779

Euro 2047 Bonds	XS1715535123	€97 of New Euro 2035 Bonds; or €97 of the New Euro 2046 Bond; or U.S.$105.15770 of New USD 2046 Bonds, at your discretion, subject to Acceptance Priority Procedures.

Holders who submit valid and accepted Tender Orders will not be entitled to receive any cash payment for any interest accrued and unpaid on any Eligible Bond that is exchanged for a New Bond pursuant to any Exchange Offer and will instead receive the Accrued Interest Consideration and the Additional Consent Consideration.

SUMMARY KEY TERMS OF THE NEW BONDS

The table set forth below presents a summary of certain terms of the New Bonds, and should be read in conjunction with the more detailed description of the bonds appearing in this prospectus supplement (in particular, Annex C and Annex D) and the accompanying prospectus.

Key Terms Common to the New Bonds

Issuer	The Republic of Argentina

Rights Upon Future Offers	Under the terms of the New Bonds (other than the USD 1.00% 2030 Bonds, Euro 0.500% 2030 Bonds, New USD 2046 Bonds and the New Euro 2046 Bonds), if following the expiration of the Invitation until the fifth anniversary of the Settlement Date, and except as provided below, the Republic voluntarily makes an offer to purchase or exchange or solicits consents to amend any 2005 Indenture Eligible Bonds or the 2016 Indenture Eligible Bonds neither modified and substituted by the Proposed Modifications nor tendered and accepted pursuant to the Invitation, the Republic will take all steps necessary, including making any required filings in the United States, so that each holder of:

(i)	2016 Indenture New Bonds in the case of any such offer or consent solicitation made with respect to 2016 Indenture Eligible Bonds, or

(ii)	New USD 2038 Bonds or New Euro 2038 Bonds in the case of any such offer or consent solicitation made with respect to USD Discount Bonds or Euro Discount Bonds, or

(iii)	New USD 2041 Bonds or New Euro 2041 Bonds in the case of any such offer or consent solicitation made with respect to USD Par Bonds or Euro Par Bonds,

will have the right, for a period of at least 30 calendar days following the announcement of such offer or solicitation, to exchange any of such holder’s New Bonds for the consideration in cash or in kind received in connection with such purchase or exchange offer or securities having terms substantially the same as those resulting from such amendment process, in each case in accordance with the terms and conditions of such purchases, exchange offer or amendment process; provided that the Republic in its discretion may adjust the exchange ratio applicable to the New Bonds to deduct (i) any interest paid or accrued through the settlement date of the relevant exchange under such New Bonds following the Settlement Date and (ii) (A) the then applicable USD Market Price (as defined herein) of U.S.$4.53668 of the USD 1.00% 2030 Bonds for each U.S.$100 principal amount of New USD 2030 Bonds to be exchanged, (B) the then applicable Euro Market Price (as defined herein) of €2.42565 of the Euro 0.500% 2030 Bonds for each €100 principal amount of New Euro 2030 Bonds to be exchanged, (C) the then applicable USD

Market Price of U.S.$5.02076 of the USD 1.00% 2030 Bonds for each U.S.$100 principal amount of New USD 2035 Bonds to be exchanged, (D) the then applicable Euro Market Price of €3.25380 of the Euro 0.500% 2030 Bonds for each €100 principal amount of New Euro 2035 Bonds to be exchanged, (E) the then applicable USD Market Price of U.S.$7.86824 of the USD 1.00% 2030 Bonds for each U.S.$100 principal amount of New USD 2038 Bonds to be exchanged, (F) the then applicable Euro Market Price of €7.29366 of the Euro 0.500% 2030 Bonds for each €100 principal amount of New Euro 2038 Bonds to be exchanged, (G) the then applicable USD Market Price of U.S.$1.60417 of the USD 1.00% 2030 Bonds for each U.S.$100 principal amount of New USD 2041 Bonds to be exchanged, or (H) the then applicable Euro Market Price of €1.44589 of the Euro 0.500% 2030 Bonds for each €100 principal amount of New Euro 2041 Bonds to be exchanged, as applicable. The Republic shall have no obligation to make the offer described if the purchase, exchange or amendment is made in satisfaction of a final, non-appealable court order or arbitral award. The right of tendering holders to participate in any such transaction is subject to certain conditions described under “Description of the New Securities—General Terms Common to the New Bonds—” below. For the avoidance of doubt, holders of USD 1.00% 2030 Bonds, Euro 0.500% 2030 Bonds, New USD 2046 Bonds and New Euro 2046 Bonds will not be entitled to rights upon future offers.

Additional Amounts	The Republic will make all principal, premium (if any) and interest payments on the New Bonds free and clear of and without deducting or withholding on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature imposed, levied, collected, withheld or assessed by the Republic or authority thereof or therein having power to tax, unless the deduction or withholding is required by law. If the Republic is required to make any deduction or withholding, it will pay the holders, subject to specified exceptions, the additional amounts required to ensure that the net amount they receive after such withholding or deduction shall equal the amount of principal, premium (if any) and interest they would have received without this withholding or deduction. See “Description of the New Securities—General Terms Common to all of the New Bonds—Additional Amounts.”

Optional Redemption	The Republic will have the right at its option, upon giving not less than 30 days’ nor more than 60 days’ notice, to redeem New Bonds of any series, in whole or in part, at any time or from time to time prior to their maturity, at a redemption price equal to the principal amount thereof, plus interest accrued but not paid on the principal amount of such New Notes to the date of redemption.

Modification Provisions	The New Bonds will contain provisions, commonly known as “collective action clauses,” regarding future modifications to the terms of the New Bonds. Under these provisions, the Republic may amend the payment provisions of any series of New Bonds and other reserve matters listed in the 2005 Indenture or 2016 Indenture, as applicable, with the consent of less than all of the holders of the New Bonds. The modification provisions in the 2005 Indenture (which will apply to the 2005 Indenture New Bonds) differ from those in the 2016 Indenture (which will apply to the 2016 Indenture New Bonds). See “Description of the Securities—Certain Differences Between the 2005 Indenture and the 2016 Indenture” and “Description of the Securities—Description of the Securities Issued Under the 2016 Indenture—Meetings, Amendments and Waivers—Collective Action” in the accompanying prospectus.

Settlement; Form	The New Bonds to be delivered to investors will be issued in global form and registered in the name of the clearing system or its nominee or custodian. Clearing systems include DTC in the United States and Euroclear and Clearstream, Luxembourg in Europe. See “Description of the New Securities” in this prospectus supplement.

Governing Law	The New Bonds will be, and each of the 2005 Indenture and 2016 Indenture is, governed by and construed in accordance with the laws of the State of New York, except with respect to the authorization and execution of the securities and the 2005 Indenture and 2016 Indenture by and on behalf of the Republic, which shall be governed by and construed in accordance with the laws of Argentina.

Listing	The Republic intends to list each series of New Bonds on the Luxembourg Stock Exchange and the ByMA and to have each series of New Bonds admitted for trading on the Euro MTF Market and MAE.

Trustee, Registrar, Transfer Agent and Paying Agent	The Bank of New York Mellon.

London Paying Agent	The Bank of New York Mellon, London Branch (with regards to the Euro 0.500% 2030 Bonds, New Euro 2030 Bonds, New Euro 2035 Bonds, New Euro 2038 Bonds, New Euro 2041 Bonds and New Euro 2046 Bonds only).

Luxembourg Listing Agent	The Bank of New York Mellon SA/NV, Luxembourg Branch.

Key Terms Common to all 2005 Indenture New Bonds

Indenture	The New USD 2038 Bonds, New Euro 2038 Bonds, New USD 2041 Bonds and New Euro 2041 Bonds will be issued pursuant to the 2005 Indenture.

Status

The 2005 Indenture New Bonds will constitute the direct, unconditional, unsecured and unsubordinated obligations of the Republic and each series thereof will rank pari passu with each other series thereof and without preference one over the other by reason of priority of date of issue or currency of payment or otherwise, and at least equally with all other present and future unsecured and unsubordinated external indebtedness of the Republic.

Further Issues	The Republic may from time to time without the consent of the Holders of the relevant series of 2005 Indenture New Bonds create and issue additional debt securities ranking pari passu with such series of 2005 Indenture New Bonds and having terms and conditions which are the same as those of such series of 2005 Indenture New Bonds, or the same except for the amount of the first payment of interest, which additional debt securities may be consolidated and form a single series with the outstanding 2005 Indenture New Bonds of such series; provided that such additional debt securities do not have, for purposes of U.S. federal income taxation (regardless of whether any Holders of such additional debt securities are subject to U.S. federal tax laws), a greater amount of original issue discount than the 2005 Indenture New Bonds of such series have as of the date of the issue of such additional debt securities.

Events of Default	Each of the following is an event of default under any series of 2005 Indenture New Bonds:

1.

Non Payment. The Republic fails to pay any principal on the 2005 Indenture New Bonds of such series when due and payable and such failure continues for 30 days or fails to pay any interest on the 2005 Indenture New Bonds of such series when due and payable and such failure continues for a period of 30 days;

2.

Breach of Other Obligations. The Republic does not perform or comply with any one or more of its other obligations on the 2005 Indenture New Bonds of such series or the 2005 Indenture insofar as it relates to such 2005 Indenture New Bonds, which default is incapable of remedy or is not remedied within 90 days after written notice of request to remedy such default shall have been given to the Republic by the Trustee;

3.

Cross Default. Any event or condition shall occur which results in the acceleration of the maturity (other than by optional or mandatory prepayment or redemption) of any performing public external indebtedness of the Republic having an aggregate principal amount of U.S.$30,000,000 (or its equivalent in other currencies) or more, or any default in the payment of principal of, or premium or prepayment charge (if any) or interest on, any such performing public external indebtedness having an aggregate principal amount of U.S.$30,000,000 (or its equivalent in other currencies) or more, shall occur when and as the same shall become due and payable, if such default shall continue for more than the period of grace, if any, originally applicable thereto;

4.	Moratorium. A moratorium on the payment of principal of, or interest on, the performing public external indebtedness of the Republic shall be declared by the Republic; or

5.	Validity. The validity of such series of the 2005 Indenture New Bonds shall be contested by the Republic.

For the purposes of this section, “performing public external indebtedness” means any public external indebtedness issued on or after the Settlement Date. For the avoidance of doubt, any series of Eligible Bonds for which the Proposed Modifications were not effective will not be considered to constitute performing public external indebtedness, and as such, any default by the Republic on any debt issued prior to the Settlement Date will not become the basis for a cross-default or cross-acceleration of the 2005 Indenture New Bonds.

For more information, see “Description of the 2005 Indenture New Bonds—Events of Default.”

Prescription	All claims against the Republic for payment of principal of or interest (including additional amounts) on or in respect of any 2005 Indenture New Bonds will be prescribed unless made within ten years (in the case of principal) and five years (in the case of interest) from the date on which such payment first became due, or a shorter period if provided by law.

Key Terms Common to all 2016 Indenture New Bonds

Indenture	The USD 1.00% 2030 Bonds, Euro 0.500% 2030 Bonds, New USD 2030 Bonds, New Euro 2030 Bonds, New USD 2035 Bonds, New Euro 2035 Bonds, New USD 2046 Bonds and New Euro 2046 Bonds will be issued pursuant to the 2016 Indenture.

Status	The 2016 Indenture New Bonds will constitute direct, general, unconditional and unsubordinated obligations of the Republic, for which the full faith and credit of the Republic is pledged. The 2016 Indenture New Bonds will rank without any preference among themselves and equally with all other unsubordinated public external indebtedness of the Republic. It is understood that this provision will not be construed so as to require the Republic to make payments under any series of 2016 Indenture New Bonds ratably with payments being made under any other public external indebtedness of the Republic.

Further Issues

The Republic may from time to time without the consent of the Holders of the relevant series of 2016 Indenture New Bonds create and issue additional debt securities having the same terms and conditions as any series of the 2016 Indenture New Bonds of such series in all respects, except for issue date, issue price, original interest accrual date and the first interest payment on the debt securities; provided, however, that any additional debt securities of such series subsequently issued shall be issued, for U.S. federal income tax purposes, either (a) as part of the “same issue” as such series of 2016 Indenture New Bonds or (b) in a “qualified reopening” of such series of 2016 Indenture New Bonds, unless such additional debt securities have a separate CUSIP, ISIN or other identifying number from the 2016 Indenture New Bonds of such series. Such additional debt securities will be consolidated with and will form a single series with the 2016 Indenture New Bonds of such series.

Events of Default	Each of the following is an event of default under any series of 2016 Indenture New Bonds:

1.	Non Payment. The Republic fails to pay any principal of or interest on the 2016 Indenture New Bonds of such series when due and payable and such failure continues for 30 days;

2.

Breach of Other Obligations. The Republic fails to perform or comply with any other obligation under the 2016 Indenture New Bonds of such series or the 2016 Indenture insofar as it relates to such 2016 Indenture New Bonds and such failure cannot be remedied or is not remedied within 90 days after the Republic receives written notice of request to remedy such failure from the Trustee;

3.

Cross Default. Any event or condition occurs that results in the acceleration of the maturity (other than by optional or mandatory prepayment or redemption) of any of the Republic’s performing public external indebtedness having an aggregate principal amount of U.S.$50,000,000 (or its equivalent in other currencies) or more, or the Republic fails to pay performing public external indebtedness having an aggregate principal amount of U.S.$50,000,000 (or its equivalent in other currencies) or more when and as the same shall become due and payable and that failure continues past the applicable grace period, if any;

4.

Moratorium. A declaration by the Republic of a moratorium on the payment of principal of, or interest on, its performing public external indebtedness and such moratorium does not expressly exclude such series of 2016 Indenture New Bonds; and

5.	Validity. The Republic contests the validity of such series of 2016 Indenture New Bonds.

For the purposes of this section, “performing public external indebtedness” means any public external indebtedness issued on or after the Settlement Date. For the avoidance of doubt, any series of Eligible Bonds for which the Proposed Modifications were not effective will not be considered to constitute performing public external indebtedness, and as such, any default by the Republic on any debt issued prior to the Settlement Date will not become the basis for a cross-default or cross-acceleration of the 2016 Indenture New Bonds.

For more information, see “Description of the 2016 Indenture New Bonds—Events of Default.”

Prescription	Claims against the Republic for the payment of principal, interest, if any, or other amounts due on the 2016 Indenture New Bonds will be prescribed unless made within five years, with respect to principal, and two years, with respect to interest, premium, if any, or other amounts due on the 2016 Indenture New Bonds, in each case from the date on which such payment first became due, or a shorter period if provided by law.

FINANCIAL TERMS OF THE NEW BONDS

The table set forth below presents a summary description of certain financial terms of the New Bonds, and should be read in conjunction with the more detailed description of the bonds appearing elsewhere in this prospectus supplement and the accompanying prospectus. You should refer to “Summary of Proposed Modifications and Exchange Offer Terms” to determine which of the Eligible Bonds may be exchanged for the New Bonds.

New Bonds	Interest Rate	Maturity	Principal Repayment(1)(2)
USD 1.00% 2030 Bonds	1. From and including the Settlement Date to but excluding the maturity date: 1.000%	September 4, 2030	Principal on the USD 1.00% 2030 Bonds will be repaid in eight installments on March 4, 2027, September 4, 2027, March 4, 2028, September 4, 2028, March 4, 2029, September 4, 2029, March 4, 2030 and at maturity

Euro 0.500% 2030 Bonds	2. From and including the Settlement Date to but excluding the maturity date: 0.500%	September 4, 2030	Principal on the Euro 0.500% 2030 Bonds will be repaid in eight installments on March 4, 2027, September 4, 2027, March 4, 2028, September 4, 2028, March 4, 2029, September 4, 2029, March 4, 2030 and at maturity

New USD 2030 Bond

1.  From and including the Settlement Date to but excluding September 4, 2021: 0.125%

2.  From and including September 4, 2021 to but excluding September 4, 2023: 0.500%;

3.  From and including September 4, 2023 to but excluding September 4, 2027: 0.750%;

4.  From and including September 4, 2027 to but excluding the maturity date: 1.750%

September 4, 2030

Principal on the New USD 2030 Bond will be repaid in 12 installments on March 4, 2025, September 4, 2025, March 4, 2026, September 4, 2026, March 4, 2027, September 4, 2027, March 4, 2028, September 4, 2028, March 4, 2029, September 4, 2029, March 4, 2030 and at maturity

New Euro 2030 Bond	1. From and including the Settlement Date to but excluding the maturity date: 0.125%	September 4, 2030	Principal on the New Euro 2030 Bond will be repaid in 12 installments on March 4, 2025, September 4, 2025, March 4, 2026, September 4, 2026, March 4, 2027, September 4, 2027, March 4, 2028, September 4, 2028, March 4, 2029, September 4, 2029, March 4, 2030 and at maturity

New Bonds	Interest Rate	Maturity	Principal Repayment(1)(2)
New USD 2035 Bond

1.  From and including the Settlement Date to but excluding September 4, 2021: 0.125%

2.  From and including September 4, 2021 to but excluding September 4, 2022: 1.125%

3.  From and including September 4, 2022 to but excluding September 4, 2023: 1.500%;

4.  From and including September 4, 2023 to but excluding September 4, 2024: 3.625%;

5.  From and including September 4, 2024 to but excluding September 4, 2027: 4.125%;

6.  From and including September 4, 2027 to but excluding September 4, 2028: 4.750%; and

7.  From and including September 4, 2028 to but excluding the maturity date: 5.000%

		September 4, 2035	Principal on the New USD 2035 Bond will be repaid in 10 installments on March 4, 2031, September 4, 2031, March 4, 2032, September 4, 2032, March 4, 2033, September 4, 2033, March 4, 2034, September 4, 2034, March 4, 2035 and at maturity

New Euro 2035 Bond

1.  From and including the Settlement Date to but excluding September 4, 2021: 0.125%

2.  From and including September 4, 2021 to but excluding September 4, 2022: 0.750%

3.  From and including September 4, 2022 to but excluding September 4, 2023: 0.875%;

4.  From and including September 4, 2023 to but excluding September 4, 2024: 2.500%;

5.  From and including September 4, 2024 to but excluding September 4, 2027: 3.875%; and

6.  From and including September 4, 2027 to but excluding the maturity date: 4.000%

		September 4, 2035	Principal on the New Euro 2035 Bond will be repaid in 10 installments on March 4, 2031, September 4, 2031, March 4, 2032, September 4, 2032, March 4, 2033, September 4, 2033, March 4, 2034, September 4, 2034, March 4, 2035 and at maturity

New USD 2038 Bond

1.  From and including the Settlement Date to but excluding September 4, 2021: 0.125%

2.  From and including September 4, 2021 to but excluding September 4, 2022: 2.000%

3.  From and including September 4, 2022 to but excluding September 4, 2023: 3.875%;

4.  From and including September 4, 2023 to but excluding September 4, 2024: 4.250%; and

5.  From and including September 4, 2024 to but excluding the maturity date: 5.000%

		September 4, 2038	Principal on the New USD 2038 Bond will be repaid in 22 installments on March 4, 2028, September 4, 2028, March 4, 2029, September 4, 2029, March 4, 2030, September 4, 2030, March 4, 2031, September 4, 2031, March 4, 2032, September 4, 2032, March 4, 2033, September 4, 2033, March 4, 2034, September 4, 2034, March 4, 2035, September 4, 2035, March 4, 2036, September 4, 2036, March 4, 2037, September 4, 2037, March 4, 2038 and at maturity

New Bonds	Interest Rate	Maturity	Principal Repayment(1)(2)
New Euro 2038 Bond

1.  From and including the Settlement Date to but excluding September 4, 2021: 0.125%

2.  From and including September 4, 2021 to but excluding September 4, 2022: 1.500%

3.  From and including September 4, 2022 to but excluding September 4, 2023: 3.000%;

4.  From and including September 4, 2023 to but excluding September 4, 2024: 3.750%;

5.  From and including September 4, 2024 to but excluding the maturity date: 4.250%

September 4, 2038

Principal on the New Euro 2038 Bond will be repaid in 22 installments on March 4, 2028, September 4, 2028, March 4, 2029, September 4, 2029, March 4, 2030, September 4, 2030, March 4, 2031, September 4, 2031, March 4, 2032, September 4, 2032, March 4, 2033, September 4, 2033, March 4, 2034, September 4, 2034, March 4, 2035, September 4, 2035, March 4, 2036, September 4, 2036, March 4, 2037, September 4, 2037, March 4, 2038 and at maturity

New USD 2041 Bond

1.  From and including the Settlement Date to but excluding September 4, 2021: 0.125%

2.  From and including September 4, 2021 to but excluding September 4, 2022: 2.500%;

3.  From and including September 4, 2022 to but excluding September 4, 2029: 3.500%; and

4.  From and including September 4, 2029 to but excluding the maturity date: 4.875%

		September 4, 2041	Principal on the New USD 2041 Bond will be repaid in 28 installments on March 4, 2028, September 4, 2028, March 4, 2029, September 4, 2029, March 4, 2030, September 4, 2030, March 4, 2031, September 4, 2031, March 4, 2032, September 4, 2032, March 4, 2033, September 4, 2033, March 4, 2034, September 4, 2034, March 4, 2035, September 4, 2035, March 4, 2036, September 4, 2036, March 4, 2037, September 4, 2037, March 4, 2038, September 4, 2038, March 4, 2039, September 4, 2039, March 4, 2040, September 4, 2040, March 4, 2041 and at maturity

New Euro 2041 Bond

1.  From and including the Settlement Date to but excluding September 4, 2021: 0.125%

2.  From and including September 4, 2021 to but excluding September 4, 2022: 1.500%

3.  From and including September 4, 2022 to but excluding September 4, 2023: 2.750%;

4.  From and including September 4, 2023 to but excluding September 4, 2029: 3.000%; and

5.  From and including September 4, 2029 to but excluding the maturity date: 4.500%

September 4, 2041

Principal on the New Euro 2041 Bond will be repaid in 28 installments on March 4, 2028, September 4, 2028, March 4, 2029, September 4, 2029, March 4, 2030, September 4, 2030, March 4, 2031, September 4, 2031, March 4, 2032, September 4, 2032, March 4, 2033, September 4, 2033, March 4, 2034, September 4, 2034, March 4, 2035, September 4, 2035, March 4, 2036, September 4, 2036, March 4, 2037, September 4, 2037, March 4, 2038, September 4, 2038, March 4, 2039, September 4, 2039, March 4, 2040, September 4, 2040, March 4, 2041 and at maturity

New Bonds	Interest Rate	Maturity	Principal Repayment(1)(2)
New USD 2046 Bond

1.  From and including the Settlement Date to but excluding September 4, 2021: 0.125%

2.  From and including September 4, 2021 to but excluding September 4, 2022: 1.125%

3.  From and including September 4, 2022 to but excluding September 4, 2023: 1.500%;

4.  From and including September 4, 2023 to but excluding September 4, 2024: 3.625%;

5.  From and including September 4, 2024 to but excluding September 4, 2027: 4.125%; and

6.  From and including September 4, 2027 to but excluding September 4, 2028: 4.375%; and

7.  From and including September 4, 2028 to but excluding the maturity date: 5.000%

		September 4, 2046	Principal on the New USD 2046 Bond will be repaid in 44 installments on March 4, 2025, September 4, 2025, March 4, 2026, September 4, 2026, March 4, 2027, September 4, 2027, March 4, 2028, September 4, 2028, March 4, 2029, September 4, 2029, March 4, 2030, September 4, 2030, March 4, 2031, September 4, 2031, March 4, 2032, September 4, 2032, March 4, 2033, September 4, 2033, March 4, 2034, September 4, 2034, March 4, 2035, September 4, 2035, March 4, 2036, September 4, 2036, March 4, 2037, September 4, 2037, March 4, 2038, September 4, 2038, March 4, 2039, September 4, 2039, March 4, 2040, September 4, 2040, March 4, 2041, September 4, 2041, March 4, 2042, September 4, 2042, March 4, 2043, September 4, 2043, March 4, 2044, September 4, 2044, March 4, 2045, September 4, 2045, March 4, 2046, and at maturity

New Euro 2046 Bond

1.  From and including the Settlement Date to but excluding September 4, 2021: 0.125%

2.  From and including September 4, 2021 to but excluding September 4, 2022: 0.750%

3.  From and including September 4, 2022 to but excluding September 4, 2023: 0.875%;

4.  From and including September 4, 2023 to but excluding September 4, 2024: 2.500%;

5.  From and including September 4, 2024 to but excluding September 4, 2025: 3.750%;

6.  From and including September 4, 2025 to but excluding September 4, 2026: 4.000%; and

7.  From and including September 4, 2026 to but excluding the maturity date: 4.125%

		September 4, 2046	Principal on the New USD 2046 Bond will be repaid in 44 installments on March 4, 2025, September 4, 2025, March 4, 2026, September 4, 2026, March 4, 2027, September 4, 2027, March 4, 2028, September 4, 2028, March 4, 2029, September 4, 2029, March 4, 2030, September 4, 2030, March 4, 2031, September 4, 2031, March 4, 2032, September 4, 2032, March 4, 2033, September 4, 2033, March 4, 2034, September 4, 2034, March 4, 2035, September 4, 2035, March 4, 2036, September 4, 2036, March 4, 2037, September 4, 2037, March 4, 2038, September 4, 2038, March 4, 2039, September 4, 2039, March 4, 2040, September 4, 2040, March 4, 2041, September 4, 2041, March 4, 2042, September 4, 2042, March 4, 2043, September 4, 2043, March 4, 2044, September 4, 2044, March 4, 2045, September 4, 2045, March 4, 2046, and at maturity

(1)

The aggregate amount of each principal payment on a New Bond shall equal the principal amount outstanding of such New Bond as of any principal payment date, divided by the number of remaining principal installments from and including such principal payment date to and including the maturity date.

(2)	To the extent necessary, principal payments may be rounded down to the nearest whole number, with any difference being paid at maturity.

BACKGROUND TO THE INVITATION

During the first five months of 2018, the Argentine economy was affected by a severe drought that led to a sharp decline in agricultural production and export revenue, while world energy prices increased and global access to financing became tighter through the appreciation of the U.S dollar and an upward shift in the U.S. yield curve. These factors, as well as a change in market expectations about the prospects of the Argentine economy that led to significant capital outflows, negatively affected the peso, which lost 34.5% of its value vis-à-vis the U.S. dollar between January 2 and May 31, 2018, generated market concerns regarding the Central Bank’s ability to roll-over its short–term debt and resulted in a significant increase in Argentina’s sovereign risk premium.

In June 2018, the federal government announced a 36-month precautionary Stand-By Arrangement (the “SBA”) with the International Monetary Fund (“IMF”) and other financing agreements with multilateral organization. In spite of the SBA and the structural benchmark contemplated in the IMF program, inflation did not abate, net international reserves continued to decrease, the current account deficit remained high and other program targets were not met. In August 2018, after the peso lost 21.3% of its value vis-à-vis the U.S. dollar over a period of 20 days, the federal government requested (i) an increase of access under the SBA, (ii) a front-loading of access into 2018-2019 (instead of 2020-2021) and (iii) that the domestic counterpart of the access drawn under the SBA be made available to support budgetary needs.

During 2019, the recession that had been affecting the Argentine economy since the third quarter of 2018 deepened. In 2019, GDP contracted by 2.2%. Further, the Central Bank’s gross international reserves decreased to USD 44.8 billion as of December 31, 2019 (a USD 20.9 billion decrease compared to gross international reserves as of December 31, 2018).

Notwithstanding the strong contraction in economic activity, inflation accelerated during 2019, reaching 53.8% year-on-year in December. In addition, the unemployment rate stood at 10.6% and 9.7% in the second and third quarters of 2019, respectively, compared to 9.6% and 9.0% in the second and third quarters of 2018. In 2019, real wages in the formal and informal sectors decreased by 6.5% and 15.8%, respectively. In addition, in the first half of 2019, poverty and extreme poverty levels increased to 35.4% and 7.7% of the population, respectively.

On December 23, 2019, the Government promulgated the Ley de Solidaridad Social y Reactivación Productiva en el Marco de la Emergencia Pública (the “Solidarity Law”) contemplating a wide range of economic and social reforms. The new legislation declared a state of public emergency, which will remain in force until December 31, 2020, in economic, financial, fiscal, administrative, pensions, tariff, energy, health and social matters. The Solidarity Law sanctioned the delegation of certain legislative powers to the Executive Power in order to tackle social and economic distress, as well as to adjust Argentina’s public debt profile. The Solidarity Law authorized the Executive Power to perform all necessary acts to recover and ensure the sustainability of the Argentine public debt. In addition, the Government was authorized to issue debt securities to the Central Bank for an amount of up to U.S.$4.6 billion in exchange for reserves to be applied solely to meet Argentina’s foreign currency-denominated debt obligations.

On January 12, 2020, Congress enacted legislation authorizing the Executive Power to engage in transactions and negotiations with Argentina’s creditors to restore the sustainability of its public external debt (the “Debt Sustainability Bill”), including by modifying the principal amounts, maturities and interest payments of public securities issued by Argentina and governed by foreign law. The Debt Sustainability Bill also authorizes the Ministry of Economy to issue new debt and to determine the appropriate methods and structures, as well as the terms, of the issuance of such debt instruments.

During February and March 2020, the Government held conversations with the IMF, including during two visits by an IMF mission to discuss recent macroeconomic developments.

On February 12, 2020, in a special informative meeting in Congress, the Minister of Economy emphasized the importance of undertaking fiscal and commercial measures to put the Republic on a path to economic recovery, striking a balance on two fronts: the external front (noting that the Republic needs to take steps to avoid repeated balance of payments crises) and the fiscal front. On the external front, the Minister declared the Republic’s willingness to meet its debt payment obligations, but stressed that the current debt levels are unsustainable, noting that gross public debt grew from 52.6% of GDP in 2015 to 88.8% of GDP in 2019. On the fiscal front, the Minister indicated that it would not be realistic or sustainable to reduce the fiscal deficit in 2020 and discussed a number of scenarios that might allow the Republic to achieve fiscal balance by 2023 and record moderate fiscal surpluses ranging between 0.6% and 1.2% of GDP in the following years. Although these potential scenarios for the Argentine economy might have been reasonable when formulated, actual outcomes depend on events and developments that are not within the control of Argentina. Accordingly, the Republic can give no assurance that economic results will not differ materially from the information set forth above.

On February 19, 2020, the IMF published a statement highlighting the steps that the Government has taken to address the rise in poverty, stabilize the economy and secure a sustainable and orderly resolution of the Republic’s debt situation. In addition, the IMF assessed the Republic’s current debt levels to be unsustainable. In its statement, the IMF indicated that “a definitive debt operation—yielding a meaningful contribution from private creditors—is required to help restore debt sustainability with high probability.” The Invitation is intended to provide Argentina with levels of debt relief consistent with the indications of the IMF set forth in their technical note publication of February 19, 2020, which sets the range of foreign exchange cash-flow debt relief needed between U.S.$55 to U.S.$85 billion over the next decade.

In March and April 2020, following the outbreak of the COVID-19, the Government announced a series of measures, including mandatory quarantines and travel restrictions, aimed at preventing the spread of COVID-19 and mitigating the effects that COVID-19 might have in the Argentine economy. See “Recent Developments—The Argentine Economy—Measures Designed to Address the COVID-19 Outbreak” in Amendment No. 2 to the 2018 Annual Report and “Recent Developments—The Argentine Economy—Measures Designed to Address the COVID-19 Outbreak” in Amendment No. 4 to the 2018 Annual Report. The measures implemented so far have resulted in a slowdown in economic activity that will further adversely affect economic growth in 2020 and possibly 2021, to a degree that we cannot quantify as of the date of this prospectus supplement. See “Risk Factors—Risk Factors Relating to the Republic—The novel coronavirus could have an adverse effect on our economy” and “The Argentine Economy—Gross Domestic Product and Structure of the Economy” in Amendment No. 4 to the 2018 Annual Report.

In February 2020, the Republic selected Lazard as financial advisor, BofA Securities, Inc. and HSBC Securities (USA) Inc. as dealer managers and in March and April 2020, the Republic held discussions with various groups of investors to discuss a path to restore the Republic’s debt sustainability.

Between December 2019 and April 21, 2020, the Republic paid a total of U.S.$1.9 billion on account of interest accrued on Eligible Bonds. On April 22, 2020, the Republic did not make interest payments due and payable on the USD 2021 Bonds, USD 2026 Bonds and USD 2046 Bonds and the grace period with respect to those payments expired on May 22, 2020. In addition, on June 28, 2020, the Republic did not make interest payments due and payable on the USD 2117 Bonds and on June 30, 2020, the Republic did not make interest payments due and payable on the Euro Discount Bonds and USD Discount Bonds.

Between April and June 2020, representatives of the Republic conducted additional discussions related to its intended debt restructuring with certain investors with a view to reflecting, to the extent possible, investor preferences in the terms of its proposal. On April 21, 2020 the Republic launched this Invitation on the terms originally proposed. On May 26, 2020, the Republic published a presentation with suggested modifications to the Invitation and, on June 1, 2020, the IMF Staff published a technical statement finding that the May 26, 2020 presentation would be consistent with restoring debt sustainability with high probability and that there was only limited scope for Argentina to increase payments to private creditors while still meeting the debt and debt service targets and other conditions set forth in the IMF Staff’s technical note on Argentine public debt sustainability published on March 20, 2020.

The amendments to the Invitation reflected in this prospectus supplement are made in furtherance of the exchanges the Republic had with investors since April 2020, with the aim of encouraging participation.

RISK FACTORS

Participating in the Invitation involves a significant degree of risk. Investors are urged to read carefully the entirety of the prospectus together with this prospectus supplement and to note, in particular, the following considerations.

Risk Factors Relating to the Invitation

Risks of Not Participating in the Invitation

In the Event of Failure of the Invitation, the Republic Faces High Refinancing Risk.

If the Invitation is not consummated or if consummated but any debt relief obtained is not sufficient for the Republic to regain the sustainability of its debt, then the Republic may not be able to continue regular payments on a portion or all of its indebtedness and faces a significant risk of default, which would further impair the value and trading liquidity of the Eligible Bonds. Failure to put the Republic’s debt on a sustainable path is likely to result in continued lack of access to the international capital markets by the Republic for the foreseeable future and may further limit access to official sector financing. Between December 2019 and April 21, 2020, the Republic paid a total of U.S.$1.5 billion on account of interest accrued on Eligible Bonds. On April 5, 2020, the Republic deferred all principal and interest payments due on Argentine-law governed U.S. dollar-denominated debt issued by the Republic until December 31, 2020 or such earlier date as may be determined by the Ministry of Economy. On April 22, 2020, the Republic did not make interest payments due and payable on the USD 2021 Bonds, USD 2026 Bonds and USD 2046 Bonds and the grace period with respect to those payments expired on May 22, 2020. In addition, on June 28, 2020, the Republic did not make interest payments due and payable on the USD 2117 Bonds and on June 30, 2020, the Republic did not make interest payments due and payable on the Euro Discount Bonds and USD Discount Bonds.

Defaults by the Republic on any Eligible Bonds will not become the basis for a cross-default or cross-acceleration of any New Bonds.

Additionally, if the Invitation is not completed, the Republic cannot predict whether, or when, it may be able to implement a successful debt management program affecting the Eligible Bonds or any other outstanding instruments. Further, if the Invitation is not completed and the Republic pursues alternative debt management options with respect to its debt obligations, including in relation to certain or all series of the Eligible Bonds, the terms of such alternative liability management program offered to Holders of Eligible Bonds could be less favorable than those offered in the Invitation.

Risk of Modification of the Terms and Conditions of the Eligible Bonds.

The 2005 Indenture and 2016 Indenture permit specified majorities of Holders of a series or groups of series of Eligible Bonds to approve a modification to the terms and conditions of such Eligible Bonds without the consent of all Holders. In particular, both the 2005 Indenture and the 2016 Indenture permit modifications to be adopted with respect to two or more series of Eligible Bonds by aggregating the written consents of Holders of those series for the purpose of determining whether the approval threshold for the Proposed Modifications has been met. The approval thresholds under the 2016 Indenture for modifications with respect to two or more series of Eligible Bonds on an aggregated basis are lower than the approval thresholds for an equivalent modification with respect to only one series on a series by series basis.

If we receive the Requisite Consents with respect to the Proposed Modifications to one or more series of Eligible Bonds (on an aggregated basis or single series basis), the other conditions to the effectiveness of the Proposed Modifications indicated in this prospectus supplement are met or waived (where applicable) and we decide to declare the Proposed Modifications effective with respect to those series of Eligible Bonds, then those Proposed Modifications will be conclusive and binding on all (i) Holders of those series of Eligible Bonds, whether or not they have consented to the Proposed Modifications and (ii) Ineligible Holders of those series of Eligible Bonds. In that event, Holders that submitted a Tender Order will be entitled to receive the New Bonds selected in their Tender Order, after giving effect to the Acceptance Priority Procedures (if applicable), and all Eligible Bonds held by non-consenting Holders and Ineligible Holders will be modified and substituted for the relevant amounts of New USD 2038 Bonds, New Euro 2038 Bonds, New USD 2041 Bonds, New Euro 2041 Bonds, New USD 2046 Bonds or New Euro 2046 Bonds, as applicable, pursuant to the Proposed Modifications. In addition, Holders who submitted valid Tender Orders will receive the Accrued Interest Consideration and Additional Consent Consideration, while Holders whose Eligible Bonds are modified and substituted pursuant to the Proposed Modifications (who did not submit valid Tender Orders) will be entitled to receive the Accrued Interest Consideration. See “Summary—The Invitation—Accrued Interest.”

In addition, following the consummation of the Invitation, if the Proposed Modifications become effective, a default on any Eligible Bonds will not become the basis for a cross-default or cross-acceleration of any New Bonds. Even if the Proposed Modifications for a series of Eligible Bonds do not become effective, we cannot assure you that there will not be future restructurings or exchange offers in which the terms of your Eligible Bonds may be changed without your consent contrary to your interest if the required percentage of Holders approve such an offer.

Ineligible Holders are not permitted to participate in the Invitation but will nevertheless be subject to the Proposed Modifications if they are beneficial owners of a series of New Bonds for which the Requisite Consents are obtained.

The Invitation is not being made to any retail investors in the EEA and EEA retail investors will not be given the opportunity to state their views on the Proposed Modifications. As a result, no “offer” of new securities is being made to retail investors in the EEA. Any holder who does not deliver a written consent is effectively not consenting to the Proposed Modifications. Therefore, it will be necessary for other (non-retail) investors representing a greater nominal principal amount Outstanding to consent to the Proposed Modifications. If the Proposed Modifications become effective, then, in accordance with the terms of such Eligible Bonds, the Eligible Bond will be substituted for New Bonds, as applicable, and such substitution will affect all Holders and Ineligible Holders of such series of Eligible Bonds, regardless of whether they consented or if they were entitled to participate in the Invitation.

If the Proposed Modifications with respect to one or more series of Eligible Bonds are not successful, certain Eligible Bonds of such series may be exchanged into New Bonds pursuant to the Exchange Offers and the trading market for any such series of Eligible Bonds may become illiquid, which may adversely affect the market value of any Eligible Bonds of such series and the ability of holders to sell Eligible Bonds.

All Eligible Bonds tendered and accepted pursuant to the Exchange Offer will be cancelled. The exchange of Eligible Bonds of any series pursuant to the Exchange Offer and the cancellation of such Eligible Bonds will reduce the aggregate principal amount of Eligible Bonds of the applicable series that otherwise might trade in the market. There is no assurance that the series of such Eligible Bonds will remain listed on the stock exchange(s) or market(s) on which such Eligible Bonds are currently listed or admitted to trading. As a result, if you elect not to participate in the Invitation and your series of Eligible Bonds is not modified and substituted for a New Bond pursuant to the Invitation, the market value of your series of Eligible Bonds may be adversely affected and it may become more difficult for you to trade your Eligible Bonds. None of the Republic, the dealer managers, the Trustee, the London Paying Agent, the Luxembourg Listing Agent, the Information, Tabulation and Exchange Agent or any other person has any obligation to make a market in any such remaining Eligible Bonds.

Risks of Participating in the Invitation

Differences between the financial terms of the Eligible Bonds and the New Bonds.

The financial terms and certain other conditions of the New Bonds will be substantially different to those of the Eligible Bonds. Holders of Eligible Bonds should carefully consider these differences (which include, inter alia, the (original) principal amount, the payment dates, the interest rate, the currency (in the case of the CHF 2020 Bonds), the maturity date and cross-defaults) in deciding whether to participate in the Invitation in respect of their Eligible Bonds.

Your decision to deliver Tender Orders should be made with the understanding that you will receive securities discounted from the original nominal value of your Eligible Bonds. The amount of New Bonds that you will receive per amount of the Eligible Bonds you tender is outlined in “Terms of the Invitation—Consideration to be Received Pursuant to Tender Orders.” The New Bonds may trade at a discount to their principal amount. Further, the interest rates of New Bonds you receive will be lower than the interest rates applicable to your Eligible Bonds, and by submitting a Tender Order that is accepted, you will not be entitled to receive any cash payment for any interest accrued and unpaid on any Eligible Bond that is exchanged for a New Bond pursuant to any Exchange Offer and will instead receive the Accrued Interest Consideration and the Additional Consent Consideration.

If the New Bonds you receive have a longer maturity than your Eligible Bonds, that will expose you to Argentina’s sovereign risk for a longer period of time. In addition, the lower fixed interest rates and longer maturities of the New Bonds, as applicable, expose you to interest rate risk over a longer period of time, such that if interest rates rise generally, the price of your New Bonds will fall. You should weigh these considerations against the risks of not participating in the Invitation described above.

Collective Action Clauses

The New Bonds will contain provisions, commonly known as “collective action clauses,” regarding future modifications to the terms of the New Bonds. The modification provisions in the 2005 Indenture (which will apply to the 2005 Indenture New Bonds) differ from those in the 2016 Indenture (which will apply to the 2016 Indenture New Bonds). See “Description of the Securities—Certain Differences Between the 2005 Indenture and the 2016 Indenture” in the accompanying prospectus. Neither the 2005 Indenture nor the 2016 Indenture are (and they are not required to be) qualified under the Trust Indenture Act of 1939, as amended. As such, under these collective action clauses, certain key terms of the New Bonds may be amended, including the maturity date, interest rate and other payment terms, without your consent. If you hold 2005 Indenture Eligible Bonds and you exchange such Eligible Bonds for New Bonds issued under the 2016 Indenture, such New Bonds may be amended with different majorities than those required by the 2005 Indenture Eligible Bonds and the 2005 Indenture. See “Description of the New Securities.”

Differences between the 2005 Indenture and the 2016 Indenture

Holders of 2005 Indenture Eligible Bonds who deliver a Tender Order and elect to receive New USD 2046 Bonds or New Euro 2046 Bonds, as applicable, if accepted by us, will receive New Bonds issued under the 2016 Indenture. In addition, holders of 2005 Indenture Eligible Bonds whose Tender Orders are accepted and holders of 2005 Indenture Eligible Bonds who do not tender or are Ineligible Holders, but whose Eligible Bonds are substituted pursuant to the modifications will receive New Bonds issued under the 2016 Indenture as well as Accrued Interest Consideration and Additional Consent Consideration, as applicable. In addition to the differences in the collective action clauses, see “—Collective Action Clauses” above, the ranking provision and events of default in the New Bonds to be issued under the 2016 Indenture are different than the corresponding provisions in the 2005 Indenture Eligible Bonds and the 2005 Indenture. See “Description of the Securities—Certain Differences Between the 2005 Indenture and the 2016 Indenture” in the accompanying prospectus. Furthermore, following the consummation of the Invitation, if the Proposed Modifications become effective, defaults by the Republic on any Eligible Bonds will not become the basis for a cross-default or cross-acceleration of any New Bonds. Before delivering a Tender Order with respect to 2005 Indenture Eligible Bonds in exchange for New USD 2046 Bonds or New Euro 2046 Bonds, as applicable, you should carefully review the 2016 Indenture.

Re-Designation of the Affected Series

By submitting Tender Orders to exchange and thereby delivering a written consent to the Proposed Modifications applicable to that series of Eligible Bonds, you will also be giving your written consent to allow us to, in our sole discretion, re-designate at any time (including after the Expiration) the series of Eligible Bonds that will be subject to the Proposed Modifications by excluding one or more series of the initially designated series in our sole and absolute discretion. This consent will waive any restrictions or anything else to the contrary in the 2005 Indenture or 2016 Indenture, including Section 11.3 of the 2016 Indenture, or in the terms and conditions of the 2005 Indenture Eligible Bonds or the 2016 Indenture Eligible Bonds, as applicable.

As such, subject to the satisfaction of the Minimum Participation Condition, re-designation will allow us, in our sole discretion, to (A) re-designate at any time (including after the Expiration) the series of Eligible Bonds that will be subject to the Proposed Modifications on an aggregated basis by excluding one or more series of the initially designated series, and (B) where Holders of not less than 75% of the aggregate principal amount of any excluded series have granted their written consent to the applicable Proposed Modifications, consider the Proposed Modifications effective with respect to a single series of Eligible Bonds. In that event, all Eligible Bonds of those series held by non-consenting Holders and Ineligible Holders will be modified and substituted for the relevant amounts of New USD 2038 Bonds, New Euro 2038 Bonds, New USD 2041 Bonds, New Euro 2041 Bonds, New USD 2046 Bonds or New Euro 2046 Bonds, as applicable, pursuant to the Proposed Modifications.

Acceptance Priority Procedures in the Exchange Offer

Depending on which series of New Bonds you request to receive pursuant to your Tender Order and on the series of New Bonds that other Holders request to receive pursuant to their Tender Orders, you may not receive the New Bond alternative you elected to receive due to the operation of the Acceptance Priority Procedures and the New Bonds Caps. As a result, a Holder may receive, in whole or in part, a series of New Bonds other than the series specified in its Tender Order.

A separate Tender Order must be submitted on behalf of each beneficial owner of the Eligible Bonds.

Failure of Holders of Eligible Bonds to comply with the procedures of the Invitation may result in such Holders’ Eligible Bonds not being exchanged as intended. Tender Orders from Ineligible Holders will be rejected.

Holders of Eligible Bonds are responsible for complying with all of the procedures required for delivering Tender Orders.

For Eligible Bonds held through a financial institution or other intermediary, a beneficial owner must contact that financial institution or intermediary and instruct it to submit Tender Orders or revocation instructions on behalf of the beneficial owner. The financial institution or intermediary may have earlier deadlines by which it must receive instructions in order to have adequate time to meet the deadlines of the Clearing System through which Tender Orders or revocation instructions in respect of the Eligible Bonds are submitted. Holders are responsible for informing themselves of these deadlines and for arranging the due and timely delivery of their Tender Orders.

Any errors by or delays of the clearing systems, Direct Participants in the Clearing System or custodians or other securities intermediaries may prejudice a beneficial owner’s ability to participate in the Invitation and/or receive the New Bonds. Where applicable, after contacting and providing information to a custodian or other securities intermediary, a beneficial owners of Eligible Bonds will have to rely on this institution, any other relevant custodians and securities intermediaries, and on the relevant Direct Participant and Clearing System to take the steps necessary for the Tender Orders to be submitted properly and by the applicable deadline. If any person or entity commits an error in submitting Tender Orders, a beneficial owner of Eligible Bonds would have no claim to have their Tender Orders taken into account. In addition, any error committed in identifying an account to which the New Bonds will be credited or in a Clearing System, Direct Participant or custodian or other securities intermediary in crediting the New Bonds to the relevant account may result in delayed receipt of the New Bonds, which may affect your ability to effect trades.

None of the Republic or the Information, Tabulation and Exchange Agent will be responsible for any errors, delays in processing or systemic breakdowns or other failure by (i) the clearing systems, Direct Participants or custodians or other securities intermediaries to comply with any of the submission or revocation procedures or (ii) the relevant Direct Participant in the Clearing System and/or any other securities intermediary in the delivery of the relevant New Bonds to the Holder, and no additional amounts or other compensation will be payable to the beneficial owner in the event of any delay in such delivery.

The Republic reserves, in its sole discretion, the right to: (i) reject any and all Tender Orders not in proper form or for which any corresponding agreement by the Republic to accept would, in the opinion of the Republic and its legal advisers, be unlawful; (ii) waive any defects, irregularities or delay in the submission of any and all Tender Orders; and (iii) waive any such defect, irregularity or delay in respect of particular Tender Orders, whether or not the Republic elects to waive similar defects, irregularities or any delay in respect of any other such Tender Orders.

None of the Republic or the Information, Tabulation and Exchange Agent shall be under any duty to give notice to a beneficial owner of any defects, irregularities or delays in any Tender Order, nor shall any of them incur any liability for failure to give such notice.

All questions regarding the validity, form and eligibility, including time of receipt or revocations or revision, of any Tender Orders will be determined by us in our sole discretion, which determination shall be final and binding. The invitation is not being made to Ineligible Holders. Tender Orders from Ineligible Holders will be rejected.

Holders of Eligible Bonds who do not participate in the Invitation may attempt to challenge the progress or consummation of the Invitation by seeking an injunction or pursuing other legal remedies.

The Republic may be subject to efforts by certain creditors opposed to the transactions to enjoin or otherwise prevent the consummation of the Invitation. In the past, creditors have obtained numerous judgments against the Republic and some have sought to enforce their claims actively through attachment, injunctions and other proceedings. The Republic cannot assure you that Ineligible Holders, non-consenting creditors or other creditors of the Republic will not take other actions that may, or that a court will not, enjoin, impede or delay the Invitation or that the Invitation may not be delayed or terminated due to such creditor intervention. While the Republic intends to oppose vigorously any efforts to challenge the Invitation, it can offer no assurances of success or that a court would not take actions that may enjoin, impede or delay the implementation of the Invitation.

Compliance with jurisdictional restrictions.

Beneficial owners of Eligible Bonds are referred to the jurisdictional restrictions in “Jurisdictional Restrictions” and the agreements, acknowledgements, representations, warranties and undertakings in “Representations and Acknowledgements of the Beneficial Owners of Eligible Bonds”, which beneficial owners of Eligible Bonds will be deemed to make when delivering Tender Orders. Non-compliance with these jurisdictional restrictions could result in, among other things, the unwinding of trades or penalties and/or significant costs for investors.

No assurance can be given that the Invitation will be completed and Holders of Eligible Bonds should understand the schedule and terms of the Invitation before tendering any Eligible Bonds.

Tendering Holders will not receive New Bonds until the Settlement Date. No assurance can be given that the transactions contemplated in the Invitation will be completed until the Republic (i) announces that the Requisite Consents relative to the Proposed Modifications applicable to each series of Eligible Bonds have been received and accepted and that all conditions to the effectiveness of each Proposed Modification and the Exchange Offer have been met; and (ii) executes, together with the Trustee, the Supplemental Indentures making the Proposed Modifications effective, and accepts valid tenders of Eligible Bonds for exchange.

In addition, subject to applicable law and as provided in this prospectus supplement, the Republic reserves the right, in its sole discretion to extend, re-open, amend or terminate any aspect of the Invitation, including any offer to exchange any particular series of Eligible Bonds, at any time before such announcement and may, in its sole discretion, waive certain of the conditions to any tender of Eligible Bonds for exchange or modify the Effective Date or Settlement Date, either before or after such announcement. Even if the Invitation is completed, there can be no assurance that it will be completed in accordance with the schedule and on the terms described herein, and therefore, the Settlement Date could be significantly delayed. As such, Holders of Eligible Bonds participating in the Invitation may have to wait longer than expected to have their Eligible Bonds modified and substituted or exchanged for the New Bonds, during which time those Holders of Eligible Bonds will not be able to effect transfers of or trade in their Eligible Bonds in respect of which Tender Orders have been submitted, unless the Holder revokes its Tender Order prior to Expiration. Accordingly, while the market price of the Eligible Bonds may fluctuate while the restrictions on transfer apply, Holders of Eligible Bonds will be unable to benefit from favorable fluctuations because they will be unable to trade the Eligible Bonds, absent revoking the relevant Tender Order.

Restrictions on transfer of Eligible Bonds for which Tender Orders are submitted.

When considering whether to participate in the Invitation, Holders of Eligible Bonds should take into account that restrictions on the transfer of such Eligible Bonds will apply from the time of submission of Tender Orders. A Holder will, on submitting a valid Tender Order, agree that its Eligible Bonds will be blocked in the relevant account in the Clearing System from the date the relevant Tender Order is submitted until the earlier of (i) the Settlement Date, (ii) the date of termination of the Invitation or any relevant part of the Invitation (including where such Eligible Bonds are not accepted by the Republic for amendment or exchange) or (iii) the time at which the relevant Tender Order is revoked and the blocking of the Eligible Bonds is released by the Clearing System.

Risk Factors Relating to the New Bonds

There is no prior market for the New Bonds; if one develops, it may not be liquid. In addition, a listing of the New Bonds on a securities exchange cannot be guaranteed.

There currently is no market for the New Bonds. The Republic cannot guarantee that such a market will develop or if one does develop, that it will continue to exist. If a market for the New Bonds were to develop, prevailing interest rates and general market conditions could affect the price of the New Bonds. This could cause the New Bonds to trade at prices that may be lower than their principal amount or their initial offering price. In addition, no assurance can be given as to the liquidity of the trading market for the New Bonds and the price at which the New Bonds will trade on the secondary market is uncertain.

Although the Republic intends to list all series of New Bonds on the Luxembourg Stock Exchange and the ByMA and to have them admitted for trading on the Euro MTF Market and the MAE, certain series of New Bonds issued hereby may not be so listed and traded. Moreover, even if a series of New Bonds is so listed and traded, the Republic may decide to delist the New Bonds and/or seek an alternative listing for such New Bonds on another stock exchange, although there can be no assurance that such alternative listing will be obtained.

Potential Challenges to the Republic’s Payments on the New Bonds

Holders of other debt instruments of the Republic may attempt to attach, enjoin or otherwise challenge the Republic’s payments on the New Bonds. Creditors of the Republic and other sovereign debtors have, in recent years, used litigation tactics in an effort to attach or interrupt payments made by the Republic or those sovereign debtors to, among others, holders of bonds and other creditors who have agreed to a debt reorganization and accepted new securities in an exchange offer. See “Public Sector Debt—Legal Proceedings” in the 2018 Annual Report, “Public Sector Debt—Legal Proceedings” in Amendment No. 1 to the 2018 Annual Report and “Public Sector Debt—Legal Proceedings” in Amendment No. 2 to the 2018 Annual Report. The Republic may become subject to suits to collect on defaulted Eligible Bonds or other indebtedness. The Republic cannot assure you that a creditor will not attempt to interfere, through an attachment of assets, injunction, temporary restraining order or otherwise, with payments made under the New Bonds.

It may be difficult for you to obtain or enforce judgments against the Republic.

The Republic is a sovereign entity. Consequently, while the Republic has irrevocably submitted, subject to certain exceptions, to the jurisdiction of any New York state or U.S. federal court sitting in the City of New York, Borough of Manhattan (in addition to the courts of the Republic), over any suit, action or proceeding against it or its properties, assets or revenues arising out of or relating to the Bonds or the Republic’s failure or alleged failure to perform any obligations under the New Bonds, which are governed by New York law, it may be difficult for holders of New Bonds or the Trustee to obtain or enforce judgments of courts in the United States or elsewhere, including in Argentina, against the Republic. See “Description of the Securities—Governing Law” and “—Jurisdiction, Consent to Service, Enforcement of Judgments and Immunities from Attachment” in the accompanying prospectus.

Following the Republic’s default on its debt at the end of 2001, numerous lawsuits were filed against the Republic in several jurisdictions. For a description of certain plaintiffs’ attempts to execute on their judgments against the Republic, see “Public Sector Debt—Legal Proceedings” in the 2018 Annual Report, “Public Sector Debt—Legal Proceedings” in Amendment No. 1 to the 2018 Annual Report and “Public Sector Debt—Legal Proceedings” in Amendment No. 2 to the 2018 Annual Report.

The Republic has not consented to service or waived sovereign immunity with respect to actions brought against it under the U.S. federal securities laws or any state securities laws in relation to the Invitation or the New Bonds. In the absence of a waiver of immunity by the Republic with respect to such actions, it would not be possible to obtain a judgment in such an action brought in a U.S. court against the Republic unless such court were to determine that the Republic is not entitled under the FSIA to sovereign immunity with respect to such action. Further, even if a U.S. judgment could be obtained in any such action under the FSIA, it may not be possible to enforce in the Republic such a U.S. judgment. Execution upon property of the Republic located in the United States to enforce a U.S. judgment may not be possible except under the limited circumstances specified in the FSIA. See “Enforcement of Civil Liabilities” in the accompanying prospectus.

In addition, if holders of New Bonds obtained a foreign judgment against the Republic, it may be difficult for holders to have that judgment recognized and enforced in Argentine courts during states of emergency, as was declared by Congress during the 2001-2002 crisis, in light of the March 6, 2014 decision of the Supreme Court of Argentina in Claren Corporation v. Estado Nacional. In that case, the Supreme Court of Argentina held that the enforcement of a foreign judgment sought by Claren Corporation did not satisfy one of the requirements set forth in the Code of Civil and Commercial Procedure of the Republic (i.e., that a foreign judgment cannot contravene Argentine law principles of public policy), given the fact that enforcement as requested by the plaintiff would imply that such plaintiff, through an individual action filed before a foreign court, could circumvent the public debt restructuring process set forth by the Government through emergency legislation enacted in accordance with the Argentine Constitution after the debt securities subject to the foreign judgment were issued. The Supreme Court of Argentina further held that such norms were part of Argentine public policy and, therefore, that the enforcement of a foreign judgment like the one sought by the plaintiff could not be granted as it would be clearly contrary to such legislation.

Even in the absence of a state of emergency, it may be difficult for holders of New Bonds to have a foreign judgment recognized and enforced against the Republic in Argentina. Law No. 11,672, Ley Complementaria Permanente de Presupuesto, requires that Congress approve, as part of the national budget, the payment of a portion or full amount of any foreign judgment. If such congressional approval is not obtained, a holder of New Bonds may only seek attachment of the Republic’s assets in Argentina to enforce a foreign judgment.

Exchange rate fluctuations may adversely affect value.

The Republic will pay interest and principal on the New Bonds which will be payable in U.S. dollars or Euros. This presents certain risks relating to currency conversions if an investor’s financial activities are denominated principally in a currency or currency unit (the “Investor’s Currency”) other than the currency in which interest and principal on the New Bonds it holds are payable. These include the risk that exchange rates may significantly change (including changes due to devaluation of the U.S. dollars or Euros or revaluation of the Investor’s Currency). An appreciation in the value of the Investor’s Currency relative to the U.S. dollars or Euros would decrease (1) the Investor’s Currency-equivalent yield on the New Bonds, (2) the Investor’s Currency-equivalent value of the principal payable on the New Bonds and (3) the Investor’s Currency-equivalent market value of the New Bonds.

Changes in market interest rates may adversely affect value.

For holders that intend to sell the New Bonds prior to maturity, subsequent changes in market interest rates may adversely affect the value of the New Bonds.

The fair market value of all or a portion of the USD 1.00% 2030 Bonds or Euro 0.500% 2030 Bonds that a U.S. Holder receives pursuant to the Invitation will be taxable as ordinary interest income for U.S. federal income tax purposes, and it is possible that a portion of the other New Bonds a U.S. Holder receives pursuant to the Invitation could be so treated.

As noted above in “Summary—The Invitation”, if (i) you validly tender your Eligible Bonds in an Exchange Offer, you will receive USD 1.00% 2030 Bonds or Euro 0.500% 2030 Bonds (as applicable) in respect of accrued and unpaid interest on a tendered Eligible Bond for the period from and including the last interest payment date under the Eligible Bond to but excluding September 4, 2020 and (ii) the Proposed Modifications are successful with respect to your Eligible Bonds that you did not validly tender, you will receive USD 1.00% 2030 Bonds or Euro 0.500% 2030 Bonds (as applicable) in respect of accrued and unpaid interest on a modified and substituted Eligible Bond for the period from and including the last interest payment date under the Eligible Bond to but excluding April 22, 2020. If you are a U.S. Holder (as defined in “Taxation—U.S. Federal Income Tax Consequences” below), the fair market value of any USD 1.00% 2030 Bonds or Euro 0.500% 2030 Bonds so received (determined in the applicable currency as of the consummation of the Exchange Offer or the Proposed Modifications) generally will be taxable to you as ordinary interest income for U.S. federal income tax purposes to the extent it does not exceed the accrued but unpaid “qualified stated interest” on your Eligible Bond at such time (defined as stated interest that is unconditionally payable in cash or property at least annually at a single fixed rate), even though no cash will be paid in respect of such accrued but unpaid interest upon receipt of the USD 1.00% 2030 Bonds or Euro 0.500% 2030 Bonds. In addition, it is possible that the receipt of a portion of the New Bonds other than the USD 1.00% 2030 Bonds or Euro 0.500% 2030 Bonds pursuant to an Exchange Offer or the Proposed Modifications would be treated under U.S. Treasury regulations as a payment of any remaining accrued but unpaid qualified stated interest on the Eligible Bonds. Any portion of the New Bonds so treated would be taxable as ordinary interest income and would be excluded from the calculation of gain or loss upon the receipt of New Bonds pursuant to an Exchange Offer or the Proposed Modifications. In addition, to the extent you receive the USD 1.00% 2030 Bonds or Euro 0.500% 2030 Bonds in respect of accrued but unpaid interest on Eligible Bonds denominated in foreign currency, you may recognize foreign currency gain or loss as described below in “Taxation—U.S. Federal Income Tax Consequences.” U.S. Holders should consult their own tax advisors regarding the treatment of accrued but unpaid interest on their Eligible Bonds. For additional important information, see the discussion under “Taxation—U.S. Federal Income Tax Consequences” below. In general, each U.S. Holder should consult its own tax advisor with regard to the Invitation and the application of U.S. federal income tax laws, as well as the laws of any state, local or non-U.S. taxing jurisdictions, to its particular situation.

The New Bonds issued pursuant to the Invitation will be issued with original issue discount for U.S. federal income tax purposes. As a result, U.S. Holders may recognize substantial ordinary interest income with respect to the New Bonds in excess of the stated interest paid on the New Bonds.

For U.S. federal income tax purposes, the issue price of a New Bond issued pursuant to the Invitation (whether received pursuant to an Exchange Offer or as a result of the Proposed Modifications) is expected to be substantially less than its stated principal amount. In addition, in the case of New Bonds other than the USD 1.00% 2030 Bonds, the Euro 0.500% 2030 Bonds and the New Euro 2030 Bonds, all payments or accruals of stated interest on such New Bonds in excess of the initial 0.125% fixed rate payable on such New Bonds will be included in the stated redemption price at maturity of such New Bonds, thereby increasing the amount of OID on such New Bonds. Accordingly, the New Bonds will be issued with substantial original issue discount (“OID”) for U.S. federal income tax purposes, and a substantial portion of the stated interest on the New Bonds will be treated as OID.

A U.S. Holder (as defined in “Taxation—U.S. Federal Income Tax Consequences” below) generally will be required to accrue this OID on a constant yield basis over the term of the New Bonds. The OID will not be accompanied by any cash payments of interest until 2021 and may substantially exceed cash received by the U.S. Holder in all years prior to maturity, redemption or disposition of the New Bonds.

For additional important information, see the discussion under “Taxation—U.S. Federal Income Tax Consequences” below. In general, each U.S. Holder should consult its own tax advisor with regard to the Invitation and the application of U.S. federal income tax laws, as well as the laws of any state, local or non-U.S. taxing jurisdictions, to its particular situation.

The Republic may redeem the New Bonds prior to maturity.

The New Bonds may be totally or partially redeemable at par at our option at any time as in “Summary Terms of the New Bonds—Optional Redemption.” Accordingly, if interest rates continue to decline you may not be able to reinvest proceeds in a comparable security at the same interest rate the New Bonds may have on such redemption date.

Risk Factors Relating to the Republic

The Republic has previously defaulted and restructured external and domestic debt and had restricted access to financing.

The Republic may be unable to meet future debt service obligation out of current revenues and it may have to rely, in part, on additional financing from the domestic and international capital markets (or official sector resources) in order to do so. From time to time, the Republic has carried out debt restructuring transactions in accordance with Section 65 of Law No. 24,156 and other applicable legislation. During the past 30 years, the Republic had two periods of external and domestic debt in default in the 1980’s and in 2002 which resulted in the Republic not being able to obtain certain external financing. Consequently, the Republic entered into various restructurings or settlements: the Brady Plan, the 2005 Debt Exchange, the 2010 Debt Exchange and the 2016 Settlement (in each case, as defined in the 2018 Annual Report). In addition, on April 22, 2020, the Republic did not make interest payments due and payable on the USD 2021 Bonds, USD 2026 Bonds and USD 2046 Bonds

and the grace period with respect to those payments expired on May 22, 2020. In addition, on June 28, 2020, the Republic did not make interest payments due and payable on the USD 2117 Bonds and on June 30, 2020, the Republic did not make interest payments due and payable on the Euro Discount Bonds and USD Discount Bonds. Between December 2019 and April 21, 2020, the Republic paid a total of U.S.$1.9 billion on account of interest accrued on Eligible Bonds.

In the future, the Republic may be unable to service its debt, including the New Bonds, and may again not be able to access such markets or sources of funding or it may seek or be required to restructure its then outstanding debt, which may include the New Bonds, thereby adversely impacting the market value and liquidity of the New Bonds. See “—Risk Factors Relating to the Invitation—Risks of Not Participating in the Invitation—In the Event of Failure of the Invitation, the Republic Faces High Refinancing Risk.”

Investing in a developing country entails certain inherent risks.

Argentina is a developing economy and investing in developing economies generally involves risks. These risks include political, social and economic events that may affect the Republic’s economic results. In the past, instability in Argentina and other Latin American and emerging market countries has been caused by many different factors, including the following:

•	adverse external economic factors;

•	inconsistent fiscal and monetary policies;

•	dependence on external financing;

•	changes in governmental economic or tax policies;

•	high levels of inflation;

•	abrupt changes in currency values;

•	high interest rates;

•	volatility of exchange rates;

•	political and social tensions;

•	fluctuations in central bank reserves;

•	fluctuations in expectations;

•	trade shocks; and

•	pandemics.

Any of these factors may adversely affect the liquidity, trading markets and value of the Republic’s debt securities and its ability to service its debt obligations, including the New Bonds.

Argentina has experienced political and social economic instability in the past and may experience further instability in the future. In 2001 and 2002, Argentina suffered a major political, economic and social crisis, which resulted in institutional instability and a severe contraction of the economy (GDP contracted 10.9% in 2002 compared to 2001) with significant increases in unemployment and poverty rates. Among other consequences, the crisis caused a large currency devaluation and led to the Government defaulting on its external debt. In response, the Government implemented a series of emergency measures, including strict foreign exchange restrictions and monthly limits on bank withdrawals, which affected public companies and other sectors of the Argentine economy.

The Argentine economy experienced a recovery following the 2001-2002 crisis. Since 2008, however, it has struggled to curb strong inflationary pressures and, since 2012 growth has stagnated. See “—If current levels of inflation do not decrease, the Argentine economy could be adversely affected”. During the first half of 2018, the Argentine economy entered into an acute economic recession, which deepened in 2019, with a sharp decrease in international reserves, a strong loss in the value of the peso vis-à-vis the U.S. dollar, high inflation and unemployment rates and an increase in poverty and extreme poverty rates. See “Background to the Invitation.”

Against this economic backdrop, in December 2019, Congress enacted legislation declaring a state of public emergency, expected to remain in force until December 31, 2020, in economic, financial, fiscal, administrative, pensions, tariff, energy, health and social matters. See “The Argentine Economy—The Fernández Administration” in Amendment No. 1 to the 2018 Annual Report and “The Argentine Economy—The Fernández Administration” in Amendment No. 2 to the 2018 Annual Report. The ultimate impact of each of these measures on the national economy as well as the ability to implement all announced measures as currently contemplated, cannot be assured. If the Government’s agenda cannot be successfully implemented, the result may weaken confidence in and adversely affect the Argentine economy and financial condition.

Growth rates in developing economies tend to be very volatile. A sudden and further significant decline in the growth rate of the Argentine economy could have a material adverse effect on the Republic’s public finances and its ability to service its debt obligations, including the New Bonds.

The economy of Argentina has experienced significant volatility in recent decades, including numerous periods of low or negative growth and high and variable levels of inflation and devaluation of its currency. Argentina’s economy recovered significantly from the economic crisis of 2001-2002, maintaining growth rates ranging from 8.0% and 9.2% between 2004 and 2007. However, by the third quarter of 2008, the economy began to experience a downturn that was aggravated by the escalation of the global financial crisis. The economy recovered in 2010 and 2011, followed by a slowdown in Argentina’s economic activity in 2012, when real GDP growth decelerated to 0.8%, compared to 8.4% in 2011. Economic growth in 2013 showed limited signs of recovery (with a decrease in GDP per capita) and contracted in 2014. In 2015, real GDP increased by 2.6% compared to 2014. Most recently, in March 2020, the INDEC reported that real GDP decreased by 2.2% in 2019 compared to 2018, reflecting a 4% decrease during the 2016-2019 period. For more information, see “The Argentine Economy—Gross Domestic Product” in the 2018 Annual Report, “The Argentine Economy—Gross Domestic Product and Structure Of The Economy” in Amendment No. 1 to the 2018 Annual Report and “The Argentine Economy—Gross Domestic Product and Structure Of The Economy” in Amendment No. 2 to the 2018 Annual Report.

Economic growth is dependent on a variety of factors, including (but not limited to) international demand for Argentine exports, the price of particular commodities, the stability and competitiveness of the peso against foreign currencies, levels of consumer consumption and foreign and domestic investment and the rate of inflation.

If the Argentine economy does not recover and growth does not accelerate, the Republic’s economy and financial condition will be adversely affected, including its long-term ability to service its public debt.

Argentina’s unstable and fragile economic environment is currently challenged by the novel coronavirus.

In December 2019, a novel form of pneumonia first noticed in Wuhan, Hubei province (COVID-19, caused by a novel coronavirus) was reported to the World Health Organization, with cases soon confirmed in multiple provinces in China. On March 11, 2020, the World Health Organization characterized the COVID-19 as a pandemic. Several measures have been undertaken by the Chinese government and other governments where the novel coronavirus has proven to have affected population, such as the European Union, the United Kingdom, the United States of America, South Korea and Japan among others, to control the coronavirus, including mandatory quarantines, travel restrictions to and from the above listed countries by air carriers and foreign governments.

The long-term effects to the global economy and the Argentine economy of epidemics and other public health crises, such as the on-going COVID-19 outbreak, are difficult to assess or predict, and may include risks to citizens’ health and safety, as well as reduced economic activity, which in turn could result in decreased revenue for the Government and increased expenditures. It is unclear whether these challenges and uncertainties will be contained or resolved, and what effects they may have on the global political and economic conditions in the long term. Additionally, we cannot predict the evolution of the disease in Argentina, nor any additional restrictions that might need to be imposed. However, we expect COVID-19 to have a significant adverse effect on the world economy, which will in turn negatively affect Argentina’ s economy due to, among other things, decreased demand for its exports.

Accordingly, between March and June 2020, the Government introduced several measures designed to address the COVID-19 outbreak. See “The Argentine Economy—Measures Designed to Address the COVID-19 Outbreak” in Amendment No. 2 to the 2018 Annual Report and “The Argentine Economy—Measures Designed to Address the COVID-19 Outbreak” in Amendment No. 4 to the 2018 Annual Report. The measures implemented so far have resulted in a significant slowdown in economic activity that will adversely affect economic growth in 2020 and possibly 2021, to a degree that we cannot quantify as of the date of this prospectus supplement. See “The Argentine Economy—Gross Domestic Product and Structure of the Economy” in Amendment No. 4 to the 2018 Annual Report. Any prolonged restrictive measures put in place in order to control an outbreak of contagious disease or other adverse public health development in Argentina may have a longer lasting material and adverse effect on Argentina’s economy. While the economic cost of COVID-19 is difficult to predict, the Government expects that GDP growth will be negative in 2020, that the Government’s fiscal deficit will increase and that its financial condition will further deteriorate.

The ultimate impact of each of these Government’s measures on the national economy as well as its ability to implement all announced measures as currently contemplated, cannot be assured. If the Government’s agenda cannot be successfully implemented, investor confidence may further weaken and adversely affect the Argentine economy and the Republic’s financial condition and impact its ability to service its debt.

If current levels of inflation do not decrease, the Argentine economy could be adversely affected.

Historically, inflation has materially undermined the Argentine economy and the Government’s ability to create conditions that permit growth. In recent years, Argentina has experienced high inflation rates.

High inflation rates negatively affect Argentina’s foreign competitiveness, social and economic inequality, negatively impact employment and the level of economic activity and undermine confidence in Argentina’s banking system, all of which could further limit the availability of domestic and international credit and undermine political stability. A portion of Argentina’s debt is adjusted by the CER (a currency index) is strongly related to inflation. For more information, see “Monetary System—Inflation” in the 2018 Annual Report, “Monetary System—Inflation” in Amendment No. 1 to the 2018 Annual Report, “Monetary System—Inflation” in Amendment No. 2 to the 2018 Annual Report and “Monetary System—Inflation” in Amendment No. 4 to the 2018 Annual Report.

Inflation remains a challenge for the Republic given its persistent nature in recent years. If the Government is not successful in addressing Argentina’s structural inflationary imbalances, the current levels of inflation may continue and have an adverse effect on Argentina’s economy and financial condition. Inflation can also lead to an increase in the Republic’s debt and have an adverse effect on the Republic’s ability to service its debt, including the New Bonds, principally in the medium and long term when most inflation-indexed debt matures. For more information, see “Republic of Argentina—The Argentine Economy—Monetary System—Inflation” in the 2018 Annual Report, “Monetary System—Inflation” in Amendment No. 1 to the 2018 Annual Report, “Monetary System—Inflation” in Amendment No. 2 to the 2018 Annual Report and “Monetary System—Inflation” in Amendment No. 4 to the 2018 Annual Report.

Increases in the Government’s public expenditures could have a material adverse effect and longstanding negative consequences on Argentina’s economic prospects.

Certain programs introduced by the Government, including measures designed to address the COVID-19 outbreak may increase public expenditures. See “The Argentine Economy—Measures Designed to Address the COVID-19 Outbreak” in Amendment No. 2 to the 2018 Annual Report and “The Argentine Economy—Measures Designed to Address the COVID-19 Outbreak” in Amendment No. 4 to the 2018 Annual Report. Weaker fiscal results could have a material adverse effect on the Republic’s ability to access long term financing, which, in turn, could adversely affect the market value of the New Bonds.

The Argentine economy remains vulnerable to external shocks that could be caused by significant economic difficulties of Argentina’s major regional trading partners, particularly Brazil, or by more general “contagion” effects. Such external shocks and “contagion” effects could have a material adverse effect on Argentina’s economic growth and its ability to service its public debt.

Weak, flat or negative economic growth of any of Argentina’s major trading partners, such as Brazil or China, could adversely affect the Republic’s balance of payments and, consequently, economic growth.

The Argentine economy may be affected by “contagion” effects. International investors’ reactions to events occurring in one developing country sometimes appear to follow a “contagion” pattern, in which an entire region or investment class is disfavored by international investors. In the past, the Argentine economy has been adversely affected by such contagion effects on a number of occasions, including the 1994 Mexican financial crisis, the 1997 Asian financial crisis, the 1998 Russian financial crisis, the 1999 devaluation of the Brazilian real, the 2001 collapse of Turkey’s fixed exchange rate regime and the global financial crisis that began in 2008.

The Argentine economy may also be affected by conditions in developed economies, such as the United States, that are significant trading partners of Argentina or have influence over world economic cycles. For example, if interest rates increase significantly in developed economies, including the United States and Europe, Argentina and its developing economy trading partners, such as Brazil, could find it more difficult and expensive to borrow capital and refinance existing debt, which could adversely affect economic growth in those countries.

Decreased growth on the part of Argentina’s trading partners could have a material adverse effect on the markets for Argentina’s exports and, in turn, adversely affect economic growth.

A decline in international prices for Argentina’s principal commodity exports could have a material adverse effect on Argentina’s economy and public finances.

Historically, the commodities market has been characterized by high volatility. Despite the volatility of prices of most of Argentina’s commodities exports, commodities have significantly contributed to the Government’s revenues during recent years. Consequently, the Argentine economy has remained relatively dependent on the price of its main agricultural exports, primarily soy. This dependence has, in turn, rendered the Argentine economy more vulnerable to commodity prices fluctuations. Declines in commodity prices may adversely affect the Argentine economy and the Government’s fiscal revenues. In addition, changes in oil prices or export taxes in the future may impact the Republic’s public finances. For more information, see “Republic of Argentina—The Argentine Economy—Economic History and Background” and “Republic of Argentina—Tax Regime—Taxes on Foreign Trade” in the 2018 Annual Report, “Republic of Argentina—Tax Regime—Taxes on Foreign Trade” in Amendment No. 1 to the 2018 Annual Report and “Republic of Argentina—Tax Regime—Taxes on Foreign Trade” in Amendment No. 2 to the 2018 Annual Report.

Exchange controls and restrictions on capital inflows and outflows could have a material adverse effect on Argentine public sector activity.

In 2001 and 2002, following a run on the financial system triggered by the public’s lack of confidence in the continuity of the convertibility regime that resulted in massive capital outflows, the Government introduced exchange controls and restrictions on the transfer of foreign currency in an attempt to prevent capital flight and a further depreciation of the peso. These exchange controls substantially limited the ability of issuers of debt securities, among others, to accumulate or maintain foreign currency in Argentina or make payments abroad. Although several of such exchange controls and transfer restrictions were subsequently suspended or terminated, in June 2005 the Government issued a decree that established new controls on capital flows, which resulted in a decrease in the availability of international credit for Argentine companies.

In addition, from 2011 until December 2015, the Government increased controls on the sale of foreign currency and the acquisition of foreign assets by local residents, limiting the possibility of transferring funds abroad. Together with regulations established in 2012 that subjected certain foreign exchange transactions to prior approval by Argentine tax authorities or the Central Bank, the measures taken by the Government significantly curtailed access to the Mercado Único y Libre de Cambio (the “MULC”). In response, an unofficial U.S. dollar trading market developed in which the peso-U.S. dollar exchange rate differed substantially from the official peso-U.S. dollar exchange rate. As of August 2016, the Government had eliminated all foreign exchange restrictions imposed since 2011. However, in September 2019 and in May and June 2020, the Central Bank imposed further restrictions on foreign exchange transactions. For more information, see “Republic of Argentina—Monetary System—Foreign Exchange and International Reserves” and “Defined Terms and Certain Conventions—Exchange Rates” in the 2018 Annual Report, “Defined Terms and Certain Conventions—Exchange Rates and Exchange Controls” in Amendment No. 1 to the 2018 Annual Report, “Defined Terms and Certain Conventions—Exchange Rates and Exchange Controls” in Amendment No. 2 to the 2018 Annual Report and “Public Sector Finances—Foreign Exchange and International Reserves—Restrictions on Foreign Exchange Market” in Amendment No. 2 to the 2018 Annual Report.

Measures adopted in the future by the Central Bank and the Government to maintain or introduce further exchange controls or impose additional restrictions on transfers abroad may negatively affect Argentina’s international competitiveness, discouraging foreign investments and lending by foreign investors or increasing foreign capital outflows, which could have an adverse effect on economic activity in Argentina.

Fluctuations in the value of the peso could adversely affect the Argentine economy and the Republic’s ability to service its debt obligations. Additionally, a significant depreciation of the currencies of Argentina’s trading partners or trade competitors, in particular Brazil, may adversely affect the competitiveness of exports and cause an increase in imports, thus adversely affecting the Argentine economy.

Fluctuations in the value of the peso may also adversely affect the Argentine economy. The devaluation of the peso may have a negative impact on the Government’s revenues (measured in U.S. dollars), fuel inflation and significantly reduce real wages. After several years of moderate variations in the nominal exchange rate, the peso lost more than 35% of its value with respect to the U.S. dollar in 2015 and depreciated further in 2018 and 2019, losing more than 70% of its value between December 2017 and December 2019. See “Background to the Invitation.” Persistent high inflation during this period, with periods of a formal and “de facto” exchange controls, resulted in an increasingly overvalued real official exchange rate. Compounded by the effects of foreign exchange controls and restrictions on foreign trade, distorted relative prices resulted in a loss of competitiveness of Argentine production, impeded investment and resulted in economic stagnation during this period. For more information, see “Republic of Argentina—Monetary System—Foreign Exchange and International Reserves” and “Defined Terms and Certain Conventions—Exchange Rates” in the 2018 Annual Report, as amended.

A significant appreciation of the peso against the U.S. dollar also presents risks for the Argentine economy, including the possibility of a reduction in exports (as a consequence of the loss of external competitiveness). Any such appreciation could also have a negative effect on economic growth and employment and reduce tax revenues in real terms.

From time to time, the Central Bank may intervene in the foreign exchange market in order to maintain the currency exchange rate. Furthermore, the depreciation of the currencies of one or more of Argentina’s trading partners, particularly Brazil, or trade competitors relative to the peso may result in exports becoming more expensive and less competitive. It may also cause an increase in relatively cheap imports. Furthermore, additional volatility, appreciations or depreciations of the peso or reduction of the Central Bank’s reserves as a result of currency intervention and future devaluations of the Republic’s trading partners’ (which may generate a decrease in Argentina’s exports and increase in imports) could adversely affect the Argentine economy and economic growth, its financial condition and the Republic’s ability to service its debt obligations, including the New Bonds.

There can be no assurances that the Republic will be able to obtain financing on satisfactory terms in the future, which could have a material adverse effect on the Republic’s ability to make payments on its outstanding public debt, including the New Bonds.

The Republic’s future tax revenue and fiscal results may be insufficient to meet its debt service obligations and the Republic may have to rely in part on additional financing from domestic and international capital markets in order to meet future debt service obligations. In the future, the Republic may not be able or willing to access international or domestic capital markets, and the Republic’s ability to service its outstanding public debt, including the New Bonds, could be adversely affected.

There can be no assurances that the Republic’s credit rating will improve.

Certain credit agencies graded the Republic’s current long term debt credit ratings as sub-investment grade, while others have graded it in default or selected/restricted default due to the Republic’s deferral of Argentine-law governed U.S. dollar-denominated debt on April 5, 2020 and the withholding of interest payments on the USD 2021 Bonds, USD 2026 Bonds and USD 2046 Bonds on April 22, 2020, which were not paid after the grace period expired on May 22, 2020. See “Debt Related Actions.” Sub-investment grade indicates that such debt securities are judged to be subject to very high credit risk, while selective/restricted default indicates that the Republic has failed to pay one or more of its obligations but continues to meet other payment. The lack of improvement in the Republic’s credit rating could continue to adversely affect the trading price of the Republic’s debt securities and have the potential to affect the Republic’s cost of funds in the international capital markets and the liquidity of and demand for the Republic’s debt securities (including the New Bonds).

TERMS OF THE INVITATION

General

We hereby invite Holders to deliver Tender Orders to exchange their Eligible Bonds for New Bonds on the terms and subject to the conditions described herein. Each Holder that submits (and does not revoke) Tender Orders thereby also consents to the actions as proposed in this Invitation, including to authorize and direct the Trustee to modify any Eligible Bonds of that series that remain outstanding after giving effect to the Exchange Offers by substituting them for the relevant amounts of New Bonds.

After completion of the Invitation, the Republic may in its sole discretion, subject to applicable regulations, propose one or more Subsequent Modifications that are “uniformly applicable” (as defined in the accompanying prospectus) and that would affect one or more series of New Bonds and one or more series of 2016 Indenture Eligible Bonds that are not successfully modified and substituted pursuant to the Invitation. Under the terms of the 2016 Indenture, if the Republic proposes modifications on that basis, the holders of more than 75% of the aggregate principal amount of any series of New Bonds and any series of Eligible Bonds affected by the proposed modifications, taken in the aggregate, may approve the Subsequent Modifications.

This prospectus supplement is being provided to Holders of the Eligible Bonds in connection with their consideration of the matters set forth herein. Each Holder delivering a Tender Order will represent and warrant that it (i) has full power and authority to deliver such Tender Order, (ii) has not relied on the Trustee, the London Paying Agent, the Luxembourg Listing Agent, the dealer managers, the Information, Tabulation and Exchange Agent or any person affiliated with the Information, Tabulation and Exchange Agent in connection with its investigation of the accuracy of the information contained in this prospectus supplement, (iii) is not a Holder whose written consents are required to be disregarded pursuant to the definition of Outstanding herein, (iv) acknowledges that the information contained in this prospectus supplement has not been independently verified by the Trustee, the London Paying Agent, the Luxembourg Listing Agent, the dealer managers or the Information, Tabulation and Exchange Agent and has been provided by us and other sources that we deem reliable, and (v) makes the representations and acknowledgements described under “Representations and Acknowledgements of the Holders of the Eligible Bonds” herein. Use of this prospectus supplement for any other purpose is not authorized.

This prospectus supplement describes the possible effects of and procedures for delivering and revoking Tender Orders. Please read it carefully. See “Tender Procedures” for information on the procedures.

Holders who submit valid and accepted Tender Orders will not be entitled to receive any cash payment for any interest accrued and unpaid on any Eligible Bond that is exchanged for a New Bond pursuant to any Exchange Offer and will instead receive the Accrued Interest Consideration and the Additional Consent Consideration. Holders whose Eligible Bonds are modified and substituted will not be entitled to receive any cash payment for any interest accrued and unpaid on any Eligible Bond that is modified and substituted for a New Bond pursuant to the Proposed Modifications, if those modifications become effective, and will be entitled to receive the Accrued Interest Consideration.

Purpose of the Invitation

The purpose of the Invitation and the Related Debt Actions (as defined below) is to achieve a sustainable debt profile for the Republic.

Consideration to Be Received Pursuant to Tender Orders

As described in detail below, for accepted tenders of Eligible Bonds, you will receive on the Settlement Date (or as promptly as practicable thereafter as the clearing systems’ procedures permit):

•

For each U.S.$100 original principal amount of the USD Discount Bonds: U.S.$140.20380 of New USD 2038 Bonds; or U.S.$140.20380 of New USD 2041 Bonds; or U.S.$135.99769 of New USD 2046 Bonds, at your discretion.

•

For each €100 original principal amount of the Euro Discount Bonds: €137.61037 of New Euro 2038 Bonds; or U.S.$149.18340 of New USD 2038 Bonds; or €137.61037 of New Euro 2041 Bonds; or €133.48206 of New Euro 2046 Bonds, at your discretion.

•	For each U.S.$100 principal of the USD Par Bonds: U.S.$100 of the New USD 2041 Bonds; or U.S.$97 of New USD 2046 Bonds, at your discretion.

•	For each €100 principal of the Euro Par Bonds: €100 of the New Euro 2041 Bonds; or U.S.$108.41000 of New USD 2041 Bonds; or €97 of New Euro 2046 Bonds, at your discretion.

•

For each U.S.$100 principal of USD Bonds due 2021-2023 or USD Bonds due 2026-2036: U.S.$97 of the New USD 2030 Bonds; or U.S.$97 of the New USD 2035 Bonds; or U.S.$97 of New USD 2046 Bonds, at your discretion and, with respect to the USD Bonds due 2026-2036 subject to Acceptance Priority Procedures.

•	For each U.S.$100 principal of USD Bonds due 2046-2117: U.S.$97 of the New USD 2035 Bonds; or U.S.$97 of New USD 2046 Bonds, at your discretion, subject to Acceptance Priority Procedures.

•

For each €100 principal of Euro Bonds due 2022-2023: €97 of the New Euro 2030 Bonds; or U.S.$105.15770 of New USD 2030 Bonds; or €97 of the New Euro 2035 Bonds; or €97 of the New Euro 2046 Bonds, at your discretion.

•	For each CHF100 principal of CHF 2020 Bonds: €92.22286 of New Euro 2030 Bonds; or U.S.$99.96820 of New USD 2030 Bonds; or €92.22286 of New Euro 2035 Bond; or €92.22286 of the New Euro 2046 Bonds.

•

For each €100 principal of Euro Bonds due 2027-2028: €97 of the New Euro 2030 Bonds; or €97 of the New Euro 2035 Bonds; or U.S.$105.15770 of New USD 2035 Bonds; or €97 of the New Euro 2046 Bonds, at your discretion and subject to Acceptance Priority Procedures.

•

For each €100 principal of Euro Bonds due 2047: €97 of the New Euro 2035 Bonds; or €97 of the New Euro 2046 Bonds; or U.S.$105.15770 of New USD 2046 Bonds, at your discretion, subject to Acceptance Priority Procedures.

Tender Orders with respect to 2005 Indenture Eligible Bonds are not subject to the Acceptance Priority Procedures or Bond Caps.

For the avoidance of doubt, if you deliver a Tender Order accepted for exchange in the Exchange Offer for which the conditions to the Invitation, as applicable, have been satisfied or waived on the Settlement Date, you will receive New Bonds even if the relevant Proposed Modifications are not successful.

You will not be entitled to receive any cash payment for any interest accrued and unpaid on your Eligible Bond that is exchanged for a New Bond pursuant to the Invitation and will instead receive the Accrued Interest Consideration and Additional Consent Consideration. Therefore, pursuant to the preceding sentence, you will receive as Accrued Interest Consideration and Additional Consent Consideration (in the aggregate) for each U.S.$100, €100 or CHF100 (as applicable) of principal amount (or in the case of Discount Bonds, original principal amount) of Eligible Bonds:

•	U.S.$7.86824 of the USD 1.00% 2030 Bonds in the case of Tender Orders to exchange USD Discount Bonds for U.S. dollar-denominated New Bonds;

•	€7.29366 of the Euro 0.500% 2030 Bonds in the case of Tender Orders to exchange Euro Discount Bonds for euro-denominated New Bonds;

•	U.S.$7.90706 of the USD 1.00% 2030 Bonds in the case of Tender Orders to exchange Euro Discount for U.S. dollar-denominated New Bonds;

•	U.S.$1.60417 of the USD 1.00% 2030 Bonds in the case of Tender Orders to exchange USD Par Bonds for U.S. dollar-denominated New Bonds;

•	€1.44589 of the Euro 0.500% 2030 Bonds in the case of Tender Orders to exchange Euro Par Bonds for euro-denominated New Bonds; and

•	U.S.$1.56749 of the USD 1.00% 2030 Bonds in the case of Tender Orders to exchange Euro Par Bonds for U.S. dollar-denominated New Bonds;

•	U.S.$5.95833 of the USD 1.00% 2030 Bonds in the case of Tender Orders to exchange USD 2021 Bonds for U.S. dollar-denominated New Bonds;

•	U.S.$3.40625 of the USD 1.00% 2030 Bonds in the case of Tender Orders to exchange USD 2022 Bonds for U.S. dollar-denominated New Bonds;

•	U.S.$2.99340 of the USD 1.00% 2030 Bonds in the case of Tender Orders to exchange USD 2023 Bonds for U.S. dollar-denominated New Bonds;

•	€2.46687 of the Euro 0.500% 2030 Bonds in the case of Tender Orders to exchange Euro 2022 Bonds for euro-denominated New Bonds;

•	U.S.$2.67433 of the USD 1.00% 2030 Bonds in the case of Tender Orders to exchange Euro 2022 Bonds for U.S. dollar-denominated New Bonds;

•	€2.14857 of the Euro 0.500% 2030 Bonds in the case of Tender Orders to exchange Euro 2023 Bonds for euro-denominated New Bonds;

•	U.S.$2.32926 of the USD 1.00% 2030 Bonds in the case of Tender Orders to exchange Euro 2023 Bonds for U.S. dollar-denominated New Bonds;

•	€2.87008 of the Euro 0.500% 2030 Bonds in the case of Tender Orders to exchange CHF 2020 Bonds for euro-denominated New Bonds;

•	U.S.$3.11145 of the USD 1.00% 2030 Bonds in the case of Tender Orders to exchange CHF 2020 Bonds for U.S. dollar-denominated New Bonds;

•	U.S.$6.50000 of the USD 1.00% 2030 Bonds in the case of Tender Orders to exchange USD 2026 Bonds for U.S. dollar-denominated New Bonds;

•	U.S.$4.16319 of the USD 1.00% 2030 Bonds in the case of Tender Orders to exchange USD 2027 Bonds for U.S. dollar-denominated New Bonds;

•	U.S.$3.80243 of the USD 1.00% 2030 Bonds in the case of Tender Orders to exchange USD 5.875% 2028 Bonds for U.S. dollar-denominated New Bonds;

•	U.S.$4.37986 of the USD 1.00% 2030 Bonds in the case of Tender Orders to exchange USD 6.625% 2028 Bonds for U.S. dollar-denominated New Bonds;

•	U.S.$4.71042 of the USD 1.00% 2030 Bonds in the case of Tender Orders to exchange USD 2036 Bonds for U.S. dollar-denominated New Bonds;

•	€3.18306 of the Euro 0.500% 2030 Bonds in the case of Tender Orders to exchange Euro 2027 Bonds for euro-denominated New Bonds;

•	U.S.$3.45076 of the USD 1.00% 2030 Bonds in the case of Tender Orders to exchange Euro 2027 Bonds for U.S. dollar-denominated New Bonds;

•	€3.34222 of the Euro 0.500% 2030 Bonds in the case of Tender Orders to exchange Euro 2028 Bonds for euro-denominated New Bonds;

•	U.S.$3.62330 of the USD 1.00% 2030 Bonds in the case of Tender Orders to exchange Euro 2028 Bonds for U.S. dollar-denominated New Bonds;

•	U.S.$6.60833 of the USD 1.00% 2030 Bonds in the case of Tender Orders to exchange USD 2046 Bonds for U.S. dollar-denominated New Bonds;

•	U.S.$4.44965 of the USD 1.00% 2030 Bonds in the case of Tender Orders to exchange USD 2048 Bonds for U.S. dollar-denominated New Bonds;

•	U.S.$4.86875 of the USD 1.00% 2030 Bonds in the case of Tender Orders to exchange USD 2117 Bonds for U.S. dollar-denominated New Bonds;

•	€5.12295 of the Euro 0.500% 2030 Bonds in the case of Tender Orders to exchange Euro 2047 Bonds for euro-denominated New Bonds; and

•	U.S.$5.55379 of the USD 1.00% 2030 Bonds in the case of Tender Orders to exchange Euro 2047 Bonds for U.S. dollar-denominated New Bonds.

Acceptance Priority Procedures

Any valid Tender Order for a specific series of 2016 Indenture Eligible Bonds that we accept will be subject to these Acceptance Priority Procedures.

Acceptance Priority Levels

The Acceptance Priority Levels for each series of 2016 Indenture Eligible Bonds are as follows:

Eligible Bond	Acceptance Priority Level
USD Bonds due 2021-2023	1
Euro Bonds due 2022-2023	1
CHF 2020 Bonds	1
USD Bonds due 2026-2036	2
Euro Bonds due 2027-2028	2
USD Bonds due 2046-2117(1)	3
Euro Bonds due 2047(2)	3

(1)	Holders of USD Bonds due 2046-2117 may only submit Tender Orders for New USD 2035 Bonds or New USD 2046 Bonds.
(2)	Holders of Euro Bonds due 2047 may only submit Tender Orders for New Euro 2035 Bonds, New Euro 2046 Bonds or New USD 2046 Bonds.

Bond Caps

The New Bonds will be issued up to the following:

New Bond	Bond Cap (in millions)
New USD 2030 Bond	U.S.$13,800
New Euro 2030 Bond	€3,100
New USD 2035 Bond	U.S.$23,000
New Euro 2035 Bond	€2,800
New USD 2046 Bond	No Cap
New Euro 2046 Bond	No Cap

We reserve the right, but are under no obligation, to increase any or all of the Bond Caps at any time. There is no assurance that we will increase any of the Bond Caps.

Operation of the Acceptance Priority Procedures

•

If the aggregate total exchange consideration due for all Eligible Bonds for which we receive valid Tender Orders (that are not revoked at or prior to the Expiration) to exchange into a given series of New Bonds does not exceed the Bond Cap for such series of New Bonds, then we will accept all such Eligible Bonds for exchange.

•

However, if the aggregate total exchange consideration due for all Eligible Bonds for which we receive valid Tender Orders (that are not revoked at or prior to the Expiration) to exchange into a given series of New Bonds exceeds the Bond Cap for such series of New Bonds, then we will:

i.

accept for exchange all validly tendered Eligible Bonds of each series starting at the highest possible Acceptance Priority Level (level 1, Holders at which level will not be pro-rated) and moving sequentially to Eligible Bonds of each series having a lower Acceptance Priority Level (the lowest possible of which is level 3, Holders at which level can only tender for New USD 2035 Bonds or New USD 2046 Bonds in the case of U.S. dollar-denominated Eligible Bonds and New Euro 2035 Bonds, New Euro 2046 Bonds or New USD 2046 Bonds in the case of euro-denominated Eligible Bonds) until reaching the last Acceptance Priority Level where

a.	the aggregate total exchange consideration of all Eligible Bonds at such level for which Tender Orders have been validly delivered (and not revoked) and

b.	the aggregate total exchange consideration of all Eligible Bonds accepted for exchange of series with higher Acceptance Priority Levels,

does not exceed the relevant Bond Cap;

ii.	accept on a pro-rated basis Eligible Bonds for which we received valid (and not revoked) Tender Orders with the next lower Acceptance Priority Level; and

iii.

accept all remaining Tender Orders (and any portion of a Tender Order that was pro-rated pursuant to the preceding sentence) that have been validly delivered (and not revoked), which will become subject to the Excess Bond Cap procedures described below.

Excess Bond Cap Procedures

For USD 2016 Indenture Eligible Bonds:

If an election to exchange a USD Bond due 2026-2036 for New USD 2030 Bonds cannot be fulfilled, in full or in part, due to the operation of the Acceptance Priority Procedures, the unexchanged portion of your USD Bond due 2026-2036 will instead be exchanged for New USD 2035 Bonds.

If an election to exchange a USD Bond due 2026-2036 for New USD 2035 Bonds cannot be fulfilled, in full or in part, due to the operation of the Acceptance Priority Procedures, the unexchanged portion of your USD Bond due 2026-2036 will instead be exchanged for New USD 2030 Bonds.

If an election to exchange a USD Bond due 2046-2117 for New USD 2035 Bonds cannot be fulfilled, in full or in part, due to the operation of the Acceptance Priority Procedures, the unexchanged portion of your USD Bond due 2046-2117 will instead be exchanged for New USD 2046 Bonds.

For Euro 2016 Indenture Eligible Bonds:

If an election to exchange a Euro Bond due 2027-2028 for New Euro 2030 Bonds cannot be fulfilled, in full or in part, due to the operation of the Acceptance Priority Procedures, the unexchanged portion of your Euro Bond due 2027-2028 will instead be exchanged for New Euro 2035 Bonds.

If an election to exchange an Euro Bond due 2027-2028 for (i) New Euro 2035 Bonds cannot be fulfilled, in full or in part, due to the operation of the Acceptance Priority Procedures, the unexchanged portion of your Euro Bond due 2027-2028 will instead be exchanged for New Euro 2030 Bonds, (ii) New USD 2035 Bonds cannot be fulfilled, in full or in part, due to the operation of the Acceptance Priority Procedures, the unexchanged portion of your Euro Bond due 2027-2028 will instead be exchanged for New USD 2030 Bonds.

If an election to exchange a Euro Bond due 2047 for New Euro 2035 Bonds cannot be fulfilled, in full or in part, due to the operation of the Acceptance Priority Procedures, the unexchanged portion of your Euro Bond due 2047 will instead be exchanged for New Euro 2046 Bonds.

The New USD 2046 Bond and New Euro 2046 Bond will not be subject to Bond Caps, and we will accept all valid Tender Orders for exchange into these series delivered (and not revoked) prior to the Expiration.

Proposed Modifications

In connection with the Exchange Offers, we are soliciting written consents from Holders to the Proposed Modifications. Holders may not deliver Tender Orders or tender their Eligible Bonds for exchange without delivering a written consent, and Holders may not consent to the Proposed Modifications without tendering their Eligible Bonds for exchange pursuant to the Exchange Offer. Any consent given by or on behalf of any Holder in connection with the Invitation will be conclusive and binding on all subsequent Holders or Ineligible Holders of that Eligible Bond.

The Proposed Modifications will take effect for each Eligible Bond only if the Requisite Consents of the Holders applicable to such Proposed Modification pursuant to the applicable indenture, as described under “—Requisite Consents” and after giving effect to any re-designation, are received and accepted.

The Supplemental Indentures will be entered into with respect to the relevant series of Eligible Bonds modified and substituted pursuant to the Proposed Modifications.

If the 2005 Indenture Eligible Bonds Proposed Modifications become effective with respect to a series of 2005 Indenture Eligible Bonds, the Holders of such series of 2005 Indenture Eligible Bonds authorize the Trustee, on behalf of all Holders of such series of 2005 Indenture Eligible Bonds, to substitute all bonds of such series:

•	For each U.S.$100 original principal amount of USD Discount Bonds, U.S.$140.20380 of New USD 2038 Bonds.

•	For each €100 original principal amount of Euro Discount Bonds, €137.61037 of New Euro 2038 Bonds.

•	For each U.S.$100 principal of USD Par Bonds, U.S.$100 of the New USD 2041 Bonds.

•	For each €100 principal of Euro Par Bonds, €100 of the New Euro 2041 Bonds.

If the 2016 Eligible Bonds Proposed Modifications become effective with respect to a series of 2016 Indenture Eligible Bonds, the Holders of such series of 2016 Indenture Eligible Bonds authorize the Trustee, on behalf of all Holders of such series of 2016 Indenture Eligible Bonds, to substitute all bonds of such series:

•	For each U.S.$100 principal of USD Bonds due 2021-2023, USD Bonds due 2026-2036 and USD Bonds due 2046-2117, U.S.$97 of New USD 2046 Bond.

•	For each €100 principal of the Euro Bonds due 2022-2023, Euro Bonds due 2027-2028 and Euro Bonds due 2047, €97 of the New Euro 2046 Bond.

•	For each CHF100 principal of the CHF 2020 Bonds, €92.22286 of the New Euro 2046 Bonds.

You will not be entitled to receive any cash payment for any interest accrued and unpaid on any Eligible Bond that is modified and substituted for a New Bond pursuant to the Proposed Modifications, if those modifications become effective, and will be entitled to receive the Accrued Interest Consideration. Therefore, pursuant to the preceding sentence, you will receive as Accrued Interest Consideration for each U.S.$100, €100 or CHF100 (as applicable) of principal amount (or in the case of Discount Bonds, original principal amount) of Eligible Bonds:

•	U.S.$3.61165 of the USD 1.00% 2030 Bonds in the case of USD Discount Bonds substituted for U.S. dollar-denominated New Bonds;

•	€3.34791 of the Euro 0.500% 2030 Bonds in the case of the Euro Discount Bonds substituted for euro-denominated New Bonds;

•	U.S.$0.22917 of the USD 1.00% 2030 Bonds in the case of the USD Par Bonds substituted for U.S. dollar-denominated New Bonds;

•	€0.20656 of the Euro 0.500% 2030 Bonds in the case of the Euro Par Bonds substituted for euro-denominated New Bonds;

•	U.S.$3.43750 of the USD 1.00% 2030 Bonds in the case of the USD 2021 Bonds substituted for U.S. dollar-denominated New Bonds;

•	U.S.$1.34375 of the USD 1.00% 2030 Bonds in the case of the USD 2022 Bonds substituted for U.S. dollar-denominated New Bonds;

•	U.S.$1.29757 of the USD 1.00% 2030 Bonds in the case of the USD 2023 Bonds substituted for U.S. dollar-denominated New Bonds;

•	€1.03757 of the Euro 0.500% 2030 Bonds in the case of the Euro 2022 Bonds substituted for euro-denominated New Bonds;

•	€0.90369 of the Euro 0.500% 2030 Bonds in the case of the Euro 2023 Bonds substituted for euro-denominated New Bonds;

•	€1.69353 of the Euro 0.500% 2030 Bonds in the case of the CHF 2020 Bonds substituted for euro-denominated New Bonds;

•	U.S.$3.75000 of the USD 1.00% 2030 Bonds in the case of the USD 2026 Bonds substituted for U.S. dollar-denominated New Bonds;

•	U.S.$1.64236 of the USD 1.00% 2030 Bonds in the case of the USD 2027 Bonds substituted for U.S. dollar-denominated New Bonds;

•	U.S.$1.64826 of the USD 1.00% 2030 Bonds in the case of the USD 5.875% 2028 Bonds substituted for U.S. dollar-denominated New Bonds;

•	U.S.$1.95069 of the USD 1.00% 2030 Bonds in the case of the USD 6.625% 2028 Bonds substituted for U.S. dollar-denominated New Bonds;

•	U.S.$2.09792 of the USD 1.00% 2030 Bonds in the case of the USD 2036 Bonds substituted for U.S. dollar-denominated New Bonds;

•	€1.33880 of the Euro 0.500% 2030 Bonds in the case of the Euro 2027 Bonds substituted for euro-denominated New Bonds;

•	€1.40574 of the Euro 0.500% 2030 Bonds in the case of the Euro 2028 Bonds substituted for euro-denominated New Bonds;

•	U.S.$3.81250 of the USD 1.00% 2030 Bonds in the case of the USD 2046 Bonds substituted for U.S. dollar-denominated New Bonds;

•	U.S.$1.92882 of the USD 1.00% 2030 Bonds in the case of the USD 2048 Bonds substituted for U.S. dollar-denominated New Bonds;

•	U.S.$2.25625 of the USD 1.00% 2030 Bonds in the case of the USD 2117 Bonds substituted for U.S. dollar-denominated New Bonds; and

•	€2.81762 of the Euro 0.500% 2030 Bonds in the case of the Euro 2047 Bonds substituted for euro-denominated New Bonds.

Requisite Consents

If we receive the Requisite Consents with respect to the Proposed Modifications to one or more series of Eligible Bonds (on an aggregated basis or single series basis), the other conditions to the effectiveness of the Proposed Modifications indicated in this prospectus supplement are met or waived (where applicable) and we decide to declare the Proposed Modifications effective with respect to those series of Eligible Bonds, then those Proposed Modifications will be conclusive and binding on all (i) Holders of those series of Eligible Bonds, whether or not they have consented to the Proposed Modifications and (ii) Ineligible Holders. Holders that submitted a Tender Order will be entitled to receive the New Bonds selected in their Tender Order, after giving effect to the Acceptance Priority Procedures (if applicable). In that event, all Eligible Bonds of those series by non-consenting Holders and Ineligible Holders will be modified and substituted for the relevant amounts of New USD 2038 Bonds, New Euro 2038 Bonds, New USD 2041 Bonds, New Euro 2041 Bonds, New USD 2046 Bonds or New Euro 2046 Bonds, as applicable, pursuant to the Proposed Modifications. In addition, Holders who submitted valid Tender Orders will receive the Accrued Interest Consideration and Additional Consent Consideration, while Holders whose Eligible Bonds are modified and substituted pursuant to the Proposed Modifications (who did not submit valid Tender Orders) will be entitled to receive the Accrued Interest Consideration.

Requisite Consents to Proposed Modifications for the 2005 Indenture Eligible Bonds

If we consider written consents on an aggregated basis to determine the effectiveness of the 2005 Indenture Proposed Modifications, it is a condition to the effectiveness of the relevant 2005 Indenture Eligible Bonds Proposed Modifications that we receive and accept valid written consents (which are part of each Tender Order) from Holders of (i) not less than 85% of the aggregate principal amount of 2005 Indenture Eligible Bonds (taken in the aggregate) then Outstanding, and (ii) not less than 66 2⁄3% of the aggregate principal amount of each series of 2005 Indenture Eligible Bonds (taken individually) then Outstanding, subject to re-designation at our discretion. If we re-designate the series of Eligible Bonds affected by the Proposed Modifications as described below, any excluded series will not be considered for the purposes of either prong (i) or (ii) of the prior sentence.

In addition, if we re-designate the series of 2005 Indenture Eligible Bonds that will be aggregated for the 2005 Indenture Eligible Bonds Proposed Modifications by excluding one or more series of the initially designated series, it is a condition to the effectiveness of the 2005 Indenture Eligible Bonds Proposed Modifications that with respect to any excluded series we receive and accept valid written consents (which are part of each Tender Order) from Holders of not less than 75% of the aggregate principal amount of such excluded series.

Notwithstanding anything to the contrary in the 2005 Indenture, including Section 7.3 of the 2005 Indenture, or in the terms and conditions of the 2005 Indenture Eligible Bonds, by tendering Eligible Bonds for exchange and thereby delivering a written consent to the Proposed Modifications applicable to that series of Eligible Bonds, each Holder will also be giving written consent to allow us, in our sole discretion, to (A) re-designate at any time (including after the Expiration) the series of Eligible Bonds that will be subject to the Proposed Modifications on an aggregated basis by excluding one or more series of the initially designated series, and (B) consider that Holders have consented to a single series reserved matter modification pursuant to Section 7.2(b) of the 2005 Indenture where Holders of not less than 75% of the aggregate principal amount of Eligible Bonds of any series of 2005 Indenture Eligible Bonds have granted their written consent to the applicable Proposed Modifications.

Subject to the satisfaction or waiver (where applicable) of the conditions to effectiveness indicated in this prospectus supplement, the Proposed Modifications will be conclusive and binding on all Holders of each series of Eligible Bonds affected by the Proposed Modifications (A) that we have not re-designated as if we had originally solicited consents only from Holders of those series, or (B) where Holders of not less than 75% of the aggregate principal amount of any excluded series have granted their written consent to the applicable Proposed Modifications. For the avoidance of doubt, Holders who deliver Tender Orders will be consenting to our ability to change the modification procedures without recommencing the Invitation, regardless of whether the Trustee agrees that the change in election would not be materially prejudicial to Holders pursuant to Section 7.3 of the 2005 Indenture.

The effectiveness of the Proposed Modifications as they relate to the 2005 Indenture Eligible Bonds is not conditioned on the effectiveness of the Proposed Modifications affecting 2016 Indenture Eligible Bonds.

Requisite Consents to Proposed Modifications for the 2016 Indenture Eligible Bonds

If we consider written consents on an aggregated basis to determine the effectiveness of the 2016 Indenture Proposed Modifications, it is a condition to the effectiveness of the relevant 2016 Indenture Eligible Bonds Proposed Modifications that we receive and accept valid written consents from Holders of (i) more than 66 2⁄3% of the aggregate principal amount of 2016 Indenture Eligible Bonds and 2005 Indenture Eligible Bonds (taken in the aggregate) then Outstanding, and (ii) more than 50% of the aggregate principal amount of each series of 2016 Eligible Bonds then Outstanding, and subject to re-designation at our discretion. If we re-designate the series of Eligible Bonds affected by the Proposed Modifications as described below, any excluded series will not be considered for the purposes of either prong (i) or (ii) of the prior sentence.

For the avoidance of doubt, written consents to the Proposed Modifications affecting 2005 Indenture Eligible Bonds are being taken into account for purposes of determining whether more than 66 2⁄3% of the aggregate principal amount of Eligible Bonds have consented to the Proposed Modifications, pursuant to Section 11.6(c) of the 2016 Indenture; provided, however, that no such written consent provided by a Holder of any series of 2005 Indenture Eligible Bonds as to the 2016 Indenture Eligible Bonds will be recorded unless the Proposed Modifications affecting the 2005 Indenture Eligible Bonds of such series is effective.

If we re-designate the series of Eligible Bonds that will be aggregated for the 2016 Indenture Eligible Bonds Proposed Modifications by excluding one or more series of the initially designated series, it is a condition to the effectiveness of the 2016 Indenture Eligible Bonds Proposed Modifications with respect to any excluded series that we receive and accept valid written consents (which are part of each Tender Order) from Holders of more than 75% of the aggregate principal amount of such excluded series.

Notwithstanding anything to the contrary in the 2016 Indenture, including Section 11.3, or in the terms and conditions of the 2016 Indenture Eligible Bonds, by tendering Eligible Bonds for exchange and thereby delivering a written consent to the Proposed Modifications applicable to that series of Eligible Bonds, each Holder will also be giving written consent to allow us, in our sole discretion, to (A) re-designate at any time (including after the Expiration) the series of Eligible Bonds that will be subject to the Proposed Modifications on an aggregated basis by excluding one or more series of the initially designated series, and (B) consider that Holders have consented to a single series reserve matter modification pursuant to Section 11.4 of the 2016 Indenture where Holders of more than 75% of the aggregate principal amount of Eligible Bonds of any series of 2016 Indenture Eligible Bonds have granted their written consent to the applicable Proposed Modifications.

Subject to the satisfaction or waiver (where applicable) of the conditions to effectiveness indicated in this prospectus supplement, the Proposed Modifications will be conclusive and binding on all Holders of each series of Eligible Bonds affected by the Proposed Modifications (A) that we have not re-designated as if we had originally solicited consents only from Holders of those series, or (B) where Holders of more than 75% of the aggregate principal amount of such series has granted its written consent to the applicable Proposed Modifications.

Outstanding Amounts

As of the date of this prospectus supplement, the following aggregate principal amounts of 2005 Indenture Eligible Bonds were Outstanding (as defined in the 2005 Indenture):

Series of Eligible Bond	Principal Amount Outstanding
USD 2033 Discount Bonds I	U.S.$3,857,694,668
USD 2033 Discount Bonds II	U.S.$1,226,835,747
USD 2033 Discount Bonds III	U.S.$7,930,869
Euro 2033 Discount Bonds I	€3,107,582,433
Euro 2033 Discount Bonds II	€2,656,769,079
Euro 2033 Discount Bonds III	€4,703,359
USD Par 2038 Bonds I	U.S.$4,938,659,942
USD Par 2038 Bonds II	U.S.$93,304,820
USD Par 2038 Bonds III	U.S.$1,634,359
Euro Par 2038 Bonds I	€5,034,912,168
Euro Par 2038 Bonds II	€1,427,127,806
Euro Par 2038 Bonds III	€11,183,124

As of the date of this prospectus supplement, the following aggregate principal amounts of 2016 Indenture Eligible Bonds were Outstanding (as defined in the 2016 Indenture):

Series of Eligible Bond (as defined in Annex B)	Principal Amount Outstanding
USD 2021 Bonds	U.S.$4,484,000,000
USD 2022 Bonds	U.S.$3,250,000,000
USD 2023 Bonds	U.S.$1,750,000,000
USD 2026 Bonds	U.S.$6,454,850,000
USD 2027 Bonds	U.S.$3,750,000,000
USD 5.875% 2028 Bonds	U.S.$4,250,000,000
USD 6.625% 2028 Bonds	U.S.$965,000,000
USD 2036 Bonds	U.S.$1,727,000,000
USD 2046 Bonds	U.S.$2,617,685,000
USD 2048 Bonds	U.S.$3,000,000,000
USD 2117 Bonds	U.S.$2,689,277,000
Euro 2022 Bonds	€1,250,000,000
Euro 2023 Bonds	€1,000,000,000
CHF 2020 Bonds	CHF400,000,000
Euro 2027 Bonds	€1,250,000,000
Euro 2028 Bonds	€1,000,000,000
Euro 2047 Bonds	€750,000,000

For purposes of determining if the requisite majorities have been met, the Outstanding principal amount of 2016 Indenture Eligible Bonds and 2005 Indenture Eligible Bonds denominated in a currency other than U.S. dollars will be calculated using the exchange rate specified below under “—Currency Exchange Rates.”

Rescission of Acceleration

In addition to the Proposed Modifications referred to above, by submitting and not revoking a Tender Order each Holder hereby agrees, in respect of each series of Eligible Bonds that may have been accelerated on or before the Settlement Date, to:

(i)    consent to a rescission and annulment of such acceleration, effective as of the time of closing on the Settlement Date,

(ii)    consent to an amendment of the Event of Default section in each affected Eligible Bond to delete the requirement that all payment defaults thereunder have been cured, waived or otherwise remedied as a condition to any rescission and annulment of acceleration,

(iii)    instruct the Information, Tabulation and Exchange Agent, on behalf of such Holder, to provide written notice to us and the Trustee of the aggregate principal amount of Eligible Bonds for which Tender Orders have been received and not revoked containing the consent of the Holders submitting those Tender Orders to the rescission and annulment of such acceleration, and

(iv)    waive any other defaults that may have occurred under the relevant Eligible Bond on or prior to the Settlement Date that might otherwise interfere with the effectiveness of such rescission and annulment of acceleration.

Currency Exchange Rates

For the purposes of determining whether the Requisite Consents have been received, as specified above in “—Requisite Consents,” the Outstanding principal amount of Eligible Bonds denominated in a currency other than U.S. dollars will be:

For 2005 Indenture Eligible Bonds

•

determined using the relevant exchange rate determined by the dealer managers based on the bid-side price as shown on the FXC page displayed on the Bloomberg Pricing Monitor, or by any recognized quotation source selected by the dealer managers in their sole and absolute discretion if Bloomberg is not available or is manifestly erroneous, at or around 12:00 p.m. (noon) New York City time on April 21, 2020. Each such rate will be rounded to 4 decimal places.

For the 2016 Indenture Eligible Bonds

•

determined using the relevant exchange rate determined by the dealer managers based on the bid-side price as shown on the FXC page displayed on the Bloomberg Pricing Monitor, or by any recognized quotation source selected by the dealer managers in their sole and absolute discretion if Bloomberg is not available or is manifestly erroneous, at or around 9:00 a.m. New York City time on the Expiration. Each such rate will be rounded to 4 decimal places.

Acceptance of Tenders

We reserve the right not to accept Tender Orders of Eligible Bonds of any series in our sole discretion, if and to the extent permitted by applicable laws, rules and regulations in each jurisdiction where we are making the Invitation.

If we terminate the Invitation without accepting any Tender Orders, or we do not accept your Tender Order, we will return the Eligible Bonds not accepted to the tendering Holders as provided below under “Consent Procedures.”

Conditions to the Invitation

The Invitation is conditional upon the satisfaction of the following conditions:

1.

the absence of any law or regulation that would, and the absence of any injunction, action or other proceeding (whether pending or threatened) that could, make unlawful or invalid or enjoin the implementation of such Proposed Modifications or the Invitation or question the legality or validity thereof; and

2.

there not having been any change or development that, in the Republic’s sole discretion, materially reduces the anticipated benefits to the Republic of the Invitation or that could be likely to prejudice materially the success of the Invitation or that has had, or could reasonably be expected to have, a material adverse effect on the Republic or its economy;

3.	satisfaction of the Minimum Participation Condition;

and the effectiveness of the Proposed Modifications for a series of Eligible Bonds is conditional upon the satisfaction of the following conditions:

4.

receipt of the Requisite Consents for the 2005 Indenture Eligible Bonds Proposed Modifications or the 2016 Indenture Eligible Bonds Proposed Modifications, as applicable, after giving effect to any exclusion by us of any series of Eligible Bonds; and

5.	the execution of the Supplemental Indentures.

We reserve the right to waive or modify any term of, or terminate, the Invitation at any time and in our sole discretion; provided that we cannot modify or waive the conditions number 3 to 5 described above.

Notwithstanding anything to the contrary in the 2016 Indenture, including Section 10.2 of the 2016 Indenture, by tendering (and not revoking) Eligible Bonds for exchange and thereby delivering a written consent to the Proposed Modifications applicable to that series of Eligible Bonds, each Holder will be waiving the requirement that the Republic solicits written consents to the Proposed Modifications not more than 30 days prior to the Expiration.

Minimum Level of Overall Participation Required for Completion of the Invitation

We will only accept Tender Orders submitted in this Invitation if, prior to the Expiration:

A.	we receive Tender Orders representing at least 66.6% of the aggregate principal amount Outstanding of all Eligible Bonds (the “Aggregate Eligible Bonds Minimum Participation Condition”), or

B.	we receive Tender Orders

1.

(a) sufficient to amend, pursuant to the terms of this Invitation, one or more series of 2005 Indenture Eligible Bonds representing at least 60% of the aggregate principal amount outstanding of all 2005 Indenture Eligible Bonds or (b) representing more than 50% of the aggregate principal amount Outstanding of all 2005 Indenture Eligible Bonds (the “2005 Indenture Eligible Bonds Minimum Participation Condition”); and

2.

(a) sufficient to amend, pursuant to the terms of this Invitation, one or more series of 2016 Indenture Eligible Bonds representing at least 60% of the aggregate principal amount outstanding of all 2016 Indenture Eligible Bonds or (b) representing more than 50% of the aggregate principal amount Outstanding of all 2016 Indenture Eligible Bonds (the “2016 Indenture Eligible Bonds Minimum Participation Condition” and together with the 2005 Indenture Eligible Bonds Minimum Participation Condition, the “Indenture Eligible Bond Minimum Participation Condition”).

The minimum participation conditions shall be satisfied if either the Aggregate Eligible Bonds Minimum Participation Condition or the Indenture Eligible Bonds Minimum Participation Condition are met (the “Minimum Participation Condition”).

In calculating the level of overall participation, the Information, Tabulation and Exchange Agent will convert to U.S. dollars all principal amounts of Eligible Bonds denominated in currencies other than U.S. dollars, using the same currency exchange rates specified under ““—Currency Exchange Rates.”

Denominations; Rounding; Calculations

Eligible Bonds may be tendered in the minimum denomination and the integral multiples in excess of such minimum denomination set forth in the terms of such Eligible Bonds and in Annex A and Annex B to this prospectus supplement.

To determine the amount of New Bonds that will be received (including any New Bonds received as Accrued Interest Consideration and Additional Consent Consideration), the principal amount of Eligible Bonds tendered or modified and substituted pursuant to the Proposed Modifications will be multiplied by the appropriate ratios (including a currency exchange rate, if applicable), and the resultant amount will be rounded down to the nearest whole number. This rounded amount will be the principal amount of New Bonds received, and no additional cash will be paid in lieu of any principal amount of New Bonds not received as a result of rounding down.

Expiration; Extension; Termination; and Amendment

For the purposes of the Invitation, the term “Expiration” means 5:00 p.m. (New York City time) on August 4, 2020, subject to our right to extend such date and time in our absolute discretion, in which case the Expiration means the latest date and time to which the Invitation is extended.

After the Expiration, you may no longer deliver or revoke Tender Orders.

At any time before we announce the acceptance of any tenders on the Results Announcement Date (in the manner specified above under “—Acceptance of Tenders”), we may, in our sole discretion and to the extent permitted by the applicable laws, rules and regulations in each jurisdiction where we are making the Invitation:

•	terminate the Invitation (including with respect to Tender Orders submitted prior to the time of the termination),

•	extend the Invitation past the originally scheduled Expiration,

•	withdraw the Invitation from any one or more jurisdictions, or

•	amend the Invitation, including amendments in any one or more jurisdictions, by giving written notice thereof to the Information, Tabulation and Exchange Agent.

Any extension, amendment or termination of the Invitation by us will be followed as promptly as practicable by press release or other public announcement of such extension, amendment or termination. Failure of any Holder or beneficial owner of the Eligible Bonds to be so notified will not affect the extension, termination or amendment of the Invitation, as applicable.

If we make a material change to the terms of, or waive a material condition of, this Invitation that is in either case adverse to the interests of the Holders, we will (i) notify the Information, Tabulation and Exchange Agent of that material change or waiver of a material condition and any related extension of the Expiration by written notice, (ii) make a public announcement thereof as described below, and (iii) extend the Expiration to the extent, if any, we deem appropriate in our sole discretion or otherwise to the extent required by applicable law. We may also extend the Expiration if we deem it appropriate in our sole discretion. If we extend, terminate or amend this Invitation, we expect to announce publicly such extension, termination or amendment, including, if applicable, the new Expiration and/or applicable revocation rights. We undertake no obligation to give any notice other than by press release. Failure of any Holder to be so notified will not affect the extension, termination or amendment of this Invitation.

If we elect to terminate the Invitation, any Tender Orders previously delivered will be of no further force or effect. Failure of any Holder or beneficial owner of the Eligible Bonds to be so notified will not affect the termination or amendment of the Invitation.

Results Announcement

On August 7, 2020, or as soon as practicable thereafter, we will publicly announce the results of the Invitation. If we receive and accept the Requisite Consents with respect to one or more Proposed Modifications for one or more series of Eligible Bonds at or prior to the Expiration, after giving effect to any re-designation of any series of Eligible Bonds on the Execution Date, we and the Trustee will execute the Supplemental Indentures and substitute the Eligible Bonds of such series for New Bonds, as described under “—Proposed Modifications.” Any Proposed Modifications for any series of Eligible Bonds will become effective upon receipt and acceptance of the applicable Requisite Consents for such series and execution of the applicable Supplemental Indentures on the Settlement Date. Upon a Proposed Modification becoming effective, (i) all Holders of the Eligible Bonds affected by such Proposed Modification will be bound thereby, including any Holder that did not deliver (or that has revoked) its Tender Order, and (ii) such Holders that tendered their Eligible Bonds in the Exchange Offer will receive the applicable New Bonds.

Settlement

The Settlement Date for the Exchange Offer will be September 4, 2020, unless the Invitation is extended, in which case a new Settlement Date, if necessary, will be announced by press release.

Settlement will commence on the date when we notify the Information, Tabulation and Exchange Agent that all conditions to settlement have been satisfied or waived and that we are prepared to issue the New Bonds. By tendering your Eligible Bonds, you will be deemed to have given the Trustee an irrevocable instruction to cancel any Eligible Bonds accepted for exchange or to be modified and substituted pursuant to the Proposed Modifications upon delivery of the New Bonds on the Settlement Date. If any court or arbitral order or administrative or legal proceeding prohibits or delays the cancellation of the tendered or modified and substituted Eligible Bonds, we will postpone the Settlement Date until such court or arbitral order or administrative or legal proceeding no longer prohibits the cancellation of the Eligible Bonds. If, in our judgment, cancellation cannot be effected without unreasonable delay, we will cancel the Invitation (or, if we consider that the Eligible Bonds affected thereby are, in our sole judgment, immaterial, we may cancel the Invitation with respect to the affected Eligible Bonds only).

If we accept your Tender Order and the conditions to the Invitation are met or waived (where applicable), you will receive on the Settlement Date (or as promptly as practicable thereafter as the clearing systems’ procedures permit) the New Bonds by credit to the same account at a principal clearing system from which your Eligible Bonds were tendered (or such other accounts as you instruct in the case of the CHF 2020 Bonds). If your Eligible Bonds are tendered through a principal clearing system that is not the primary clearing system for the New Bonds that you are entitled to receive, your New Bonds will be credited first to the account of your principal clearing system at such primary clearing system and then the principal clearing system will transfer the New Bonds to your account. The primary clearing system for all U.S. dollar-denominated New Bonds is DTC, and the primary clearing systems for all euro-denominated New Bonds are Clearstream, Luxembourg and Euroclear.

If you did not deliver (or if you revoked) a Tender Order or if you are an Ineligible Holder and your Eligible Bonds are being modified and substituted pursuant to the Proposed Modifications, you will receive on the Settlement Date (or as promptly as practicable thereafter as the clearing systems’ procedures permit) the New Bonds by credit to the same account at a principal clearing system in which you held your Eligible Bonds on the Settlement Date (or in the case of the CHF 2020 Bonds, to such account as the paying agent for such Eligible Bonds shall indicate). If your Eligible Bonds are held in a principal clearing system that is not the primary clearing system for the New Bonds that you are entitled to receive, your New Bonds will be credited first to the account of your principal clearing system at such primary clearing system and then the principal clearing system will transfer the New Bonds to your account. The primary clearing system for all U.S. dollar-denominated New Bonds is DTC, and the primary clearing systems for all euro-denominated New Bonds are Clearstream, Luxembourg and Euroclear.

Our determination of the exchange ratios and any other calculation or quotation made with respect to the Exchange Offer shall be conclusive and binding on you, absent manifest error.

No Recommendation

None of us, the dealer managers, the Trustee, the London Paying Agent, the Luxembourg Listing Agent, the Information, Tabulation and Exchange Agent nor any of their respective directors, employees, affiliates, agents or representatives makes any recommendation as to whether Holders should deliver Tender Orders, and no one has been authorized by any of them to make such a recommendation. Each Holder must make its own decision as to whether to give a Tender Order.

Repurchases of Eligible Bonds That Remain Outstanding; Subsequent Exchange Offers

The Republic reserves the right, in its absolute discretion, to purchase, amend, exchange, offer to purchase, amend or exchange, or enter into a settlement in respect of any Eligible Bonds that are not modified and substituted or exchanged pursuant to the Invitation (in accordance with their respective terms) and, to the extent permitted by applicable law, purchase, amend or offer to purchase Eligible Bonds in the open market, in privately negotiated transactions or otherwise. Any such purchase, amendment, exchange, offer to purchase, amend or exchange or settlement will be made in accordance with applicable law. The terms of any such purchases, amendments, exchanges, offers or settlements could differ from the terms of the Invitation. Holders of New Bonds will be entitled to participate in any voluntary purchase, amendment, exchange, offer to purchase or exchange extended to or agreed with holders of Eligible Bonds not modified and substituted or exchanged pursuant to the Invitation as described below under “Description of the New Securities—General Terms Common to the New Bonds—Rights Upon Future Offers.”

Market for the Eligible Bonds and New Bonds

We will cancel all Eligible Bonds acquired by us pursuant to the Invitation. Accordingly, the aggregate principal amount of each series of Eligible Bonds will be reduced substantially if the Proposed Modifications and Exchange Offers are consummated. This is likely to affect adversely the liquidity and market value of any Eligible Bonds not modified and substituted or exchanged pursuant to the Invitation. Eligible Bonds not exchanged pursuant to the Exchange Offer will remain outstanding.

Each series of New Bonds is a new issue of securities with no established trading market. We have been advised by the dealer managers that they may make a market in the New Bonds but they are not obligated to do so and may discontinue market making at any time without notice. The Republic intends to list the New Bonds on the Luxembourg Stock Exchange and the ByMA and to have them admitted for trading on the Euro MTF Market and the MAE. No assurance can be given as to the liquidity of the trading market for any series of the New Bonds. The price at which each series of the New Bonds will trade in the secondary market is uncertain.

Information, Tabulation and Exchange Agent

D.F. King has been retained as Information, Tabulation and Exchange Agent in connection with this Invitation. In its capacity as Information, Tabulation and Exchange Agent, D.F. King will (i) distribute the Invitation Materials and assist with the delivery of Tender Orders, (ii) calculate the U.S. dollars amount equivalent to the Outstanding principal amount of Eligible Bonds pursuant to the methodology described in this prospectus supplement and (iii) be responsible for collecting consents and certifying to the Trustee the aggregate principal amount of the Eligible Bonds covered by consents received (and not revoked). The Information, Tabulation and Exchange Agent will receive customary fees for such services and reimbursement of certain of its reasonable out-of-pocket expenses.

Any questions or requests for assistance concerning this Invitation should be directed to the Information, Tabulation and Exchange Agent at its address and telephone number set forth on the back cover of this prospectus supplement. If you have any questions about how to deliver Tender Orders pursuant to this prospectus supplement, you should contact the Information, Tabulation and Exchange Agent. Requests for additional copies of the Invitation Materials or any other related documents may be directed to the Information, Tabulation and Exchange Agent. All documentation relating to the offer, together with any updates, will be available via the Invitation Website: https://sites.dfkingltd.com/argentina.

DESCRIPTION OF THE NEW SECURITIES

This section of this prospectus supplement is only a summary of the material provisions of the New Bonds, the 2005 Indenture and the 2016 Indenture, and it does not contain all of the information that may be important to you as a potential investor in the New Bonds. The Republic has filed a form of the 2005 Indenture and the 2016 Indenture with the SEC. The Republic urges you to read the 2005 Indenture or the 2016 Indenture, as applicable, for a complete description of its obligations and your rights as a holder of the New Bonds. Copies of the 2005 Indenture and 2016 Indenture are available free of charge at the offices of the Trustee.

The 2005 Indenture New Bonds will be issued pursuant to the 2005 Indenture, as supplemented by the applicable Proposed Modifications. The accompanying prospectus contains a summary of the 2005 Indenture and other general terms of the 2005 Indenture New Bonds. See “Description of the New Securities—Description of the Securities Issued Under the 2005 Indenture” in the accompanying prospectus. You should review the information contained herein and in the accompanying prospectus. To the extent the 2005 Indenture or the information included in the accompanying prospectus conflicts with Annex C hereto and the summary terms of the 2005 Indenture New Bonds included in this prospectus supplement, the latter prevails. In particular, certain terms and conditions relating to additional amounts, negative pledge, the definitions of “external indebtedness” and “domestic foreign currency indebtedness”, notices, and the specific assets and property excluded from the waiver of sovereign immunity set forth in the 2005 Indenture New Bonds differ from the 2005 Indenture Eligible Bonds. Further, all 2005 Indenture New Bonds, including those denominated in euros, are governed by New York law.

The 2016 Indenture New Bonds will be issued pursuant to the 2016 Indenture, as supplemented by the applicable Proposed Modifications. The accompanying prospectus contains a summary of the 2016 Indenture and other general terms of the 2016 Indenture New Bonds. See “Description of the New Securities—Description of the Securities Issued Under the 2016 Indenture” in the accompanying prospectus. You should review the information contained herein and in the accompanying prospectus. To the extent the 2016 Indenture or the information included in the accompanying prospectus conflicts with Annex D hereto and the summary terms of the 2016 Indenture New Bonds included in this prospectus supplement, the latter prevails. In particular, certain terms and conditions relating to the specific assets and property excluded from the waiver of sovereign immunity set forth in the 2016 Indenture New Bonds differ from the 2016 Indenture Eligible Bonds.

Specific Terms of Each Series of New Bonds

USD 1.00% 2030 Bonds will:

•	mature on September 4, 2030;

•	accrue interest at the following annual rates:

From and including	To but excluding	Rate
Settlement Date	September 4, 2030	1.000%

computed on the basis of a 360 day year comprised of twelve 30-day months.

•	accrue interest from the Settlement Date;

•

pay interest in U.S. dollars semi-annually in arrears on March 4 and September 4 of each year, beginning on September 4, 2021 (long first coupon), to persons in whose names the USD 1.00% 2030 Bonds are registered at the close of business on March 3 and September 3 of each year, respectively;

•

pay principal in U.S. dollars in eight installments on March 4, 2027, September 4, 2027, March 4, 2028, September 4, 2028, March 4, 2029, September 4, 2029, March 4, 2030 and at maturity, to be calculated as follows: the aggregate amount of each principal payment on the USD 1.00% 2030 Bonds shall equal the principal amount outstanding as of any principal payment date, divided by the number of remaining principal installments from and including such principal payment date to and including the maturity date; and

•	be issued in one series and each in minimum denominations of U.S.$1.00 and integral multiples thereof.

Euro 0.500% 2030 Bonds will:

•	mature on September 4, 2030;

•	accrue interest at the following annual rates:

From and including	To but excluding	Rate
Settlement Date	September 4, 2030	0.500%

computed on the basis of a 360 day year comprised of twelve 30-day months.

•	accrue interest from the Settlement Date;

•

pay interest in euros semi-annually in arrears on March 4 and September 4 of each year, beginning on September 4, 2021 (long first coupon), to persons in whose names the Euro 0.500% 2030 Bonds are registered at the close of business on March 3 and September 3 of each year, respectively;

•

pay principal in euros in eight installments on March 4, 2027, September 4, 2027, March 4, 2028, September 4, 2028, March 4, 2029, September 4, 2029, March 4, 2030 and at maturity, to be calculated as follows: the aggregate amount of each principal payment on the Euro 0.500% 2030 Bonds shall equal the principal amount outstanding as of any principal payment date, divided by the number of remaining principal installments from and including such principal payment date to and including the maturity date; and

•	be issued in one series and each in minimum denominations of €1.00 and integral multiples thereof.

New USD 2030 Bonds will:

•	mature on September 4, 2030;

•	accrue interest at the following annual rates:

From and including	To but excluding	Rate
Settlement Date	September 4, 2021	0.125%
September 4, 2021	September 4, 2023	0.500%
September 4, 2023	September 4, 2027	0.750%
September 4, 2027	September 4, 2030	1.750%

computed on the basis of a 360 day year comprised of twelve 30-day months.

•	accrue interest from the Settlement Date;

•

pay interest in U.S. dollars semi-annually in arrears on March 4 and September 4 of each year, beginning on September 4, 2021 (long first coupon), to persons in whose names the New USD 2030 Bonds are registered at the close of business on March 3 and September 3 of each year, respectively;

•

pay principal in U.S. dollars in 12 installments on March 4, 2025, September 4, 2025, March 4, 2026, September 4, 2026, March 4, 2027, September 4, 2027, March 4, 2028, September 4, 2028, March 4, 2029, September 4, 2029, March 4, 2030 and at maturity, to be calculated as follows: the aggregate amount of each principal payment on the New USD 2030 Bonds shall equal the principal amount outstanding as of any principal payment date, divided by the number of remaining principal installments from and including such principal payment date to and including the maturity date; and

•	be issued in one series and each in minimum denominations of U.S.$1.00 and integral multiples thereof.

New Euro 2030 Bonds will:

•	mature on September 4, 2030;

•	accrue interest at the following annual rates:

From and including	To but excluding	Rate
Settlement Date	September 4, 2030	0.125%

computed on the basis of a 360 day year comprised of twelve 30-day months.

•	accrue interest from the Settlement Date;

•

pay interest in euros semi-annually in arrears on March 4 and September 4 of each year, beginning on September 4, 2021 (long first coupon), to persons in whose names the New Euro 2030 Bonds are registered at the close of business on March 3 and September 3 of each year, respectively;

•

pay principal in euros in 12 installments on March 4, 2025, September 4, 2025, March 4, 2026, September 4, 2026, March 4, 2027, September 4, 2027, March 4, 2028, September 4, 2028, March 4, 2029, September 4, 2029, March 4, 2030 and at maturity, to be calculated as follows: the aggregate amount of each principal payment on the New Euro 2030 Bonds shall equal the principal amount outstanding as of any principal payment date, divided by the number of remaining principal installments from and including such principal payment date to and including the maturity date; and

•	be issued in one series and each in minimum denominations of €1.00 and integral multiples thereof.

New USD 2035 Bonds will:

•	mature on September 4, 2035;

•	accrue interest at the following annual rates:

From and including	To but excluding	Rate
Settlement Date	September 4, 2021	0.125%
September 4, 2021	September 4, 2022	1.125%
September 4, 2022	September 4, 2023	1.500%
September 4, 2023	September 4, 2024	3.625%
September 4, 2024	September 4, 2027	4.125%
September 4, 2027	September 4, 2028	4.750%
September 4, 2028	September 4, 2035	5.000%

computed on the basis of a 360 day year comprised of twelve 30-day months.

•	accrue interest from the Settlement Date;

•

pay interest in U.S. dollars semi-annually in arrears on March 4 and September 4 of each year, beginning on September 4, 2021 (long first coupon), to persons in whose names the New USD 2035 Bonds are registered at the close of business on March 3 and September 3 of each year, respectively;

•

pay principal in U.S. dollars in 10 installments on March 4, 2031, September 4, 2031, March 4, 2032, September 4, 2032, March 4, 2033, September 4, 2033, March 4, 2034, September 4, 2034, March 4, 2035 and at maturity, to be calculated as follows: the aggregate amount of each principal payment on the New USD 2035 Bonds shall equal the principal amount outstanding as of any principal payment date, divided by the number of remaining principal installments from and including such principal payment date to and including the maturity date; and

•	be issued in one series and each in minimum denominations of U.S.$1.00 and integral multiples thereof.

New Euro 2035 Bonds will:

•	mature on September 4, 2035;

•	accrue interest at the following annual rates:

From and including	To but excluding	Rate
Settlement Date	September 4, 2021	0.125%
September 4, 2021	September 4, 2022	0.750%
September 4, 2022	September 4, 2023	0.875%
September 4, 2023	September 4, 2024	2.500%
September 4, 2024	September 4, 2027	3.875%
September 4, 2027	September 4, 2035	4.000%

computed on the basis of a 360 day year comprised of twelve 30-day months.

•	accrue interest from the Settlement Date;

•

pay interest in euros semi-annually in arrears on March 4 and September 4 of each year, beginning on September 4, 2021 (long first coupon), to persons in whose names the New Euro 2035 Bonds are registered at the close of business on March 3 and September 3 of each year, respectively;

•

pay principal in euros in 10 installments on March 4, 2031, September 4, 2031, March 4, 2032, September 4, 2032, March 4, 2033, September 4, 2033, March 4, 2034, September 4, 2034, March 4, 2035 and at maturity, to be calculated as follows: the aggregate amount of each principal payment on the New Euro 2035 Bonds shall equal the principal amount outstanding as of any principal payment date, divided by the number of remaining principal installments from and including such principal payment date to and including the maturity date; and

•	be issued in one series and each in minimum denominations of €1.00 and integral multiples thereof.

New USD 2038 Bonds will:

•	mature on September 4, 2038;

•	accrue interest at the following annual rates:

From and including	To but excluding	Rate
Settlement Date	September 4, 2021	0.125%
September 4, 2021	September 4, 2022	2.000%
September 4, 2022	September 4, 2023	3.875%
September 4, 2023	September 4, 2024	4.250%
September 4, 2024	September 4, 2038	5.000%

computed on the basis of a 360 day year comprised of twelve 30-day months.

•	accrue interest from the Settlement Date;

•

pay interest in U.S. dollars semi-annually in arrears on March 4 and September 4 of each year, beginning on September 4, 2021 (long first coupon), to persons in whose names the New USD 2038 Bonds are registered at the close of business on March 3 and September 3 of each year, respectively;

•

pay principal in U.S. dollars in 22 installments on March 4, 2028, September 4, 2028, March 4, 2029, September 4, 2029, March 4, 2030, September 4, 2030, March 4, 2031, September 4, 2031, March 4, 2032, September 4, 2032, March 4, 2033, September 4, 2033, March 4, 2034, September 4, 2034, March 4, 2035, September 4, 2035, March 4, 2036, September 4, 2036, March 4, 2037, September 4, 2037, March 4, 2038 and at maturity, to be calculated as follows: the aggregate amount of each principal payment on the New USD 2038 Bonds shall equal the principal amount outstanding as of any principal payment date, divided by the number of remaining principal installments from and including such principal payment date to and including the maturity date; and

•	be issued in one series and each in minimum denominations of U.S.$1.00 and integral multiples thereof.

New Euro 2038 Bonds will:

•	mature on September 4, 2038;

•	accrue interest at the following annual rates:

From and including	To but excluding	Rate
Settlement Date	September 4, 2021	0.125%
September 4, 2021	September 4, 2022	1.500%
September 4, 2022	September 4, 2023	3.000%
September 4, 2023	September 4, 2024	3.750%
September 4, 2024	September 4, 2038	4.250%

computed on the basis of a 360 day year comprised of twelve 30-day months.

•	accrue interest from the Settlement Date;

•

pay interest in euros semi-annually in arrears on March 4 and September 4 of each year, beginning on September 4, 2021 (long first coupon), to persons in whose names the New Euro 2038 Bonds are registered at the close of business on March 3 and September 3 of each year, respectively;

•

pay principal in euros in 22 installments on March 4, 2028, September 4, 2028, March 4, 2029, September 4, 2029, March 4, 2030, September 4, 2030, March 4, 2031, September 4, 2031, March 4, 2032, September 4, 2032, March 4, 2033, September 4, 2033, March 4, 2034, September 4, 2034, March 4, 2035, September 4, 2035, March 4, 2036, September 4, 2036, March 4, 2037, September 4, 2037, March 4, 2038 and at maturity, to be calculated as follows: the aggregate amount of each principal payment on the New Euro 2038 Bonds shall equal the principal amount outstanding as of any principal payment date, divided by the number of remaining principal installments from and including such principal payment date to and including the maturity date; and

•	be issued in one series and each in minimum denominations of €1.00 and integral multiples thereof.

New USD 2041 Bonds will:

•	mature on September 4, 2041;

•	accrue interest at the following annual rates:

From and including	To but excluding	Rate
Settlement Date	September 4, 2021	0.125%
September 4, 2021	September 4, 2022	2.500%
September 4, 2022	September 4, 2029	3.500%
September 4, 2029	September 4, 2041	4.875%

computed on the basis of a 360 day year comprised of twelve 30-day months.

•	accrue interest from the Settlement Date;

•

pay interest in U.S. dollars semi-annually in arrears on March 4 and September 4 of each year, beginning on September 4, 2021 (long first coupon), to persons in whose names the New USD 2041 Bonds are registered at the close of business on March 3 and September 3 of each year, respectively;

•

pay principal in U.S. dollars in 28 installments on March 4, 2028, September 4, 2028, March 4, 2029, September 4, 2029, March 4, 2030, September 4, 2030, March 4, 2031, September 4, 2031, March 4, 2032, September 4, 2032, March 4, 2033, September 4, 2033, March 4, 2034, September 4, 2034, March 4, 2035, September 4, 2035, March 4, 2036, September 4, 2036, March 4, 2037, September 4, 2037, March 4, 2038, September 4, 2038, March 4, 2039, September 4, 2039, March 4, 2040, September 4, 2040, March 4, 2041 and at maturity, to be calculated as follows: the aggregate amount of each principal payment on the New USD 2041 Bonds shall equal the principal amount outstanding as of any principal payment date, divided by the number of remaining principal installments from and including such principal payment date to and including the maturity date; and

•	be issued in one series and each in minimum denominations of U.S.$1.00 and integral multiples thereof.

New Euro 2041 Bonds will:

•	mature on September 4, 2041;

•	accrue interest at the following annual rates:

From and including	To but excluding	Rate
Settlement Date	September 4, 2021	0.125%
September 4, 2021	September 4, 2022	1.500%
September 4, 2022	September 4, 2023	2.750%
September 4, 2023	September 4, 2029	3.000%
September 4, 2029	September 4, 2041	4.500%

computed on the basis of a 360 day year comprised of twelve 30-day months.

•	accrue interest from the Settlement Date;

•

pay interest in euros semi-annually in arrears on March 4 and September 4 of each year, beginning on September 4, 2021 (long first coupon), to persons in whose names the New Euro 2041 Bonds are registered at the close of business on March 3 and September 3 of each year, respectively;

•

pay principal in euros in 28 installments on March 4, 2028, September 4, 2028, March 4, 2029, September 4, 2029, March 4, 2030, September 4, 2030, March 4, 2031, September 4, 2031, March 4, 2032, September 4, 2032, March 4, 2033, September 4, 2033, March 4, 2034, September 4, 2034, March 4, 2035, September 4, 2035, March 4, 2036, September 4, 2036, March 4, 2037, September 4, 2037, March 4, 2038, September 4, 2038, March 4, 2039, September 4, 2039, March 4, 2040, September 4, 2040, March 4, 2041 and at maturity, to be calculated as follows: the aggregate amount of each principal payment on the New Euro 2041 Bonds shall equal the principal amount outstanding as of any principal payment date, divided by the number of remaining principal installments from and including such principal payment date to and including the maturity date; and

•	be issued in one series and each in minimum denominations of €1.00 and integral multiples thereof.

New USD 2046 Bonds will:

•	mature on September 4, 2046;

•	accrue interest at the following annual rates:

From and including	To but excluding	Rate
Settlement Date	September 4, 2021	0.125%
September 4, 2021	September 4, 2022	1.125%
September 4, 2022	September 4, 2023	1.500%
September 4, 2023	September 4, 2024	3.625%
September 4, 2024	September 4, 2027	4.125%
September 4, 2027	September 4, 2028	4.375%
September 4, 2028	September 4, 2046	5.000%

computed on the basis of a 360 day year comprised of twelve 30-day months.

•	accrue interest from the Settlement Date;

•

pay interest in U.S. dollars semi-annually in arrears on March 4 and September 4 of each year, beginning on September 4, 2021 (long first coupon), to persons in whose names the New USD 2046 Bonds are registered at the close of business on March 3 and September 3 of each year, respectively;

•

pay principal in U.S. dollars in 44 installments on March 4, 2025, September 4, 2025, March 4, 2026, September 4, 2026, March 4, 2027, September 4, 2027, March 4, 2028, September 4, 2028, March 4, 2029, September 4, 2029, March 4, 2030, September 4, 2030, March 4, 2031, September 4, 2031, March 4, 2032, September 4, 2032, March 4, 2033, September 4, 2033, March 4, 2034, September 4, 2034, March 4, 2035, September 4, 2035, March 4, 2036, September 4, 2036, March 4, 2037, September 4, 2037, March 4, 2038, September 4, 2038, March 4, 2039, September 4, 2039, March 4, 2040, September 4, 2040, March 4, 2041, September 4, 2041, March 4, 2042, September 4, 2042, March 4, 2043, September 4, 2043, March 4, 2044, September 4, 2044, March 4, 2045, September 4, 2045, March 4, 2046, and at maturity, to be calculated as follows: the aggregate amount of each principal payment on the New USD 2046 Bonds shall equal the principal amount outstanding as of any principal payment date, divided by the number of remaining principal installments from and including such principal payment date to and including the maturity date;

•	be issued in one series and each in minimum denominations of U.S.$1.00 and integral multiples thereof.

New Euro 2046 Bonds will:

•	mature on September 4, 2046;

•	accrue interest at the following annual rates:

From and including	To but excluding	Rate
Settlement Date	September 4, 2021	0.125%
September 4, 2021	September 4, 2022	0.750%
September 4, 2022	September 4, 2023	0.875%
September 4, 2023	September 4, 2024	2.500%
September 4, 2024	September 4, 2025	3.750%
September 4, 2025	September 4, 2026	4.000%
September 4, 2026	September 4, 2046	4.125%

computed on the basis of a 360 day year comprised of twelve 30-day months.

•	accrue interest from the Settlement Date;

•

pay interest in euros semi-annually in arrears on March 4 and September 4 of each year, beginning on September 4, 2021 (long first coupon), to persons in whose names the New Euro 2046 Bonds are registered at the close of business on March 3 and September 3 of each year, respectively;

•

pay principal in euros in 44 installments on March 4, 2025, September 4, 2025, March 4, 2026, September 4, 2026, March 4, 2027, September 4, 2027, March 4, 2028, September 4, 2028, March 4, 2029, September 4, 2029, March 4, 2030, September 4, 2030, March 4, 2031, September 4, 2031, March 4, 2032, September 4, 2032, March 4, 2033, September 4, 2033, March 4, 2034, September 4, 2034, March 4, 2035, September 4, 2035, March 4, 2036, September 4, 2036, March 4, 2037, September 4, 2037, March 4, 2038, September 4, 2038, March 4, 2039, September 4, 2039, March 4, 2040, September 4, 2040, March 4, 2041, September 4, 2041, March 4, 2042, September 4, 2042, March 4, 2043, September 4, 2043, March 4, 2044, September 4, 2044, March 4, 2045, September 4, 2045, March 4, 2046, and at maturity, and at maturity, to be calculated as follows: the aggregate amount of each principal payment on the New Euro 2046 Bonds shall equal the principal amount outstanding as of any principal payment date, divided by the number of remaining principal installments from and including such principal payment date to and including the maturity date; and

•	be issued in one series and each in minimum denominations of €1.00 and integral multiples thereof.

General Terms Common to the New Bonds

The New Bonds will:

•	be direct, general, unconditional and unsubordinated obligations of the Republic, for which the full faith and credit of the Republic is pledged;

•	be totally or partially redeemable at par at our option at any time as described in “—Optional Redemption”;

•	be represented by one or more registered bonds in global form;

•	be registered in the name of the common depositary of Euroclear or Clearstream, Luxembourg (in the case of U.S. euro-denominated New Bonds);

•	be eligible for settlement in DTC (in the case of U.S. dollar-denominated New Bonds), Euroclear, Clearstream, and Caja de Valores; and

•

contain “collective action clauses” under which the Republic may amend certain key terms of each series of the New Bonds, including the maturity date, interest rate and other terms, with the consent of less than all of the holders of such series of the New Bonds, as further described below.

Rights Upon Future Offers

Under the terms of the New Bonds (other than the USD 1.00% 2030 Bonds, Euro 0.500% 2030 Bonds, New USD 2046 Bonds and the New Euro 2046 Bonds), if following the expiration of the Invitation until the fifth anniversary of the Settlement Date, and except as provided below, the Republic voluntarily makes an offer to purchase or exchange or solicits consents to amend any 2005 Indenture Eligible Bonds or the 2016 Indenture Eligible Bonds neither modified and substituted by the Proposed Modifications nor tendered and accepted pursuant to the Invitation, the Republic will take all steps necessary, including making any required filings in the United States, so that each holder of:

(i) 2016 Indenture New Bonds in the case of any such offer or consent solicitation made with respect to 2016 Indenture Eligible Bonds, or

(ii) New USD 2038 Bonds or New Euro 2038 Bonds in the case of any such offer or consent solicitation made with respect to USD Discount Bonds or Euro Discount Bonds, or

(iii) New USD 2041 Bonds or New Euro 2041 Bonds in the case of any such offer or consent solicitation made with respect to USD Par Bonds or Euro Par Bonds,

will have the right, for a period of at least 30 calendar days following the announcement of such offer or solicitation, to exchange the outstanding principal amount of any of such holder’s New Bonds for (as applicable):

•	the consideration in cash or in kind received in connection with such purchases or exchange offer, as the case may be, or

•	securities having terms substantially the same as those resulting from such amendment process,

in each case in accordance with the terms and conditions of such purchases, exchange offer or amendment process; provided that the Republic in its discretion may adjust the exchange ratio applicable to the New Bonds to deduct (i) any interest paid or accrued through the settlement date of the relevant exchange under such New Bonds following the Settlement Date and (ii) (A) the then applicable USD Market Price of U.S.$4.53668 of the USD 1.00% 2030 Bonds for each U.S.$100 principal amount of New USD 2030 Bonds to be exchanged, (B) the then applicable Euro Market Price of €2.42565 of the Euro 0.500% 2030 Bonds for each €100 principal amount of New Euro 2030 Bonds to be exchanged, (C) the then applicable USD Market Price of U.S.$5.02076 of the USD 1.00% 2030 Bonds for each U.S.$100 principal amount of New USD 2035 Bonds to be exchanged, (D) the then applicable Euro Market Price of €3.25380 of the Euro 0.500% 2030 Bonds for each €100 principal amount of New Euro 2035 Bonds to be exchanged, (E) the then applicable USD Market Price of U.S.$7.86824 of the USD 1.00% 2030 Bonds for each U.S.$100 principal amount of New USD 2038 Bonds to be exchanged, (F) the then applicable Euro Market Price of €7.29366 of the Euro 0.500% 2030 Bonds for each €100 principal amount of New Euro 2038 Bonds to be exchanged, (G) the then applicable USD Market Price of U.S.$1.60417 of the USD 1.00% 2030 Bonds for each U.S.$100 principal amount of New USD 2041 Bonds to be exchanged, or (H) the then applicable Euro Market Price of €1.44589 of the Euro 0.500% 2030 Bonds for each €100 principal amount of New Euro 2041 Bonds to be exchanged, as applicable.

As used herein,

•

“USD Market Price” shall mean the average price, determined by the Republic, of the USD 1.00% 2030 Bonds during the 10 business days preceding the announcement of such offer or solicitation, expressed as a price per U.S.$100 as displayed on the Bloomberg Page “HP” (or any successor thereto) utilizing “Bid Px” under the “Market” field and “BVAL” under the “Source” field, or in the event such price is not so reported for any such business day for any reason, the market price of such USD 1.00% 2030 Bonds, as determined by the Republic in good faith and a commercially reasonable manner; and

•

“Euro Market Price” shall mean the average price, determined by the Republic, of the Euro 0.500% 2030 Bonds during the 10 business days preceding the announcement of such offer or solicitation, expressed as a price per €100 as displayed on the Bloomberg Page “HP” (or any successor thereto) utilizing “Bid Px” under the “Market” field and “BVAL” under the “Source” field, or in the event such price is not so reported for any such business day for any reason, the market price of such Euro 0.500% 2030 Bonds, as determined by the Republic in good faith and a commercially reasonable manner.

The Republic shall have no obligation to make the offer described if the purchase, exchange or amendment is made in satisfaction of a final, non-appealable court order or arbitral award.

For the avoidance of doubt, (i) the New Bonds submitted for participation in such future offer or consent solicitation will not be treated as though they were Eligible Bonds that have a principal amount equal to the principal amount of the Eligible Bonds originally modified and substituted exchanged for such New Bonds pursuant to the Invitation and the amount of such New Bonds will instead be adjusted as described above and (ii) holders of USD 1.00% 2030 Bonds, Euro 0.500% 2030 Bonds, New USD 2046 Bonds and New Euro 2046 Bonds will not be entitled to rights upon future offers.

Additional Amounts

The Republic will make all principal, premium (if any) and interest payments on the New Bonds free and clear of and without deducting or withholding on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature, imposed, levied, collected, withheld or assessed by the Republic or any political subdivision or authority thereof or therein having power to tax, unless the deduction or withholding is required by law. If the Republic is required to make any deduction or withholding, it will pay the holders the additional amounts required to ensure that the net amount they receive after such withholding or deduction shall equal the amount of principal, premium (if any) and interest they would have received without this withholding or deduction.

The Republic will not, however, pay any additional amounts with respect to any New Bonds in connection with any tax, duty, assessment or other governmental charge that is imposed due to any of the following:

•

the holder or beneficial owner of a New Bond is liable for taxes in respect of the New Bonds because such holder, beneficial owner or Responsible Person has some connection with the Republic other than merely holding the New Bonds or the receipt of principal, premium or interest in respect of the New Bonds or the enforcement of rights with respect to the New Bonds;

•

the failure of a holder or beneficial owner of a New Bond to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with the Republic of such holder or beneficial owner or other Responsible Person, if compliance with the requirement is a precondition to exemption from all or any portion of such withholding or deduction, provided that (i) the Republic or the Republic’s agent has notified the holders of such certification, identification or other reporting requirement at least 15 days before the applicable payment date and (ii) in no event shall such holder’s or beneficial owner’s or other Responsible Person’s obligation to satisfy such a requirement require such holder or beneficial owner or other Responsible Person to provide any materially more onerous information, documents or other evidence than would be required to be provided had such holder or beneficial owner or other Responsible Person been required to file Internal Revenue Service Forms W 8BEN, W 8BEN E, W 8ECI, W 8EXP and/or W 8IMY; or

•

the New Bonds are presented for payment more than 30 days after the Relevant Date (as defined below) except to the extent that the holder of the New Bonds would have been entitled to additional amounts on presenting the New Bonds for payment on the last day of that 30 day period.

“Relevant Date” in respect of any New Bonds means the date on which payment in respect of the New Bonds first becomes due or (if the Trustee has not received the full amount of the money payable by such due date) the date on which notice is given to the holders by the Republic in the manner described in “Notices” below that such moneys have been received and are available for payment.

“Responsible Person” means an individual, corporation, partnership, limited liability company, limited liability partnership, association, trust or any other entity or organization (including a government or political subdivision or an agency or instrumentality thereof), other than a Holder or beneficial owner, which, as a result of applicable Argentine tax regulations in force from time to time, qualifies as statutorily responsible for the payment of any Argentine Taxes.

The Republic will pay any present or future stamp, court or documentary taxes or any excise or property taxes, charges or similar levies which arise in Argentina or any political subdivision thereof or taxing authority thereof or therein in respect of the creation, issue, execution, initial delivery or registration of the New Bonds or any other document or instrument referred to therein. The Republic will also indemnify the holders from and against any stamp, court or documentary taxes or any excise or property taxes, charges or similar levies resulting from, or required to be paid by any of them that arise in Argentina or any political subdivision thereof or taxing authority thereof or therein in connection with the enforcement of the obligations of the Republic under the New Bonds or any other document or instrument referred to therein following the occurrence of any event of default described in “—Events of Default.”

Unless the context requires otherwise, any references in this prospectus to principal or interest on the New Bonds will include additional amounts payable by the Republic in respect of such principal or interest.

Optional Redemption.

The Republic will have the right at its option, upon giving not less than 30 days’ nor more than 60 days’ notice, to redeem New Bonds of any series, in whole or in part, at any time or from time to time prior to their maturity, at a redemption price equal to the principal amount thereof, plus interest accrued but not paid on the principal amount of such notes to the date of redemption.

Negative Pledge

The Republic has agreed that, except as set forth below, as long as the New Bonds remain outstanding, it will not create or permit to subsist any security interest (e.g., a lien, pledge, mortgage, deed of trust, charge or other encumbrance or preferential arrangement that has the practical effect of constituting a security interest) in its revenues or assets to secure its public external indebtedness, unless the New Bonds are secured equally and ratably or have the benefit of a security, guarantee, indemnity or other arrangement approved by the holders in accordance with “—Modification Provisions” below.

Nevertheless, the Republic may permit to subsist:

1.

any security interest upon property to secure public external indebtedness if that public external indebtedness was incurred to finance the acquisition of that property by the Republic; any renewal or extension of that security interest so long as it is limited to the original property covered by the security interest and it secures any renewal or extension of the original secured financing;

2.

any security interest on property arising by operation of law (or pursuant to any agreement establishing a lien equivalent to one which would otherwise exist under relevant local law) in connection with public external indebtedness, including without limitation any right of set-off with respect to demand or time deposits with financial institutions and bankers’ liens with respect to property held by financial institutions (in each case deposited with or delivered to such financial institutions in the ordinary course of the depositor’s activities);

3.

any security existing on that property at the time of its acquisition to secure public external indebtedness and any renewal or extension of that security interest that is limited to the original property covered by the security interest and that secures any renewal or extension of the original secured financing;

4.

any security interest created in connection with the transactions contemplated by the Republic’s 1992 financing plan dated June 23, 1992, sent to the international banking community with the communication dated June 23, 1992, from the Minister of Economy of Argentina (the “1992 financing plan”) and its implementing documentation, including any security interest to secure obligations under the collateralized bonds issued under the 1992 financing plan (the “1992 par and discount bonds”) and any security interest securing indebtedness outstanding on the issue date of the relevant series of debt securities to the extent required to be equally and ratably secured with the 1992 par and discount bonds;

5.	any security interest in existence on the Settlement Date;

6.

any security interest securing public external indebtedness issued upon surrender or cancellation of any of the 1992 par and discount bonds or the principal amount of any indebtedness outstanding as of June 23, 1992, in each case, to the extent that security interest is created to secure the public external indebtedness on a basis comparable to the 1992 par and discount bonds;

7.	any security interest on any of the 1992 par and discount bonds; and

8.

any security interest securing public external indebtedness incurred for the purpose of financing all or part of the costs of the acquisition, construction or development of a project, provided that (a) the holders of that public external indebtedness expressly agree to limit their recourse to the assets and revenues of that project as the principal source of repayment of the public external indebtedness and (b) the property over which that security interest is granted consists solely of those assets and revenues.

Modification Provisions

The New Bonds will contain provisions, commonly known as “collective action clauses,” regarding future modifications to the terms of the New Bonds. Under these provisions, the Republic may amend the payment provisions of any series of New Bonds and other reserve matters listed in the 2005 Indenture or 2016 Indenture, as applicable, with the consent of less than all of the holders of the New Bonds. The modification provisions in the 2005 Indenture (which will apply to the 2005 Indenture New Bonds) differ from those in the 2016 Indenture (which will apply to the 2016 Indenture New Bonds). See “Description of the Securities—Certain Differences Between the 2005 Indenture and the 2016 Indenture” and “Description of the Securities—Description of the Securities Issued Under the 2016 Indenture—Meetings, Amendments and Waivers—Collective Action” in the accompanying prospectus.

Trustee Paying Agents; Transfer Agents; Registrars

Until the New Bonds are paid, the Trustee will at all times act as, or maintain a trustee paying agent to act as, paying agent in New York City. The Bank of New York Mellon, London Branch, will act as paying agent for the Euro 0.500% 2030 Bonds, New Euro 2030 Bonds, New Euro 2035 Bonds, New Euro 2038 Bonds, New Euro 2041 Bonds and New Euro 2046 Bonds only. The Republic will appoint a registrar and a transfer agent, which initially shall be the Trustee in each capacity. The Republic or the Trustee, as the case may be, will give prompt notice to all holders of the New Bonds of any future appointment or any resignation or removal of any paying agent, trustee paying agent, transfer agent or registrar or of any change by any paying agent, trustee paying agent, transfer agent or registrar in any of its specified offices.

Notices

The Republic will publish notices to the holders of the New Bonds by means of press releases published in an international news service. The Republic will consider any published notice to be given on the date of its first publication. Any notice so published will be considered given on the date of its first publication. In addition, so long as the New Bonds are listed on the Luxembourg Stock Exchange and the rules of the exchange require, Argentina will publish notices in a leading newspaper with general circulation in Luxembourg, expected to be the Luxembourger Wort, or on the website of the Luxembourg Stock Exchange (www.bourse.lu). If publication in a leading newspaper in Luxembourg or on the website of the Luxembourg Stock Exchange (www.bourse.lu) is not practicable, Argentina will give notices in another way consistent with the rules of the Luxembourg Stock Exchange.

If the New Bonds are represented by a global security deposited with a nominee or custodian of DTC, Euroclear or Clearstream, Luxembourg, notices to be given to holders will be given to DTC, Euroclear or Clearstream, Luxembourg, as applicable, in accordance with their applicable policies as in effect from time to time. If we issue New Bonds in certificated form, notices to be given to holders will be sent by mail to the respective addresses of the holders as they appear in the Trustee’s records, and will be deemed given when mailed.

General Terms Common to all 2005 Indenture New Bonds

Status

The 2005 Indenture New Bonds will constitute the direct, unconditional, unsecured and unsubordinated obligations of the Republic and each series thereof will rank pari passu with each other series thereof and without preference one over the other by reason of priority of date of issue or currency of payment or otherwise, and at least equally with all other present and future unsecured and unsubordinated external indebtedness of the Republic.

For purposes of the 2005 Indenture New Bonds, “public external indebtedness”, “external indebtedness” and “domestic foreign currency indebtedness” shall have the meaning ascribed to them in the 2016 Indenture. See “Description of the New Securities—Description of the Securities Issued Under the 2016 Indenture” in the accompanying prospectus.

Further Issues

The Republic may from time to time without the consent of the Holders of the relevant series of 2005 Indenture New Bonds create and issue additional debt securities ranking pari passu with such series of 2005 Indenture New Bonds and having terms and conditions which are the same as those of such series of 2005 Indenture New Bonds, or the same except for the amount of the first payment of interest, which additional debt securities may be consolidated and form a single series with the outstanding 2005 Indenture New Bonds of such series; provided that such additional debt securities do not have, for purposes of U.S. federal income taxation (regardless of whether any Holders of such additional debt securities are subject to U.S. federal tax laws), a greater amount of original issue discount than the 2005 Indenture New Bonds of such series have as of the date of the issue of such additional debt securities.

Events of Default

Each of the following is an event of default under any series of 2005 Indenture New Bonds:

1.

Non Payment. The Republic fails to pay any principal on the 2005 Indenture New Bonds of such series when due and payable and such failure continues for 30 days or fails to pay any interest on the 2005 Indenture New Bonds of such series when due and payable and such failure continues for a period of 30 days;

2.

Breach of Other Obligations. The Republic does not perform or comply with any one or more of its other obligations on the 2005 Indenture New Bonds of such series or the 2005 Indenture insofar as it relates to such 2005 Indenture New Bonds, which default is incapable of remedy or is not remedied within 90 days after written notice of request to remedy such default shall have been given to the Republic by the Trustee;

3.

Cross Default. Any event or condition shall occur which results in the acceleration of the maturity (other than by optional or mandatory prepayment or redemption) of any performing public external indebtedness of the Republic having an aggregate principal amount of U.S.$30,000,000 (or its equivalent in other currencies) or more, or any default in the payment of principal of, or premium or prepayment charge (if any) or interest on, any such performing public external indebtedness having an aggregate principal amount of U.S.$30,000,000 (or its equivalent in other currencies) or more, shall occur when and as the same shall become due and payable, if such default shall continue for more than the period of grace, if any, originally applicable thereto;

4.	Moratorium. A moratorium on the payment of principal of, or interest on, the performing public external indebtedness of the Republic shall be declared by the Republic; or

5.	Validity. The validity of such series of the 2005 Indenture New Bonds shall be contested by the Republic.

If any of the above events of default occurs and is continuing with respect to a series of 2005 Indenture New Bonds, the holders of at least 25% in aggregate principal amount of the 2005 Indenture New Bonds of such series then outstanding may by written notice given to the Republic (with a copy to the Trustee) declare the 2005 Indenture New Bonds of such series to be immediately due and payable. Upon any such declaration of acceleration, the principal amount of the 2005 Indenture New Bonds of such series and the accrued interest on the 2005 Indenture New Bonds of such series will become immediately due and payable upon the date that such written notice is received at the office of the Trustee, unless prior to such date all events of default in respect of the 2005 Indenture New Bonds of such series have been cured; provided that in the case of (2) and (5) above, the principal amount of and the accrued interest on the 2005 Indenture New Bonds of the affected series may only be declared immediately due and payable if such event is materially prejudicial to the interests of the holders of the 2005 Indenture New Bonds of such series.

The right to give such acceleration notice will terminate if the event giving rise to such right has been cured before such right is exercised. Holders holding in the aggregate at least 50% in principal amount of the then outstanding 2005 Indenture New Bonds of such series may waive any existing defaults, and rescind or annul any notice of acceleration, on behalf of all holders of 2005 Indenture New Bonds of such series, if (a) following the declaration of the 2005 Indenture New Bonds of such series due and payable immediately, the Republic has deposited with the Trustee or a trustee paying agent an amount sufficient to pay all overdue installments of principal, interest and additional amounts in respect of the 2005 Indenture New Bonds of such series (with interest on overdue amounts of interest, to the extent permitted by law, and on such principal of each of the 2005 Indenture New Bonds of such series at the rate of interest applicable thereto, to the date of such payment or interest) as well as the reasonable fees and compensation of the Trustee; and (b) all other events of default have been remedied.

In the event of a declaration of acceleration because of an event of default set forth in clause (3) above, such declaration of acceleration shall be automatically rescinded and annulled if the event triggering such event of default pursuant to such clause (3) shall be remedied, cured or waived by the holders of the relevant indebtedness, within 60 days after such event.

Only performing public external indebtedness is considered for purposes of cross-default. For the purposes of this section, “performing public external indebtedness” means any public external indebtedness issued on or after the Settlement Date. For the avoidance of doubt, any series of Eligible Bonds for which the Proposed Modifications were not effective will not be considered to constitute performing public external indebtedness, and as such, any default by the Republic on any debt issued prior to the Settlement Date will not become the basis for a cross-default or cross-acceleration of the 2005 Indenture New Bonds.

Prescription

All claims against the Republic for payment of principal of or interest (including additional amounts) on or in respect of any 2005 Indenture New Bonds will be prescribed unless made within ten years (in the case of principal) and five years (in the case of interest) from the date on which such payment first became due, or a shorter period if provided by law.

Jurisdiction, Consent to Service, Enforceability and Immunities from Attachment

The 2005 Indenture New Bonds and the 2005 Indenture provide that, subject to certain exceptions, the Republic irrevocably submits to the jurisdiction of any New York state or federal court sitting in the Borough of Manhattan, the City of New York, and the courts of the Republic (each, a “specified court”) over any suit, action or proceeding against it or its properties, assets or revenues with respect to the 2005 Indenture New Bonds (a “related proceeding”).

In addition, Argentina will agree that a final non-appealable judgment in any related proceeding (the “related judgment”) shall be conclusive and binding upon it and may be enforced in any Specified Court or in any other courts to the jurisdiction of which the Republic is or may be subject (the “other courts”), by a suit upon such judgment.

Subject to certain limitations, Argentina has appointed Banco de la Nación Argentina, at its office located at 225 Park Avenue, New York, New York, 10169, and, if such person is not maintained by the Republic as its agent for such purpose, the Republic will appoint CT Corporation System, to act as its authorized agent (the “authorized New York agent”) upon whom process may be served in any related proceeding with respect to the 2005 Indenture New Bonds or any action or proceeding to enforce or execute any related judgment with respect to 2005 Indenture New Bonds, in either case brought against it in any New York state or federal court sitting in the Borough of Manhattan, the City of New York. Such appointment is irrevocable until all amounts in respect of the principal of and any interest due and to become due on or in respect of all the 2005 Indenture New Bonds have been provided to the Trustee pursuant to their terms and the Trustee has given notice to the holders of the availability of such amounts for payments to the holders, except that, if for any reason, such authorized New York agent ceases to be able to act as authorized New York agent or to have an address in the Borough of Manhattan, the City of New York, the Republic will appoint another person in the Borough of Manhattan, the City of New York, selected in its discretion, as such authorized New York agent.

To the extent that the Republic or any of its revenues, assets or properties shall be entitled, in any jurisdiction in which any Specified Court is located, in which any related proceeding may at any time be brought against it or any of its revenues, assets or properties, or in any jurisdiction in which any Specified Court or other court is located in which any suit, action or proceeding may at any time be brought solely for the purpose of enforcing or executing any related judgment, to any immunity from suit, from the jurisdiction of any such court, from set-off, from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or from any other legal or judicial process or remedy, and to the extent that in any such jurisdiction there shall be attributed such an immunity, the Republic irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction, including the United States Foreign Sovereign Immunities Act of 1976 (the “Immunities Act”) (and consents to the giving of any relief or the issue of any process in connection with any related proceeding or related judgment as permitted by applicable law, including the Immunities Act), provided, however, that such waiver shall not extend to and the Republic shall be immune in respect of and in relation to any suit, action or proceeding or enforcement of any related judgment against: (i) any assets, reserves and accounts of the Central Bank (Banco Central de la República Argentina), (ii) any property in the public domain located in the territory of the Republic, including property that falls within the purview of Sections 234 and 235 of the Civil and Commercial Code of the Republic, (iii) any property located in or outside the territory of the Republic that provides an essential public service, (iv) any property (whether in the form of cash, bank deposits, securities, third party obligations or any other methods of payment) of the Republic, its governmental agencies and other governmental entities relating to the performance of the budget, within the purview of Sections 165 through 170 of Law No. 11,672, Ley Complementaria Permanente de Presupuesto (t.o. 2014), (v) any property entitled to the privileges and immunities of the Vienna Convention on Diplomatic Relations of 1961 and the Vienna Convention on Consular Relations of 1963, including, but not limited to, property, premises and bank accounts used by the missions of the Republic, (vi) any property used by a diplomatic, governmental or consular mission of the Republic, (vii) taxes, duties, levies, assessments, royalties or any other governmental charges imposed by the Republic, including the right of the Republic to collect any such charges, (viii) any property of a military character or under the control of a military authority or defense agency of the Republic, (ix) property forming part of the cultural heritage of the Republic, or (x) property entitled to immunity under any applicable sovereign immunity laws.

This waiver of sovereign immunity constitutes only a limited and specific waiver for the purpose of the 2005 Indenture New Bonds and the 2005 Indenture and under no circumstances shall it be interpreted as a general waiver of the Republic or a waiver with respect to proceedings unrelated to the 2005 Indenture New Bonds or the 2005 Indenture. Insofar as this waiver relates to the jurisdiction in which another court is located, the Republic extends it solely for the purpose of enabling the Trustee or a holder of the 2005 Indenture New Bonds to enforce or execute a related judgment.

The Republic reserves the right to plead sovereign immunity under the Immunities Act with respect to actions brought against it under the U.S. federal securities laws or any state securities laws and the appointment of an Authorized Agent does not extend to such actions, but without prejudice to the rights of the Trustee or the other specified persons to the indemnification and contribution as set forth in the 2005 Indenture.

General Terms Common to all 2016 Indenture New Bonds

Status

The 2016 Indenture New Bonds will constitute direct, general, unconditional and unsubordinated obligations of the Republic, for which the full faith and credit of the Republic is pledged. The 2016 Indenture New Bonds will rank without any preference among themselves and equally with all other unsubordinated public external indebtedness of the Republic. It is understood that this provision will not be construed so as to require the Republic to make payments under any series of 2016 Indenture New Bonds ratably with payments being made under any other public external indebtedness of the Republic.

Further Issues

The Republic may from time to time without the consent of the Holders of the relevant series of 2016 Indenture New Bonds create and issue additional debt securities having the same terms and conditions as any series of the 2016 Indenture New Bonds of such series in all respects, except for issue date, issue price, original interest accrual date and the first interest payment on the debt securities; provided, however, that any additional debt securities of such series subsequently issued shall be issued, for U.S. federal income tax purposes, either (a) as part of the “same issue” as such series of 2016 Indenture New Bonds or (b) in a “qualified reopening” of such series of 2016 Indenture New Bonds, unless such additional debt securities have a separate CUSIP, ISIN or other identifying number from the 2016 Indenture New Bonds of such series. Such additional debt securities will be consolidated with and will form a single series with the 2016 Indenture New Bonds of such series.

Events of Default

Each of the following is an event of default under any series of New Bonds:

1.	Non Payment. The Republic fails to pay any principal of or interest on the 2016 Indenture New Bonds of such series when due and payable and such failure continues for 30 days;

2.

Breach of Other Obligations. The Republic fails to perform or comply with any other obligation under the 2016 Indenture New Bonds of such series or the 2016 Indenture insofar as it relates to such 2016 Indenture New Bonds and such failure cannot be remedied or is not remedied within 90 days after the Republic receives written notice of request to remedy such failure from the Trustee;

3.

Cross Default. Any event or condition occurs that results in the acceleration of the maturity (other than by optional or mandatory prepayment or redemption) of any of the Republic’s performing public external indebtedness having an aggregate principal amount of U.S.$50,000,000 (or its equivalent in other currencies) or more, or the Republic fails to pay performing public external indebtedness having an aggregate principal amount of U.S.$50,000,000 (or its equivalent in other currencies) or more when and as the same shall become due and payable and that failure continues past the applicable grace period, if any;

4.

Moratorium. A declaration by the Republic of a moratorium on the payment of principal of, or interest on, its performing public external indebtedness and such moratorium does not expressly exclude such series of 2016 Indenture New Bonds; and

5.	Validity. The Republic contests the validity of such series of 2016 Indenture New Bonds.

If any of the above events of default occurs and is continuing with respect to a series of 2016 Indenture New Bonds, holders of 2016 Indenture New Bonds of such series representing at least 25% of the aggregate principal amount of the then outstanding 2016 Indenture New Bonds of such series may declare the principal amount of all the 2016 Indenture New Bonds of such series to be due and payable immediately by giving written notice to the Republic with a copy to the Trustee. Upon any declaration of acceleration, the principal, interest and all other amounts payable on that series of 2016 Indenture New Bonds will become immediately due and payable on the date that written notice is received by or on behalf of the Republic, unless the Republic has remedied the event or events of default prior to receiving the notice.

Holders of 2016 Indenture New Bonds representing in the aggregate more than 50% of the principal amount of the then outstanding 2016 Indenture New Bonds of that series may waive any existing defaults, and their consequences, on behalf of the holders of all of the 2016 Indenture New Bonds of that series, if:

•

following the declaration that the principal of the 2016 Indenture New Bonds of that series has become due and payable immediately, the Republic deposits with the Trustee a sum sufficient to pay all outstanding amounts then due on those 2016 Indenture New Bonds (other than principal due by virtue of the acceleration upon the event of default) together with interest on such amounts through the date of the deposit as well as the reasonable fees and expenses of the Trustee; and

•	all events of default (other than non-payment of principal that became due by virtue of the acceleration upon the event of default) have been cured remedied or waived.

In the case of an event of default specified in (2) and (5) above, the principal and accrued interest on the 2016 Indenture New Bonds may only be declared due and payable immediately if such event is materially prejudicial to the interests of the holders of the 2016 Indenture New Bonds of that series.

In the event of a declaration of acceleration because of an event of default described in (3) above, the declaration of acceleration will be automatically rescinded and annulled if the Republic has remedied or cured the event of default or if the holders of the relevant indebtedness rescind the declaration of acceleration within 60 days after the event.

For the purposes of this section, “performing public external indebtedness” means any public external indebtedness issued on or after the Settlement Date. For the avoidance of doubt, any series of Eligible Bonds for which the Proposed Modifications were not effective will not be considered to constitute performing public external indebtedness, and as such, any default by the Republic on any debt issued prior to the Settlement Date will not become the basis for a cross-default or cross-acceleration of the 2016 Indenture New Bonds.

Prescription

Claims against the Republic for the payment of principal, interest, if any, or other amounts due on the 2016 Indenture New Bonds will be prescribed unless made within five years, with respect to principal, and two years, with respect to interest, premium, if any, or other amounts due on the 2016 Indenture New Bonds, in each case from the date on which such payment first became due, or a shorter period if provided by law.

Jurisdiction, Consent to Service, Enforceability and Immunities from Attachment

The 2016 Indenture New Bonds and the 2016 Indenture provide that, subject to certain exceptions described below, the Republic will irrevocably submit to the exclusive jurisdiction of any New York state or U.S. federal court sitting in the Borough of Manhattan, the City of New York and the courts of Argentina and, in each case, any appellate court thereof (each, a “specified court”) in any suit, action or proceeding arising out of or relating to the 2016 Indenture New Bonds or Argentina’s failure or alleged failure to perform any obligations under the 2016 Indenture New Bonds against it or its properties, assets or revenues (a “related proceeding”). The Republic will irrevocably and unconditionally waive, to the fullest extent permitted by law, any objection that it may have to in any related proceeding brought in a specified court whether on the grounds of venue, residence or domicile or on the ground that such related proceeding has been brought in an inconvenient forum (except for any related proceeding relating to the securities laws of the United States or any state thereof).

Subject to certain limitations described below, the Republic has appointed Banco de la Nación Argentina, at its office located at 225 Park Avenue, New York, New York, 10169, to act as its authorized agent (the “authorized agent”) upon whom process may be served in any related proceeding, or any action or proceeding to enforce or execute any related judgment brought against the Republic in a specified court. This appointment is irrevocable with respect to any 2016 Indenture New Bonds until all amounts in respect of the principal of and interest due on such 2016 Indenture New Bonds has been provided to the Trustee in accordance with the terms of the 2016 Indenture, except that, if for any reason, such authorized agent ceases to be able to act as authorized agent or to have an address in the Borough of Manhattan, The City of New York, the Republic will appoint another person to serve as authorized agent.

Subject to certain limitations described below, to the extent that the Republic or any of its revenues, assets or properties are entitled, in any jurisdiction in which any specified court is located, in which any related proceeding may at any time be brought against it or any of its revenues, assets or properties, or in any jurisdiction in which any specified court is located in which any suit, action or proceeding may at any time be brought for the purpose of enforcing or executing any judgment issued in any related proceeding (a “related judgment”), to any immunity from suit, from the jurisdiction of any such court, from set off, from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or from any other legal or judicial process or remedy, and to the extent that in any such jurisdiction there shall be attributed such an immunity, the Republic irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction, including the FSIA (and consents to the giving of any relief or the issue of any process in connection with any related proceeding or related judgment as permitted by applicable law, including the FSIA), provided, however, that such waiver shall not extend to and the Republic shall be immune in respect of and in relation to any suit, action or proceeding or enforcement of any related judgment against: (i) any assets, reserves and accounts of the Central Bank (Banco Central de la República Argentina), (ii) any property in the public domain located in the territory of the Republic, including property that falls within the purview of Sections 234 and 235 of the Civil and Commercial Code of the Republic, (iii) any property located in or outside the territory of the Republic that provides an essential public service, (iv) any property (whether in the form of cash, bank deposits, securities, third party obligations or any other methods of payment) of the Republic, its governmental agencies and other governmental entities relating to the performance of the budget, within the purview of Sections 165 through 170 of Law No. 11,672, Ley Complementaria Permanente de Presupuesto (t.o. 2014), (v) any property entitled to the privileges and immunities of the Vienna Convention on Diplomatic Relations of 1961 and the Vienna Convention on Consular Relations of 1963, including, but not limited to, property, premises and bank accounts used by the missions of the Republic, (vi) any property used by a diplomatic, governmental or consular mission of the Republic, (vii) taxes, duties, levies, assessments, royalties or any other governmental charges imposed by the Republic, including the right of the Republic to collect any such charges, (viii) any property of a military character or under the control of a military authority or defense agency of the Republic, (ix) property forming part of the cultural heritage of the Republic, or (x) property entitled to immunity under any applicable sovereign immunity laws.

The waiver of sovereign immunity described above will constitute only a limited and specific waiver for the purpose of the 2016 Indenture New Bonds and the 2016 Indenture and under no circumstances shall it be interpreted as a general waiver of immunity by the Republic or a waiver of immunity with respect to proceedings unrelated to the 2016 Indenture New Bonds or the 2016 Indenture.

The Republic, however, will reserve the right to plead sovereign immunity under the FSIA with respect to actions brought against it under the U.S. federal securities laws or any state securities laws and the appointment of an authorized agent does not extend to such actions.

RELATED ACTIONS TO ACHIEVE DEBT SUSTAINABILITY

Concurrently with the Invitation, we are pursuing the following related actions with a view to achieving debt sustainability, which together we refer to as the “Related Debt Actions.”

Treatment of the Republic’s US dollar-denominated debt securities governed by the laws of the Republic (the “Local USD Securities”)

On April 5, the Executive Power enacted Decree No. 346/2020 (i) deferring the payments of principal and interest on Local USD Securities accounting for 43.4% of the Republic’s Local USD Securities until December 31, 2020, or until such earlier date as the Ministry of Economy may determine, taking into account the degree of advance in the process designed to restore the sustainability of the Republic’s public debt, and (ii) authorizing the Ministry of Economy to conduct liability management transactions or exchange offers, or to implement restructuring measures affecting the Local USD Securities which payments have been deferred pursuant to such Decree.

Treatment of the Republic’s Peso-denominated debt securities governed by the laws of the Republic (the “Local Peso Securities”)

The Republic will seek to preserve the normal functioning of the local capital market for debt denominated in Pesos, which it considers a key factor for the development of the domestic capital market. Channeling local savings to Local Peso Securities will allow the Republic to improve its future repayment capacity. Therefore, the Republic is not currently contemplating a restructuring of the Local Peso Securities.

Treatment of the Republic’s debt with the Paris Club

On March 13, 2020, the Minister of Economy addressed a letter to the Paris Club members expressing the Republic’s decision to postpone until May 5, 2021 the U.S.$2.1 billion payment originally due on May 5, 2020, in accordance with the terms of the settlement agreement the Republic had reached with the Paris Club members on May 29, 2014 (the “Paris Club 2014 Settlement Agreement”). See “Public Sector Debt—Paris Club” in the 2018 Annual Report, “Public Sector Debt—Paris Club” in Amendment No. 1 to the 2018 Annual Report and “Public Sector Debt—Treatment of the Republic’s debt with the Paris Club” in Amendment No. 2 to the 2018 Annual Report. In addition, on April 7, 2020, the Minister of Economy sent the Paris Club members a proposal to modify the existing terms of the Paris Club 2014 Settlement Agreement, seeking mainly an extension of the maturity dates and a significant reduction in the interest rate.

Treatment of the Republic’s debt with the IMF

The Republic has been engaging constructively with the IMF and has indicated its intention to seek a new program that will address the terms on which debt incurred under the existing Stand-By Agreement (the “SBA”) entered into in June 2018 would be replaced until the Republic can access international debt markets at sustainable rates.

TENDER PROCEDURES

General

The Invitation is being made to Holders of Eligible Bonds and their duly appointed proxies. Only Holders or their duly designated proxies may deliver a Tender Order. For purposes of this prospectus supplement, the term “Holders” shall be deemed to include Direct Participants that held Eligible Bonds, other than Ineligible Holders.

By submitting a Tender Order and consenting to the Proposed Modifications with respect to any series of Eligible Bonds, Holders are deemed to make certain acknowledgments, representations, warranties and undertakings to us, the dealer managers, the Trustee, the London Paying Agent, the Luxembourg Listing Agent, and the Information, Tabulation and Exchange Agent as set forth under “Representations and Acknowledgements of the Beneficial Owners of the Eligible Bonds.”

The method of delivering Tender Orders, including delivery through DTC and any acceptance of an Agent’s Message transmitted through ATOP, is at the election and risk of the delivering Holder.

The Invitation will expire at 5:00 p.m. (New York City time), August 4, 2020, unless we, in our sole discretion, extend or terminate it earlier, in accordance with the terms described in this prospectus supplement. We may terminate, withdraw or amend the Invitation at any time before we announce the acceptance of tenders on the Results Announcement Date as described in “Terms of the Invitation—Expiration; Extension; Termination; and Amendment.”

Tender of Eligible Bonds

In connection with the Exchange Offers, we are soliciting written consents from Holders to the Proposed Modifications. Holders may not deliver Tender Orders or tender their Eligible Bonds for exchange without delivering a written consent, and Holders may not consent to the Proposed Modifications without tendering their Eligible Bonds for exchange pursuant to the Exchange Offer. The delivery of a Tender Order by a Holder (and subsequent acceptance of such tender by us) pursuant to one of the procedures set forth below will constitute a binding agreement between such Holder and the Republic in accordance with the terms and subject to the conditions set forth herein, which agreement will be governed by, and construed in accordance with, the laws of the State of New York.

Eligible Bonds may be tendered in the minimum denomination and the integral multiples in excess of such minimum denomination set forth in the terms of such Eligible Bonds and in Annex A and Annex B to this prospectus supplement.

The procedures by which Eligible Bonds may be tendered by beneficial owners who are not registered Holders will depend upon the manner in which Eligible Bonds are held.

A separate tender instruction must be submitted on behalf of each beneficial owner of the Eligible Bonds.

Eligible Bonds Held Through a Custodian

If a Holder holds its Eligible Bonds through a custodian, a Holder may not deliver its Tender Order directly. Holders should contact that custodian to deliver their Tender Order on their behalf. In the event that a Holder’s custodian is unable to deliver their Tender Order through the applicable clearing system, as applicable, on a Holder’s behalf, Holders should contact the dealer managers for assistance in delivering their Tender Orders. There can be no assurance that the dealer managers will be able to assist a Holder in timely submitting its Tender Order.

Eligible Bonds Held Through DTC

The Invitation is being made to all Holders of Eligible Bonds and their duly appointed proxies. We will deem Tender Orders executed by DTC Participants or their duly appointed proxies with respect to those Eligible Bonds to be a consent to authorize and direct the Trustee to modify and substitute any Eligible Bonds pursuant to the Proposed Modifications. See “The Invitation—The Exchange Offer.”

If beneficial owners hold their Eligible Bonds through DTC, beneficial owners must arrange for a direct participant in DTC to deliver their Tender Order through ATOP and follow the procedure for book-entry transfer set forth below, as applicable. DTC has confirmed that the Invitation is eligible for ATOP. Accordingly, a DTC participant must electronically transmit its submission of Tender Order, if applicable, in accordance with DTC’s ATOP procedures for the Invitation. DTC will then send an Agent’s Message to the Information, Tabulation and Exchange Agent.

The term “Agent’s Message” means a message, transmitted by DTC, received by the Information, Tabulation and Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant, which acknowledgment states that such participant has received and agrees to be bound by the terms of the Invitation (as set forth in these Invitation Materials), including, for the avoidance of doubt, that by submitting Tender Orders to exchange for newly issued New Bonds on the terms and subject to the conditions of the Exchange Offer set forth in this prospectus supplement, a Holder of Eligible Bonds also consents to the Proposed Modifications. Holders who intend to exchange their Eligible Bonds on the day the Invitation expires should allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC on such date.

A Holder’s Tender Order must be submitted through DTC’s ATOP system in accordance with the deadlines and procedures established by DTC, and an Agent’s Message with respect to a Holder’s Tender Order must be received by the Exchange Agent at or prior to the Expiration.

Eligible Bonds Held Through Euroclear, Clearstream, SIX SIS or Caja de Valores

If beneficial owners hold their Eligible Bonds through Euroclear, Clearstream, SIX SIS or Caja de Valores, beneficial owners must arrange for a Euroclear Participant, a Clearstream Participant, a SIX SIS Participant or a Caja de Valores Participant, as the case may be, to deliver their Tender Orders, which includes “blocking” instructions (as defined herein), to Euroclear, Clearstream, SIX SIS or Caja de Valores in accordance with the procedures and deadlines specified by Euroclear, Clearstream, SIX SIS or Caja de Valores at or prior to the Expiration.

“Blocking” instructions means:

•	instructions to block any attempt to transfer a Holder’s Eligible Bonds on or prior to the Expiration;

•

instructions to debit a Holder’s account on or about the Expiration in respect of all of a Holder’s Eligible Bonds, or in respect such lesser portion of a Holder’s Eligible Bonds as are accepted for exchange by us, upon receipt of an instruction by the Information, Tabulation and Exchange Agent to receive a Holder’s Eligible Bonds for us, and

•	an authorization to disclose, to the Information, Tabulation and Exchange Agent, the identity of the participant account Holder and account information;

Upon revoking a Tender Order, “blocking” instructions will be automatically revoked.

A Holder’s Tender Order, which includes Holder’s “blocking” instructions, or a revocation of a Tender Order must be delivered and received by Euroclear, Clearstream, SIX SIS or Caja de Valores in accordance with the procedures established by them and on or prior to the deadlines established by each of those clearing systems. Holders are responsible for informing themselves of these deadlines and for arranging the due and timely delivery of “blocking” instructions to Euroclear, Clearstream, SIX SIS or Caja de Valores.

Irregularities

All questions regarding the validity, form and eligibility, including time of receipt or revocation or revision, of any Tender Order will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject (i) any and all Tender Orders that are not in proper form and (ii) any and all Tender Orders for which any corresponding agreement by us to exchange would, in the opinion of our counsel, be unlawful. We reserve the absolute right to waive any of the conditions of the Invitation or defects in Tender Orders. None of us, the Trustee, the London Paying Agent, the Luxembourg Listing Agent, the dealer managers or the Information, Tabulation and Exchange Agent shall be under any duty to give notice to you, as the consenting or tendering Holder, of any irregularities in submission of Tender Orders, nor shall any of them incur any liability for the failure to give such notice.

Revocation of Tender Orders

Following the Expiration, Tender Orders may no longer be validly revoked. Any Tender Order properly revoked will be deemed not validly delivered for purposes of the Invitation. Any permitted revocation of a Tender Order may not be rescinded; provided, however, that Holders of Eligible Bonds for which Tender Orders have been revoked may deliver new Tender Orders with respect to such Eligible Bonds by following one of the appropriate procedures described in this prospectus supplement at any time prior to the Expiration. A valid withdrawal of a Tender Order will also constitute the revocation of the related consent to the Proposed Modifications. Consents may only be revoked by validly withdrawing the corresponding Tender Order prior to the Expiration. Tender Orders (and the accompanying consent) cannot be withdrawn or revoked after the Expiration. In the event of a termination or withdrawal of the Invitation, Eligible Bonds tendered pursuant to the Tender Orders will be promptly returned to you or credited to your account through DTC and your DTC participant.

For a revocation of a Tender Order to be effective, a written or facsimile transmission notice of withdrawal of Eligible Bonds must be received by the relevant clearing system at or prior to the Expiration, by a properly transmitted “Request Message” through ATOP if Eligible Bonds were tendered through ATOP. Any such notice of withdrawal must (a) specify the name of the person who delivered the Tender Order to be revoked, the name in which the Eligible Bonds are registered (or, if tendered by a book-entry transfer, the name of the participant in DTC whose name appears on the security position listing as the owner of such Eligible Bonds), if different from that of the person who deposited the Eligible Bonds, and (b) include the principal amount of Eligible Bonds to be revoked or with respect to which Tender Orders are being revoked.

If you hold Eligible Bonds through Euroclear, Clearstream, SIX SIS or Caja de Valores, a revocation of a Tender Order must be delivered and received by Euroclear, Clearstream, SIX SIS or Caja de Valores, as applicable, in accordance with the procedures established by them and on or prior to the deadlines established by each of those clearing systems. Holders are responsible for informing themselves of these deadlines and for arranging the due and timely delivery of “blocking” instructions to Euroclear, Clearstream, SIX SIS or Caja de Valores

Revocation of Tender Orders can only be accomplished in accordance with the foregoing procedures.

All questions as to the form and validity (including time of receipt) of any notice of revocation of a Tender Order will be determined by us, which determination shall be final and binding. None of us, the Trustee, the London Paying Agent, the Luxembourg Listing Agent, the dealer managers, the Information, Tabulation and Exchange Agent or any other person will be under any duty to give notification of any defect or irregularity in any notice of revocation or incur any liability for failure to give any such notification.

In addition, if we terminate the Exchange Offer without accepting any tenders for exchange, all Tender Orders shall automatically be deemed to be revoked.

Publication

Information about the Invitation will be displayed on the Invitation Website. These notices will, among other things, set forth the names of the dealer managers and the Information, Tabulation and Exchange Agent. All documentation relating to the offer, together with any updates, will be available via the Invitation Website: https://sites.dfkingltd.com/argentina.

REPRESENTATIONS AND ACKNOWLEDGEMENT OF BENEFICIAL OWNERS OF ELIGIBLE BONDS

By delivering your Tender Order and consenting to the Proposed Modifications with respect to any series of Eligible Bonds, you are deemed to acknowledge, represent, warrant and undertake to us, the dealer managers, the Trustee, the London Paying Agent, the Luxembourg Listing Agent, and the Information, Tabulation and Exchange Agent that you are a Holder of Eligible Bonds and that as of the Expiration and on the Settlement Date:

•	you have received and reviewed the Invitation Materials and understand and agree to all terms and conditions;

•	you understand that the delivery of your Tender Order pursuant to the procedures set forth in this prospectus supplement will constitute your acceptance of the terms and conditions of the Invitation;

•	you have sought such accounting, legal and tax advice as you have considered necessary to make an informed investment decision with respect to delivering your Tender Order;

•

you understand and acknowledge that (i) participating in the Invitation involves a high degree of risk, (ii) you will be required to bear the financial and any other risks of the Proposed Modifications and Exchange Offers, if applicable, for an indefinite period of time and (iii) prior to delivering a Tender Order, you have concluded that you are able to bear those risks for an indefinite period;

•	you are a person for whom it is lawful to deliver the Tender Order and you are not an Ineligible Holder;

•

you expressly release us, the Trustee, the London Paying Agent, the Luxembourg Listing Agent, the dealer managers and the Information, Tabulation and Exchange Agent from any and all liabilities arising from the failure by us, the Trustee, the dealer managers or the Information, Tabulation and Exchange Agent to disclose any information concerning us, the Eligible Bonds, the Proposed Modifications the Exchange Offer to you, and you agree to make no claim against us, the Trustee, the London Paying Agent, the Luxembourg Listing Agent, the dealer managers or the Information, Tabulation and Exchange Agent in respect thereof, except to the extent arising under the U.S. federal securities laws;

•

you shall indemnify us, the Trustee, the London Paying Agent, the Luxembourg Listing Agent, the dealer managers and the Information, Tabulation and Exchange Agent against all and any losses, costs, claims, liabilities, expenses, charges, actions or demands which we or any of them may incur or which may be made against any of us or them as a result of any breach of any of the terms of, or any of the representations, warranties and/or undertakings given pursuant to, the Invitation (including any acceptance thereof) by you;

•

all authority conferred or agreed to be conferred pursuant to your representations, warranties and undertakings and all of your obligations shall be binding upon your successors, assigns, heirs, executors, trustees in bankruptcy and legal representatives and shall not be affected by, and shall survive, your death or incapacity;

•

you are solely liable for any taxes and similar or related payments imposed on you under the laws of any applicable jurisdiction as a result of your participation in the Invitation and agree that you will not and do not have any right of recourse (whether by way of reimbursement, indemnity or otherwise) against Argentina, any dealer manager, Information, Tabulation and Exchange Agent, the Trustee, the London Paying Agent, the Luxembourg Listing Agent or any other person in respect of such taxes and payments;

•

you discharge and release Argentina (including any Argentine public entity or affiliate), and the Trustee, as the case may be, in respect of the Eligible Bond and the Trustee for the New Bonds and any of their agents, officials, officers, employees or advisors, from any and all claims (including claims in the form of a payment order, judgment, arbitral award or other such order or enforcement actions related thereto) you may have, now or in the future, arising out of or related to your tendered Eligible Bonds, including expressly, without limitation, any claims arising from any existing, past or continuing defaults and their consequences in respect of such Eligible Bonds (such as any claim that you are entitled to receive principal, accrued interest or any other payment with respect to your Eligible Bonds, other than as expressly provided herein);

•

by submitting a Tender Order, you waive all defaults on the Eligible Bonds and rescind and annul any declaration of default and its consequences (see “Terms of the Invitation—Rescission of Acceleration”);

•

notwithstanding anything to the contrary in the 2016 Indenture, including Section 10.2 of the 2016 Indenture, you waive the requirement that the Republic solicits written consents to the Proposed Modifications not more than 30 days prior to the Expiration;

•

your Eligible Bonds are not the subject of any proceedings against Argentina or the Trustee before any court or arbitral tribunal (including claims for payment of past due interest, principal or any other amount sought in connection with your tendered Eligible Bonds or for compensation of lawyers’ costs and court fees), except that, to the extent that your tendered Eligible Bonds are the subject of such proceedings, you agree to abandon the proceedings if and to the extent that your tendered Eligible Bonds are successfully modified and substituted or exchanged by or at the direction of Argentina;

•

to the extent that you have obtained a judgment from any court or tribunal with respect to your tendered Eligible Bonds (including judgments requiring Argentina to make payment of past due interest, principal or any other amount sought in connection with your tendered Eligible Bonds or for compensation of lawyers’ costs and court fees), you hereby irrevocably waive the right to enforce such judgment against Argentina or the Trustee if and to the extent that your tendered Eligible Bonds are exchanged by or at the direction of Argentina;

•

you hereby irrevocably waive all rights awarded and any assets attached for your benefit through any prejudgment attachment ordered by any court against Argentina or the Trustee in connection with your tendered Eligible Bonds (including claims for payment of past due interest or any other amount sought in connection with your tendered Eligible Bonds and legal costs) if and to the extent that your tendered Eligible Bonds are successfully modified and substituted or are exchanged by or at the direction of Argentina; and

•	if you submit Tender Orders:

•

upon the terms and subject to the conditions of the Invitation, you accept the Invitation in respect of the principal amount of Eligible Bonds that you are tendering and, subject to and effective upon the exchange of the tendered Eligible Bonds on the Settlement Date, you will exchange, assign and transfer to, or to the order of, the Republic all right, title and interest in and to all of the Eligible Bonds tendered by you;

•

you renounce all right, title and interest in and to all Eligible Bonds exchanged by or at the direction of Argentina, and waive and release Argentina and the Trustee from any and all claims you may have, now or in the future, arising out of or related to the Invitation and such Eligible Bonds, including, without limitation, any accrued interest or claims that you are entitled to receive additional principal or interest payments with respect to such Eligible Bonds (other than as otherwise expressly provided in this prospectus supplement);

•

you have full power and authority to accept the Invitation and tender, exchange, assign and transfer the Eligible Bonds tendered, and that, if such Eligible Bonds are accepted for exchange then (i) on the Settlement Date, you will deliver good and marketable title thereto, free and clear of all liens, charges, claims, interests, rights of third parties, encumbrances and restrictions of any kind and such Eligible Bonds will not be subject to any adverse claim or right; and (ii) you will, upon request, execute and deliver additional documents and/or do such other things deemed by us, the dealer managers, the Trustee, the Luxembourg Listing Agent, or the Information, Tabulation

and Exchange Agent to be necessary or desirable to complete the exchange, assignment and transfer of the Eligible Bonds tendered or to evidence such power and authority;

•

you understand that the modification and substitution of Eligible Bonds or the acceptance for exchange of Eligible Bonds pursuant to any of the procedures described in the Invitation Materials will constitute a binding agreement between you and us in accordance with the terms and subject to the conditions of the Invitation;

•

you have (a) arranged for a direct participant in DTC, Euroclear, Clearstream, SIX SIS or Caja de Valores as appropriate, to deliver tender instructions with respect to the Eligible Bonds to DTC, Euroclear, Clearstream, SIX SIS or Caja de Valores as appropriate, in the manner specified in the Invitation prior to the Expiration, (b) authorized DTC, Euroclear, Clearstream, SIX SIS or Caja de Valores as appropriate, in accordance with their procedures and deadlines, to (i) block any attempt to transfer such Eligible Bonds prior to the Settlement Date, (ii) cancel such Eligible Bonds (or such lesser portion as shall be accepted for tender by us) on the Settlement Date and (iii) disclose the name of the registered holder and information about the foregoing instructions with respect to such Eligible Bonds, and (c) further authorized the Information, Tabulation and Exchange Agent to instruct DTC, Euroclear, Clearstream, SIX SIS or Caja de Valores as appropriate, as to the aggregate principal amount of such Eligible Bonds that shall have been accepted for tender by us;

•	you waive Swiss bank customer secrecy and/or other confidentiality obligations to the extent necessary to execute the Tender Order; and

•

you have obtained any and all regulatory approvals required under the laws of any applicable jurisdiction, if any, for you to deliver the Tender Order and to acquire the New Bonds pursuant to the Exchange Offer;

•	if you are located and/or resident in Japan,

(a) you are a qualified institutional investor, as defined in Article 10 of the Ordinance of Cabinet Office Concerning Definitions Provided in Article 2 of the Financial Instruments and Exchange Act of Japan (“QII”); and

(b) you have been informed that (1) the New Notes have not been and will not be registered under Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”) since the offering in Japan constitutes the private placement to QIIs under Article 2, Paragraph 3, Item 2-A of the FIEA; and (2) any transfer of the New Notes is prohibited except where it is transferred to QIIs.

TAXATION

The following discussion summarizes certain Argentine and U.S. federal income tax considerations that may be relevant to you if you invest in New Bonds. This summary is based on laws and regulations in effect in the Republic and laws, regulations, rulings and decisions now in effect in the United States and may change. Any change could apply retroactively and could affect the continued validity of this summary. This discussion supplements, and to the extent that it differs, replaces the “Taxation” section contained in the accompanying prospectus.

This summary does not describe all of the tax considerations that may be relevant to you or your situation, particularly if you are subject to special tax rules. You should consult your tax adviser about the tax consequences of holding New Bonds, including the relevance to your particular situation of the considerations discussed below, as well as of state, local or other tax laws.

Argentine Federal Taxation

The following discussion summarizes certain aspects of Argentine federal taxation that may be relevant to you if you are a Holder of New Bonds who is an individual that is a non-resident of Argentina or a legal entity that is neither organized in, nor maintains a permanent establishment in Argentina (a “Non-Resident Holder”). This summary may also be relevant to you if you are a Non-Resident Holder in connection with the holding and disposition of the New Bonds. The summary is based on Argentine laws, rules and regulations now in effect, all of which may change.

This summary is not intended to constitute a complete analysis of the tax consequences under Argentine law of the receipt, ownership or disposition of the New Bonds, in each case if you are a non-resident of Argentina, nor to describe any of the tax consequences that may be applicable to you if you are a resident of Argentina.

If you (i) receive New Bonds pursuant to this offering, and (ii) are a Non-Resident Holder, the receipt of New Bonds will not result in any withholding or other Argentine taxes. Provided that all acts and contracts necessary for the purchase of the New Bonds are executed outside Argentina by Non-Resident Holders, the acquisition of New Bonds pursuant to this offering will not be subject to any stamp or other similar Argentine taxes.

Under Argentine law, as currently in effect, if you are a Non-Resident Holder, interest and principal payments on the New Bonds will not be subject to Argentine income or withholding tax if you have your residence in a country considered as cooperative in terms of fiscal transparency and that the funds used to purchase the New Bonds came from a country considered as cooperative in terms of fiscal transparency (not that a list of non-cooperative jurisdictions is provided under Argentine regulations). If you are a Non-Resident Holder and you obtain capital gains resulting from any trade or disposition of New Bonds, you will not be subject to Argentine income or other taxes if you have no connection with the Republic other than as a holder of an interest in the New Bonds provided that you have your residence in a country considered as cooperative in terms of fiscal transparency and the funds used to purchase the New Bonds came from a country considered as cooperative in terms of fiscal transparency.

If you are a Non-Resident Holder, provided that no bank account opened in an Argentine banking institution is used to receive capital or interest from the New Bonds or the price of the sale of the New Bonds, no Argentine tax (such as tax on debits and credits) would apply on said movement of funds.

If you are an individual or company that is resident in Argentina for tax purposes, please note that the aforementioned tax consequences may differ. Please refer to your tax advisors for the specific tax treatment applicable to you.

U.S. Federal Income Tax Consequences

The following discussion summarizes material U.S. federal income tax consequences of the Invitation to you as a U.S. Holder. You are a “U.S. Holder” if you are a beneficial owner of Eligible Bonds that is a citizen or resident of the United States or a domestic corporation or otherwise subject to U.S. federal income tax on a net income basis in respect of Eligible Bonds and New Bonds received pursuant to the Invitation. This summary does not purport to be a comprehensive description of all of the tax consequences that may be relevant to your decision to participate in the Invitation, including tax consequences that arise from rules of general application to all taxpayers or to certain classes of taxpayers. This summary does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, traders in securities that elect to mark-to-market and dealers in securities or currencies, persons that hold Eligible Bonds or will hold New Bonds as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for U.S. federal income tax purposes, entities or arrangements taxed as partnerships or the partners therein, U.S. expatriates, nonresident alien individuals present in the United States for more than 182 days in a taxable year, or persons whose functional currency is not the U.S. dollar, (ii) persons that do not hold Eligible Bonds or will not hold New Bonds as capital assets or (iii) persons that do not acquire New Bonds pursuant to the Invitation.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

This summary addresses only U.S. federal income tax consequences, and does not address consequences arising under state, local, foreign tax laws, the alternative minimum tax or the Medicare tax on net investment income. Investors should consult their own tax advisors in determining the tax consequences to them of the Invitation under such tax laws, as well as the application to their particular situation of the U.S. federal income tax considerations discussed below.

Argentina has not sought any ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in this discussion, and there can be no assurance that the IRS will agree with all of such statements and conclusions.

Consequences of Receiving New Bonds Pursuant to an Exchange Offer, or New Bonds Pursuant to the Proposed Modifications

In General

The receipt of New Bonds pursuant to an Exchange Offer or the Proposed Modifications should be a taxable event upon which gain or loss is realized for U.S. federal income tax purposes (a “realization event”).

Under general principles of U.S. federal income tax law, a modification of the terms of a debt instrument (including an exchange of one debt instrument for another debt instrument having different terms) is a realization event only if the modification is “significant.” A modification of a debt instrument that is not a significant modification does not create a realization event. Under applicable regulations, the modification of a debt instrument is a “significant” modification if, based on all the facts and circumstances and taking into account all modifications, other than certain specified modifications, the legal rights or obligations that are altered and the degree to which they are altered is “economically significant.” The applicable regulations also provide specific rules to determine whether certain modifications, such as a change in the timing of payments or a change in the yield of a debt instrument, are significant. The receipt of New Bonds pursuant to an Exchange Offer or the Proposed Modifications should be considered a significant modification of the Eligible Bonds, because a number of material substantive terms of the Eligible Bonds (e.g., change in timing of payments, interest rate, yield, payment schedules or currency of denomination) will change in a significant manner as a result of the exchanges.

Taxable Exchange

Based on the foregoing, and subject to the discussion below of accrued but unpaid interest on the Eligible Bonds and the rules for the market discount and foreign currency, you generally will recognize capital gain or loss upon the receipt of New Bonds pursuant to an Exchange Offer or the Proposed Modifications, in an amount equal to the difference between your amount realized and your adjusted tax basis in the Eligible Bonds tendered or substituted at the time of the consummation of the Exchange Offer or the Proposed Modifications (as applicable). Your adjusted tax basis in an Eligible Bond generally will equal the U.S. dollar value of the amount paid therefor, increased by the amount of any market discount or original issue discount previously taken into account and reduced by the amount of any amortizable bond premium previously amortized with respect to the Eligible Bond and by any payments other than payments of “qualified stated interest” (defined as stated interest that is unconditionally payable in cash or property at least annually at a single fixed rate). Your amount realized will be equal to the issue price of the New Bonds that you receive, determined for each New Bond as described below under “—Issue Price of the New Bonds” (but excluding the portion of any USD 1.00% 2030 Bonds or Euro 0.500% 2030 Bonds you receive that are taxable as ordinary interest income as described below). Any such capital gain or loss will be long-term capital gain or loss if your holding period for the Eligible Bonds at the time of the consummation of the Exchange Offer or the Proposed Modifications (as applicable) is more than one year.

As noted above in “Summary—The Invitation”, if (i) you tender your Eligible Bonds in an Exchange Offer, you will receive USD 1.00% 2030 Bonds or Euro 0.500% 2030 Bonds (as applicable) in respect of accrued and unpaid interest on a tendered Eligible Bond for the period from and including the last interest payment date under the Eligible Bond to but excluding September 4, 2020 and (ii) the Proposed Modifications are successful with respect to your Eligible Bonds, you will receive USD 1.00% 2030 Bonds or Euro 0.500% 2030 Bonds (as applicable) in respect of accrued and unpaid interest on a modified and substituted Eligible Bond for the period from and including the last interest payment date under the Eligible Bond to but excluding April 22, 2020. If you are a U.S. Holder, the fair market value of any USD 1.00% 2030 Bonds or Euro 0.500% 2030 Bonds so received (determined in the applicable currency as of the consummation of the Exchange Offer or the Proposed Modifications) generally will be taxable to you as ordinary interest income to the extent it does not exceed the “qualified stated interest” (as defined above) that has accrued on your Eligible Bond during the relevant accrual period, even though no cash will be paid in respect of such accrued but unpaid interest upon receipt of the USD 1.00% 2030 Bonds or Euro 0.500% 2030 Bonds. However, it is not entirely clear whether the receipt of New Bonds other than the USD 1.00% 2030 Bonds or Euro 0.500% 2030 Bonds pursuant to an Exchange Offer or the Proposed Modifications would be treated under U.S. Treasury regulations as a payment of any remaining accrued but unpaid qualified stated interest on the Eligible Bonds. Any portion of the New Bonds so treated would be taxable as ordinary interest income and would be excluded from the calculation of gain or loss upon the receipt of New Bonds pursuant to an Exchange Offer or the Proposed Modifications. Although the remainder of this discussion assumes that no portion of the New Bonds other than the USD 1.00% 2030 Bonds or Euro 0.500% 2030 Bonds will be treated as received in respect of accrued but unpaid qualified stated interest on the Eligible Bonds, it is possible that the IRS could disagree with this position. In addition, to the extent you receive the USD 1.00% 2030 Bonds or Euro 0.500% 2030 Bonds in respect of accrued but unpaid interest on Eligible Bonds denominated in foreign currency, you may recognize foreign currency gain or loss under the rules described below in “—Qualified Stated Interest and Original Issue Discount.” You should consult your own tax advisors regarding the treatment of accrued but unpaid interest on your Eligible Bonds. In general, if you acquired Eligible Bonds with market discount, any gain you recognize with respect to such Eligible Bonds upon receipt of New Bonds will be treated as ordinary income to the extent of the portion of the market discount that has accrued while you held such Eligible Bonds, unless you have elected to include market discount in income currently as it accrues. You will have acquired an Eligible Bond with market discount for U.S. federal income tax purposes if you acquired it other than at its adjusted issue price with a tax basis that was lower than its “stated redemption price at maturity” (as defined below under “—Consequences of Holding the New Bonds—Qualified Stated Interest and Original Issue Discount”) at the time of acquisition, unless a statutorily defined de minimis exception applied.

Gain or loss that you recognize upon the exchange of a foreign currency-denominated Eligible Bond for a New Bond generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the Eligible Bond. If the amount of ordinary loss that you recognize in these circumstances exceeds certain specified thresholds (for individuals and trusts this loss threshold is U.S.$50,000 in any single year, or for other types of taxpayers and other types of losses, the thresholds are generally higher), you may be required to comply with special rules that require that such amounts be reported to the IRS on IRS Form 8886 (Reportable Transaction Disclosure Statement). You should consult with your tax advisor regarding the possible application of these reporting requirements.

Your initial tax basis in a New Bond will be equal to its issue price (determined as described under “—Issue Price of the New Bonds” below). Your holding period with respect to a New Bond will begin the day following the consummation of the Exchange Offer or the Proposed Modifications (as applicable).

Issue Price of the New Bonds

As discussed above under “—Taxable Exchange,” the amount you realize with respect to your substitution or tender of Eligible Bonds will be determined by reference to the issue price of the New Bonds received therefor. Your initial tax basis in such New Bonds also will be equal to their issue price.

The issue price of a New Bond generally will be equal to the fair market value of the New Bond, determined as of the date of the consummation of the Exchange Offer or the effectiveness of the Proposed Modifications (as applicable), if a substantial amount of the New Bonds of the relevant series is “traded on an established market” for U.S. federal income tax purposes. Debt instruments are considered to be traded on an established market if, at any time during the 31-day period ending 15 days after the date of the exchange there is a sales price for the debt or there are one or more firm or indicative quotes for the debt instrument. If no substantial amount of a series of New Bonds is “traded on an established market,” but the Eligible Bonds substituted or tendered for such New Bonds are so traded, the issue price of that series of New Bonds will be the fair market value of such Eligible Bonds determined as of such date. Argentina expects that, for U.S. federal income tax purposes, each series of New Bonds will be traded on an established market. Therefore, Argentina anticipates that the issue price of the New Bonds will be determined by reference to their fair market values.

The issue price of a foreign currency-denominated New Bond will be determined in the relevant foreign currency. Accordingly, the amount you realize with respect to your substitution or tender of Eligible Bonds for a foreign currency-denominated New Bond (and your initial tax basis in such New Bond) will be equal to the U.S. dollar value of the issue price of the foreign currency-denominated New Bond on the date of the consummation of the Exchange Offer or the effectiveness of the Proposed Modifications at the applicable currency exchange rate in effect on that date.

Consequences of Holding the New Bonds

Book/Tax Conformity

U.S. holders that use an accrual method of accounting for tax purposes (“accrual-basis U.S. holders”) generally are required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements (the “book/tax conformity rule”). The application of the book/tax conformity rule thus may require the accrual of income earlier than would be the case under the general tax rules described below. It is not entirely clear to what types of income the book/tax conformity rule applies, or, in some cases, how the rule is to be applied if it is applicable. However, proposed regulations generally would exclude, among other items, original issue discount and market discount (in either case, whether or not de minimis) from the applicability of the book/tax conformity rule. Although the proposed regulations generally will not be effective until taxable years beginning after the date on which they are issued in final form, taxpayers generally are permitted to elect to rely on their provisions currently. Accrual-basis U.S. holders should consult with their tax advisors regarding the potential applicability of the book/tax conformity rule to their particular situation.

New Bonds

Qualified Stated Interest and Original Issue Discount

Payments or accruals of qualified stated interest (as defined above) on a New Bond will be taxable to you as ordinary interest income at the time you receive or accrue such amounts, in accordance with your regular method of tax accounting. If you use the cash method of tax accounting and receive a payment of qualified stated interest pursuant to the terms of a New Bond in a foreign currency, the amount of interest income you will realize will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date you receive the payment, regardless of whether you convert the payment into U.S. dollars. If you are an accrual-basis U.S. holder, the amount of qualified stated interest you will realize will be based on the average exchange rate in effect during the interest accrual period (or with respect to an interest accrual period that spans more than one taxable year, on the average exchange rate for the partial period within the taxable year). Alternatively, if you are an accrual-basis U.S. holder, you may elect to translate all qualified stated interest on foreign currency-denominated New Bonds at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year) or on the date that you receive the interest payment if that date is within five (5) business days of the end of the accrual period. If you make this election, you must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the IRS. If you are an accrual-basis U.S. holder, on the receipt of a foreign currency payment of qualified stated interest, you will recognize foreign currency gain or loss equal to the difference between the U.S. dollar value of the payment in respect of each accrual period and the U.S. dollar value of interest income that has accrued during such accrual period (as determined above).

In addition, the New Bonds will be issued with a significant amount of original issue discount (“OID”) for U.S. federal income tax purposes. As discussed in more detail below, you will be required to include OID on the New Bonds in your gross income in advance of the receipt of cash payments on such bonds.

In general, the amount of OID with respect to a debt instrument is equal to the excess of (i) the “stated redemption price at maturity” of the debt instrument (which will equal the sum of all payments due under the debt instrument other than qualified stated interest), over (ii) the issue price of the debt instrument (which in the case of the New Bonds, will be determined as discussed above under “—Consequences of Receiving New Bonds Pursuant to an Exchange Offer, or New Bonds Pursuant to the Proposed Modifications—Issue Price of the New Bonds”). The issue price of a New Bond issued pursuant to the Invitation (whether received pursuant to an Exchange Offer or as a result of the Proposed Modifications) is expected to be substantially less than its stated principal amount. In addition, New Bonds other than the USD 1.00% 2030 Bonds, the Euro 0.500% 2030 Bonds and the New Euro 2030 Bonds have stepped coupons, will accrue interest at an initial fixed rate of 0.125% from and including the Settlement Date to but excluding September 4, 2021, and will not pay any stated interest until September 4, 2021. Because qualified stated interest is defined as stated interest that is unconditionally payable in cash or property at least annually at a single fixed rate, stated interest payable on such other New Bonds will be treated as qualified stated interest only to the extent of the initial 0.125% fixed rate. All payments or accruals of stated interest on such other New Bonds in excess of this single fixed rate will be included in the stated redemption price at maturity of such New Bonds, thereby increasing the amount of OID on such bonds.

In general, if you hold New Bonds you will be required to include OID in gross income under a constant-yield method over the term of the New Bonds in advance of cash payments attributable to such income, regardless of whether you are a cash or accrual method taxpayer, and without regard to the timing or amount of any actual payments. Under this treatment, you will include in ordinary gross income the sum of the “daily portions” of OID on the New Bonds for all days during the taxable year that you own the New Bonds. The daily portions of OID on a New Bond are determined by allocating to each day in any accrual period a ratable portion of the OID allocable to that accrual period. Accrual periods may be of any length and may vary in length over the term of the New Bonds, provided that no accrual period is longer than one year and each scheduled payment of principal or interest occurs on either the final day or the first day of an accrual period. The amount of OID on a New Bond allocable to each accrual period will be determined by multiplying the “adjusted issue price” (as defined below) of the New Bond at the beginning of the accrual period by the “yield to maturity” (as defined below) of such New Bond.

The “adjusted issue price” of a New Bond at the beginning of any accrual period will generally be the sum of its issue price and the amount of OID allocable to all prior accrual periods, reduced by the amount of payments made on the New Bond, other than payments of qualified stated interest. The “yield to maturity” of a New Bond will be the discount rate (appropriately adjusted to reflect the length of accrual periods) that causes the present value of all payments on the New Bond, including any payments of principal payable prior to the maturity of the New Bond and any payments of qualified stated interest, to equal the issue price of such bond.

All payments on a New Bond other than payments of qualified stated interest will generally be viewed first as payments of previously accrued OID to the extent thereof, with payments attributed first to the earliest-accrued OID, and then as payments of principal. If you hold a foreign currency-denominated New Bond, you should determine the U.S. dollar amount includible as OID for each accrual period by (i) calculating the amount of OID allocable to each accrual period in the foreign currency using the constant-yield method described above and (ii) translating that foreign currency amount at the average exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for each partial period). Alternatively, you may translate the foreign currency amount at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, for an accrual period that spans two taxable years) or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made such an election. Because exchange rates may fluctuate, if you hold a foreign currency-denominated New Bond, you may recognize a different amount of OID income in each accrual period than would be the case if you were the holder of an otherwise similar bond denominated in U.S. dollars. Under these rules, upon the receipt of an amount attributable to OID (whether in connection with a payment of stated interest or stated principal pursuant to a principal repayment schedule (as described above under the “Financial Terms of the New Bonds”) or in connection with the sale or retirement of the New Bond), you will recognize ordinary income or loss measured by the difference between the amount received (translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the New Bond, as the case may be) and the amount accrued (using the exchange rate applicable to such previous accrual).

Sale, Exchange, Retirement or Other Taxable Disposition of New Bonds

Your initial tax basis in a New Bond, determined as described above under “—Consequences of Receiving New Bonds Pursuant to an Exchange Offer, or New Bonds Pursuant to the Proposed Modifications—Issue Price of the New Bonds,” will be increased over time by the amount of OID included in your gross income and decreased by the amount of payments on the New Bonds and any amortization payments, other than payments of qualified stated interest (as defined above). The amount of any subsequent adjustments to basis in respect of OID denominated in a foreign currency will be determined in the manner described above. The amount of any subsequent adjustments to basis in respect of a payment in foreign currency generally will be the U.S. dollar value of the foreign currency calculated at the exchange rate in effect on the date that the payment is received or accrued.

You generally will recognize gain or loss on the sale, exchange, retirement (including for purposes of this discussion, the receipt of any payment treated as principal as described above under “—Qualified Stated Interest and Original Issue Discount”) or other taxable disposition of a New Bond in an amount equal to the difference between the amount you realize on such disposition and your tax basis in the New Bond. Except as discussed below with respect to foreign currency gain or loss, the gain or loss that you recognize on the disposition generally will be capital gain or loss and will be long-term capital gain or loss if you have held the New Bond for more than one year on the date of disposition.

The gain or loss recognized on the disposition of a New Bond denominated in foreign currency generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the foreign currency-denominated New Bond. This foreign currency gain or loss will not be treated as an adjustment to interest income that you receive on a New Bond.

If you dispose of a New Bond for a foreign currency, the amount that you realize for U.S. tax purposes generally will be the U.S. dollar value of the foreign currency that you receive calculated at the exchange rate in effect on the date that the foreign currency-denominated New Bond is disposed of, except that in the case of a New Bond that is traded on an established securities market (as defined in the applicable Treasury regulations), a cash-basis taxpayer, or an accrual-basis taxpayer that so elects, would determine the amount realized based on the U.S. dollar value of the foreign currency on the settlement date of the disposition.

Consequences if You Do Not Participate in an Exchange Offer and the Proposed Modifications Are Not Successful With Respect to your Eligible Bonds

If the Proposed Modifications are not successful with respect to your Eligible Bonds, and you do not exchange your Eligible Bonds in an Exchange Offer, the Invitation generally will not affect the U.S. federal income tax treatment of your Eligible Bonds.

Foreign Financial Asset Reporting

Individual U.S. holders that own “specified foreign financial assets” with an aggregate value in excess of $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year are generally required to file an information statement along with their tax returns, currently on Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer (which may include Eligible Bonds and New Bonds issued in certificated form) that are not held in accounts maintained by financial institutions. Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals. Regulations extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on certain objective criteria. U.S. holders who fail to report the required information could be subject to substantial penalties. In addition, the statute of limitations for assessment of tax would be suspended, in whole or part. Prospective investors should consult their own tax advisors concerning the application of these rules, including the application of the rules to their particular circumstances.

Backup Withholding and Information Reporting

Information returns generally will be filed with the IRS in connection with the payment of interest and accrual of OID on the New Bonds by, and the proceeds of dispositions of New Bonds effected by, certain U.S. taxpayers. In addition, certain U.S. taxpayers may be subject to backup withholding in respect of such amounts if they do not provide their taxpayer identification numbers to the person from whom they receive payments. Non-U.S. taxpayers may be required to comply with applicable certification procedures to establish that they are not U.S. taxpayers in order to avoid the application of such information reporting requirements and backup withholding. The amount of any backup withholding from a payment to a holder will be allowed as a credit against the holder or beneficial owner’s U.S. federal income tax liability and may entitle the holder or beneficial owner to a refund, provided that the required information is timely furnished to the IRS.

PLAN OF DISTRIBUTION

We have entered into a dealer manager agreement with BofA Securities, Inc. and HSBC Securities (USA) Inc., as the dealer managers for the Invitation. Pursuant to the dealer manager agreement, as amended, we have:

•	retained the dealer managers to act, directly or through affiliates, including non-U.S. affiliates, on our behalf as the dealer managers in connection with the Invitation.

•

agreed to pay the fee set forth in the dealer manager agreement filed as part of the Republic’s registration statement with the SEC to the dealer managers for soliciting acceptances of the exchange offer and consents to the Proposed Modifications. Such fee is based on the aggregate principal amount of the Eligible Bonds modified and substituted or exchanged in Invitation and will be payable on the consummation of the Invitation.

•	agreed to reimburse the dealer managers for certain expenses in connection with the Invitation.

•

granted to the dealer managers certain rights of first refusal to participate in certain future transactions for a period of 18 months after the termination of the dealer managers’ engagement. Pursuant to FINRA Rule 5110(c)(3)(A)(ix), such rights of first refusal will be deemed to have a compensation value of 1% of the offering proceeds.

•

agreed to indemnify the dealer managers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the dealer managers may be required to make because of those liabilities.

The dealer manager agreement contains various other representations, warranties, covenants and conditions customary for agreements of this sort.

BofA Securities, Inc. and HSBC Securities (USA) Inc. may act through their respective affiliates, including Merrill Lynch Argentina S.A. and HSBC Bank Argentina S.A., outside of the United States. Any such affiliates are not broker-dealers registered with the SEC and therefore may not solicit any Tender Orders in the United States to U.S. persons. Any solicitation of Tender Orders within the United States will be conducted by a broker-dealer registered in the United States and in compliance with all applicable FINRA rules.

The dealer managers may contact Holders regarding the Invitation and may request brokers, dealers, commercial banks, trust companies and other nominees to forward the Invitation Materials to beneficial owners of Eligible Bonds, subject to each such beneficial owner not being an Ineligible Holder.

If the dealer managers acquire any New Bonds pursuant to the Invitation, they may resell the New Bonds from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale. The dealer managers are not obligated to make a market for the New Bonds. In addition, the dealer managers may tender Eligible Bonds in the Invitation.

We and the dealer managers may agree, if applicable, to reopen any series of New Bonds to offer, pursuant to such reopening, New Bonds for cash. If we determine to undertake such a reopening, we will do so pursuant to a subsequent prospectus supplement, which will set forth the amount of New Bonds to be offered, the price to be paid, and the fees to be paid to the dealer managers in connection with such offer.

The dealer managers and their affiliates have provided, and expect to provide in the future, financial advisory, investment banking and general banking services to the Republic and its governmental agencies and instrumentalities, for which they have received and expect to receive customary fees and commission. The dealer managers and their affiliates may, from time to time, engage in transactions with and perform services for the Republic in the ordinary course of business.

At any given time, the dealer managers or their respective affiliates may trade the Eligible Bonds or other debt securities of the Republic for their own accounts or for the accounts of customers and may accordingly hold a long or short position in the Eligible Bonds or other securities of the Republic. In addition, in the ordinary course of their business activities, the dealer managers and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of Argentina or its affiliates. If any of the dealer managers or their respective affiliates has a lending relationship with Argentina, certain of those dealer managers or their respective affiliates routinely hedge or may hedge, their credit exposure to Argentina consistent with their customary risk management policies. Typically, such dealer managers and their respective affiliates would hedge such exposures by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in Argentina’s securities. Any such credit default swaps or short positions could adversely affect future trading prices of Argentina’s securities. The dealer managers and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We have retained D.F. King to act as Information, Tabulation and Exchange Agent in connection with the Invitation.

We have agreed to:

•	pay the Information, Tabulation and Exchange Agent customary fees for its services

•	reimburse the Information, Tabulation and Exchange Agent for certain of its out-of-pocket expenses in connection with the Invitation, and

•	indemnify the Information, Tabulation and Exchange Agent against certain liabilities, including liabilities under the Securities Act.

Expenses

We estimate that our share of the total expenses of the Invitation will be approximately U.S.$8,700,000.

Listing and Admission to Trading

The Republic intends to list the New Bonds on the Luxembourg Stock Exchange and the ByMA and to have them admitted for trading on the Euro MTF Market and the MAE.

JURISDICTIONAL RESTRICTIONS

The distribution of the Invitation Materials and the transactions contemplated by such materials may be restricted by law in certain jurisdictions. Persons into whose possession such materials come are required to inform themselves of and to observe any of these restrictions.

The documents and Invitation Materials do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which an offer or solicitation is not authorized or in which the person making an offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make an offer or solicitation.

In any jurisdiction in which the Invitation is required to be made by a licensed broker or dealer and in which the dealer managers or any affiliate thereof is so licensed, it shall be deemed to be made by the that dealer managers or their respective affiliate on behalf of us.

If you are not a resident of the United States, Argentina or one of the jurisdictions listed below, you should contact the dealer managers to request assistance.

Argentina

No restrictions apply to the Invitation.

European Economic Area and United Kingdom

This prospectus supplement has been prepared on the basis that any offer of New Bonds in any Member State of the EEA or the UK will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of New Bonds. Accordingly any person making or intending to make an offer in that Member State of New Bonds which are the subject of the offering contemplated in this prospectus supplement may only do so to legal entities which are qualified investors as defined in the Prospectus Regulation, provided that no such offer of New Bonds shall require the Issuer or any of the dealer managers to publish a prospectus pursuant to Article 3 of the Prospectus Regulation in relation to such offer.

Neither the Issuer nor the dealer managers have authorized, nor do they authorize, the making of any offer of New Bonds to any legal entity which is not a qualified investor as defined in the Prospectus Regulation. Neither the Issuer nor the dealer managers have authorized, nor do they authorize, the making of any offer of New Bonds through any financial intermediary, other than offers made by the dealer managers, which constitute the final placement of the New Bonds contemplated in this prospectus supplement. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended or superseded) and, in relation to the UK, includes that Regulation as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018.

Each dealer manager has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any New Bonds to any retail investor in the EEA or the UK. For the purposes of this provision:

(a) the expression “retail investor” means a person who is one (or more) of the following:

(i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”);

(ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “IDD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II;

(iii) not a qualified investor as defined in the Prospectus Regulation; and

(b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the New Bonds to be offered so as to enable an investor to decide to purchase or subscribe for the New Bonds; and references to Regulations or Directives include, in relation to the UK, those Regulations or Directives as they form part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 or have been implemented in UK domestic law, as appropriate.

Each person in a Member State of the EEA or the UK who receives any communication in respect of, or who acquires any New Bonds under, the offers to the public contemplated in the Invitation Materials, including this prospectus supplement, or to whom the New Bonds are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each dealer manager and the Issuer that it and any person on whose behalf it acquires New Bonds is: (1) a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation; and (2) not a “retail investor” (as defined above).

United Kingdom

The dealer managers have represented, warranted and agreed that:

a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial and Service and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any New Bonds in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

b)

it has complied and will comply with all applicable provisions of the FSMA and the Financial Services Act 2012 with respect to anything done by it in relation to the New Bonds in, from or otherwise involving the United Kingdom.

Italy

None of the Invitation, the Exchange Offer, or any other document or materials relating to the Exchange Offer have been or will be submitted to the clearance procedures of the Commissione Nazionale per le Società e la Borsa (“CONSOB”) pursuant to Italian laws and regulations.

The Exchange Offer is being carried out in the Republic of Italy (“Italy”) as an exempted offer pursuant to article 101-bis, paragraph 3-bis of the Legislative Decree No. 58 of 24 February 1998, as amended (the “Financial Services Act”) and article 35-bis, paragraphs 3 and 4 of CONSOB Regulation No. 11971 of 14 May 1999, as amended. Accordingly, Holders of the Eligible Bonds that are located in Italy can submit Tender Orders pursuant to the Exchange Offer through authorized persons (such as investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with the Financial Services Act, CONSOB Regulation No. 16190 of 29 October 2007, as amended from time to time, and Legislative Decree No. 385 of 1 September 1993, as amended from time to time) and in compliance with applicable laws and regulations or with requirements imposed by CONSOB, Bank of Italy or any other Italian authority.

Each intermediary must comply with the applicable laws and regulations concerning information duties vis-à-vis its clients in connection with the Eligible Bonds or the Exchange Offer.

Germany

See “Special Notice to Investors in the European Economic Area and the United Kingdom” on the cover page of this prospectus supplement, “Global Offering—Notice to Prospective Investors In The EEA and the United Kingdom” and “—European Economic Area and United Kingdom” above, for the applicable laws and regulations with respect to the Exchange Offer in Germany as a Relevant State.

Uruguay

The Invitation qualifies as a private placement pursuant to section 2 of Uruguayan law 18.627. The Republic represents and agrees that it has not offered to purchase, and will not offer to purchase, any Eligible Bonds to the public in Uruguay, except in circumstances which do not constitute a public offering or distribution under Uruguayan laws and regulations. The Eligible Bonds and the New Bonds are not and will not be registered with the Central Bank of Uruguay to be publicly offered in Uruguay.

Switzerland

The Invitation and the related offering of the New Bonds in Switzerland is exempt from the requirement to prepare and publish a prospectus under the Swiss Financial Services Act (“FinSA”) because such Invitation and offering is made to professional clients within the meaning of the FinSA only and/or to less than 500 retail clients within the meaning of the FinSA and the New Bonds will not be admitted to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. This Prospectus Supplement does not constitute a prospectus pursuant to the FinSA, and no such prospectus has been or will be prepared for or in connection with the Invitation or the offering of the New Bonds.

Bahamas

This prospectus supplement in connection with the offer of New Bonds by the Republic has not been reviewed by the Securities Commission of The Bahamas because this offer of securities is being made pursuant to an approved foreign issuer exemption under the Securities Industry Act, 2011.

The New Bonds may not be offered in or from within The Bahamas unless the offer is made by a person appropriately licensed or registered to conduct securities business in or from within The Bahamas. The New Bonds may not be offered to persons or entities designated or deemed resident in The Bahamas pursuant to the Exchange Control Regulations, 1956 of The Bahamas unless the prior approval of the Central Bank of The Bahamas is obtained.

Canada

Canada—Eligibility. In order to participate in the Invitation, holders of Eligible Bonds located in Canada are required to complete, sign and submit to the Information, Tabulation and Exchange Agent a Canadian certification form.

Canada—Selling Restrictions. Eligible Bonds may be exchanged for New Bonds pursuant to the Invitation only by holders purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the New Bonds must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Canada—Statutory Rights of Action for Rescission or Damages. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if any of the Invitation Materials (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Canada—Taxation and Eligibility for Investment. Canadian investors who acquire New Bonds pursuant to the Invitation should consult their own legal and tax advisers with respect to the tax consequences of an investment in such securities in their particular circumstances and with respect to the eligibility of the said securities for investment by the purchaser under relevant Canadian legislation.

Chile

PURSUANT TO THE SECURITIES MARKET LAW OF CHILE AND NORMA DE CARÁCTER GENERAL (RULE) NO. 336, DATED JUNE 27, 2012, ISSUED BY THE FINANCIAL MARKET COMISSION OF CHILE (COMISIÓN PARA EL MERCADO FINANCIERO OR “CMF”) (“RULE 336”), THE NEW BONDS MAY BE PRIVATELY OFFERED TO CERTAIN QUALIFIED INVESTORS IDENTIFIED AS SUCH BY RULE 336 (WHICH IN TURN ARE FURTHER DESCRIBED IN RULE NO. 216, DATED JUNE 12, 2008, AND RULE 410 DATED JULY 27, 2016, BOTH OF THE CMF).

RULE 336 REQUIRES THE FOLLOWING INFORMATION TO BE MADE TO PROSPECTIVE INVESTORS IN CHILE:

1. DATE OF COMMENCEMENT OF THE OFFER: APRIL 21, 2020. THE OFFER OF THE NEW BONDS IS SUBJECT TO RULE 336

2. THE SUBJECT MATTER OF THIS OFFER ARE SECURITIES NOT REGISTERED IN THE SECURITIES REGISTRY (REGISTRO DE VALORES) OF THE CMF, NOR IN THE FOREIGN SECURITIES REGISTRY (REGISTRO DE VALORES EXTRANJEROS) OF THE CMF; HENCE, THE NEW BONDS ARE NOT SUBJECT TO THE OVERSIGHT OF THE CMF;

3. SINCE THE NEW BONDS ARE NOT REGISTERED IN CHILE THERE IS NO OBLIGATION BY THE ISSUER TO DELIVER PUBLIC INFORMATION ABOUT THE NEW BONDS IN CHILE; AND

4. THE NEW BONDS SHALL NOT BE SUBJECT TO PUBLIC OFFERING IN CHILE UNLESS REGISTERED IN THE RELEVANT SECURITIES REGISTRY OF THE CMF.

INFORMACIÓN A LOS INVERSIONISTAS CHILENOS

DE CONFORMIDAD CON LA LEY N° 18.045, DE MERCADO DE VALORES Y LA NORMA DE CARÁCTER GENERAL N° 336 (LA “NCG 336”), DE 27 DE JUNIO DE 2012, DE LA COMISIÓN PARA EL MERCADO FINANCIERO (“CMF”), LOS NUEVOS BONOS PUEDEN SER OFRECIDOS PRIVADAMENTE A CIERTOS “INVERSIONISTAS CALIFICADOS”, A LOS QUE SE REFIERE LA NCG 336 Y QUE SE DEFINEN COMO TALES EN LA NORMA DE CARÁCTER GENERAL N° 216, DE 12 DE JUNIO DE 2008 Y EN LA NORMA DE CARÁCTER GENERAL Nº 410, DE 27 DE JULIO DE 2016, AMBAS DE LA CMF.

LA SIGUIENTE INFORMACIÓN SE PROPORCIONA A POTENCIALES INVERSIONISTAS DE CONFORMIDAD CON LA NCG 336:

1. LA OFERTA DE LOS NUEVOS BONOS COMIENZA EL 21 DE ABRIL DE 2020, Y SE ENCUENTRA ACOGIDA A LA NCG 336;

2. LA OFERTA VERSA SOBRE VALORES NO INSCRITOS EN EL REGISTRO DE VALORES O EN EL REGISTRO DE VALORES EXTRANJEROS QUE LLEVA LA CMF, POR LO QUE TALES VALORES NO ESTÁN SUJETOS A LA FISCALIZACIÓN DE LA CMF;

3. POR TRATARSE DE VALORES NO INSCRITOS EN CHILE NO EXISTE LA OBLIGACIÓN POR PARTE DEL EMISOR DE ENTREGAR EN CHILE INFORMACIÓN PÚBLICA SOBRE ESTOS VALORES; Y

4. LOS NUEVOS BONOS NO PODRÁN SER OBJETO DE OFERTA PÚBLICA EN CHILE MIENTRAS NO SEAN INSCRITOS EN EL REGISTRO DE VALORES CORRESPONDIENTE DE LA CMF.”

Japan

The New Bonds have not been and will not be registered under Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended) (the “FIEA”) since the offering in Japan constitutes the private placement to qualified institutional investors under Article 2, Paragraph 3, Item 2-A of the FIEA. Any transfer of the New Bonds is prohibited except where it is transferred to qualified institutional investors, as defined in Article 10 of the Ordinance of Cabinet Office Concerning Definitions Provided in Article 2 of the Financial Instruments and Exchange Act of Japan.

Luxembourg

Neither this prospectus supplement nor any other documents or materials relating to the Invitation have been submitted to or will be submitted for approval or recognition to the Commission de Surveillance du Secteur Financier, and, accordingly, the Invitation and the related Exchange Offers may not be made in the Grand Duchy of Luxembourg in a way that would be characterized as or result in an offering to the public other than in compliance with, and in circumstances that do not require the publication of a prospectus pursuant to the Prospectus Regulation, and the Luxembourg Law of 16 July 2019 on Prospectuses for Securities, in each case as amended or replaced from time to time.

Accordingly, the Invitation and the related Exchange Offers may not be advertised and neither this prospectus supplement nor any other documents or materials relating to the Invitation (including any memorandum, information circular, brochure or any similar documents) has been or shall be distributed or made available, directly or indirectly, to any person in the Grand Duchy of Luxembourg other than “qualified investors” in the sense of Article 2(e) of the Prospectus Regulation, acting on their own account. Insofar as the Grand Duchy of Luxembourg is concerned, this prospectus supplement has been issued only for the personal use of the above qualified investors and exclusively for the purpose of the Invitation. Accordingly, the information contained in this prospectus supplement may not be used for any other purpose or disclosed to any other person in the Grand Duchy of Luxembourg, except for the sole purpose of the admission of the New Bonds to listing on the Official List of the Luxembourg Stock Exchange and to trading on the Euro MTF Market of the Luxembourg Stock Exchange.

FORWARD-LOOKING STATEMENTS

The following documents relating to the Republic’s securities offered by this prospectus supplement may contain forward-looking statements:

•	this prospectus supplement; and

•	the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Forward-looking statements are statements that are not historical facts, including statements about the Republic’s beliefs and expectations. These statements are based on the Republic’s current plans, estimates and projections. While these forward-looking statements might have been reasonable when formulated, they are subject to certain risks and uncertainties, including the potential effects of current events, such as the COVID-19 pandemic, that are not reasonably foreseeable or known at this time, that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. Accordingly, the Republic gives no assurance that actual events will not differ materially from the information included in this presentation. Forward-looking statements speak only as of the date they are made. The Republic undertakes no obligation to update any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to:

•	adverse domestic factors, such as:

•	increases in inflation;

•	increases in domestic interest rates

•	impact on the economy and the government finances of the measures taken to prevent the spread of the recent coronavirus (COVID-19); and

•	exchange rate volatility, any of which could lead to lower economic growth or a decrease in the Republic’s international reserves;

•	adverse external factors, such as:

•	declines in foreign investment, which could deprive the Argentine economy of capital needed for economic growth;

•	changes in international prices (including commodity prices) and high international interest rates, either of which could increase the Republic’s current account deficit and budgetary expenses; and

•

recession or low economic growth in the Republic’s trading partners or the worldwide economy, which could decrease exports from the Republic and the country’s international competitiveness, induce a contraction of the Argentine economy and, indirectly, reduce tax revenues and other public sector revenues and adversely affect the country’s fiscal accounts;

•	other adverse factors, such as:

•	climatic events;

•	international or domestic hostilities and political uncertainty; and

•	adverse outcomes in ongoing litigation and arbitration proceedings in several jurisdictions that may lead to new judgments and awards against Argentina.

VALIDITY OF THE NEW BONDS

The validity of the New Bonds will be passed upon on behalf of the Republic by the Treasury Attorney General of the Republic of Argentina as to all matters of Argentine law, and Cleary Gottlieb Steen & Hamilton LLP, special New York counsel to the Republic, as to all matters of U.S. law, and on behalf of the dealer managers by Bruchou, Fernández Madero & Lombardi, special Argentine counsel to the dealer managers, as to all matters of Argentine law, and by Shearman & Sterling LLP, special New York counsel to the dealer managers, as to all matters of U.S. law.

As to all matters of Argentine law, Cleary Gottlieb Steen & Hamilton LLP may rely on the opinion of the Treasury Attorney General of the Republic of Argentina, and Shearman & Sterling LLP may rely on the opinion of Bruchou, Fernández Madero & Lombardi. As to all matters of U.S. law, the Treasury Attorney General may rely on the opinion of Cleary Gottlieb Steen & Hamilton LLP, and Bruchou, Fernández Madero & Lombardi may rely on the opinion of Shearman & Sterling LLP.

GENERAL INFORMATION

Recent Developments

Except as described in this prospectus supplement, no material change in the Republic’s financial position has occurred since July 5, 2020.

Due Authorization

We have authorized (a) the creation and issue of the New Bonds and (b) the Invitation pursuant to Law No. 27,544, Decrees No. 250/2020, 391/2020, 404/2020 and 582/2020 (in each case, subject to the procedure provided in Law No. 26,122), Resolutions 130/2020, 221/2020, 243/2020, 266/2020 and 282/2020 of the Ministry of Economy and a Resolution of the Ministry of Economy to be issued on or before the issue date of the New Bonds.

Litigation

Other than as disclosed in “Public Sector Debt—Legal Proceedings” in the 2018 Annual Report, “Public Sector Debt—Legal Proceedings” in Amendment No. 1 to the 2018 Annual Report and “Public Sector Debt—Legal Proceedings” in Amendment No. 2 to the 2018 Annual Report, neither the Republic nor any Argentine governmental agency is involved in any litigation or arbitration or administrative proceedings relating to claims or amounts that are material in the context of the Invitation and that would materially and adversely affect the Republic’s ability to meet its obligations under the New Bonds and the indenture with respect to the New Bonds. No such litigation or arbitration or administrative proceedings are pending or, so far as we are aware, threatened.

Where You Can Find More Information

This prospectus supplement is part of registration statements that the Republic has filed with the SEC. This prospectus supplement does not contain all of the information provided in the registration statements. Any statement made in this prospectus supplement and the accompanying prospectus concerning the contents of any contract, agreement or other document is not necessarily complete. If the Republic has filed any contract, agreement or other document as an exhibit to the registration statements, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

The Republic is not subject to the informational requirements of the U.S. Securities Exchange Act of 1934, as amended. The Republic has filed annual reports on Form 18-K with the SEC on a voluntary basis. These reports include certain financial, statistical and other information concerning the Republic. The Republic may also file amendments on Form 18-K/A to its annual reports for the purpose of filing with the SEC exhibits which have not been included in the registration statements to which this prospectus supplement and the accompanying prospectus relate. When filed, these exhibits will be incorporated by reference into the registration statements.

The registration statements, including its various exhibits, are available to the public from the SEC’s website at www.sec.gov.

Clearing

Application will be made for (i) all of the New Bonds to clear through Euroclear, Clearstream and Caja de Valores, and (ii) the New Bonds denominated in U.S. dollars to clear through DTC’s book-entry settlement system.

ANNEX A

Eligible Bonds issued under the 2005 Indenture

ISIN	Description	Defined Term	Minimum Denomination
US040114GL81	U.S. dollar-denominated Discounts due 2033 (New York law) issued in 2005 (the “USD 2033 Discount Bonds I”)	“USD Discount Bonds”	U.S.$1.00 / U.S.$1.00
XS0501194756	U.S. dollar-denominated Discounts due 2033 (New York law) issued in 2010 (the “USD 2033 Discount Bonds II”)
XS0501195050	U.S. dollar-denominated Discounts due 2033 (New York law) issued in 2010 (the “USD 2033 Discount Bonds III”)
XS0205545840	Euro-denominated Discounts due 2033 (English law) issued in 2005 (the “Euro 2033 Discount Bonds I”)	“Euro Discount Bonds”	€1.00 / €1.00
XS0501195134	Euro-denominated Discounts due 2033 (English law) issued in 2010 (the “Euro 2033 Discount Bonds II”)
XS0501195308	Euro-denominated Discounts due 2033 (English law) issued in 2010 (the “Euro 2033 Discount Bonds III”)
US040114GK09	U.S. dollar-denominated Pars due 2038 (New York law) issued in 2005 (the “USD Par 2038 Bonds I”)	“USD Par Bonds”	U.S.$1.00 / U.S.$1.00
XS0501195647	U.S. dollar-denominated Pars due 2038 (New York law) issued in 2010 (the “USD Par 2038 Bonds II”)
XS0501195720	U.S. dollar-denominated Pars due 2038 (New York law) issued in 2010 (the “USD Par 2038 Bonds III”)
XS0205537581	Euro-denominated Pars due 2038 (English law) issued in 2005 (the “Euro Par 2038 Bonds I”)	“Euro Par Bonds”	€1.00 / €1.00
XS0501195993	Euro-denominated Pars due 2038 (English law) issued in 2010 (the “Euro Par 2038 Bonds II”)
XS0501196025	Euro-denominated Pars due 2038 (English law) issued in 2010 (the “Euro Par 2038 Bonds III”)

A-1

ANNEX B

Eligible Bonds issued under the 2016 Indenture

ISIN	Description	Defined Term	Minimum Denomination
US040114GW47 (SEC)	U.S. dollar-denominated 6.875 per cent. International Bonds due 2021 (the “USD 2021 Bonds”)	“USD Bonds due 2021-2023”	U.S.$150,000 / U.S.$1,000
USP04808AA23 (Reg S)
US040114HK99 (SEC)	U.S. dollar-denominated 5.625 per cent. International Bonds due 2022 (the “USD 2022 Bonds”)		U.S.$1,000 / U.S.$1,000
USP04808AL87 (Reg S)
US040114HP86	U.S. dollar-denominated 4.625 per cent. International Bonds due 2023 (the “USD 2023 Bonds”)		U.S.$1,000 / U.S.$1,000
XS1503160225	Euro-denominated 3.875 per cent. International Bonds due 2022 (the “Euro 2022 Bonds”)	“Euro Bonds due 2022-2023”	€100,000 / €1,000
XS1715303340	Euro-denominated 3.375 per cent. International Bonds due 2023 (the “Euro 2023 Bonds”)
CH0361824458	Swiss Franc-denominated 3.375 per cent. International Bonds due 2020 (the “CHF 2020 Bonds”)	CHF 2020 Bonds	CHF5,000 / CHF5,000
US040114GX20 (SEC)	U.S. dollar-denominated 7.500 per cent. International Bonds due 2026 (the “USD 2026 Bonds”)	“USD Bonds due 2026-2036”	U.S.$150,000 / U.S.$1,000
USP04808AC88 (Reg S)
US040114GS35 (144A)
US040114HL72 (SEC)	U.S. dollar-denominated 6.875 per cent. International Bonds due 2027 (the “USD 2027 Bonds”)		U.S.$1,000 / U.S.$1,000
USP04808AM60 (Reg S)
US040114HQ69	U.S. dollar-denominated 5.875 per cent. International Bonds due 2028 (the “USD 5.875% 2028 Bonds”)		U.S.$1,000 / U.S.$1,000
US040114HF05 (SEC)	U.S. dollar-denominated 6.625 per cent. International Bonds due 2028 (the “USD 6.625% 2028 Bonds”)		U.S.$150,000 / U.S.$1,000
USP04808AJ32 (Reg S)
US040114HG87 (SEC)	U.S. dollar-denominated 7.125 per cent. International Bonds due 2036 (the “USD 2036 Bonds”)		U.S.$150,000 / U.S.$1,000
USP04808AK05 (Reg S)
US040114HE30 (144A)
XS1503160498	Euro-denominated 5.000 per cent. International Bonds due 2027 (the “Euro 2027 Bonds”)	“Euro Bonds due 2027-2028”	€100,000 / €1,000
XS1715303779	Euro-denominated 5.250 per cent. International Bonds due 2028 (the “Euro 2028 Bonds”)
US040114GY03 (SEC)	U.S. dollar-denominated 7.625 per cent. International Bonds due 2046 (the “USD 2046 Bonds”)	“USD Bonds due 2046-2117”	U.S.$150,000 / U.S.$1,000
USP04808AE45 (Reg S)
US040114GU80 (144A)
US040114HR43	U.S. dollar-denominated 6.875 per cent. International Bonds due 2048 (the “USD 2048 Bonds”)		U.S.$1,000 / U.S.$1,000
US040114HN39 (SEC)	U.S. dollar-denominated 7.125 per cent. International Bonds due 2117 (the “USD 2117 Bonds”)
USP04808AN44 (Reg S)
US040114HM55 (144A)
XS1715535123	Euro-denominated 6.250 per cent. International Bonds due 2047 (the “Euro 2047 Bonds”)	“Euro Bonds due 2047”	€100,000 / €1,000

B-1

ANNEX C

FORM OF TERMS AND CONDITIONS OF THE 2005 INDENTURE NEW BONDS

1. General. (a) This Bond is one of a duly authorized series of debt securities (each, a “Series”) of The Republic of Argentina (the “Republic”), designated as [U.S. Dollar] [Euro] Amortizing Step-up Bonds due              (each Bond of this Series a “Bond”, and collectively, the “Securities”), and issued or to be issued in one or more Series (such Series collectively, the “Debt Securities”) pursuant to a Trust Indenture dated as of June 2, 2005, between the Republic and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee (the “Trustee”), as amended from time to time (the “Indenture”). The Holders (as defined below) of the Securities will be entitled to the benefits of, be bound by, and be deemed to have notice of, all of the provisions of the Indenture. A copy of the Indenture is on file and may be inspected at the Corporate Trust Office of the Trustee in the City of New York. Subject to Paragraph 13, the Republic hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation, execution and, as applicable, issuance of the Indenture and the Securities and to constitute the same legal, valid and binding obligations of the Republic enforceable in accordance with their terms, have been done and performed and have happened in due and strict compliance with all applicable laws. All capitalized terms used in this Bond but not defined herein shall have the meanings assigned to them in the Indenture. Insofar as the provisions of the Indenture may conflict with the provisions set forth in this Bond, the latter shall control for purposes of this Bond.

(b) The Bonds are issuable only in fully registered form without coupons. Bonds may be issued in certificated form (the “Certificated Securities”), or may be represented by one or more registered global securities (each, a “Global Bond”) held by or on behalf of the Person or Persons that are designated, pursuant to the Indenture, by the Republic to act as depositary for such Global Bonds (the “Depositary”). Certificated Securities will be available only in the limited circumstances set forth in the Indenture. The Bonds, and transfers thereof, shall be registered as provided in Section 2.6 of the Indenture. Any person in whose name a Bond shall be registered (each, a “Holder”) may (to the fullest extent permitted by applicable law) be treated at all times, by all persons and for all purposes as the absolute owner of such Bond regardless of any notice of ownership, theft, loss or any writing thereon.

(c) The Bonds are issuable in authorized denominations of [U.S.$] [€] 1.00 and integral multiples of [U.S.$] [€] 1.00 in excess thereof.

(d) As used herein, the following terms have the meanings set forth below:

“Business Day” shall mean any day except a Saturday, Sunday or any other day on which commercial banks in New York City[, London] or in The City of Buenos Aires (or in the city where the relevant paying or transfer agent is located) are authorized or obligated by law, regulation or executive order to close.

2. Payments and Trustee Paying Agents. (a) Principal of and interest on the Bonds will be payable in [U.S. dollars] [euro]. Principal of and interest on the Bonds payable on the Maturity Date will be payable in [U.S. dollars] [euro] in immediately available funds to the person in whose name such Bond is registered on the Maturity Date, upon presentation and surrender of the Bond at the Corporate Trust Office of the Trustee in the City of New York or, subject to applicable laws and regulations, at the office of any paying agent that shall be appointed by the Trustee, at the expense of the Republic (each, a “trustee paying agent”). Principal of and interest on each Bond (other than principal and interest payable on the Maturity Date) will be payable to the person in whose name such Bond is registered at the close of business on the Record Date for the relevant Payment Date. The Republic will make payments of principal of and interest on the Bonds by providing the Trustee or trustee paying agent the amount of such payment, in [U.S. dollars] [euro] in immediately available funds, not later than 1:00 P.M. local time on the Business Day prior to the Payment Date, and directing the Trustee to hold these funds in trust for the Trustee and the beneficial owners of the Bonds in accordance with their respective interests and to make a wire transfer of such amount in [U.S. dollars] [euro] to Cede & Co. (or registered assigns) as the registered owner of the Bonds, which will receive the funds in trust for distribution to the beneficial owners of the Bonds; provided that the Republic may, subject to applicable laws and regulations, make payments of principal of and interest on the Bonds by mailing, or directing the Trustee to mail, from funds made available by the Republic for such purpose, a check to the person entitled thereto, on or before the due date for the payment at the address that appears on the security register maintained by the Registrar on the applicable record date. Notwithstanding anything herein to the contrary, the Republic’s obligation to make payments of principal of and interest on the Bonds shall not have been satisfied until such payments are received by the Holders of the Bonds.

None of the Republic, the Trustee or any trustee paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Bonds or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(b) Any payment of principal or interest required to be made on a Payment Date that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such Payment Date, and no interest will accrue with respect to such payment for the period from and after such Payment Date.

(c) Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(d) The Republic has initially appointed The Bank of New York Mellon as principal paying agent, transfer agent and registrar. [The Trustee has appointed The Bank of New York Mellon, London Branch, as London paying agent.] At the expense of the Republic, the Trustee may at any time appoint additional or other trustee paying agents, transfer agents and registrars and terminate the appointment of those or any paying agents, transfer agents and registrar; provided that while the Bonds are Outstanding the Republic will maintain in The City of New York (i) a paying agent, (ii) an office or agency where the Bonds may be presented for exchange, transfer and registration of transfer as provided in the Indenture and (iii) a registrar. If the Bonds are listed in the Euro MTF Market of the Luxembourg Stock Exchange and the rules of such Exchange so require, the Trustee will maintain a paying agent in Luxembourg. The Republic or the Trustee, as the case may be, will give prompt notice to all Holders of the Bonds of any future appointment or any resignation or removal of any trustee paying agent, transfer agent or registrar or of any change by any trustee paying agent, transfer agent or registrar in any of its specified offices. Subject to the foregoing, the Republic shall have the right at any time to instruct the Trustee to terminate any such appointment and to appoint any other paying agents or transfer agents in such other places as it may deem appropriate for the purpose of making payments for the exclusive benefit of Holders. Notwithstanding the foregoing, the trustee paying agent and any trustee paying agent appointed hereunder shall be agents solely of the Trustee, and the Republic shall have no authority over or any direct relationship with the trustee paying agent or any such trustee paying agent.

(e) All money paid to the Trustee pursuant to these Terms shall be held by it in trust exclusively for itself and the Holders of the Bonds in accordance with their respective interests to be applied by the Trustee to payments due on the Bonds or to the Trustee at the time and in the manner provided for in these Terms and in the Indenture, and the Holders of the Bonds may, subject to the next sentence, look only to the Trustee for any payment to which the Holders may be entitled. Any monies deposited with the Trustee for the payment of the principal of or interest (including Additional Amounts) on any Bond remaining unclaimed for ten years (in the case of principal) or five years (in the case of interest) or, in either case, any shorter prescription period provided by law after such principal or interest shall have become due and payable shall be repaid to the Republic upon written request without interest, and the Holder of any such Bond may thereafter look only to the Republic for any payment to which such Holder may be entitled.

3. Additional Amounts. All payments of principal, premium, if any, and interest in respect of this Bond by the Republic shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within the Republic or any authority therein or thereof having power to tax (together “Taxes”), unless such withholding or deduction is required by law. In such event, the Republic shall pay to the registered Holders of this Bond such additional amounts (“Additional Amounts”) as will result in receipt by such Holders of such amounts of principal, premium and interest as would have been received by them had no such withholding or deduction been required; except that no such Additional Amounts shall be payable with respect to any Bond (i) to a Holder or a beneficial owner of a Bond where such Holder or beneficial owner or Responsible Person is liable for such Taxes in respect of this Bond by reason of his having some connection with the Republic other than the mere holding of such Bond or the receipt of principal, premium or interest in respect thereof or the enforcement of rights with respect to the Bond; (ii) to a Holder or beneficial owner of a Bond, that failed to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with the Republic of such Holder or beneficial owner or other Responsible Person, if compliance with the requirement is a precondition to exemption from all or any portion of such withholding or deduction; provided that (A) the Republic or the Republic’s agent has notified the Holders of such certification, identification or other reporting requirement at least 15 days before the applicable payment date and (B) in no event shall such Holder’s or beneficial owner’s or other Responsible Person’s obligation to satisfy such a requirement require such Holder or beneficial owner or other Responsible Person to provide any materially more onerous information, documents or other evidence than would be required to be provided had such Holder or beneficial owner or other Responsible Person been required to file Internal Revenue Service Forms W-8BEN, W-8BEN-E, W-8ECI, W-8EXP and/or W-8IMY;  or (iii) presented for payment more than 30 days after the Relevant Date, as defined herein, except to the extent that the Holder thereof would have been entitled to Additional Amounts on presenting the same for payment on the last day of such period of 30 days.

“Relevant Date” in respect of any Bond means the date on which payment in respect thereof becomes due or (if the full amount of the money payable on such date has not been received by the Trustee on or prior to such due date) the date on which notice is duly given to the Holders by the Republic that such moneys have been so received and are available for payment. Any reference herein to “principal” and/or “interest” shall be deemed to include any Additional Amounts which may be payable on this Bond.

“Responsible Person” means an individual, corporation, partnership, limited liability company, limited liability partnership, association, trust or any other entity or organization (including a government or political subdivision or an agency or instrumentality thereof), other than a Holder or beneficial owner, which, as a result of applicable Argentine tax regulations in force from time to time, qualifies as statutorily responsible for the payment of any Argentine Taxes.

The Republic will pay any present or future stamp, court or documentary taxes or any excise or property taxes, charges or similar levies which arise in the Republic or any political subdivision thereof or taxing authority thereof or therein in respect of the creation, issue, execution, initial delivery or registration of the Bond or any other document or instrument referred to therein. The Republic will also indemnify the Holders from and against any stamp, court or documentary taxes or any excise or property taxes, charges or similar levies resulting from, or required to be paid by any of them which arise in the Republic or any political subdivision thereof or taxing authority thereof or therein in connection with, the enforcement of the obligations of the Republic under the Bond or any other document or instrument referred to therein following the occurrence of any Event of Default (as defined below).

4. Redemption. The Bonds will be redeemable at the option of the Republic prior to the maturity date. The Republic will have the right at its option, upon giving not less than 30 days’ nor more than 60 days’ notice to the Holders, to redeem the Bonds, in whole or in part, at any time or from time to time prior to the maturity date, at a redemption price equal to the principal amount thereof, plus interest accrued but not paid on the principal amount of the Bonds to be redeemed to the date of redemption specified in such notice.

5. Status and Negative Pledge Covenant. (a) The Bonds will constitute the direct, unconditional, unsecured and unsubordinated obligations of the Republic. Each Series will rank pari passu with each other Series, without any preference one over the other by reason of priority of date of issue or currency of payment or otherwise, and at least equally with all other present and future unsecured and unsubordinated External Indebtedness (as defined herein) of the Republic.

(b) So long as any Bond remains Outstanding, save for the exceptions set forth below, the Republic will not create or permit to subsist any lien, pledge, mortgage, security interest, deed of trust, charge or other encumbrance or preferential arrangement which has the practical effect of constituting a security interest (“Lien”) upon the whole or any part of its assets or revenues to secure any Public External Indebtedness of the Republic unless, at the same time or prior thereto, the Republic’s obligations under the Bonds either (i) are secured equally and ratably therewith, or (ii) have the benefit of such other security, guarantee, indemnity or other arrangement as shall be approved by the Holders of the Bonds (as provided in Articles Ten and Eleven of the Indenture).

(c) Notwithstanding the foregoing, the Republic may permit to subsist:

i. any Lien upon property to secure Public External Indebtedness of the Republic incurred to finance the acquisition of such property by the Republic; any renewal or extension of any such Lien so long as it is limited to the original property covered thereby and it secures any renewal or extension of the original secured financing;

ii. any Lien on property arising by operation of law (or pursuant to any agreement establishing a Lien equivalent to one which would otherwise exist under relevant local law) in connection with Public External Indebtedness, including without limitation any right of set-off with respect to demand or time deposits with financial institutions and bankers’ liens with respect to property held by financial institutions (in each case deposited with or delivered to such financial institutions in the ordinary course of the depositor’s activities);

iii. any Lien existing on such property at the time of its acquisition to secure Public External Indebtedness of the Republic and any renewal or extension of any such Lien which is limited to the original property covered thereby and which secures any renewal or extension of the original secured financing;

iv. any Lien created in connection with the transactions contemplated by The Republic of Argentina 1992 Financing Plan dated June 23, 1992 sent to the international banking community with the communication dated June 23, 1992 from the Minister of Economy and Public Works and Services of Argentina (the “1992 Financing Plan”) and the implementing documentation therefore, including any Lien to secure obligations under the collateralized securities issued thereunder (the “1992 Par and Discount Bonds”) and any Lien securing indebtedness outstanding as of [to include the Settlement Date] to the extent required to be equally and ratably secured with the 1992 Par and Discount Bonds;

v. any Lien in existence as of [to include the Settlement Date];

vi. any Lien securing Public External Indebtedness of the Republic issued upon surrender or cancellation of any of the 1992 Par and Discount Bonds or the principal amount of any indebtedness outstanding as of June 23, 1992, in each case, to the extent such Lien is created to secure such Public External Indebtedness on a basis comparable to the 1992 Par and Discount Bonds;

vii. any Lien on any of the 1992 Par and Discount Bonds; and

viii. any Lien securing Public External Indebtedness incurred for the purpose of financing all or part of the costs of the acquisition, construction or development of a project; provided that (a) the holders of such Public External Indebtedness expressly agree to limit their recourse to the assets and revenues of such project as the principal source of repayment of such Public External Indebtedness and (b) the property over which such Lien is granted consists solely of such assets and revenues.

(d) For purposes of these Terms:

“Public External Indebtedness” means any External Indebtedness of, or guaranteed by, the Republic which (i) is publicly offered or privately placed in securities markets, (ii) is in the form of, or represented by, bonds, notes or other securities or any guarantees thereof and (iii) is, or was intended at the time of issue to be, quoted, listed or traded on any stock exchange, automated trading system or over-the-counter securities market (including securities eligible for sale pursuant to Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”) (or any successor law or regulation of similar effect)).

“External Indebtedness” means obligations for borrowed money or evidenced by securities, debentures, notes or other similar instruments payable by their terms, or which at the option of the holder thereof may be payable, in a currency other than the lawful currency of the Republic; provided that (i) no Domestic Foreign Currency Indebtedness, as defined below, and (ii) no other indebtedness governed by the laws of the Republic and originally settled in Argentina shall constitute External Indebtedness.

“Domestic Foreign Currency Indebtedness” means (i) the following indebtedness to the extent not redenominated into pesos pursuant to Argentine law and thereby converted into domestic indebtedness, in each case as amended from time to time: (a) Bonos del Tesoro issued under Decree No. 1527/91 and Decree No. 1730/91, (b) Bonos de Consolidación issued under Law No. 23,982 and Decree No. 2140/91, (c) Bonos de Consolidación de Deudas Previsionales issued under Law No. 23,982 and Decree No. 2140/91, (d) Bonos de la Tesorería a 10 Años de Plazo issued under Decree No. 211/92 and Decree No. 526/92, (e) Bonos de la Tesorería a 5 Años de Plazo issued under Decree No. 211/92 and Decree No. 526/92, (f) Ferrobonos issued under Decree No. 52/92 and Decree No. 526/92, (g) Bonos de Consolidación de Regalías Hidrocarburíferas a 16 Años de Plazo issued under Decree No. 2284/92 and Decree No. 54/93, (h) Letras de Tesorería en Dólares Estadounidenses issued under the Republic’s annual budget laws, including those Letras de Tesorería issued under Law No. 24,156 and Decree No. 340/96, (i) Bonos de Consolidación issued under Law No. 24,411 and Decree No. 726/97, (j) Bonos Externos de la República Argentina issued under Law No. 19,686 enacted on June 15, 1972, (k) Bonos del Tesoro a Mediano Plazo en Dólares Estadounidenses issued under Law No. 24,156 and Decree No. 340/96, (l) Bonos del Gobierno Nacional en Dólares Estadounidenses issued under Decree No. 905/2002, Decree No. 1836/2002 and Decree No. 739/2003, (m) Bonos del Gobierno Nacional en Dólares Estadounidenses issued under Resolution of the Secretary of Treasury and Finance No. 240/2005 and 85/2005, (n) Bonos de la Nación Argentina en Dólares Estadounidenses issued under Resolution of the Secretary of Treasury and Finance No. 88/2006 and 18/2006, (o) Bonos de la Nación Argentina en Dólares Estadounidenses issued under Resolution of the Secretary of Treasury and Finance No. 230/2006 and 64/2006, (p) Bonos de la Nación Argentina en Dólares Estadounidenses issued under Resolution of the Secretary of Treasury and Finance No. 100/2007 and 24/2007, (q) Bonos de la Nación Argentina en Dólares Estadounidenses issued under Resolution of the Secretary of Treasury and Finance No. 424/2011 and 132/2011 and (r) any other indebtedness issued on or prior to April 22, 2016 governed by the laws of the Republic; (ii) any indebtedness issued on or prior to April 22, 2016 in exchange, or as replacement, for the indebtedness referred to in (i) above, in each case as amended from time to time; and (iii) any other indebtedness having the same terms and conditions as any of the indebtedness referred to in (i) and (ii) above in all respects except for issue date, issue price and the first interest payment thereon.

“Performing Public External Indebtedness” means Public External Indebtedness issued on or after [to include the Settlement Date].

6. Default; Acceleration of Maturity. (a) Each of the following events will constitute an “Event of Default” under the Bonds:

i. Non-Payment: the Republic fails to pay any principal of any of the Bonds when due and payable and such failure continues for 30 days or fails to pay any interest on any of the Bonds when due and payable and such failure continues for a period of 30 days; or

ii. Breach of Other Obligations: the Republic does not perform or comply with any one or more of its other obligations in the Bonds or in the Indenture insofar as it relates to the Bonds, which default is incapable of remedy or is not remedied within 90 days after written notice of request to remedy such default shall have been given to the Republic by the Trustee; or

iii. Cross Default: any event or condition shall occur which results in the acceleration of the maturity (other than by optional or mandatory prepayment or redemption) of any Performing Public External Indebtedness of the Republic having an aggregate principal amount of U.S.$30,000,000 (or its equivalent in other currencies) or more, or any default in the payment of principal of, or premium or prepayment charge (if any) or interest on, any such Performing Public External Indebtedness having an aggregate principal amount of U.S.$30,000,000 (or its equivalent in other currencies) or more, shall occur when and as the same shall become due and payable, if such default shall continue for more than the period of grace, if any, originally applicable thereto; or

iv. Moratorium: a moratorium on the payment of principal of, or interest on, the Performing Public External Indebtedness of the Republic shall be declared by the Republic; and

v. Validity: the validity of the Bonds shall be contested by the Republic.

(b) Upon the occurrence and during the continuance of an Event of Default, the Holders of at least 25% in aggregate principal amount of the Bonds then Outstanding may by written notice given to the Republic (with a copy to the Trustee) declare the Bonds to be immediately due and payable; and upon such declaration, the principal amount of the Bonds and the accrued interest on the Bonds will become immediately due and payable upon the date that such written notice is received at the office of the Trustee, unless prior to such date all Events of Default in respect of the Bonds have been cured. Notwithstanding the foregoing, in the case of an Event of Default specified in clauses (ii) or (v) of Paragraph 6(a), the principal amount of and the accrued interest on the Bonds may only be declared immediately due and payable if such event is materially prejudicial to the interests of the Holders of the Bonds. The right to give such acceleration notice will terminate if the event giving rise to such right has been cured before such right is exercised. Holders holding in the aggregate at least 50% in principal amount of the then Outstanding Bonds may waive any existing defaults, and rescind or annul any notice of acceleration, on behalf of all Holders of Bonds, if (A) following the declaration of the Bonds due and payable immediately, the Republic has deposited with the Trustee an amount sufficient to pay all overdue installments of principal, interest and Additional Amounts in respect of the Bonds (with interest on overdue amounts of interest, to the extent permitted by law, and on such principal of each of the Bonds at the rate of interest applicable thereto, to the date of such payment or interest) as well as the reasonable fees and compensation of the Trustee; and (B) all other Events of Default have been remedied. In the event of a declaration of acceleration because of an Event of Default set forth in clause (iii) of Paragraph 6(a), such declaration of acceleration shall be automatically rescinded and annulled if the event triggering such Event of Default pursuant to such clause (iii) shall be remedied, cured or waived by the Holders of the relevant indebtedness, within 60 days after such event.

(c) Upon the occurrence of an Event of Default under Paragraph 6(a), the Republic shall give written notice promptly after becoming aware thereof to the Trustee. Within 15 days after becoming aware of the occurrence of an event which with the giving of notice or lapse of time or both would, unless remedied, cured or waived, become an Event of Default under Paragraph 6(a), the Republic shall give written notice thereof to the Trustee.

7. Purchase of the Bonds by the Republic. The Republic may at any time purchase or acquire any of the Bonds in any manner and at any price in the open market, in privately negotiated transactions or otherwise. Bonds that are purchased or acquired by the Republic may, at the Republic’s discretion, be held, resold or surrendered to the Trustee for cancellation, but any Bond so purchased by the Republic may not be re-issued or resold except in compliance with the Securities Act and other applicable law.

8. Rights upon Future Offers. If at any time on or prior to [●], 20[25], the Republic voluntarily makes an offer to purchase or exchange (a “Future Exchange Offer”), or solicits consents to amend (a “Future Amendment

Process”), any outstanding [to include applicable series of Non-Performing Securities], each Holder of the Bonds shall have the right for a period of 30 calendar days following the announcement of any such Future Exchange Offer or Future Amendment Process, to exchange the outstanding principal amount of any of such Holder’s Bonds for (as applicable):

(i) the consideration in cash or in kind received by holders of [to include applicable series of Non-Performing Securities] in connection with any such Future Exchange Offer, or

(ii) securities having terms substantially the same as those resulting from any such Future Amendment Process,

in each case in accordance with the terms and conditions of such Future Exchange Offer or Future Amendment Process; provided that the Republic in its discretion may adjust the exchange ratio applicable to the Bonds to deduct (i) any interest paid thereunder following [Settlement Date] and (ii) [the then applicable USD Market Price of U.S.$7.86824 of the USD 1.00% 2030 Bonds for each U.S.$100 principal amount of New USD 2038 Bonds to be exchanged] [the then applicable Euro Market Price of €7.29366 of the Euro 0.500% 2030 Bonds for each €100 principal amount of New Euro 2038 Bonds to be exchanged] [the then applicable USD Market Price of U.S. $1.60417 of the USD 1.00% 2030 Bonds for each U.S.$100 principal amount of New USD 2041 Bonds to be exchanged] [the then applicable Euro Market Price of €1.44589 of the Euro 0.500% 2030 Bonds for each €100 principal amount of New Euro 2041 Bonds to be exchanged]. The Republic shall have no obligation to make the offer described if the purchase, exchange or amendment is made in satisfaction of a final, non-appealable court order or arbitral award.

The Republic covenants and agrees to take all steps necessary, including making any required filings with regulatory authorities in the United States, in order to enable Holders to participate in any Future Exchange Offer or Future Amendment Process as provided in this Paragraph 8.

[“USD Market Price” shall mean the average price, determined by the Republic, of the USD 1.00% 2030 Bonds during the 10 business days preceding the announcement of a Future Exchange Offer or Future Amendment Process, expressed as a price per U.S.$100 as displayed on the Bloomberg Page “HP” (or any successor thereto) utilizing “Bid Px” under the “Market” field and “BVAL” under the “Source” field, or in the event such price is not so reported for any such business day for any reason, the market price of such USD 1.00% 2030 Bonds, as determined by the Republic in good faith and a commercially reasonable manner.]

[“Euro Market Price” shall mean the average price, determined by the Republic, of the Euro 0.500% 2030 Bonds during the 10 business days preceding the announcement of a Future Exchange Offer or Future Amendment Process, expressed as a price per €100 as displayed on the Bloomberg Page “HP” (or any successor thereto) utilizing “Bid Px” under the “Market” field and “BVAL” under the “Source” field, or in the event such price is not so reported for any such business day for any reason, the market price of such Euro 0.500% 2030 Bonds, as determined by the Republic in good faith and a commercially reasonable manner.]

“Non-Performing Securities” means the securities issued by the Republic which are listed in Schedule B hereto.

9. Replacement, Exchange and Transfer of Bonds. (a) If any Bond becomes mutilated or is defaced, destroyed, lost or stolen, the Trustee shall authenticate and deliver a new Bond, on such terms as the Republic and the Trustee may require, in exchange and substitution for the mutilated or defaced Bond or in lieu of and in substitution for the destroyed, lost or stolen Bond. In every case of mutilation, defacement, destruction, loss or theft, the applicant for a substitute Bond must furnish to the Republic and the Trustee such indemnity as the Republic and the Trustee may require and evidence to their satisfaction of the destruction, loss or theft of such Bond and of the ownership thereof. In every case of mutilation or defacement of a Bond, the Holder must surrender to the Trustee the Bond so mutilated or defaced. In addition, prior to the issuance of any substitute Bond, the Republic may require the payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. If any Bond that has matured or is scheduled to mature within 15 days becomes mutilated or defaced or is apparently destroyed, lost or stolen, the Republic may pay or authorize payment of such Bond without issuing a substitute Bond.

(b) Upon the terms and subject to the conditions set forth in the Indenture, a Bond or Bonds may be exchanged for a Bond or Bonds of equal aggregate principal amount in such same or different authorized denominations as may be requested by the Holder, by surrender of such Bond or Bonds at the office of the Registrar, or at the office of any transfer agent, together with a written request for the exchange. Any registration of transfer or exchange shall be effected upon the Republic being satisfied with the documents of title and identity of the person making the request and subject to such reasonable regulations as the Republic may from time to time agree with the Trustee.

(c) Upon the terms and subject to the conditions set forth in the Indenture, a Bond may be transferred in whole or in part by the Holder or Holders surrendering the Bond for registration of transfer at the Corporate Trust Office of the Trustee in the City of New York or at the office of any transfer agent, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Republic and the Registrar or any such transfer agent, as the case may be, duly executed by the Holder or Holders thereof or its attorney-in-fact or attorneys-in-fact duly authorized in writing.

(d) No service charge will be imposed upon the Holder of a Bond in connection with exchanges for Bonds of a different denomination or for registration of transfers thereof, but the Republic and the Trustee may charge the party requesting any registration of transfer, exchange or registration of Bonds a sum sufficient to reimburse it for any stamp or other tax or other governmental charge required to be paid in connection with such transfer, exchange or registration.

10. Trustee. For a description of the duties and the immunities and rights of the Trustee under the Indenture, reference is made to the Indenture, and the obligations of the Trustee to the Holder hereof are subject to such immunities and rights.

11. Enforcement. Except as provided in Section 4.9 of the Indenture with respect to the right of any Holder of a Bond to enforce the payment of the principal of and interest on its Bond on the stated maturity date for such payment expressed in such Bond (as the Bonds may be amended or modified pursuant to Paragraph 22), no Holder of a Bond shall have any right by virtue of or by availing itself of any provision of the Indenture or the Bonds to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Indenture or the Bonds, or for any other remedy hereunder or under the Indenture, unless:

(a) such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof with respect to the Bonds;

(b) the Holders of not less than 25% in aggregate principal amount of the Outstanding Bonds shall have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee under the Indenture;

(c) such Holder or Holders shall have provided to the Trustee such reasonable indemnity and/or security as it may require against the costs, expenses and liabilities to be incurred therein or thereby;

(d) the Trustee for 60 days after its receipt of such notice, request and provision of indemnity and/or security shall have failed to institute any such action, suit or proceeding; and

(e) no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 4.11 of the Indenture;

it being understood and intended, and being expressly covenanted by every Holder of Bonds with every other Holder of Bonds and the Trustee, that no one or more Holder shall have any right in any manner whatever by virtue or by availing itself of any provision of the Indenture or of the Bonds to affect, disturb or prejudice the rights of any other Holder of Bonds or to obtain priority over or preference to any other such Holder, or to enforce any right under the Indenture or under the Bonds, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of the Bonds. Subject to the foregoing, for the protection and enforcement of this Paragraph, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity. The Republic expressly acknowledges, with respect to the right of any Holder to pursue a remedy under the Indenture or the Bonds, the right of any beneficial owner of Bonds to pursue such remedy with respect to the portion of the Global Bond that represents such beneficial owner’s interest in this Bond as if Certificated Securities had been issued to such beneficial owner.

12. Notices. The Republic or the Trustee, as the case may be, will mail any notices to the Holders of the Certificated Securities at their registered addresses as reflected in the Register maintained by the registrar. The Republic will consider any mailed notice to have been given when mailed. The Republic will give notices to the Holders of a Global Bond in accordance with the procedures and practices of the Depositary and such notices shall be deemed given upon actual receipt thereof by the Depositary. The Republic will also publish notices to the Holders (a) by means of press releases published in an international news service and (b) if and so long as the Bonds are listed on the Euro MTF Market of the Luxembourg Stock Exchange and the rules of the exchange so require, in a leading newspaper having general circulation in Luxembourg (which is expected to be Luxemburger Wort) or on the website of the Luxembourg Stock Exchange at http://www.bourse.lu. If publication in a leading newspaper in Luxembourg is not practicable, the Republic will publish such notices in a leading English language daily newspaper with general circulation in Europe. The Republic will consider any published notice to be given on the date of its first publication.

13. Further Issues of Bonds. The Republic may from time to time, without the consent of Holders of the Bonds, create and issue additional Bonds having the same Terms as the Bonds in all respects, except for issue date, issue price, original interest accrual date and the first interest payment on the Bonds; provided, however, that any additional Bonds subsequently issued shall be issued, for U.S. federal income tax purposes, either (a) as part of the “same issue” as the Bonds, or (b) in a “qualified reopening” of the Bonds, unless such additional Bonds have a separate [CUSIP,] ISIN or other identifying number from the previously Outstanding Bonds. Such Additional Bonds will be consolidated with and will form a single Series with the previously Outstanding Bonds.

14. Prescription. All claims against the Republic for payment of principal of or interest (including Additional Amounts) on or in respect of the Bonds shall be prescribed unless made within ten years (in the case of principal) and five years (in the case of interest) from the date on which such payment first became due, or a shorter period if provided by law.

15. Authentication. This Bond will not be valid or obligatory for any purpose until the certificate of authentication hereon shall have been executed by manual signature by or on behalf of the Trustee.

16. Governing Law. This Bond shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws, except with respect to authorization and execution by the Republic, which shall be governed by the laws of the Republic.

17. Jurisdiction. (a) Subject to Paragraph 20, the Republic irrevocably submits to the jurisdiction of any New York state or federal court sitting in the Borough of Manhattan, the City of New York, and the courts of the Republic (each, a “Specified Court”) over any suit, action or proceeding against it or its properties, assets or revenues with respect to the Bonds of this Series or the Indenture (a “Related Proceeding”). The Republic agrees that a final non-appealable judgment in any Related Proceeding (the “Related Judgment”) shall be conclusive and binding upon it and may be enforced in any Specified Court or in any other courts to the jurisdiction of which the Republic is or may be subject (the “Other Courts”), by a suit upon such judgment.

(b) The Republic hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to Related Proceedings brought in a Specified Court whether on the grounds of venue, residence or domicile or on the ground that the Related Proceedings have been brought in an inconvenient forum.

18. Consent to Service. Subject to Paragraph 20, the Republic hereby appoints Banco de la Nación Argentina, at its office located at 225 Park Avenue, New York, New York, 10169, and, if such person is not maintained by the Republic as its agent for such purpose, the Republic will appoint CT Corporation System, to act as its authorized agent (the “Authorized Agent”) upon whom process may be served in any Related Proceeding or any action or proceeding to enforce or execute any Related Judgment brought against it in any New York state or federal court sitting in the Borough of Manhattan, the City of New York. Such appointment shall be irrevocable until all amounts in respect of the principal of and any interest due and to become due on or in respect of all the Bonds have been provided to the Trustee pursuant to the terms hereof and the Trustee has given notice to the Holders in accordance with the terms hereof of the availability of such amounts for payment to the Holders, except that, if for any reason, such Authorized Agent ceases to be able to act as Authorized Agent or to have an address in the Borough of Manhattan, the City of New York, the Republic will appoint another person in the Borough of Manhattan, the City of New York, selected in its discretion, as such Authorized Agent. Prior to the date of issuance of any Bonds of this Series, the Republic shall obtain the consent of Banco de la Nación Argentina to its appointment as such Authorized Agent, a copy of which acceptance it shall provide to the Trustee. The Republic shall take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent at the address indicated above, as such address may be changed within the Borough of Manhattan, the City of New York, by notice given by the Authorized Agent to each party hereto, shall be deemed, in every respect, effective service of process upon the Republic.

Nothing in this Paragraph 18 shall affect the right of the Trustee or (in connection with legal action or proceedings by any Holder as permitted by the Indenture and this Bond) any Holder to serve legal process in any other manner permitted by law or affect the right of the Trustee or any such Holder to bring any action or proceeding against the Republic or its property in the courts of other jurisdictions.

The appointment and acceptance of jurisdiction set out in Paragraphs 15 and 16 above are intended to be effective upon execution of this Bond without further act by the Republic before any such court and introduction of a true copy of this Bond into evidence shall be conclusive and final evidence of such waiver.

19. Waiver of Immunity. (a) Subject to Paragraph 20, to the extent that the Republic or any of its revenues, assets or properties shall be entitled, in any jurisdiction in which any Specified Court is located, in which any Related Proceeding may at any time be brought against it or any of its revenues, assets or properties, or in any jurisdiction in which any Specified Court or Other Court is located in which any suit, action or proceeding may at any time be brought solely for the purpose of enforcing or executing any Related Judgment, to any immunity from suit, from the jurisdiction of any such court, from set-off, from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or from any other legal or judicial process or remedy, and to the extent that in any such jurisdiction there shall be attributed such an immunity, the Republic irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction, including the United States Foreign Sovereign Immunities Act of 1976 (the “Immunities Act”) (and consents to the giving of any relief or the issue of any process in connection with any Related Proceeding or Related Judgment as permitted by applicable law, including the Immunities Act), provided, however, that such waiver shall not extend to and the Republic shall be immune in respect of and in relation to any suit, action or proceeding or enforcement of any Related Judgment against (i) any assets, reserves and accounts of the Central Bank (Banco Central de la República Argentina), (ii) any property in the public domain located in the territory of the Republic, including property that falls within the purview of Sections 234 and 235 of the Civil and Commercial Code of the Republic, (iii) any property located in or outside the territory of the Republic that provides an essential public service, (iv) any property (whether in the form of cash, bank deposits, securities, third party obligations or any other methods of payment) of the Republic, its governmental agencies and other governmental entities relating to the performance of the budget, within the purview of Sections 165 through 170 of Law No. 11,672, Ley Complementaria Permanente de Presupuesto (t.o. 2014), (v) any property entitled to the privileges and immunities of the Vienna Convention on Diplomatic Relations of 1961 and the Vienna Convention on Consular Relations of 1963, including, but not limited to, property, premises and bank accounts used by the missions of the Republic, (vi) any property used by a diplomatic, governmental or consular mission of the Republic, (vii) taxes, duties, levies, assessments, royalties or any other governmental charges imposed by the Republic, including the right of the Republic to collect any such charges, (viii) any property of a military character or under the control of a military authority or defense agency of the Republic, (ix) property forming part of the cultural heritage of the Republic, or (x) property entitled to immunity under any applicable sovereign immunity laws.

(b) This waiver of sovereign immunity constitutes only a limited and specific waiver for the purpose of the Bonds of this Series and the Indenture and under no circumstances shall it be interpreted as a general waiver of the Republic or a waiver with respect to proceedings unrelated to the Bonds of this Series or the Indenture. Insofar as this waiver relates to the jurisdiction in which an Other Court is located, the Republic extends it solely for the purpose of enabling the Trustee or a Holder of Bonds of this Series to enforce or execute a Related Judgment.

20. Limitation on Actions. The Republic reserves the right to plead sovereign immunity under the Immunities Act with respect to actions brought against it under the U.S. federal securities laws or any state securities laws and the appointment of an Authorized Agent does not extend to such actions, but without prejudice to the rights of the Trustee or the other specified persons to the indemnification and contribution as set forth in Section 5.6 of the Indenture.

21. Effect of Headings. The paragraph headings herein are for convenience only and shall not affect the construction hereof.

22. Modifications. (a) Any modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action provided by the Indenture or these Terms (each, a “Modification”) to the Indenture or the terms and conditions of the Debt Securities of one or more Series (including these Bonds) may be made, given, or taken pursuant to (i) a written action of the Holders of the Debt Securities of such affected Series without the need for a meeting, or (ii) by vote of the Holders of the Debt Securities of such affected Series taken at a meeting or meetings of Holders thereof, in each case in accordance with the terms of this Paragraph 22 and the other applicable provisions of the Debt Securities of the affected Series and the Indenture.

(b) Modifications to the Terms of these Bonds, or to the Indenture insofar as it affects these Bonds, may be made, and future compliance therewith may be waived, with the consent of the Republic and

(i) in the case of any Non-Reserved Matter (as defined below), (A) at any meeting of Holders of these Bonds duly called and held as specified in Paragraph 23 below, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the Holders of not less than 66 2⁄3% of the aggregate principal amount of these Bonds then Outstanding that are represented at such meeting, or (B) with the written consent of the Holders of not less than 66 2⁄3% of the aggregate principal amount of these Bonds then Outstanding, or

(ii) in the case of any Reserved Matter (as defined below), (A) at any meeting of Holders of these Bonds duly called and held as specified in Paragraph 23 below, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the Holders of not less than 75% of the aggregate principal amount of these Bonds then Outstanding, or (B) with the written consent of the Holders of not less than 75% of the aggregate principal amount of these Bonds then Outstanding.

(c) If the Republic proposes any Modification constituting a Reserved Matter to the Terms of these Bonds and to the terms and conditions of at least one other Series of Debt Securities, or to the Indenture insofar as it affects these Bonds and at least one other Series of Debt Securities, in either case as part of a single transaction, the Republic may elect to proceed pursuant to this Paragraph 22(c) instead of Paragraph 22(b), provided that the Republic may revoke any such election at any time and proceed pursuant to Paragraph 22(b) instead. The Republic may do this without recommending the procedure if the Trustee agrees that it would not be materially prejudicial to Holders not to recommend the procedure. In the event of such an election, any such Reserved Matter Modification may be made, and future compliance therewith may be waived, with the consent of the Republic and

(i) (A) at any meetings of Holders of Debt Securities of the two or more Series that would be affected by the proposed Modification duly called and held as specified in Paragraph 23 below, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the Holders of not less than 85% of the aggregate principal amount of the Debt Securities then Outstanding of all such affected Series (taken in the aggregate), or (B) with the written consent of the Holders of not less than 85% of the aggregate principal amount of the Debt Securities then Outstanding of all such affected Series (taken in the aggregate), and

(ii) (A) at any meeting of Holders of these Bonds duly called and held as specified in Paragraph 23 below, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the Holders of not less than 66 2⁄3% of the aggregate principal amount of these Bonds then Outstanding, or (B) with the written consent of the Holders of not less than 66 2⁄3% of the aggregate principal amount of these Bonds then Outstanding.

If the Debt Securities of any Series that would be affected by any Modification proposed pursuant to this Paragraph 22(c) (including these Bonds) are denominated in a currency or currency unit other than U.S. dollars, the principal amount of such Debt Securities for purposes of voting shall be the amount of U.S. dollars that could have been obtained with the principal amount of such Debt Securities at or around 12:00 p.m. (noon) New York City time on the date on which any proposed modification is submitted to Holders using the bid-side price as shown on the FXC page displayed on the Bloomberg Pricing Monitor, or by any recognized quotation source if Bloomberg is not available or is manifestly erroneous. If at the time a vote is solicited pursuant to this Paragraph 22(c) separate Trustees have been appointed for these Bonds and any other Series of Debt Securities affected by that vote, the Trustee acting for the Series (or multiple Series, including for these Bonds) having the greatest aggregate principal amount of the Debt Securities then Outstanding affected by that vote will be responsible for administering the voting procedures contemplated by this Paragraph 22(c).

(d) The Republic and the Trustee may, without the vote or consent of any Holder of the Bonds, amend these Bonds or the Indenture for the purpose of (A) adding to the covenants of the Republic for the benefit of the Holders of the Bonds, (B) surrendering any right or power conferred upon the Republic, (C) securing the Bonds pursuant to the requirements of the Bonds or otherwise, (D) curing any ambiguity, or curing, correcting or supplementing any proven (to the satisfaction of the Trustee) error thereof, (E) making any change which is of a formal, minor or technical nature, or (F) amending the Bonds or the Indenture in any manner which the Republic and the Trustee may determine that shall not adversely affect the interests of any Holder of Bonds.

(e) Any instrument given by or on behalf of any Holder of a Bond in connection with any consent to or vote for any Modification to the Terms of these Bonds or the Indenture as of the effective time of such instrument will be irrevocable and will be conclusive and binding on all subsequent Holders of this Bond or any Bond issued directly or indirectly in exchange or substitution therefor or in lieu thereof. Any such Modification to the Terms of these Bonds or the Indenture will be conclusive and binding on all Holders of these Bonds, whether or not they have given such consent or cast such vote, and whether or not notation of such Modification is made upon the Bonds. Notice of any Modification to the Terms of these Bonds or the Indenture (other than for purposes of curing any ambiguity or of curing, correcting or supplementing any proven (to the satisfaction of the Trustee) error hereof or thereof) shall be given to each Holder of the Bonds, as provided in Paragraph 12 above.

Bonds authenticated and delivered after the effectiveness of any such Modification may bear a notation in the form approved by the Trustee and the Republic as to any matter provided for in such Modification. New

Bonds modified to conform, in the opinion of the Trustee and the Republic, to any such Modification may be prepared by the Republic, authenticated by the Trustee (or any authenticating agent appointed pursuant to the Indenture) and delivered in exchange for Outstanding Bonds.

It shall not be necessary for the vote or consent of the Holders of the Bonds to approve the particular form of any proposed Modification, but it shall be sufficient if such vote or consent shall approve the substance thereof.

(f) Before soliciting the consent or the vote of any Holder of Bonds for a Modification constituting a Reserved Matter, the Republic shall provide to the Trustee (solely for purposes of onward distribution to the Holders of the Bonds) the following information in electronic format:

i. a description of the Republic’s economic and financial circumstances which are, in the Republic’s opinion, relevant to the request for the proposed Modification, a description of the Republic’s existing debts and a description of any broad policy reform program and provisional macroeconomic outlook;

ii. if the Republic shall at the time have entered into an arrangement for financial assistance with multilateral and/or other major creditors or creditor groups and/or an agreement with any such creditors regarding debt relief, (x) a description of any such arrangement or agreement and (y) where permitted under the information disclosure policies of the multilateral or other creditors, as applicable, a copy of the arrangement or agreement;

iii. a description of the Republic’s proposed treatment of foreign debt instruments that are not affected by the proposed Modification and its intentions with respect to any other major creditor groups; and

iv. if the Republic is then seeking a Modification constituting a Reserved Matter affecting any other Series of Debt Securities, a description of that proposed Modification.

(e) For the purposes of these Bonds,

“Non-Reserved Matter” means any Modification other than a Modification constituting a Reserved Matter.

“Outstanding” means, in respect of the Bonds, the Bonds authenticated and delivered pursuant to these Terms and the Indenture except:

(i) Bonds theretofore canceled by the Trustee or delivered to the Trustee for cancellation or held by the Trustee for reissuance but not reissued by the Trustee; or

(ii) Bonds that have been called for redemption in accordance with their terms or which have become due and payable at maturity or otherwise and with respect to which the Republic’s obligation to make payments of the principal thereof (and premium, if any) and any interest thereon shall have been satisfied in accordance with the Terms of these Bonds; or

(iii) Bonds in lieu of or in substitution for which other Bonds of a Series shall have been authenticated and delivered pursuant to these Terms and the Indenture;

provided, however, that in determining whether the Holders of the requisite principal amount of Bonds Outstanding have consented to or voted in favor of any Modification or other action or instruction hereunder or, in the case of a meeting called and held pursuant to Paragraph 23, whether sufficient Holders are present for quorum purposes, any Bonds owned or controlled, directly or indirectly, by the Republic or any Public Sector Instrumentality of the Republic shall be disregarded and deemed not to be Outstanding. As used in these Terms, “Public Sector Instrumentality” means Banco Central de la República Argentina, any department, ministry or agency of the government of the Republic or any corporation, trust, financial institution or other entity owned or controlled by the government of the Republic or any of the foregoing, and, with respect to any Public Sector Instrumentality, “control” means the power, directly or indirectly, through the ownership of voting securities or other ownership interest or otherwise, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions in lieu of, or in addition to, the board of directors of a corporation, trust, financial institution or other entity.

In determining whether the Trustee shall be protected in relying upon any such Modification or other action or instruction, only Bonds that the Trustee knows to be so owned or controlled shall be so disregarded; provided that prior to the solicitation of any consent or the taking of any vote in respect of any Modification or other action or instruction hereunder affecting the Bonds, the Republic shall deliver to the Trustee one or more Officer’s Certificates specifying any Bonds owned or controlled, directly or indirectly, by the Republic or any Public Sector Instrumentality of the Republic.

Bonds so owned or controlled that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Bonds and that the pledgee is not the Republic or a Public Sector Instrumentality.

“Reserved Matter” means any Modification that would:

(i) change the due date for the payment of the principal of (or premium, if any) or any installment of interest on the Bonds;

(ii) reduce the principal amount of the Bonds, the portion of such principal amount which is payable upon acceleration of the maturity of the Bonds, the interest rate thereon or the premium payable upon redemption thereof;

(iii) change the place of payment, coin or currency in which payment with respect to interest, premium or principal in respect of the Bonds is payable;

(iv) shorten the period during which the Republic is not permitted to redeem the Bonds, or permit the Republic to redeem the Bonds if, prior to such action, the Republic is not permitted to do so;

(v) reduce the proportion of the principal amount of the Bonds the vote or consent of the Holders of which is necessary to modify, amend or supplement these Terms or the Indenture or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or thereby to be made, taken or given, or change the definition of “Outstanding” with respect to the Bonds;

(vi) change the obligation of the Republic to pay Additional Amounts with respect to the Bonds;

(vii) change the governing law provision of the Bonds;

(viii) change the courts to the jurisdiction of which the Republic has submitted, the Republic’s obligation to appoint and maintain an Authorized Agent in the Borough of Manhattan, the City of New York, or the Republic’s waiver of immunity, in respect of actions or proceedings brought by any Holder based upon the Bonds, as set forth in these Terms;

(ix) in connection with an exchange offer for the Bonds, amend any Event of Default;

(x) change the status of the Bonds as set forth in Paragraph 5 of these Terms;

(xi) authorize the Trustee, on behalf of all Holders of the Bonds, to exchange or substitute all the Bonds for, or convert all the Bonds into, other obligations or securities of the Republic or any other Person; or

(xii) change the identity of the obligor.

23. Holders’ Meetings. (a) The Republic may at any time ask for written consents from or call a meeting of Holders of the Bonds at any time and from time to time to make, give or take any Modification (as defined in Paragraph 22(a) above) to these Terms as hereinafter provided. Any such meeting shall be held at such time and at such place as the Republic shall determine and as shall be specified in a notice of such a meeting that shall be furnished to the Holders of the Bonds at least 30 days and not more than 60 days prior to the date fixed for the meeting. In addition, the Trustee may at any time and from time to time call a meeting of Holders of the Bonds for any such purpose, to be held at such time and at such place as the Trustee shall determine and as shall be specified in a notice of such meeting that shall be furnished to the Holders of the Bonds at least 30 days and no more than 60 days prior to the date fixed for the meeting. If, upon the occurrence of an Event of Default under Paragraph 6(a) the Holders of at least 10% in aggregate principal amount of the Bonds at that time Outstanding shall have requested the Trustee to call a meeting of the Holders of the Bonds for any such purpose, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, the Trustee shall call such meeting, to be held at such time and at such place as the Trustee shall determine, for such purposes by giving notice thereof. Such notice shall be given at least 30 days and not more than 60 days prior to the meeting. Notice of every meeting of Holders of the Bonds shall set forth in general terms the action proposed to be taken at such meeting.

To be entitled to vote at any meeting of Holders of the Bonds, a person shall be a Holder of Outstanding Bonds or a person duly appointed by an instrument in writing as Proxy for such a Holder. At any meeting of Holders, other than a meeting to discuss a Reserved Matter (as defined in Paragraph 22(f)), the persons entitled to vote a majority in aggregate principal amount of the Outstanding Bonds shall constitute a quorum, and at the reconvening of any such meeting adjourned for a lack of a quorum, the persons entitled to vote 25% in aggregate principal amount of the Outstanding Bonds shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. At any meeting of Holders held to discuss a Reserved Matter, the persons entitled to vote 75% in aggregate principal amount of the Outstanding Bonds shall constitute a quorum. The Trustee may make such reasonable and customary regulations, as it shall deem advisable for any meeting of Holders of Bonds with respect to the proof of the holding of the Bonds and of the appointment of proxies in respect of Holders of registered Bonds, the record date for determining the registered owners of registered Bonds who are entitled to vote at such meeting (which date shall be set forth in the notice calling such meeting hereinabove referred to and which shall be not less than 15 nor more than 60 days prior to such meeting), the adjournment and chairmanship of such meeting, the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.

***

Schedule B

Non-Performing Securities

[To include all series of Discount Bonds that are not successfully modified and substituted pursuant to the Invitation for New USD 2038 Bonds, New Euro 2038 Bonds, New USD 2041 Bonds and New Euro 2041 Bonds, New USD 2046 Bonds and New Euro 2046 Bonds.] [To include all series of Par Bonds that are not successfully modified and substituted pursuant to the Invitation for New USD 2041 Bonds and New Euro 2041 Bonds, New USD 2046 Bonds and New Euro 2046 Bonds.]

ANNEX D

FORM OF TERMS AND CONDITIONS OF THE 2016 INDENTURE NEW BONDS

1. General. (a) This Bond is one of a duly authorized Series of debt securities of The Republic of Argentina (the “Republic”), designated as its [U.S. Dollar] [Euro] Amortizing Step-up Bonds due              (each Bond of this Series a “Bond,” and collectively, the “Bonds”), and issued or to be issued in one or more Series pursuant to an Indenture dated as of April 22, 2016, between the Republic and The Bank of New York Mellon, as trustee (the “Trustee”), as amended from time to time (the “Indenture”). The Holders of the Bonds will be entitled to the benefits of, be bound by, and be deemed to have notice of, all of the provisions of the Indenture. A copy of the Indenture is on file and may be inspected at the Corporate Trust Office of the Trustee. All capitalized terms used in this Bond but not defined herein shall have the meanings assigned to them in the Indenture. Insofar as the provisions of the Indenture may conflict with the provisions set forth in this Bond, the latter shall control for purposes of this Bond.

(b) The Bonds constitute and will constitute direct, general, unconditional and unsubordinated obligations of the Republic, for which the full faith and credit of the Republic is pledged. The Bonds rank and will rank without any preference among themselves and equally with all other unsubordinated Public External Indebtedness of the Republic. It is understood that this provision shall not be construed so as to require the Republic to make payments under the Bonds ratably with payments being made under any other Public External Indebtedness.

(c) [The Bonds were authorized and issued under Law No. 25,827, Decree No. 1,735 dated December 9, 2004 of the Executive Power of the Republic, as such Decrees may be supplemented or amended from time to time, Law No. 27,249 dated March 31, 2016, Resolution No. 422 dated November 18, 2016 of the Ministry of Economy and Public Finance and [●].]

(d) The Bonds are in fully registered form, without coupons in denominations of [[U.S.$] [€]100,000 and integral multiples of [U.S.$] [€]1,000 in excess thereof][[U.S.$1] [€1] and integral multiples of [U.S.$] [€]1 in excess thereof]. The Bonds may be issued in certificated form (the “Certificated Securities”), or may be represented by one or more registered global securities (each, a “Global Bond”) held by or on behalf of the Depositary. Certificated Securities will be available only in the limited circumstances set forth in the Indenture. The Bonds, exchanges and transfers thereof, shall be registered as provided in Section 2.6 of the Indenture. Any Person in whose name a Bond shall be registered may (to the fullest extent permitted by applicable law) be treated at all times, by all Persons and for all purposes as the absolute owner of such Bond regardless of any notice of ownership, theft, loss or any writing thereon.

(e) For the purposes of this paragraph 1 and paragraphs 5 and 6 below, the following terms shall have the meanings specified below:

“Public External Indebtedness” means any External Indebtedness of, or guaranteed by, the Republic which (i) is publicly offered or privately placed in securities markets, (ii) is in the form of, or represented by, bonds, notes or other securities or any guarantees thereof and (iii) is, or was intended at the time of issue to be, quoted, listed or traded on any stock exchange, automated trading system or over-the-counter securities market (including securities eligible for sale pursuant to Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”) (or any successor law or regulation of similar effect)).

“External Indebtedness” means obligations for borrowed money or evidenced by securities, debentures, notes or other similar instruments payable by their terms, or which at the option of the holder thereof may be payable, in a currency other than the lawful currency of the Republic; provided that (i) no Domestic Foreign Currency Indebtedness, as defined below, and (ii) no other indebtedness governed by the laws of the Republic and originally settled in Argentina shall constitute External Indebtedness.

“Domestic Foreign Currency Indebtedness” means (i) the following indebtedness to the extent not redenominated into pesos pursuant to Argentine law and thereby converted into domestic indebtedness, in each case as amended from time to time: (a) Bonos del Tesoro issued under Decree No. 1527/91 and Decree No. 1730/91, (b) Bonos de Consolidación issued under Law No. 23,982 and Decree No. 2140/91, (c) Bonos de Consolidación de Deudas Previsionales issued under Law No. 23,982 and Decree No. 2140/91, (d) Bonos de la Tesorería a 10 Años de Plazo issued under Decree No. 211/92 and Decree No. 526/92, (e) Bonos de la Tesorería a 5 Años de Plazo issued under Decree No. 211/92 and Decree No. 526/92, (f) Ferrobonos issued under Decree No. 52/92 and Decree No. 526/92, (g) Bonos de Consolidación de Regalías Hidrocarburíferas a 16 Años de Plazo issued under Decree No. 2284/92 and Decree No. 54/93, (h) Letras de Tesorería en Dólares Estadounidenses issued under the Republic’s annual budget laws, including those Letras de Tesorería issued under Law No. 24,156 and Decree No. 340/96, (i) Bonos de Consolidación issued under Law No. 24,411 and Decree No. 726/97, (j) Bonos Externos de la República Argentina issued under Law No. 19,686 enacted on June 15, 1972, (k) Bonos del Tesoro a Mediano Plazo en Dólares Estadounidenses issued under Law No. 24,156 and Decree No. 340/96, (l) Bonos del Gobierno Nacional en Dólares Estadounidenses issued under Decree No. 905/2002, Decree No. 1836/2002 and Decree No. 739/2003, (m) Bonos del Gobierno Nacional en Dólares Estadounidenses issued under Resolution of the Secretary of Treasury and Finance No. 240/2005 and 85/2005, (n) Bonos de la Nación Argentina en Dólares Estadounidenses issued under Resolution of the Secretary of Treasury and Finance No. 88/2006 and 18/2006, (o) Bonos de la Nación Argentina en Dólares Estadounidenses issued under Resolution of the Secretary of Treasury and Finance No. 230/2006 and 64/2006, (p) Bonos de la Nación Argentina en Dólares Estadounidenses issued under Resolution of the Secretary of Treasury and Finance No. 100/2007 and 24/2007, (q) Bonos de la Nación Argentina en Dólares Estadounidenses issued under Resolution of the Secretary of Treasury and Finance No. 424/2011 and 132/2011 and (r) any other indebtedness issued on or prior to April 22, 2016 governed by the laws of the Republic; (ii) any indebtedness issued on or prior to April 22, 2016 in exchange, or as replacement, for the indebtedness referred to in (i) above, in each case as amended from time to time; and (iii) any other indebtedness having the same terms and conditions as any of the indebtedness referred to in (i) and (ii) above in all respects except for issue date, issue price and the first interest payment thereon.

2. Payments. (a) The Republic covenants and agrees that it will duly and punctually pay or cause to be paid the principal of, and premium, if any, and interest (including Additional Amounts) on, the Bonds and any other payments to be made by the Republic under the Bonds and the Indenture, at the place or places, at the respective times and in the manner provided in the Bonds and the Indenture. Payment of interest or principal (including Additional Amounts (as defined below)) on Bonds will be made to the Persons in whose name such Bonds are registered at the close of business on the applicable Record Date, whether or not such day is a Business Day (as defined below), notwithstanding the cancellation of such Bonds upon any transfer or exchange thereof subsequent to the Record Date and prior to such Interest Payment Date; provided that if and to the extent the Republic shall default in the payment of the interest due on such Interest Payment Date, such defaulted interest shall be paid to the Persons in whose names such Bonds are registered as of a subsequent record date established by the Republic by notice, as provided in paragraph 14 of these Terms, by or on behalf of the Republic to the Holders of the Bonds not less than 15 days preceding such subsequent record date, such record date to be not less than 10 days preceding the date of payment of such defaulted interest. Notwithstanding the immediately preceding sentence, in the case where such interest, principal or premium, if any, (including Additional Amounts as defined below) is not punctually paid or duly provided for, the Trustee shall have the right to fix such subsequent record date, and, if fixed by the Trustee, such subsequent record date shall supersede any such subsequent record date fixed by the Republic. Payment of principal and interest on Certificated Securities will be made (i) by a [U.S. dollar] [Euro] check drawn on a bank in [New York City] [London] mailed to the Holder at such Holder’s registered address or (ii) upon application by the Holder of at least [U.S.$][€]5,000,000 in principal amount of Certificated Securities to the Trustee not later than the relevant Record Date, by wire transfer in immediately available funds to a [U.S. dollar] [Euro] account maintained by the Holder with a bank in [New York City] [London]. Payment of principal and interest on a Global Bond will be made (i) by a [U.S. dollar] [Euro] check drawn on a bank in [New York City] [London] delivered to the Depositary at its registered address or (ii) by wire transfer in immediately available funds to a [U.S. dollar] [Euro] account maintained by the

Depositary with a bank in [New York City] [London]. “Business Day” shall mean any day except a Saturday, Sunday or any other day on which commercial banks in New York City[, London] or in The City of Buenos Aires (or in the city where the relevant paying or transfer agent is located) are authorized or obligated by law, regulation or executive order to close. The Republic agrees that Section 765 of the Argentine Civil and Commercial Code is not applicable to the payment of amounts due on Debt Securities.

(b) In any case where the date of payment of the principal, interest or premium, if any, (including Additional Amounts) on, the Bonds shall not be a Business Day, then payment of principal, interest or premium, if any, (including Additional Amounts) will be made on the next succeeding Business Day, and no interest on the Bonds will accrue as a result of the delay in payment.

(c) Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(d) Any monies deposited with or paid to the Trustee or to any paying agent that shall be appointed by the Trustee, at the expense of the Republic (each, a “trustee paying agent”), for the payment of the principal, interest or premium, if any, (including Additional Amounts) on any Bond and not applied but remaining unclaimed for one year after the date upon which such principal, interest or premium, if any, shall have become due and payable shall be repaid to or for the account of the Republic by the Trustee or such trustee paying agent, upon the written request of the Republic and the Holder of such Bond shall thereafter look only to the Republic for any payment which such Holder may be entitled to collect, and all liability of the Trustee or such trustee paying agent with respect to such monies shall thereupon cease. The Republic shall cause all returned, unclaimed monies to be held in trust for the relevant Holder of the Bond until such time as the claims against the Republic for payment of such amounts shall have prescribed pursuant to paragraph 16 of these Terms and the Republic’s obligation to make payments on the Bonds as they become due will not be affected until the expiration of such prescription period.

(e) If the Republic at any time defaults in the payment of any principal of, or interest (including Additional Amounts) on the Bonds, the Republic will pay interest on the amount in default (to the extent permitted by law), calculated for each day until paid, at the following rates per annum, together with Additional Amounts, if applicable:

From and including	To but excluding	Interest Rate
, 20	, 20		%
, 20	, 20		%
, 20	, 20		%
, 20	, 20		%
, 20	, 20		%

3. Additional Amounts. All payments of principal, premium, if any, and interest in respect of this Bond by the Republic shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within the Republic or any authority therein or thereof having power to tax (together “Taxes”), unless such withholding or deduction is required by law. In such event, the Republic shall pay to the registered Holders of this Bond such additional amounts (“Additional Amounts”) as will result in receipt by such Holders of such amounts of principal, premium and interest as would have been received by them had no such withholding or deduction been required; except that no such Additional Amounts shall be payable with respect to any Bond (i) to a Holder or a beneficial owner of a Bond where such Holder or beneficial owner or Responsible Person is liable for such Taxes in respect of this Bond by reason of his having some connection with the Republic other than the mere holding of such Bond or the receipt of principal, premium or interest in respect thereof or the enforcement of rights with respect to the Bond; (ii) to a Holder or beneficial owner of a Bond, that failed to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with the Republic of such Holder or beneficial owner or other

Responsible Person, if compliance with the requirement is a precondition to exemption from all or any portion of such withholding or deduction; provided that (A) the Republic or the Republic’s agent has notified the Holders of such certification, identification or other reporting requirement at least 15 days before the applicable payment date and (B) in no event shall such Holder’s or beneficial owner’s or other Responsible Person’s obligation to satisfy such a requirement require such Holder or beneficial owner or other Responsible Person to provide any materially more onerous information, documents or other evidence than would be required to be provided had such Holder or beneficial owner or other Responsible Person been required to file Internal Revenue Service Forms W-8BEN, W-8BEN-E, W-8ECI, W-8EXP and/or W-8IMY; or (iii) presented for payment more than 30 days after the Relevant Date, as defined herein, except to the extent that the Holder thereof would have been entitled to Additional Amounts on presenting the same for payment on the last day of such period of 30 days.

“Relevant Date” in respect of any Bond means the date on which payment in respect thereof becomes due or (if the full amount of the money payable on such date has not been received by the Trustee on or prior to such due date) the date on which notice is duly given to the Holders by the Republic that such moneys have been so received and are available for payment. Any reference herein to “principal” and/or “interest” shall be deemed to include any Additional Amounts which may be payable on this Bond.

“Responsible Person” means an individual, corporation, partnership, limited liability company, limited liability partnership, association, trust or any other entity or organization (including a government or political subdivision or an agency or instrumentality thereof), other than a Holder or beneficial owner, which, as a result of applicable Argentine tax regulations in force from time to time, qualifies as statutorily responsible for the payment of any Argentine Taxes.

The Republic will pay any present or future stamp, court or documentary taxes or any excise or property taxes, charges or similar levies which arise in the Republic or any political subdivision thereof or taxing authority thereof or therein in respect of the creation, issue, execution, initial delivery or registration of the Bond or any other document or instrument referred to therein. The Republic will also indemnify the Holders from and against any stamp, court or documentary taxes or any excise or property taxes, charges or similar levies resulting from, or required to be paid by any of them which arise in the Republic or any political subdivision thereof or taxing authority thereof or therein in connection with, the enforcement of the obligations of the Republic under the Bond or any other document or instrument referred to therein following the occurrence of any Event of Default (as defined below).

4. Redemption. The Bonds will be redeemable at the option of the Republic prior to the maturity date. The Republic will have the right at its option, upon giving not less than 30 days’ nor more than 60 days’ notice to the Holders, to redeem the Bonds, in whole or in part, at any time or from time to time prior to the maturity date, at a redemption price equal to the principal amount thereof, plus interest accrued but not paid on the principal amount of the Bonds to be redeemed to the date of redemption specified in such notice.

5. Negative Pledge Covenant of Republic. (a) So long as any Bond remains Outstanding, save for the exceptions set forth below, the Republic will not create or permit to subsist any lien, pledge, mortgage, security interest, deed of trust, charge or other encumbrance or preferential arrangement which has the practical effect of constituting a security interest (“Lien”) upon the whole or any part of its assets or revenues to secure any Public External Indebtedness of the Republic unless, at the same time or prior thereto, the Republic’s obligations under the Bonds either (i) are secured equally and ratably therewith, or (ii) have the benefit of such other security, guarantee, indemnity or other arrangement as shall be approved by the Holders of the Bonds (as provided in Articles Ten and Eleven of the Indenture).

(b) Notwithstanding the foregoing, the Republic may permit to subsist:

i. any Lien upon property to secure Public External Indebtedness of the Republic incurred to finance the acquisition of such property by the Republic; any renewal or extension of any such Lien so long as it is limited to the original property covered thereby and it secures any renewal or extension of the original secured financing;

ii. any Lien on property arising by operation of law (or pursuant to any agreement establishing a Lien equivalent to one which would otherwise exist under relevant local law) in connection with Public External Indebtedness, including without limitation any right of set-off with respect to demand or time deposits with financial institutions and bankers’ liens with respect to property held by financial institutions (in each case deposited with or delivered to such financial institutions in the ordinary course of the depositor’s activities);

iii. any Lien existing on such property at the time of its acquisition to secure Public External Indebtedness of the Republic and any renewal or extension of any such Lien which is limited to the original property covered thereby and which secures any renewal or extension of the original secured financing;

iv. any Lien created in connection with the transactions contemplated by The Republic of Argentina 1992 Financing Plan dated June 23, 1992 sent to the international banking community with the communication dated June 23, 1992 from the Minister of Economy and Public Works and Services of Argentina (the “1992 Financing Plan”) and the implementing documentation therefore, including any Lien to secure obligations under the collateralized securities issued thereunder (the “1992 Par and Discount Bonds”) and any Lien securing indebtedness outstanding as of [to include the Settlement Date] to the extent required to be equally and ratably secured with the 1992 Par and Discount Bonds;

v. any Lien in existence as of [to include the Settlement Date];

vi. any Lien securing Public External Indebtedness of the Republic issued upon surrender or cancellation of any of the 1992 Par and Discount Bonds or the principal amount of any indebtedness outstanding as of June 23, 1992, in each case, to the extent such Lien is created to secure such Public External Indebtedness on a basis comparable to the 1992 Par and Discount Bonds;

vii. any Lien on any of the 1992 Par and Discount Bonds; and

viii. any Lien securing Public External Indebtedness incurred for the purpose of financing all or part of the costs of the acquisition, construction or development of a project; provided that (a) the holders of such Public External Indebtedness expressly agree to limit their recourse to the assets and revenues of such project as the principal source of repayment of such Public External Indebtedness and (b) the property over which such Lien is granted consists solely of such assets and revenues.

6. Events of Default. (a) Each of the following events will constitute an “Event of Default” under the Bonds:

i. Non-Payment: the Republic fails to pay any principal of or interest on any of the Bonds when due and payable and such failure continues for 30 days; or

ii. Breach of Other Obligations: the Republic does not perform or comply with any of its other obligations in the Bonds or in the Indenture insofar as it relates to the Bonds and such failure cannot be remedied or is not remedied within 90 days after the Republic receives written notice of request to remedy such failure from the Trustee; or

iii. Cross Default: any event or condition shall occur which results in the acceleration of the maturity (other than by optional or mandatory prepayment or redemption) of any Performing Public External Indebtedness of the Republic having an aggregate principal amount of U.S.$50,000,000 (or its equivalent in other currencies) or more, or the Republic fails to pay Performing Public External Indebtedness having an aggregate principal amount of U.S.$50,000,000 (or its equivalent in other currencies) or more when and as the same shall become due and payable and that failure continues past the applicable grace period, if any; or

iv. Moratorium: a declaration by the Republic of a moratorium on the payment of principal of, or interest on, its Performing Public External Indebtedness and such moratorium does not expressly exclude the Bonds; and

v. Validity: the validity of the Bonds shall be contested by the Republic.

(b) If an Event of Default under the Bonds shall have occurred and be continuing then in each and every such case, upon notice in writing by the Holders (the “Demanding Holders”) (acting individually or together) of not less than 25% of the aggregate Outstanding principal amount of the Bonds to the Republic, with a copy to the Trustee, of any such Event of Default and its continuance, the Demanding Holders may declare the principal amount of all the Bonds due and payable immediately, and the same shall become and shall be due and payable upon the date that such written notice is received by or on behalf of the Republic, unless prior to receiving such notice all Events of Default in respect of all the Bonds shall have been cured or waived; provided that if, at any time after the principal of the Bonds shall have been so declared due and payable, and before the sale of any property pursuant to any judgment or decree for the payment of monies due which shall have been obtained or entered in connection with the Bonds, the Republic shall pay or shall deposit (or cause to be paid or deposited) with the Trustee a sum sufficient to pay all matured installments of interest and principal upon all the Bonds which shall have become due otherwise than solely by acceleration (with interest on overdue installments of interest, to the extent permitted by law, and on such principal of each Bond at the rate of interest specified herein, to the date of such payment of interest or principal) and such amount as shall be sufficient to cover the reasonable fees and expenses of the Trustee, including, without limitation, the fees and expenses of its counsel, and if any and all Events of Default hereunder, other than the nonpayment of the principal of the Bonds which shall have become due solely by acceleration, shall have been cured, waived or otherwise remedied as provided herein, then, and in every such case, the Holders of more than 50% in aggregate principal amount of the Bonds then Outstanding, by written notice to the Republic and to the Trustee, may, on behalf of all of the Holders, waive all defaults and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon. Actions by Holders pursuant to this paragraph 6 need not be taken at a meeting pursuant to paragraph 9 hereof. Actions by the Trustee and the Holders pursuant to this paragraph 6 are subject to Article Four of the Indenture.

(c) Notwithstanding the foregoing, in the case of an Event of Default specified in clauses (ii) or (v) of paragraph 6(a), the principal amount of and the accrued interest on the Bonds may only be declared immediately due and payable if such event is materially prejudicial to the interests of the Holders of Bonds. Only Performing Public External Indebtedness is considered for purposes of paragraph 6(a)(iii) (Cross-Default).

(d) In the event of a declaration of acceleration because of an Event of Default described in clause (iii) of paragraph 6(a), the declaration of acceleration shall be automatically rescinded and annulled if the Republic has remedied or cured the Event of Default or if the Holders of the relevant indebtedness rescind the declaration, within 60 days after the event.

(e) For the purposes of this paragraph 6, “Performing Public External Indebtedness” means Public External Indebtedness issued on or after [to include the Settlement Date].

7. Purchase of Bonds by the Republic. The Republic may at any time purchase or acquire any of the Bonds in any manner and at any price in the open market, in privately negotiated transactions or otherwise. Bonds that are purchased or acquired by the Republic may, at the Republic’s discretion, be held, resold or surrendered to the Trustee for cancellation, but any Bond so purchased by the Republic may not be re-issued or resold except in compliance with the Securities Act and other applicable law.

8. [Rights upon Future Offers. [If at any time on or prior to [•], 20[25], the Republic voluntarily makes an offer to purchase or exchange (a “Future Exchange Offer”), or solicits consents to amend (a “Future Amendment Process”), any outstanding [to include applicable series of Non-Performing Securities], each Holder of the Bonds shall have the right for a period of 30 calendar days following the announcement of any such Future Exchange Offer or Future Amendment Process, to exchange the outstanding principal amount of any of such Holder’s Bonds for (as applicable):

(i) the consideration in cash or in kind received by holders of [to include applicable series of Non-Performing Securities] in connection with any such Future Exchange Offer, or

(ii) securities having terms substantially the same as those resulting from any such Future Amendment Process,

in each case in accordance with the terms and conditions of such Future Exchange Offer or Future Amendment Process; provided that the Republic in its discretion may adjust the exchange ratio applicable to the Bonds to deduct (i) any interest paid thereunder following [Settlement Date] and (ii) [the then applicable USD Market Price of U.S.$4.53668 of the USD 1.00% 2030 Bonds for each U.S.$100 principal amount of New USD 2030 Bonds to be exchanged][the then applicable Euro Market Price of €2.42565 of the Euro 0.500% 2030 Bonds for each €100 principal amount of New Euro 2030 Bonds to be exchanged][the then applicable USD Market Price of U.S.$5.02076 of the USD 1.00% 2030 Bonds for each U.S.$100 principal amount of New USD 2035 Bonds to be exchanged][the then applicable Euro Market Price of €3.25380 of the Euro 0.500% 2030 Bonds for each €100 principal amount of New Euro 2035 Bonds to be exchanged]. The Republic shall have no obligation to make the offer described if the purchase, exchange or amendment is made in satisfaction of a final, non-appealable court order or arbitral award.

The Republic covenants and agrees to take all steps necessary, including making any required filings with regulatory authorities in the United States, in order to enable Holders to participate in any Future Exchange Offer or Future Amendment Process as provided in this Paragraph 8.

[“USD Market Price” shall mean the average price, determined by the Republic, of the USD 1.00% 2030 Bonds during the 10 business days preceding the announcement of a Future Exchange Offer or Future Amendment Process, expressed as a price per U.S.$100 as displayed on the Bloomberg Page “HP” (or any successor thereto) utilizing “Bid Px” under the “Market” field and “BVAL” under the “Source” field, or in the event such price is not so reported for any such business day for any reason, the market price of such USD 1.00% 2030 Bonds, as determined by the Republic in good faith and a commercially reasonable manner.]

[“Euro Market Price” shall mean the average price, determined by the Republic, of the Euro 0.500% 2030 Bonds during the 10 business days preceding the announcement of a Future Exchange Offer or Future Amendment Process, expressed as a price per €100 as displayed on the Bloomberg Page “HP” (or any successor thereto) utilizing “Bid Px” under the “Market” field and “BVAL” under the “Source” field, or in the event such price is not so reported for any such business day for any reason, the market price of such Euro 0.500% 2030 Bonds, as determined by the Republic in good faith and a commercially reasonable manner.]

“Non-Performing Securities” means the securities issued by the Republic which are listed in Schedule B hereto.][NOT APPLICABLE TO THE USD 1.00% 2030 BONDS OR EURO 0.500% 2030 BONDS, NEW USD 2046 BONDS AND THE NEW EURO 2046 BONDS].

9. Holders’ Meetings and Written Action. The Indenture sets forth the provisions for the convening of meetings of Holders of Bonds and actions taken by written consent of the Holders of Bonds.

10. Replacement, Exchange and Transfer of the Bonds. (a) Upon the terms and subject to the conditions set forth in the Indenture, in case any Bond shall become mutilated, defaced or be purportedly destroyed, lost or stolen, the Republic in its discretion may execute, and upon the request of the Republic, the Trustee shall authenticate and deliver, a new Bond bearing a number not contemporaneously Outstanding, in exchange and substitution for the mutilated or defaced Bond, or in lieu of and in substitution for the purportedly destroyed, lost or stolen Bond. In every case, the applicant for a substitute Bond shall furnish to the Republic and to the Trustee such security or indemnity as may be required by each of them to indemnify, defend and to save each of them and any agent of the Republic or the Trustee harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the apparent destruction, loss or theft of such Bond and of the ownership thereof. Upon the issuance of any substitute Bond, the Holder of such Bond, if so requested by the Republic, shall pay a sum sufficient to cover any stamp duty, tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Republic and the Trustee) connected with the preparation and issuance of the substitute Bond.

(b) Upon the terms and subject to the conditions set forth in the Indenture, and subject to paragraph 10(e) hereof, a Certificated Security of a Series may be exchanged for an equal aggregate principal amount of Certificated Securities of such Series in different authorized denominations and a beneficial interest in a Global Bond may be exchanged for an equal aggregate principal amount of Certificated Securities of such Series in authorized denominations or for an equal aggregate principal amount of beneficial interests in another Global Bond by the Holder or Holders surrendering the Bond or Bonds for exchange at the Corporate Trust Office, together with a written request for the exchange. Any registration of transfer or exchange shall be effected upon the Republic being satisfied with the documents of title and identity of the Person making the request and subject to such reasonable regulations as the Republic may from time to time agree with the Trustee. Certificated Securities will only be issued in exchange for interests in a Global Bond pursuant to Section 2.5(e) or 2.5(f) of the Indenture. The exchange of the Bonds will be made by the Trustee.

(c) Upon the terms and subject to the conditions set forth in the Indenture, and subject to paragraph 8(e) hereof, a Certificated Security may be transferred in whole or in part (in an amount equal to the authorized denomination or any integral multiple thereof) by the Holder or Holders surrendering the Certificated Security for transfer at the Corporate Trust Office, at the office of any trustee paying agent or at any other office acceptable to the Trustee, accompanied by an executed instrument of transfer substantially as set forth in Exhibit F to the Indenture. The registration of transfer of the Bonds will be made by the Trustee.

(d) The costs and expenses of effecting any exchange, transfer or registration of transfer pursuant to this paragraph 10 will be borne by the Republic, except for the expenses of delivery (if any) not made by regular mail and the payment of a sum sufficient to cover any stamp duty, tax or other governmental charge or insurance charge that may be imposed in relation thereto, which will be borne by the Holder of the Bond. Registration of the transfer of a Bond by the Trustee shall be deemed to be the acknowledgment of such transfer on behalf of the Republic.

(e) The Trustee may decline to accept any request for an exchange or registration of transfer of any Bond during the period of 15 days preceding the due date for any payment of principal of, or premium, if any, or interest on, the Bonds.

11. Trustee. For a description of the duties and the immunities and rights of the Trustee under the Indenture, reference is made to the Indenture, and the obligations of the Trustee to the Holder hereof are subject to such immunities and rights.

12. Trustee Paying Agents; Transfer Agents; Registrar. The Republic has initially appointed The Bank of New York Mellon as principal paying agent, transfer agent and registrar. [The Trustee has appointed The Bank of New York Mellon, London Branch, as London paying agent.] At the expense of the Republic, the Trustee may at any time appoint additional or other trustee paying agents, transfer agents and registrars and terminate the appointment of those or any paying agents, transfer agents and registrar; provided that while the Bonds are Outstanding the Republic will maintain in The City of New York (i) a paying agent, (ii) an office or agency where the Bonds may be presented for exchange, transfer and registration of transfer as provided in the Indenture and (iii) a registrar. If the Bonds are listed in the Euro MTF Market of the Luxembourg Stock Exchange and the rules of such Exchange so require, the Trustee will maintain a paying agent in Luxembourg. The Republic or the Trustee, as the case may be, will give prompt notice to all Holders of the Bonds of any future appointment or any resignation or removal of any trustee paying agent, transfer agent or registrar or of any change by any trustee paying agent, transfer agent or registrar in any of its specified offices. Subject to the foregoing, the Republic shall have the right at any time to instruct the Trustee to terminate any such appointment and to appoint any other paying agents or transfer agents in such other places as it may deem appropriate for the purpose of making payments for the exclusive benefit of Holders. Notwithstanding the foregoing, the trustee paying agent and any trustee paying agent appointed hereunder shall be agents solely of the Trustee, and the Republic shall have no authority over or any direct relationship with the trustee paying agent or any such trustee paying agent.

13. Enforcement. Except as provided in Section 4.7 of the Indenture, no Holder of Bonds of any Series shall have any right by virtue of or by availing itself of any provision of the Indenture or of the Bonds of such Series to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Indenture or of the Bonds, or for any other remedy hereunder or under the Bonds, unless (a) such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof with respect to such Series of Bonds, (b) the Holders of not less than 25% in aggregate principal amount Outstanding of Bonds of such Series shall have made specific written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have provided to the Trustee such indemnity or other security as it may require and (c) the Trustee for 60 days after its receipt of such notice, request and provision of indemnity or other security, shall have failed to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 4.9 of the Indenture; it being understood and intended, and being expressly covenanted by every Holder of Bonds of a Series with every other Holder of Bonds of such Series and the Trustee, that no one or more Holders shall have any right in any manner whatever by virtue or by availing itself of any provision of the Indenture or of the Bonds to affect, disturb or prejudice the rights of any other Holder of Bonds of such Series or to obtain priority over or preference to any other such Holder, or to enforce any right under the Indenture or under the Bonds of such Series, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Bonds of such Series. For the protection and enforcement of this paragraph 13, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

14. Notices. The Republic or the Trustee, as the case may be, will mail any notices to the Holders of the Certificated Securities at their registered addresses as reflected in the Register maintained by the registrar. The Republic will consider any mailed notice to have been given when mailed. The Republic will give notices to the Holders of a Global Bond in accordance with the procedures and practices of the Depositary and such notices shall be deemed given upon actual receipt thereof by the Depositary. The Republic will also publish notices to the Holders (a) by means of press releases published in an international news service and (b) if and so long as the Bonds are listed on the Euro MTF Market of the Luxembourg Stock Exchange and the rules of the exchange so require, in a leading newspaper having general circulation in Luxembourg (which is expected to be Luxemburger Wort) or on the website of the Luxembourg Stock Exchange at http://www.bourse.lu. If publication in a leading newspaper in Luxembourg is not practicable, the Republic will publish such notices in a leading English language daily newspaper with general circulation in Europe. The Republic will consider any published notice to be given on the date of its first publication.

15. Further Issues of Bonds. The Republic may from time to time, without the consent of Holders of the Bonds, create and issue additional Bonds having the same Terms as the Bonds in all respects, except for issue date, issue price, original interest accrual date and the first interest payment on the Bonds; provided, however, that any additional Bonds subsequently issued shall be issued, for U.S. federal income tax purposes, either (a) as part of the “same issue” as the Bonds, or (b) in a “qualified reopening” of the Bonds, unless such additional Bonds have a separate [CUSIP,] ISIN or other identifying number from the previously Outstanding Bonds. Such Additional Bonds will be consolidated with and will form a single Series with the previously Outstanding Bonds.

16. Prescription. All claims against the Republic for the payment of principal, interest, premium, if any, or other amounts due on, the Bonds (including Additional Amounts) shall be prescribed unless made within five years, with respect to principal, and two years, with respect to interest, premium, if any, or other amounts due on the Bonds (including Additional Amounts), in each case from the date on which such payment first became due, or a shorter period if provided by law.

17. Authentication. This Bond shall not become valid or obligatory until the certificate of authentication hereon shall have been manually signed by the Trustee or its agent.

18. Governing Law; Consent to Service; Jurisdiction; Waiver of Immunities.

(a) The Indenture will be governed by and construed in accordance with the laws of the State of New York. This Bond will be governed by and construed in accordance with the laws of the State of New York; provided, however, that all matters governing the Republic’s authorization and execution of the Indenture and the Bonds shall in all cases be governed by and construed in accordance with the laws of the Republic.

(b) Subject to paragraph 18(a), the Republic irrevocably submits to the exclusive jurisdiction of any New York state or federal court sitting in the Borough of Manhattan, The City of New York, and the courts of the Republic and, in each case, any appellate court thereof (collectively referred to “Specified Courts”) in any suit, action or proceeding arising out of or relating to the Bonds or the Republic’s failure or alleged failure to perform any obligations under the Bonds against it or its properties, assets or revenues (a “Related Proceeding”). Any proceeding against the Trustee arising out of or related to the Indenture or the Bonds shall be commenced solely in a New York State or federal court sitting in the Borough of Manhattan, the City of New York. The Republic and the Holders, by their acceptance of the Bonds, agree to the foregoing and submit to the exclusive jurisdiction of any such court.

(c) The Republic hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to Related Proceedings brought in a Specified Court whether on the grounds of venue, residence or domicile or on the ground that the Related Proceedings have been brought in an inconvenient forum (except for any Related Proceedings relating to the securities laws of the United States or any state thereof).

(d) Subject to paragraph 18(a), the Republic hereby appoints Banco de la Nación Argentina, at its office located at 225 Park Avenue, New York, New York, 10169, and, if such Person is not maintained by the Republic as its agent for such purpose, the Republic will appoint another Person to act as its authorized agent (the “Authorized Agent”) upon whom process may be served in any Related Proceeding or any action or proceeding to enforce or execute any Related Judgment brought against it in any New York state or federal court sitting in the Borough of Manhattan, The City of New York. Such appointment shall be irrevocable until all amounts in respect of the principal of and any interest due and to become due on or in respect of all the Bonds have been provided to the Trustee pursuant to the terms hereof, except that, if for any reason, such Authorized Agent ceases to be able to act as Authorized Agent or to have an address in the Borough of Manhattan, The City of New York, the Republic will appoint another Person in the Borough of Manhattan, The City of New York, selected in its discretion, as such Authorized Agent. Prior to the date of issuance of any Bonds, the Republic shall obtain the consent of Banco de la Nación Argentina to its appointment as such Authorized Agent, a copy of which acceptance shall be provided to the Trustee. The Republic shall take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent at the address indicated above, as such address may be changed within the Borough of Manhattan, The City of New York, by notice given by the Authorized Agent to each party hereto, shall be deemed, in every respect, effective service of process upon the Republic.

(e) Nothing in paragraphs 18(b) or (d) shall affect the right of the Trustee or (in connection with legal actions or proceedings by any Holder as permitted by the Indenture and this Bond) any Holder to serve legal process in any other manner permitted by law or affect the right of the Trustee or any such Holder to bring any action or proceeding against the Republic or its property in the courts of other jurisdictions.

(f) The submission to and acceptance of jurisdiction set out in paragraphs 16(b) and (e) above are intended to be effective upon execution of Bond without further act by the Republic before any such court and introduction of a true copy of this Bond into evidence shall be conclusive and final evidence of such waiver.

(g) Subject to paragraph 18(a), to the extent that the Republic or any of its revenues, assets or properties shall be entitled, in any jurisdiction in which any Specified Court is located, in which any Related Proceeding may at any time be brought against it or any of its revenues, assets or properties, or in any jurisdiction in which any Specified Court is located in which any suit, action or proceeding may at any time be brought for the purpose of enforcing or executing any judgment issued in any Related Proceeding (a “Related Judgment”), to any immunity from suit, from the jurisdiction of any such court, from set-off, from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or from any other legal or judicial process or remedy, and to the extent that in any such jurisdiction there shall be attributed such an immunity, the Republic irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction, including the United States Foreign Sovereign Immunities Act of 1976 (the “Immunities Act”) (and consents to the giving of any relief or the issue of any process in connection with any Related Proceeding or Related Judgment as permitted by applicable law, including the Immunities Act); provided, however, that such waiver shall not extend to and the Republic shall be immune in respect of and in relation to any suit, action or proceeding or enforcement of any Related Judgment against (i) any assets, reserves and accounts of the Central Bank (Banco Central de la República Argentina), (ii) any property in the public domain located in the territory of the Republic, including property that falls within the purview of Sections 234 and 235 of the Civil and Commercial Code of the Republic, (iii) any property located in or outside the territory of the Republic that provides an essential public service, (iv) any property (whether in the form of cash, bank deposits, securities, third party obligations or any other methods of payment) of the Republic, its governmental agencies and other governmental entities relating to the performance of the budget, within the purview of Sections 165 through 170 of Law No. 11,672, Ley Complementaria Permanente de Presupuesto (t.o. 2014), (v) any property entitled to the privileges and immunities of the Vienna Convention on Diplomatic Relations of 1961 and the Vienna Convention on Consular Relations of 1963, including, but not limited to, property, premises and bank accounts used by the missions of the Republic, (vi) any property used by a diplomatic, governmental or consular mission of the Republic, (vii) taxes, duties, levies, assessments, royalties or any other governmental charges imposed by the Republic, including the right of the Republic to collect any such charges, (viii) any property of a military character or under the control of a military authority or defense agency of the Republic, (ix) property forming part of the cultural heritage of the Republic, or (x) property entitled to immunity under any applicable sovereign immunity laws.

(h) This waiver of sovereign immunity constitutes only a limited and specific waiver for the purpose of the Indenture and this Bond and under no circumstances shall it be interpreted as a general waiver by the Republic or a waiver with respect to proceedings unrelated to the Indenture or this Bond.

(i) The Republic reserves the right to plead sovereign immunity under the Immunities Act with respect to actions brought against it under the U.S. federal securities laws or any state securities laws and the appointment of an Authorized Agent does not extend to such actions.

19. Indemnification for Foreign Exchange Fluctuations. The obligation of Republic to any Holder under the Bonds that has obtained a court judgment affecting the Bonds shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which the Bond is denominated (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by such Holder of any amount in the Judgment Currency, such Holder may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency (or, if it is not practicable to make that purchase on that day, on the first Business Day on which it is practicable to do so). If the amount of the Agreement Currency so purchased is less than the amount originally to be paid to such Holder in the Agreement Currency, the Republic agrees, as a separate obligation and notwithstanding such judgment, to pay the difference, and if the amount of the Agreement Currency so purchased exceeds the amount originally to be paid to such Holder, such Holder agrees to pay to or for the account of the Republic such excess; provided that such Holder shall not have any obligation to pay any such excess as long as a default by the Republic in its obligations hereunder has occurred and is continuing, in which case such excess may be applied by such Holder to such obligations.

20. Warranty of the Republic. Subject to paragraph 17, the Republic hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Bond and to constitute the same legal, valid and binding obligations of the Republic enforceable in accordance with their terms, have been done and performed and have happened in due and strict compliance with all applicable laws.

21. Definitive Headings. The descriptive headings appearing in these Terms are for convenience of reference only and shall not alter, limit or define the provisions hereof.

22. Modifications. (a) Any Modification to the Bonds or the Indenture insofar as it affects the Bonds shall be made in accordance with Article Ten and Article Eleven of the Indenture.

(b) Any Modification pursuant to this paragraph 22 will be conclusive and binding on all Holders of the Bonds, and on all future Holders of the Bonds whether or not notation of such Modification is made upon the Bonds. Any instrument given by or on behalf of any Holder of a Bond in connection with any consent to or approval of any such Modification will be conclusive and binding on all subsequent Holders of that Bond.

***

Schedule B

Non-Performing Securities

[To include all series of 2016 Indenture Eligible Bonds that are not successfully modified and substituted pursuant to the Invitation for New USD 2030 Bonds, New Euro 2030 Bonds, New USD 2035 Bonds, New Euro 2035 Bonds, New USD 2046 Bonds and New Euro 2046 Bonds.]

PROSPECTUS

The Republic of Argentina

Debt Securities

and/or

Warrants to Purchase Debt Securities

The Republic of Argentina (the “Republic” or “Argentina”) may from time to time offer and sell its securities, including its debt securities, in amounts, at prices and on terms to be determined at the time of sale and provided in supplements to this prospectus. The Republic may offer debt securities in exchange for other debt securities or that are convertible into new debt securities. The Republic may offer securities having an aggregate principal amount of up to U.S.$51,652,645,202 (or the equivalent in other currencies). The securities will be direct, general, unconditional and unsubordinated obligations of the Republic, for which the full faith and credit of the Republic is pledged. The securities rank and will rank without any preference among themselves and equally with all other unsubordinated public external indebtedness (as defined below) of the Republic. It is understood that this provision shall not be construed so as to require the Republic to make payments under the securities ratably with payments being made under any other public external indebtedness of the Republic.

The debt securities will be issued under either the 2005 Indenture (as defined below) or the 2016 Indenture (as defined below). Each of the 2005 Indenture and the 2016 Indenture contains provisions commonly known as “collective action clauses.” Under these provisions, which differ and are described below, the Republic may amend the payment provisions of any series of debt securities issued under each of the Indentures (as defined below) and other reserved matters listed in the applicable Indenture with the consent of less than all of the holders of the debt securities. See “Description of the Securities Issued Under the 2005 Indenture— Amendments and Waivers Collective Action Clauses” and “Description of the Securities Issued Under the 2016 Indenture—Meetings, Amendments and Waivers—Collective Action.”

The Republic may sell the securities directly, through agents designated from time to time or through underwriters. The names of any agents or underwriters will be provided in the applicable prospectus supplement.

This prospectus may not be used to make offers or sales of securities unless accompanied by a supplement. You should read this prospectus and the prospectus supplements carefully. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front of those documents.

Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 21, 2020.

i

ABOUT THIS PROSPECTUS

This prospectus provides a general description of the securities the Republic may offer under the “shelf” registration statement it has filed with the SEC. Each time the Republic sells some of these securities, it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. We will file a post-effective amendment to the registration statement to reflect in the prospectus any facts or events arising after the effective date of this registration statement (as it may be amended from time to time) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, unless such information is contained in an annual report of the Republic filed in Form 18-K, or an amendment thereto filed on Form 18-K/A, that is incorporated by reference in the registration statement. If the information in this prospectus differs from any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement together with additional information described below under the heading “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

The following documents relating to the Republic’s securities offered by this prospectus may contain forward-looking statements:

•	this prospectus;

•	any prospectus supplement;

•	any pricing supplement to a prospectus supplement; and

•	the documents incorporated by reference in this prospectus, any prospectus supplement or any pricing supplement.

Forward-looking statements are statements that are not historical facts, including statements about the Republic’s beliefs and expectations. These statements are based on the Republic’s current plans, estimates and projections. While these forward-looking statements might have been reasonable when formulated, they are subject to certain risks and uncertainties, including the potential effects of current events, such as the COVID-19 pandemic, that are not reasonably foreseeable at this time, that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. Accordingly, the Republic gives no assurance that actual events will not differ materially from the information included in this presentation. Forward-looking statements speak only as of the date they are made. The Republic undertakes no obligation to update any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to:

•	adverse domestic factors, such as:

•	increases in inflation;

•	increases in domestic interest rates;

•	impact of coronavirus in the economy; and

•	exchange rate volatility, any of which could lead to lower economic growth or a decrease in the Republic’s international reserves;

•	adverse external factors, such as:

•	declines in foreign investment, which could deprive the Argentine economy of capital needed for economic growth;

•

changes in international prices (including commodity prices) and high international interest rates, either of which could affect adversely the Republic’s balance of payments, decrease the Republic’s revenues and increase its expenditures ; and

•

recession or low economic growth in the Republic’s trading partners or the worldwide economy, which could decrease exports from the Republic and the country’s international competitiveness, induce a contraction of the Argentine economy and, indirectly, reduce tax revenues and other public sector revenues and adversely affect the country’s fiscal accounts;

•	other adverse factors, such as:

•	climatic events;

•	international or domestic hostilities and political uncertainty; and

•	new judgments and awards against the Republic in ongoing litigation and arbitration proceedings in several jurisdictions.

DATA DISSEMINATION

Argentina subscribes to the Special Data Dissemination Standard (“SDDS”) of the IMF, which is designed to improve the timeliness and quality of information of subscribing member countries. The SDDS requires subscribing member countries to provide schedules indicating, in advance, the date on which data will be released (the so-called “Advance Release Calendar”). For Argentina, precise dates or “no-later-than-dates” for the release of data under the SDDS are disseminated in advance through the Advance Release Calendar, which is published on the Internet under the International Monetary Fund’s Dissemination Standards Bulletin Board. Summary methodologies of all metadata to enhance transparency of statistical compilation are also provided on the Internet under the International Monetary Fund’s Dissemination Standards Bulletin Board. The Internet website is located at http://dsbb.imf.org. Neither the Republic nor any agents acting on behalf of the Republic in connection with the offer and sale of securities as contemplated in this prospectus accepts any responsibility for information included on that website, and its contents are not intended to be incorporated by reference into this prospectus.

PRESERVATION OF DEFENSES

Nothing in this prospectus, or in any communication from the Republic relating to any offering or otherwise, constitutes an acknowledgment or admission of the existence of any claim or any liability of the Republic to pay that claim or an acknowledgment that any ability to bring proceedings in any jurisdiction in respect of such claim or any limitation period relating thereto has been revived or reinstated, or an express or implied promise to pay any such claim (or part thereof). Whether or not a claim exists, the Republic may in its sole discretion and only if written notice to that effect is received from a duly authorized officer of the Republic, attribute a value to such claim for purposes of the Republic’s Settlement Proposal (as defined in the 2018 Annual Report (as defined below)) or for any other purpose. As reflected in the Settlement Proposal, the Republic values claims for calculation of the payment amount for purposes of the Settlement Proposal through the so-called “standard option” (“payment equal to 100% of the outstanding principal amount of the relevant debt securities plus up to 50% of that original principal as interest”) or through the so-called pari passu option (“payment equal to the full amount of money judgment or an accrued claim value less a specified discount”). All defenses available to the Republic relating to any applicable statute of limitations or otherwise are expressly preserved for all purposes. This prospectus may not be relied upon as evidence of the Republic’s agreement that a claim exists, or of the Republic’s willingness, ability or obligation to pay any claim. Any attribution of any value to any claim for purposes of the Republic’s Settlement Proposal or for any other purpose will not be considered an acknowledgment of the existence or validity of that claim and any consideration given by or on behalf of the Republic to the proponent of that claim will be consideration only for the agreement by the proponent of that claim to cease all actions or proceedings in respect of that claim and to irrevocably assign and transfer to the Republic all rights, if any, with respect to such claim and to undertake to complete any and all formalities or requirements necessary to ensure that if such claim existed neither the proponent nor any successor or assignee of the proponent (other than the Republic) is able to evidence or allege such claim to remain in existence or to be a liability of the Republic.

ENFORCEMENT OF CIVIL LIABILITIES

The Republic is a sovereign state. Consequently, it may be difficult for investors or a trustee to obtain, or realize in the United States or elsewhere upon, judgments against the Republic. In addition, pursuant to Argentine law, many assets of the Republic are entitled to immunity from attachment or foreclosure, including all funds dedicated to the payment of expenditures approved as part of the national budget.

See “Description of the Securities Issued Under the 2005 Indenture— Jurisdiction, Consent to Service, Enforceability and Immunities from Attachment” and “Description of the Securities Issued Under the 2016 Indenture— Jurisdiction, Consent to Service, Enforcement of Judgments and Immunities from Attachment.”

A judgment obtained against the Republic in a foreign court may be enforced in the courts of Argentina. Based on existing law, the courts of Argentina will enforce such a judgment in accordance with the terms and conditions of the treaties entered into between Argentina and the country in which the judgment was issued. As of the date of this prospectus, there is no treaty between Argentina and the United States for the enforcement in Argentina of a judgement obtained in the United States.

In the event there are no such treaties, the courts of Argentina will enforce the judgment if it:

•	complies with all formalities required for the enforceability thereof under the laws of the country in which it was issued;

•	has been translated into Spanish, together with all related documents, and it satisfies the authentication requirements of the laws of Argentina;

•

was issued by a competent court, according to Argentine principles of international law, as a consequence of a personal action (action in personam) or a real action (action in rem) over a movable property if it has been moved to Argentina during or after the time the trial was held before a foreign court;

•	was issued after serving due notice and giving an opportunity to the defendant to present its case;

•	is not subject to further appeal;

•	is not against Argentine public policy; and

•	is not incompatible with another judgment previously or simultaneously issued by an Argentine Court.

In a March 2014 decision, the Supreme Court of Argentina held that the enforcement of a foreign judgment granted to a holder of Untendered Debt (as defined below) for payment of all amounts due thereunder did not satisfy one of the requirements set forth in the Code of Civil and Commercial Procedure of the Republic (i.e., that a foreign judgment cannot contravene Argentine law principles of public policy). This ruling was based on the fact that enforcement as requested by the plaintiff would imply that such plaintiff, through an individual action filed before a foreign court, could circumvent the public debt restructuring process set forth by the Government through emergency legislation enacted in accordance with the Argentine Constitution after the debt securities subject to the foreign judgment were issued. In addition, the Supreme Court of Argentina held that such norms were part of Argentine public policy and, therefore, that the enforcement of a foreign judgment, as the one sought by the plaintiff, could not be granted as it would be clearly contrary to such legislation.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, the Republic will use the net proceeds from the sale of securities for the general purposes of the Government, including the refinancing, repurchase or retirement of its domestic and external indebtedness. The Republic may also issue securities to be offered in exchange for any of its outstanding securities.

DESCRIPTION OF THE SECURITIES

General

The Republic will issue the debt securities, as the case may be, under the Trust Indenture dated June 2, 2005 (as amended from time to time, the “2005 Indenture”) between the Republic and the Bank of New York Mellon (formerly known as The Bank of New York), as trustee, or under the Indenture dated April 22, 2016 (as amended from time to time, the “2016 Indenture” and, together with the 2005 Indenture, the “Indentures”) between the Republic and The Bank of New York Mellon, as trustee.

The Republic has filed the form of the 2005 Indenture, the executed 2016 Indenture and the forms of debt securities to be issued under the 2005 Indenture and the 2016 Indenture with the SEC. This prospectus summarizes some of the terms of the debt securities and the Indentures. The summaries does not contain all of the information that may be important to you as a potential investor in the securities. You should read the prospectus supplement, the Indentures and the forms of debt securities before making your investment decision.

This prospectus provides a general description of the debt securities and warrants that the Republic may offer under the 2005 Indenture or the 2016 Indenture. Each time the Republic offers securities, the Republic will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If the information in this prospectus differs from any prospectus supplement, you should rely on the updated information in the prospectus supplement.

Certain Differences Between the 2005 Indenture and the 2016 Indenture

There are certain differences between the 2005 Indenture and the 2016 Indenture relating to collective action clauses and ranking of the debt securities. This registration statement may be used to offer securities governed by the 2016 Indenture in exchange for securities governed by the 2005 Indenture. For the convenience of the readers, a description of such differences is included below.

Collective Action Clauses

The 2005 Indenture and the 2016 Indenture contain provisions commonly known as “collective action clauses” regarding future modifications to the terms of the debt securities. Under these provisions, the Republic may amend the payment provisions of any series of debt securities issued under each of the indentures and other reserve matters listed in each of the indentures with the consent of less than all of the holders of the affected series of debt securities. These modification provisions and the requisite consents required for reserve and non-reserved matters modification in the 2016 Indenture differ from those in the 2005 Indenture. For a more detailed description, see “—Description of Debt Securities Issued under the 2005 Indenture—Amendments and Waivers—Collective Action Clauses” and “—Description of the Securities Issued Under the 2016 Indenture—Meetings, Amendments and Waivers—Collective Action.”

Indenture 2005	Indenture 2016

The Indenture 2005 permits the Republic to amend the payment provisions of debt securities and other “reserved matters” listed in the 2005 Indenture:

•   in the case of a proposed modification to a single series of debt securities issued under the 2005 Indenture, with the consent of the holders of not less than 75% of the aggregate principal amount of the outstanding debt securities of that series; or

The Indenture 2016 permits the Republic to amend the payment provisions of debt securities and other “reserved matters” listed in the 2016 Indenture:

•   in the case of a proposed modification to a single series of debt securities issued under the 2016 Indenture, with the consent of the holders of more than 75% of the aggregate principal amount of the outstanding debt securities of that series;

Indenture 2005	Indenture 2016

•   where such proposed modification would affect the outstanding debt securities of any two or more series issued under the 2005 Indenture, with the consent of the holders of not less than 85% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate, and the consent of holders of not less than 66 2⁄3% of the aggregate principal amount of the outstanding debt securities of each series affected by the modification, taken individually.

•   where such proposed modification would affect the outstanding debt securities of any two or more series issued under the 2016 Indenture, with the consent of the holders of more than 75% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate, if certain “uniformly applicable” requirements are met; or

•   where such proposed modification would affect the outstanding debt securities of any two or more series issued under the 2016 Indenture, whether or not the “uniformly applicable” requirements are met, with the consent of the holders of more than 662/3% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate, and the consent of holders of more than 50% of the aggregate principal amount of the outstanding debt securities of each series affected by the modification, taken individually.

For so long as any series of debt securities issued under the 2005 Indenture (2005 and 2010 debt securities) are outstanding, if the Republic certifies to the trustee and to the trustee under the 2005 Indenture that a cross-series modification is being sought simultaneously with a “2005 indenture reserve matter modification,” the 2005 and 2010 debt securities affected by such 2005 indenture reserve matter modification shall be treated as “series affected by that proposed modification” as that phrase is used in the 2016 Indenture with respect to both cross-series modifications with single aggregated voting and cross-series modifications with two-tier voting; provided, that if the Republic seeks a cross-series modification with single aggregated voting, in determining whether such modification will be considered uniformly applicable, the holders of any series of 2005 and 2010 debt securities affected by the 2005 indenture reserve matter modification shall be deemed “holders of debt securities of all series affected by that modification,” for the purpose of the uniformly applicable definition. It is the intention that in the circumstances described in respect of any cross-series modification, the votes of the holders of the affected 2005 and 2010 debt securities be counted for purposes of the voting

Indenture 2005	Indenture 2016

thresholds specified in the 2016 Indenture for the applicable cross-series modification as though those 2005 and 2010 debt securities had been affected by that cross-series modification although the effectiveness of any modification, as it relates to the 2005 and 2010 debt securities, shall be governed exclusively by the terms and conditions of those 2005 and 2010 debt securities and by the 2005 Indenture; provided, however, that no such modification as to the debt securities will be effective unless such modification shall have also been adopted by the holders of the 2005 and 2010 debt securities pursuant to the amendment and modification provisions of such 2005 and 2010 debt securities.

“Uniformly applicable,” as referred to above, means a modification by which holders of debt securities of any series issued under the 2016 Indenture affected by that modification are invited to exchange, convert or substitute their debt securities on the same terms for (x) the same new instruments or other consideration or (y) new instruments or other consideration from an identical menu of instruments or other consideration. It is understood that a modification will not be considered to be uniformly applicable if each exchanging, converting or substituting holder of debt securities of any series affected by that modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting holder of debt securities of any series affected by that modification (or, where a menu of instruments or other consideration is offered, each exchanging, converting or substituting holder of debt securities of any series affected by that modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting holder of debt securities of any series affected by that modification electing the same option under such menu of instruments).

The definition of “reserve matters” under the 2005 Indenture includes the following:	The definition of “reserve matters” under the 2016 Indenture includes the following:

Indenture 2005	Indenture 2016

•   change the due date for the payment of the principal of (or premium, if any) or any installment of interest on the debt securities of a series;

•   reduce the principal amount of the debt securities of a series, the portion of such principal amount which is payable upon acceleration of the maturity of the debt securities of a series, the interest rate thereon or the premium payable upon redemption thereof;

•   change the coin or currency in which payment with respect to interest, premium or principal in respect of the debt securities of a series is payable;

•   shorten the period during which the Republic is not permitted to redeem the debt securities of a series, or permit the Republic to redeem the debt securities of a series if, prior to such action, the Republic is not permitted to do so;

•   reduce the proportion of the principal amount of the debt securities of a series the vote or consent of the holders of which is necessary to modify, amend or supplement the terms of the debt securities of a series or the 2005 Indenture or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or thereby to be made, taken or given, or change the definition of “Outstanding” with respect to the debt securities of a series;

•   change the obligation of the Republic to pay additional amounts with respect to the debt securities of a series;

•   change the governing law provision of the debt securities of a series;

•   change the courts to the jurisdiction of which the Republic has submitted, the Republic’s obligation to appoint and maintain an Authorized Agent in the Borough of Manhattan, the City of New York or in the City of London, as applicable, or the Republic’s waiver of immunity, in respect of actions or proceedings brought by any holder based upon the debt securities of a series, as set forth in the terms of the debt securities of such;

•   in connection with an exchange offer for the debt securities of a series, amend any event of default;

•   change the status of the debt securities of a series; or

•   authorize the trustee, on behalf of all holders of the debt securities of a series, to exchange or substitute

•   change the date on which any amount is payable;

•   reduce the principal amount (other than in accordance with the express terms of the debt securities of that series and the 2016 Indenture);

•   reduce the interest rate;

•   change the method used to calculate any amount payable (other than in accordance with the express terms of the debt securities of that series and the 2016 Indenture);

•   change the currency or place of payment of any amount payable;

•   modify the Republic’s obligation to make any payments (including any redemption price therefor);

•   change the identity of the obligor;

•   change the definition of “outstanding debt securities” or the percentage of affirmative votes or written consents, as the case may be, required to make a “reserve matter modification”;

•   change the definition of “uniformly applicable” or “reserve matter modification”;

•   authorize the trustee, on behalf of all holders of the debt securities, to exchange or substitute all the debt securities for, or convert all the debt securities into, other obligations or securities of the Republic or any other person; or

•   change the legal ranking, governing law, submission to jurisdiction or waiver of immunities provisions of the terms of such debt securities.

Indenture 2005	Indenture 2016
all the debt securities of a series for, or convert all the debt securities of a series into, other obligations or securities of the Republic or any other person.

Ranking Provision

The 2005 Indenture and the 2016 Indenture contain provisions addressing the ranking of the debt securities issued thereunder. The latter expressly clarifies that the provision shall not be construed so as to require Argentina to make payments under any series of debt securities issued under the 2016 Indenture ratably with payments being made under any other public external indebtedness.

Indenture 2005	Indenture 2016
The debt securities issued under the 2005 Indenture will constitute the direct, unconditional, unsecured and unsubordinated obligations of the Republic. Each series will rank pari passu with each other series, without any preference one over the other by reason of priority of date of issue or currency of payment or otherwise, and at least equally with all other present and future unsecured and unsubordinated External Indebtedness (as defined herein) of the Republic.	The debt securities issued under the 2016 Indenture constitute and will constitute direct, general, unconditional and unsubordinated obligations of the Republic, for which the full faith and credit of the Republic is pledged. The debt securities issued under the 2016 Indenture rank and will rank without any preference among themselves and equally with all other unsubordinated Public External Indebtedness (as defined herein) of the Republic. It is understood that this provision shall not be construed so as to require the Republic to make payments under the debt securities issued under the 2016 Indenture ratably with payments being made under any other Public External Indebtedness (as defined herein).

Description of Debt Securities Issued Under the 2005 Indenture

The following description summarizes some of the terms of the debt securities issued under the 2005 Indenture and the 2005 Indenture. This summary does not contain all of the information that may be important to you as a potential investor in the securities. You should read the prospectus supplement, the 2005 Indenture and the forms of debt securities before making your investment decision.

General

Argentina will include some or all of the following terms in the prospectus supplement relating to any series of debt securities issued under the 2005 Indenture:

•	the title;

•	any limit on the aggregate principal amount;

•	the issue price;

•	the maturity date or dates;

•

the interest rate or rates (which may be fixed or variable), the date from which interest will accrue, the interest payment dates and the record dates for the interest payments, and the extent to which interest payments may be capitalized or paid in kind;

•	the place or places where the principal of and interest on the debt securities are payable;

•	any mandatory or optional sinking fund provisions;

•	any provisions that allow Argentina to redeem the debt securities at its option;

•	any provisions that entitle you to repayment for the debt securities at your option;

•	the currency in which the debt securities are denominated and the currency in which Argentina will make payments;

•	the authorized denominations;

•	any index Argentina will use to determine the amount of principal, any premium and interest payments;

•	any covenants or agreements of Argentina and any events that give you the right to accelerate the maturity of your debt securities;

•	whether that series of debt securities will be listed and, if listed, the stock exchanges on which it will be listed;

•	any terms allowing you to exchange or convert your debt securities; and

•	any other terms of the debt securities that do not conflict with the provisions of the 2005 Indenture.

Argentina may issue debt securities pursuant to the 2005 Indenture at a discount below their stated principal amount, bearing no interest or bearing interest at a rate which at the time of issuance is below market rates. Argentina may also issue debt securities pursuant to the 2005 Indenture that have variable rates of interest but are exchangeable for fixed-rate debt securities. Argentina will describe the United States federal income tax consequences and other relevant considerations in the prospectus supplement for any such offering.

The debt securities issued under the 2005 Indenture are direct obligations of Argentina and do not have the benefit of any separate undertaking of other government entities (including Banco Central de la República Argentina).

Status

The debt securities issued under the 2005 Indenture will constitute the direct, unconditional, unsecured and unsubordinated obligations of Argentina and each series thereof will rank pari passu with each other series thereof and without preference one over the other by reason of priority of date of issue or currency of payment or otherwise, and at least equally with all other present and future unsecured and unsubordinated External Indebtedness (as defined under “Negative Pledge” below).

Payment of Principal and Interest

Unless otherwise specified in the applicable prospectus supplement, Argentina will make payments on the debt securities issued under the 2005 Indenture in U.S. dollars to the trustee for the benefit of the registered holders of the debt securities.

Unless otherwise specified in the applicable prospectus supplement, the debt securities issued under the 2005 Indenture will not be subject to any sinking fund.

Any money that Argentina deposits with the trustee for the payment of the principal of or interest any debt securities issued under the 2005 Indenture that remain unclaimed for ten years (in the case of principal) or five years (in the case of interest) or, in either case, any shorter prescription period provided by law after the principal or interest will have become due or payable will be repaid to Argentina upon written request without interest and the holder of any such debt security may thereafter look only to Argentina for payment to which such holder may be entitled. However, Argentina’s obligation to make payments on these debt securities as they become due will not be affected until the expiration of the applicable prescription period.

Additional Amounts

Argentina will make all payments of principal, premium, if any, and interest in respect of the debt securities issued under the 2005 Indenture free and clear of, and withholding or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within the Republic or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law. If Argentina is required to make any deduction or withholding, it will pay such additional amounts as will result in receipt by the holders of debt securities issued under the 2005 Indenture of such amounts of principal, premium and interest as would have been received by them had no such withholding or deduction been required.

Argentina will not, however, pay any additional amounts with respect to any debt security issued under the 2005 Indenture:

•

to a holder (or to a third party on behalf of a holder) where such holder is liable for such taxes, duties, assessments or governmental charges in respect of any debt security issued under the 2005 Indenture by reason of his having some connection with the Republic other than the mere holding of such debt security or the receipt of principal, premium or interest in respect thereof; or

•

where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2002 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; or

•

presented for payment by or on behalf of a holder who would have been able to avoid the withholding or deduction by presenting the relevant debt security issued under the 2005 Indenture to another paying agent in a Member State of the European Union; or

•

presented for payment more than 30 days after the Relevant Date (as defined below) except to the extent that the holder of the debt securities issued under the 2005 Indenture would have been entitled to additional amounts on presenting the debt securities for payment on the last day of that 30-day period.

“Relevant Date” in respect of any debt securities issued under the 2005 Indenture means the date on which payment in respect of the debt securities first becomes due or (if the full amount of the money payable on such date has not been received by the trustee on or prior to such due date) the date on which notice is given to the holders in the manner described in “Notices” below that such moneys have been received and are available for payment.

Form and Denominations

Unless otherwise specified in the applicable prospectus supplement, Argentina will issue debt securities pursuant to the 2005 Indenture:

•	denominated in U.S. dollars;

•	in the form of one or more global securities in fully registered form (we refer to these securities as book-entry or global securities);

•	without coupons; and

•	in denominations of U.S.$1,000 and integral multiples of U.S.$1,000.

Redemption, Repayment and Repurchase

Unless otherwise specified in the applicable prospectus supplement, the debt securities issued under the 2005 Indenture will not be redeemable before maturity at the option of Argentina or repayable at the option of the registered holders. Nevertheless, Argentina may at any time purchase the debt securities issued under the 2005 Indenture and hold or resell them or surrender them to the trustee for cancellation.

Transfer and Exchange

The holder of a definitive debt security issued under the 2005 Indenture may transfer the same in whole or in part (in an amount equal to the authorized denomination or any integral multiple thereof) by surrendering such definitive debt security at the office of the trustee in New York City or at the office of any trustee paying agent, together with an executed instrument of transfer substantially in the form provided in the 2005 Indenture.

Argentina and the trustee will treat the person in whose name any debt securities issued under the 2005 Indenture are registered as the owner of these debt securities for the purposes of receiving any payment of principal, any premium or interest and for all other purposes.

Physical Securities

If, at any time:

(i)	a depositary located in the United States for any global security:

•	notifies Argentina that it is unwilling or unable to continue acting as depositary;

•	ceases to be a “clearing agency” registered under the Securities Exchange Act of 1934, as amended; or

•	is no longer eligible to act as such and Argentina does not appoint a successor depositary within 90 days after Argentina receives notice from the depositary or becomes aware of such ineligibility;

(ii)	a depositary located outside the United States:

•	is closed for a continuous period of 14 days (other than by reason of statutory holidays);

•	announces an intention permanently to cease business or does in fact do so;

•	is not registered or ceases to be exempt from registration or becomes required to be registered under the Securities Exchange Act of 1934, as amended; or

•	is no longer eligible to act as such;

then, the Republic’s election that such debt securities of that series issued under the 2005 Indenture be represented by a global security will no longer be effective, such global security will be deemed to be surrendered for cancellation and the Republic will execute, and the trustee, upon receipt of an officer’s certificate directing the authentication and delivery of definitive debt securities and an adequate supply of definitive debt securities, will authenticate and deliver to each beneficial owner identified by the relevant depositary, without charge, definitive debt securities of that series in any authorized denominations in an aggregate principal amount equal to the principal amount of such global security in exchange for such global security.

If the trustee has instituted or has been directed to institute any judicial proceeding in a court to enforce the rights of the holders of debt securities of any series issued under the 2005 Indenture and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the debt securities of such series, the trustee may in its sole discretion determine that the debt securities of such series represented by a global security or securities shall no longer be represented by such global security or securities. Additionally, the Republic, at its option, may determine to terminate the book entry system through the depositary for any series and make definitive debt securities of such series issued under the 2005 Indenture available to the holders of debt securities of such series or their nominees.

Replacement of Physical Securities

If any physical debt securities issued under the 2005 Indenture become mutilated, destroyed, stolen or lost, you can replace them by delivering the debt securities issued under the 2005 Indenture or evidence of its loss, theft or destruction to the trustee. If the required conditions are satisfied, the trustee will authenticate and deliver to you substitute debt securities with the same terms as the debt securities issued under the 2005 Indenture you are exchanging.

Indemnity satisfactory to the trustee and the Republic will be required of you before a replacement debt security issued under the 2005 Indenture is issued. All expenses (including the reasonable legal fees and expenses of the Republic and the trustee) associated with obtaining such indemnity and in issuing the new debt security will be borne by the holder of the mutilated, defaced, destroyed, lost or stolen debt security.

Negative Pledge

Argentina has agreed that, except for the exceptions set forth below, as long as any of the debt securities issued under the 2005 Indenture remain outstanding, it will not create or permit to subsist any security interest (e.g., a lien, pledge, mortgage, deed of trust, charge or other encumbrance or preferential arrangement that has the practical effect of constituting a security interest) upon the whole or any part of its assets or revenues to secure any Public External Indebtedness (as defined below), unless, at the same time or prior thereto, the Argentina’s obligations under the securities either (i) are secured equally and ratably therewith, or (ii) have the benefit of such other security, guarantee, indemnity or other arrangement as shall be approved by the holders of the securities in accordance with “—Collective Action Clauses—Modifications” below.

Nevertheless, Argentina may permit to subsist:

(1)

any security interest upon property to secure Public External Indebtedness if that Public External Indebtedness was incurred to finance the acquisition of that property; any renewal or extension of that security interest so long as it is limited to the original property covered by the security interest and it secures any renewal or extension of the original secured financing;

(2)

any security existing on that property at the time of its acquisition to secure Public External Indebtedness and any renewal or extension of that security interest that is limited to the original property covered by the security interest and that secures any renewal or extension of the original secured financing;

(3)

any security interest created in connection with the transactions contemplated by Argentina’s 1992 Financing Plan dated June 23, 1992, sent to the international banking community with the communication dated June 23, 1992, from the Minister of Economy of Argentina (the “1992 Financing Plan”) and its implementing documentation, including any security interest to secure obligations under the collateralized bonds issued under the 1992 Financing Plan (the “Par and Discount Bonds”) and any security interest securing indebtedness outstanding on the date of 2005 Indenture to the extent required to be equally and ratably secured with the Par and Discount Bonds;

(4)	any security interest in existence on the date of the 2005 Indenture;

(5)

any security interest securing Public External Indebtedness issued upon surrender or cancellation of any of the Par and Discount Bonds or the principal amount of any indebtedness outstanding as of June 23, 1992, in each case, to the extent that security interest is created to secure the Public External Indebtedness on a basis comparable to the Par and Discount Bonds;

(6)	any security interest on any of the Par and Discount Bonds; and

(7)	any security interest securing Public External Indebtedness incurred for the purpose of financing all or part of the costs of the acquisition, construction or development of a project, provided that

(a) the holders of that Public External Indebtedness expressly agree to limit their recourse to the assets and revenues of that project as the principal source of repayment of the Public External Indebtedness and (b) the property over which that security interest is granted consists solely of those assets and revenues.

For the purposes of the 2005 Indenture:

•

“External Indebtedness” means debt obligations (other than the debt securities of any series issued under the 2005 Indenture) for borrowed money or evidenced by bonds, debentures, notes or similar instruments denominated or payable, or which at the option of the holder may be payable, in a currency other than the lawful currency of Argentina, provided that no Domestic Foreign Currency Indebtedness constitutes External Indebtedness.

•	“Performing Public External Indebtedness” means any Public External Indebtedness issued on or after June 2, 2005.

•

“Public External Indebtedness” means any External Indebtedness of, or guaranteed by, the Republic which (i) is publicly offered or privately placed in securities markets, (ii) is in the form of, or represented by, bonds, notes or other securities or any guarantees thereof and (iii) is, or was intended at the time of issue to be, quoted, listed or traded on any stock exchange, automated trading system or over-the-counter securities market (including securities eligible for sale pursuant to Rule 144A under the Securities Act (or any successor law or regulation of similar effect)).

•

“Domestic Foreign Currency Indebtedness” means (i) the following indebtedness to the extent not redenominated into pesos pursuant to Argentine law and thereby converted into domestic indebtedness: (a) Bonos del Tesoro issued under Decree No. 1527/91 and Decree No. 1730/91, (b) Bonos de Consolidación issued under Law No. 23,982 and Decree No. 2140/91, (c) Bonos de Consolidación de Deudas Previsionales issued under Law No. 23,982 and Decree No. 2140/91, (d) Bonos de la Tesorería a 10 Años de Plazo issued under Decree No. 211/92 and Decree No. 526/92, (e) Ferrobonos issued under Decree No. 52/92 and Decree No. 526/92, (f) Bonos de Consolidación de Regalías Hidrocarburíferas a 16 Años de Plazo issued under Decree No. 2284/92 and Decree No. 54/93, (g) Letras de Tesorería en Dólares Estadounidenses issued under the Republic’s annual budget laws, including those Letras de Tesorería issued under Law No. 24,156 and Decree No. 340/96, (h) Bonos de Consolidación issued under Law No. 24,411 and Decree No. 726/97, (i) Bonos Externos de la República Argentina issued under Law No. 19,686 enacted on June 15, 1972, (j) Bonos del Tesoro a Mediano Plazo en Dólares Estadounidenses issued under Law No. 24,156 and Decree No. 340/96, (k) Bonos del Gobierno Nacional en Dólares Estadounidenses issued under Decree No. 905/2002, Decree No. 1836/2002 and Decree No. 739/2003, (l) Bonos del Gobierno Nacional en Dólares Estadounidenses issued under Resolution of the Secretary of Treasury and Finance No. 240/2005 and 85/2005, (m) Bonos de la Nación Argentina en Dólares Estadounidenses issued under Resolution of the Secretary of Treasury and Finance No. 88/2006 and 18/2006, (n) Bonos de la Nación Argentina en Dólares Estadounidenses issued under Resolution of the Secretary of Treasury and Finance No. 230/2006 and 64/2006, and (o) Bonos de la Nación Argentina en Dólares Estadounidenses issued under Resolution of the Secretary of Treasury and Finance No. 100/2007 and 24/2007; (ii) any indebtedness issued in exchange, or as replacement, for the indebtedness referred to in (i) above; and (iii) any other indebtedness payable by its terms, or which at the option of the holder may be payable, in a currency other than the lawful currency of the Republic which is (a) offered exclusively within the Republic or (b) issued in payment, exchange, substitution, discharge or replacement of indebtedness payable in the lawful currency of the Republic.

Default and Acceleration of Maturity

Each of the following are events of default under the debt securities of any series issued under the 2005 Indenture:

(a)

Non Payment. The Republic fails to pay any principal of any of the debt securities of any series issued under the 2005 Indenture when due and payable and such failure continues for 30 days or fails to pay any interest on the debt securities of any series issued under the 2005 Indenture when due and payable and such failure continues for a period of 30 days;

(b)

Breach of Other Obligations. The Republic does not perform or comply with any one or more of its other obligations in the debt securities of any series issued under the 2005 Indenture or in the 2005 Indenture, which default is incapable of remedy or is not remedied within 90 days after written notice of request to remedy such default shall have been given to the Republic by the trustee;

(c)

Cross Default. Any event or condition shall occur which results in the acceleration of the maturity (other than by optional or mandatory prepayment or redemption) of any Performing Public External Indebtedness of the Republic having an aggregate principal amount of U.S.$30,000,000 (or its equivalent in other currencies) or more, or any default in the payment of principal of, or premium or prepayment charge (if any) or interest on, any such Performing Public External Indebtedness having an aggregate principal amount of U.S.$30,000,000 (or its equivalent in other currencies) or more, shall occur when and as the same shall become due and payable, if such default shall continue for more than the period of grace, if any, originally applicable thereto;

(d)	Moratorium. A moratorium on the payment of principal of, or interest on, the Performing Public External Indebtedness of the Republic shall be declared by the Republic; or

(e)	Validity. The validity of the debt securities of any series issued under the 2005 Indenture shall be contested by the Republic.

If any of the events of default described above occurs and is continuing, the holders of at least 25% in aggregate principal amount of the debt securities of such series issued under the 2005 Indenture then outstanding may by written notice given to the Republic (with a copy to the trustee) declare the debt securities of such series to be immediately due and payable. Upon any such declaration of acceleration, the principal amount of the debt securities of such series and the accrued interest on the debt securities of such series will become immediately due and payable upon the date that such written notice is received at the office of the trustee, unless prior to such date all events of default in respect of the debt securities of such series have been cured; provided that in the case of (b) and (e) above, the principal amount of and the accrued interest on the debt securities of the affected series may only be declared immediately due and payable if such event is materially prejudicial to the interests of the holders of the debt securities of such series.

The right to give such acceleration notice will terminate if the event giving rise to such right has been cured before such right is exercised. Holders holding in the aggregate at least 50% in principal amount of the then outstanding debt securities of such series may waive any existing defaults, and rescind or annul any notice of acceleration, on behalf of all holders of debt securities of such series, if (a) following the declaration of the debt securities of such series due and payable immediately, the Republic has deposited with the trustee or a trustee paying agent an amount sufficient to pay all overdue installments of principal, interest and additional amounts in respect of the debt securities of such series (with interest on overdue amounts of interest, to the extent permitted by law, and on such principal of each of the debt securities of such series at the rate of interest applicable thereto, to the date of such payment or interest) as well as the reasonable fees and compensation of the trustee; and (b) all other events of default have been remedied.

In the event of a declaration of acceleration because of an event of default set forth in clause (c) above, such declaration of acceleration shall be automatically rescinded and annulled if the event triggering such event of default pursuant to such clause (c) shall be remedied, cured or waived by the holders of the relevant indebtedness, within 60 days after such event.

Only Performing Public External Indebtedness is considered for purposes of cross-default. Accordingly, defaulted debt that was eligible for, but not tendered in, the 2005 Debt Exchange will be disregarded for such purposes. Other events of default apply solely to any series of debt securities issued under the 2005 Indenture which contain such terms.

Meetings

Argentina may at any time ask for written consents from or call a meeting of the holders of the debt securities of any series issued under the 2005 Indenture at any time to make, give or take any modification (as defined below) to the terms and conditions of the debt securities of that series. Any such meeting will be held at the time and place determined by Argentina and specified in a notice of the meeting furnished to the affected holders. This notice must be given at least 30 days and not more than 60 days prior to the date fixed for the meeting. In addition, the trustee may at any time call a meeting of holders of the debt securities of any series issued under the 2005 Indenture for any purpose. The meeting will be held at the time and place determined by the trustee and specified in a notice of the meeting provided to the affected holders at least 30 days and not more than 60 days prior to the date of the meeting.

If, upon the occurrence of an event of default, the holders of at least 10% of the aggregate principal amount of the then outstanding debt securities of any series issued under the 2005 Indenture ask the trustee to call a meeting of the holders of the debt securities of that series for any purpose, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, the trustee will call the meeting for that purpose. The meeting will be held at the time and place determined by the trustee, and specified in a notice to the affected holders. This notice must be given at least 30 days and not more than 60 days prior to the meeting.

Only holders of outstanding debt securities of the relevant series issued under the 2005 Indenture or persons duly appointed in writing as their proxies are entitled to vote at any meeting. At any meeting, other than a meeting to discuss a reserved matter (as defined below), holders or proxies representing a majority in aggregate principal amount of the outstanding debt securities of the series issued under the 2005 Indenture will constitute a quorum. At the reconvening of any meeting adjourned for a lack of a quorum, the holders or proxies representing 25% in aggregate principal amount of the outstanding debt securities of the series will constitute a quorum for the taking of any action set forth in the notice of the original meeting. At any meeting held to discuss a reserved matter, holders or proxies representing 75% in aggregate principal amount of the outstanding debt securities of the series will constitute a quorum. The trustee may make any reasonable and customary regulations that it deems advisable for any meeting with respect to:

•	the proof of the holding of debt securities issued under the 2005 Indenture;

•	the appointment of proxies by the holders;

•	the record date for determining the registered holders who are entitled to vote; and

•	other matters concerning the conduct of the meeting as the trustee deems appropriate.

Amendments and Waivers—Collective Action Clauses

Modifications to the terms and conditions of the debt securities of a single series issued under the 2005 Indenture, or to the 2005 Indenture insofar as it affects the debt securities of a single series issued under the 2005 Indenture, may be made, and future compliance therewith may be waived, with the consent of the Republic and in the case of any non-reserved matter,

(i) at any meeting of holders of the debt securities of such series duly called and held as specified in article nine below, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the holders of not less than 66 2⁄3% of the aggregate principal amount of the debt securities of such series then outstanding that are represented at such meeting, or

(ii) with the written consent of the holders of not less than 66 2⁄3% of the aggregate principal amount of the debt securities of such series then outstanding, or in the case of any Reserved Matter (as defined below),

(i) at any meeting of holders of the debt securities of such series duly called and held as specified in article nine below, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the holders of not less than 75% of the aggregate principal amount of the debt securities of such series then outstanding, or

(ii) with the written consent of the holders of not less than 75% of the aggregate principal amount of the debt securities of such series then outstanding.

If the Republic proposes any modification constituting a Reserved Matter to the terms and conditions of the debt securities of two or more series issued under the 2005 Indenture, or to the 2005 Indenture insofar as it affects the terms and conditions of the debt securities of two or more series issued under the 2005 Indenture, in either case as part of a single transaction, the Republic may elect to proceed pursuant the “collective action clause”. The Republic may do this without recommending the procedure if the trustee agrees that it would not be materially prejudicial to holders not to recommend the procedure. In the event of such an election, any such Reserved Matter modification may be made, and future compliance therewith may be waived, with the consent of the Republic and

(a) (i) at any meetings of holders of debt securities of the two or more series that would be affected by the proposed modification duly called and held as specified in the 2005 Indenture, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the holders of not less than 85% of the aggregate principal amount of the debt securities of all such affected series (taken in the aggregate) then outstanding, or (ii) with the written consent of the holders of not less than 85% of the aggregate principal amount of the debt securities of all such affected series (taken in the aggregate) then outstanding, and

(b) (i) at any meeting of holders of each series of debt securities that would be affected by the proposed modification duly called and held as specified in the 2005 Indenture, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the holders of not less than 66 2⁄3% of the aggregate principal amount of such series of debt securities then outstanding, or (ii) with the written consent of the holders of not less than 66 2⁄3% of the aggregate principal amount of such series of debt securities then outstanding.

Any modification consented to or approved by the holders of the debt securities of one or more series issued under the 2005 Indenture pursuant to the modification provisions will be conclusive and binding on all holders of the debt securities of that series, whether or not they have given such consent or cast such vote, and on all future holders of the debt securities of that series whether or not notation of such modification is made upon the debt securities of that series. Any instrument given by or on behalf of any holder of debt securities issued under the 2005 Indenture in connection with any consent to or approval of any such modification will be conclusive and binding on all subsequent holders of such debt securities.

Argentina and the trustee may, from time to time and at any time enter into an indenture or supplemental indentures, without the consent of any holder, for any of the following purposes:

(i)	adding to the covenants of Argentina for the benefit of the holders of the debt securities of that series issued under the 2005 Indenture;

(ii)	surrendering any right or power conferred upon Argentina;

(iii)	securing the debt securities of any series issued under the 2005 Indenture pursuant to the requirements of the debt securities or otherwise;

(iv)	curing any ambiguity, or curing, correcting or supplementing any proven defective provision of the 2005 Indenture or the debt securities of that series issued under the 2005 Indenture;

(v)	making any change which is of a formal, minor or technical nature; or

(vi)

amending the debt securities issued under the 2005 Indenture or the 2005 Indenture in any manner which Argentina and the trustee may determine not to adversely affect the interest of any holder of such debt securities.

As used in the 2005 Indenture, the term “Reserved Matter” means any modification that would, with respect of the debt securities issued under the 2005 Indenture:

(i)	change the due date for the payment of the principal of (or premium, if any) or any installment of interest on the debt securities of a series;

(ii)

reduce the principal amount of the debt securities of a series, the portion of such principal amount which is payable upon acceleration of the maturity of the debt securities of a series, the interest rate thereon or the premium payable upon redemption thereof;

(iii)	change the coin or currency in which payment with respect to interest, premium or principal in respect of the debt securities of a series is payable;

(iv)

shorten the period during which the Republic is not permitted to redeem the debt securities of a series, or permit the Republic to redeem the debt securities of a series if, prior to such action, the Republic is not permitted to do so;

(v)

reduce the proportion of the principal amount of the debt securities of a series the vote or consent of the holders of which is necessary to modify, amend or supplement the terms of the debt securities of a series or the 2005 Indenture or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or thereby to be made, taken or given, or change the definition of “Outstanding” with respect to the debt securities of a series;

(vi)	change the obligation of the Republic to pay additional amounts with respect to the debt securities of a series;

(vii)	change the governing law provision of the debt securities of a series;

(viii)

change the courts to the jurisdiction of which the Republic has submitted, the Republic’s obligation to appoint and maintain an Authorized Agent in the Borough of Manhattan, the City of New York or in the City of London, as applicable, or the Republic’s waiver of immunity, in respect of actions or proceedings brought by any holder based upon the debt securities of a series, as set forth in the terms of the debt securities of such;

(ix)	in connection with an exchange offer for the debt securities of a series, amend any event of default;

(x)	change the status of the debt securities of a series; or

(xi)

authorize the trustee, on behalf of all holders of the debt securities of a series, to exchange or substitute all the debt securities of a series for, or convert all the debt securities of a series into, other obligations or securities of the Republic or any other person.

As used in the 2005 Indenture, “outstanding” means, in respect of the debt securities of any series issued under the 2005 Indenture, the debt securities of that series authenticated and delivered except:

•	debt securities of that series previously canceled by the trustee or delivered to the trustee for cancellation or held by the trustee for reissuance but not reissued by the trustee;

•

debt securities that have been called for redemption in accordance with their terms or which have become due and payable at maturity or otherwise and with respect to which the Republic’s obligation to make payments of the principal thereof (and premium, if any) and any interest thereon shall have been satisfied; or

•	debt securities of that series in substitution for which other debt securities shall have been authenticated and delivered;

provided, however, that in determining whether the holders of the requisite principal amount of debt securities of a series issued under the 2005 Indenture outstanding have consented to or voted in favor of any modification or other action or instruction hereunder or, in the case of a meeting called and held pursuant the terms of the 2005 Indenture, whether sufficient holders are present for quorum purposes, any debt securities of a series issued under the 2005 Indenture owned or controlled, directly or indirectly, by the Republic or any public sector instrumentality of the Republic shall be disregarded and deemed not to be outstanding. As used in the 2005 Indenture, “Public Sector Instrumentality” means Banco Central de la República Argentina, any department, ministry or agency of the government of the Republic or any corporation, trust, financial institution or other entity owned or controlled by the government of the Republic or any of the foregoing, and, with respect to any Public Sector Instrumentality, “control” means the power, directly or indirectly, through the ownership of voting securities or other ownership interest or otherwise, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions in lieu of, or in addition to, the board of directors of a corporation, trust, financial institution or other entity.

In determining whether the trustee shall be protected in relying upon any such modification or other action or instruction, only debt securities of a series issued under the 2005 Indenture that the trustee knows to be so owned or controlled shall be so disregarded; provided that prior to the solicitation of any consent or the taking of any vote in respect of any modification or other action or instruction hereunder affecting the debt securities of such series, the Republic shall deliver to the trustee one or more officer’s certificates specifying any debt securities of such series owned or controlled, directly or indirectly, by the Republic or any Public Sector Instrumentality of the Republic.

Securities so owned or controlled that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Republic or a Public Sector Instrumentality.

Prescription

All claims against the Republic for payment of principal of or interest (including additional amounts) on or in respect of the securities will be prescribed unless made within ten years (in the case of principal) and five years (in the case of interest) from the date on which such payment first became due, or a shorter period if provided by law.

Notices

Unless otherwise specified in the applicable prospectus supplement, notices to the holders of debt securities issued under the 2005 Indenture will be mailed to the addresses of such holders and published in such publications as are set forth in the 2005 Indenture or the applicable prospectus supplement. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the first date on which publication is made.

Governing Law

In respect of debt securities of a series issued under the 2005 Indenture governed by New York law, the 2005 Indenture and such debt securities shall be governed by and construed in accordance with the laws of the

State of New York without regard to principles of conflicts of laws, except with respect to authorization and execution by the Republic, which shall be governed by the laws of the Republic. In respect of debt securities of a series issued under the 2005 Indenture governed by English law, the 2005 Indenture, such debt securities and any non-contractual obligations arising out of or in connection therewith shall be governed by and construed in accordance with the laws of England & Wales without regard to principles of conflicts of laws, except with respect to authorization and execution by the Republic, which shall be governed by the laws of the Republic.

Jurisdiction, Consent to Service, Enforceability and Immunities from Attachment

The securities issued under the 2005 Indenture and the 2005 Indenture provide that, subject to certain exceptions, with respect to debt securities of a series governed by New York law, the Republic irrevocably submits to the jurisdiction of any New York state or federal court sitting in the Borough of Manhattan, the City of New York, and the courts of the Republic (each, a “Specified Court”) over any suit, action or proceeding against it or its properties, assets or revenues with respect to the debt securities of a series or the 2005 Indenture (a “Related Proceeding”) and with respect to any suit, action or proceeding against the Republic or its properties, assets or revenues arising out of or in connection with the 2005 Indenture as it relates to debt securities of a series governed by English law or arising out of or in connection with debt securities of a series governed by English law (also a “Related Proceeding”), the Republic irrevocably submits to the jurisdiction of the courts of England and the courts of the Republic (also a “Specified Court”).

In addition, Argentina will agree that a final non-appealable judgment in any Related Proceeding (the “Related Judgment”) shall be conclusive and binding upon it and may be enforced in any Specified Court or in any other courts to the jurisdiction of which the Republic is or may be subject (the “Other Courts”), by a suit upon such judgment.

Subject to certain limitations, Argentina has appointed Banco de la Nación Argentina, at its office located at 225 Park Avenue, New York, New York, 10169, and, if such person is not maintained by the Republic as its agent for such purpose, the Republic will appoint CT Corporation System, to act as its authorized agent (the “Authorized New York Agent”) upon whom process may be served in any related proceeding with respect to debt securities of a series issued under the 2005 Indenture governed by New York law, any action or proceeding to enforce or execute any Related Judgment with respect to debt securities of a series issued under the 2005 Indenture governed by New York law, in either case brought against it in any New York state or federal court sitting in the Borough of Manhattan, the City of New York. Such appointment is irrevocable until all amounts in respect of the principal of and any interest due and to become due on or in respect of all the Securities governed by New York law have been provided to the trustee pursuant to their terms and the trustee has given notice to the holders of the availability of such amounts for payments to the holders, except that, if for any reason, such Authorized New York Agent ceases to be able to act as Authorized New York Agent or to have an address in the Borough of Manhattan, the City of New York, the Republic will appoint another person in the Borough of Manhattan, the City of New York, selected in its discretion, as such Authorized New York Agent.

Furthermore, subject certain limitation, the Republic has appointed the Embassy of the Republic in the United Kingdom, at its office located at 65 Brook Street, London W1K 4AH, United Kingdom, to act as its authorized agent (the “Authorized English Agent”) upon whom process may be served in any related proceeding with respect to debt securities of a series issued under the 2005 Indenture governed by English law or any action or proceeding to enforce or execute any Related Judgment with respect to debt securities of a series issued under the 2005 Indenture governed by English law, in either case brought against it in any English Court. Such appointment is irrevocable until all amounts in respect of the principal of and any interest due and to become due on or in respect of all the debt securities issued under the 2005 Indenture governed by English law have been provided to the trustee pursuant to their terms and the trustee has given notice to the holders of the availability of such amounts for payments to the holders, except that, if for any reason, such Authorized English Agent ceases to be able to act as Authorized English Agent or to have an address in the City of London, the Republic will appoint another person in the City of London, selected in its discretion, as such Authorized English Agent.

To the extent that the Republic or any of its revenues, assets or properties shall be entitled, in any jurisdiction in which any Specified Court is located, in which any Related Proceeding may at any time be brought against it or any of its revenues, assets or properties, or in any jurisdiction in which any Specified Court or Other Court is located in which any suit, action or proceeding may at any time be brought solely for the purpose of enforcing or executing any Related Judgment, to any immunity from suit, from the jurisdiction of any such court, from set-off, from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or from any other legal or judicial process or remedy, and to the extent that in any such jurisdiction there shall be attributed such an immunity, the Republic irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction, including the United States Foreign Sovereign Immunities Act of 1976 (the “Immunities Act”) (and consents to the giving of any relief or the issue of any process in connection with any Related Proceeding or Related Judgment as permitted by applicable law, including the Immunities Act), provided, however, that such waiver shall not extend to and the Republic shall be immune in respect of and in relation to any suit, action or proceeding or enforcement of any Related Judgment against:

(i) reserves of the Central Bank (Banco Central de la República Argentina);

(ii) property in the public domain located in the territory of the Republic that falls within the purview of Sections 2337 and 2340 of the Civil Code of the Republic, including but not limited to Argentine waterways, public works, archeological ruins and sites of scientific interest;

(iii) property located in or outside the territory of the Republic that provides an essential public service;

(iv) property (whether in the form of cash, bank deposits, securities, third party obligations or any other methods of payment) of the Argentine government, its governmental agencies and other governmental entities relating to the performance of the budget, within the purview of Sections 131 to 136 of Law No. 11,672, Complementaria Permanente de Presupuesto (t.o. 2005);

(v) property entitled to the privileges and immunities of the Vienna Convention on Diplomatic Relations of 1961, including but not limited to the property, premises and accounts of Argentine missions;

(vi) property entitled to the immunities of the Immunities Act, including but not limited to property of the Republic not being used by the Republic for a commercial activity in the United States;

(vii) property used by a diplomatic, governmental or consular mission of the Republic;

(viii) property of a military character or under the control of a military authority or defense agency of the Republic; or

(ix) property forming part of the cultural heritage of the Republic.

This waiver of sovereign immunity constitutes only a limited and specific waiver for the purpose of the debt securities issued under the 2005 Indenture and the 2005 Indenture and under no circumstances shall it be interpreted as a general waiver of the Republic or a waiver with respect to proceedings unrelated to the debt securities issued under the 2005 Indenture or the 2005 Indenture. Insofar as this waiver relates to the jurisdiction in which an Other Court is located, the Republic extends it solely for the purpose of enabling the trustee or a holder of debt securities issued under the 2005 Indenture to enforce or execute a Related Judgment.

The Republic reserves the right to plead sovereign immunity under the Immunities Act with respect to actions brought against it under the U.S. federal securities laws or any state securities laws and the appointment of an Authorized Agent does not extend to such actions, but without prejudice to the rights of the trustee or the other specified persons to the indemnification and contribution as set forth in the 2005 Indenture.

Description of the Securities Issued Under the 2016 Indenture

The following description summarizes some of the terms of the debt securities issued under the 2016 Indenture and the 2016 Indenture. This summary does not contain all of the information that may be important to you as a potential investor in the securities. You should read the prospectus supplement, the 2016 Indenture and the forms of debt securities before making your investment decision.

General

The prospectus supplement relating to any series of debt securities offered pursuant to the 2016 Indenture will include specific terms relating to the debt securities of that series. These terms will include some or all of the following:

•	the title;

•	any limit on the aggregate principal amount;

•	the issue price;

•	the maturity date or dates;

•

if the debt securities will bear interest, the interest rate, which may be fixed or floating, the date from which interest will accrue, the interest payment dates and the record dates for interest payment dates;

•	the form of debt security (global or certificated);

•	any mandatory or optional sinking fund provisions;

•	any provisions that allow the Republic to redeem the debt securities at its option;

•	any provisions that entitle the holders to repayment at their option;

•	the currency in which the debt securities are denominated and the currency in which the Republic will make payments;

•	the authorized denominations;

•	a description of any index the Republic will use to determine the amount of principal or any premium or interest payments; and

•	any other terms that do not conflict with the provisions of the 2016 Indenture.

The Republic may issue debt securities pursuant to the 2016 Indenture in exchange for other debt securities or that are convertible into new debt securities. The specific terms of the exchange or conversion of any debt security issued under the 2016 Indenture and the debt security for which it will be exchangeable or to which it will be converted will be described in the prospectus supplement relating to the exchangeable or convertible debt security.

The Republic may issue debt securities pursuant to the 2016 Indenture at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. The Republic may also issue debt securities pursuant to the 2016 Indenture that have floating rates of interest but are exchangeable for fixed rate debt securities. The Republic will describe the applicable U.S. federal income tax consequences that may be associated with an investment in a series of debt securities issued under the 2016 Indenture and other relevant considerations in the prospectus supplements for these offerings.

The Republic is not required to issue all of its debt securities under the 2016 Indenture and this prospectus, but instead may issue debt securities other than those described in this prospectus under other indentures and documentation. That documentation may contain different terms from those included in the 2016 Indenture and described in this prospectus.

Status

The debt securities issued under the 2016 Indenture will constitute direct, general, unconditional and unsubordinated obligations of the Republic, for which the full faith and credit of the Republic is pledged. The debt securities issued under the 2016 Indenture rank and will rank without any preference among themselves and equally with all other unsubordinated public external indebtedness of the Republic. It is understood that this provision will not be construed so as to require the Republic to make payments under any series of debt securities issued under the 2016 Indenture ratably with payments being made under any other public external indebtedness.

For this purpose of the 2016 Indenture:

•

“public external indebtedness” means any external indebtedness of, or guaranteed by, the Republic which (i) is publicly offered or privately placed in securities markets, (ii) is in the form of, or represented by, bonds, notes or other securities or any guarantees thereof and (iii) is, or was intended at the time of issue to be, quoted, listed or traded on any stock exchange, automated trading system or over-the-counter securities market (including securities eligible for sale pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or any successor law or regulation of similar effect).

•

“external indebtedness” means obligations for borrowed money or evidenced by securities, debentures, notes or other similar instruments payable by their terms, or which at the option of the holder thereof may be payable, in a currency other than the lawful currency of the Republic, provided that (i) no domestic foreign currency indebtedness, as defined below, and (ii) no other indebtedness governed by the laws of the Republic and originally settled in Argentina shall constitute external indebtedness.

•

“domestic foreign currency indebtedness” means (i) the following indebtedness to the extent not redenominated into pesos pursuant to Argentine law and thereby converted into domestic indebtedness, in each case as amended from time to time: (a) Bonos del Tesoro issued under Decree No. 1527/91 and Decree No. 1730/91, (b) Bonos de Consolidación issued under Law No. 23,982 and Decree No. 2140/91, (c) Bonos de Consolidación de Deudas Previsionales issued under Law No. 23,982 and Decree No. 2140/91, (d) Bonos de la Tesorería a 10 Años de Plazo issued under Decree No. 211/92 and Decree No. 526/92, (e) Bonos de la Tesorería a 5 Años de Plazo issued under Decree No. 211/92 and Decree No. 526/92, (f) Ferrobonos issued under Decree No. 52/92 and Decree No. 526/92, (g) Bonos de Consolidación de Regalías Hidrocarburíferas a 16 Años de Plazo issued under Decree No. 2284/92 and Decree No. 54/93, (h) Letras de Tesorería en Dólares Estadounidenses issued under the Republic’s annual budget laws, including those Letras de Tesorería issued under Law No. 24,156 and Decree No. 340/96, (i) Bonos de Consolidación issued under Law No. 24,411 and Decree No. 726/97, (j) Bonos Externos de la República Argentina issued under Law No. 19,686 enacted on June 15, 1972, (k) Bonos del Tesoro a Mediano Plazo en Dólares Estadounidenses issued under Law No. 24,156 and Decree No. 340/96, (l) Bonos del Gobierno Nacional en Dólares Estadounidenses issued under Decree No. 905/2002, Decree No. 1836/2002 and Decree No. 739/2003, (m) Bonos del Gobierno Nacional en Dólares Estadounidenses issued under Resolution of the Secretary of Treasury and Finance No. 240/2005 and 85/2005, (n) Bonos de la Nación Argentina en Dólares Estadounidenses issued under Resolution of the Secretary of Treasury and Finance No. 88/2006 and 18/2006, (o) Bonos de la Nación Argentina en Dólares Estadounidenses issued under Resolution of the Secretary of Treasury and Finance No. 230/2006 and 64/2006, (p) Bonos de la Nación Argentina en Dólares Estadounidenses issued under Resolution of the Secretary of Treasury and Finance No. 100/2007 and 24/2007, (q) Bonos de la Nación Argentina en Dólares Estadounidenses issued under Resolution of the Secretary of Treasury and Finance No. 424/2011 and 132/2011 and (r) any other indebtedness issued on or prior to April 22, 2016 governed by the laws of the Republic; (ii) any indebtedness issued on or prior to April 22, 2016 in exchange, or as replacement, for the indebtedness referred to in (i) above, in each case as amended from time to time; and (iii) any other indebtedness having the same terms and conditions as any of the indebtedness referred to in (i) and (ii) above in all respects except for issue date, issue price and the first interest payment thereon.

Payment of Principal and Interest

The trustee will make payments to the registered holders of the debt securities issued under the 2016 Indenture.

While the debt securities issued under the 2016 Indenture are held in global form, holders of beneficial interests in the debt securities will be paid in accordance with the procedures of the relevant clearing system and its direct participants, if applicable. Neither the Republic nor the trustee shall have any responsibility or liability for any aspect of the records of, or payments made by, the relevant clearing system or its nominee or direct participants, or any failure on the part of the relevant clearing system or its direct participants in making payments to holders of the debt securities issued under the 2016 Indenture from the funds they receive.

For purposes of this section, “Business Day” means any day except Saturday, Sunday or any other day on which commercial banks in The City of New York or in the City of Buenos Aires (or in the city where the relevant paying or transfer agent is located) are authorized or obligated by law, regulation, or executive order to be closed. In any case where the date of payment of the principal, interest or premium, if any, on the debt securities issued under the 2016 Indenture is not a Business Day, then such payment will be made on the next succeeding Business Day, and no interest on the debt securities will accrue as a result of the delay in payment.

If any money that the Republic pays to the trustee or to any paying agent appointed by the trustee at the expense of the Republic (a “trustee paying agent”) to make payments on any debt securities issued under the 2016 Indenture is not claimed at the end of one year after the applicable payment was due and payable, then the money will be repaid to the Republic on the Republic’s written request. The Republic will hold such unclaimed money in trust for the relevant holders of those debt securities. After any such repayment, neither the trustee nor any trustee paying agent will be liable for the payment. However, the Republic’s obligations to make payments on the debt securities issued under the 2016 Indenture as they become due will not be affected until the expiration of the prescription period, if any, specified in the debt securities. See “—Prescription” below.

Section 765 of the Argentine Civil and Commercial Code allows the debtor to discharge an obligation denominated in foreign currency by delivering to the creditor its equivalent in Argentine Pesos. In recent decisions, Argentine courts have ruled that Section 765 is non-mandatory and applies as a default rule in the absence of an agreement to the contrary among the parties to an agreement. The debt securities issued under the 2016 Indenture will provide that Section 765 of the Argentine Civil and Commercial Code is not applicable to the payment of amounts due on the debt securities.

If the Republic at any time defaults in the payment of any principal of, or interest on, the debt securities issued under the 2016 Indenture, the Republic will pay interest on the amount in default (to the extent permitted by law) calculated, for each day until paid, at the rate or rates specified in such debt securities.

Additional Amounts

The Republic will make all principal, premium (if any) and interest payments on the debt securities issued under the 2016 Indenture free and clear of and without deducting or withholding on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature, imposed, levied, collected, withheld or assessed by the Republic or any political subdivision or authority thereof or therein having power to tax, unless the deduction or withholding is required by law. If the Republic is required to make any deduction or withholding, it will pay the holders the additional amounts required to ensure that the net amount they receive after such withholding or deduction shall equal the amount of principal, premium (if any) and interest they would have received without this withholding or deduction.

The Republic will not, however, pay any additional amounts with respect to any debt securities issued under the 2016 Indenture in connection with any tax, duty, assessment or other governmental charge that is imposed due to any of the following:

•

the holder or beneficial owner of a debt security issued under the 2016 Indenture is liable for taxes in respect of the debt securities because such holder, beneficial owner or Person has some connection with the Republic other than merely holding the debt securities or the receipt of principal, premium or interest in respect of the debt securities or the enforcement of rights with respect to the debt securities;

•

the failure of a holder or beneficial owner of a debt security issued under the 2016 Indenture to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with the Republic of such holder or beneficial owner or other person, if compliance with the requirement is a precondition to exemption from all or any portion of such withholding or deduction, provided that (i) the Republic or the Republic’s agent has notified the holders of such certification, identification or other reporting requirement at least 15 days before the applicable payment date and (ii) in no event shall such holder’s or beneficial owner’s or other person’s obligation to satisfy such a requirement require such holder or beneficial owner or other person to provide any materially more onerous information, documents or other evidence than would be required to be provided had such holder or beneficial owner or other person been required to file Internal Revenue Service Forms W-8BEN, W-8BEN-E, W-8ECI, W-8EXP and/or W-8IMY; or

•

the debt securities issued under the 2016 Indenture are presented for payment more than 30 days after the Relevant Date (as defined below) except to the extent that the holder of the debt securities would have been entitled to additional amounts on presenting the debt securities for payment on the last day of that 30-day period.

“Relevant Date” in respect of any debt securities issued under the 2016 Indenture means the date on which payment in respect of the debt securities first becomes due or (if the trustee has not received the full amount of the money payable by such due date) the date on which notice is given to the holders by the Republic in the manner described in “Notices” below that such moneys have been received and are available for payment.

The Republic will pay any present or future stamp, court or documentary taxes or any excise or property taxes, charges or similar levies which arise in Argentina or any political subdivision thereof or taxing authority thereof or therein in respect of the creation, issue, execution, initial delivery or registration of the debt securities issued under the 2016 Indenture or any other document or instrument referred to therein. The Republic will also indemnify the holders from and against any stamp, court or documentary taxes or any excise or property taxes, charges or similar levies resulting from, or required to be paid by any of them that arise in Argentina or any political subdivision thereof or taxing authority thereof or therein in connection with the enforcement of the obligations of the Republic under the debt securities issued under the 2016 Indenture or any other document or instrument referred to therein following the occurrence of any event of default described in “—Events of Default.”

Unless the context requires otherwise, any references in this prospectus to principal or interest on the debt securities issued under the 2016 Indenture will include additional amounts payable by the Republic in respect of such principal or interest.

Form and Denominations

Unless otherwise provided in the applicable prospectus supplement, the Republic will issue debt securities pursuant to the 2016 Indenture:

•	denominated in U.S. dollars;

•	in fully registered book-entry form;

•	without coupons; and

•	in denominations of U.S.$1,000 and integral multiples of U.S.$1,000.

Redemption, Repurchase and Early Repayment

Unless otherwise provided in the applicable prospectus supplement, the debt securities issued under the 2016 Indenture will not be redeemable before maturity at the option of the Republic or repayable before maturity at the option of the holder. Nevertheless, the Republic may at any time repurchase the debt securities issued under the 2016 Indenture at any price in the open market or otherwise. The Republic may hold or resell debt securities issued under the 2016 Indenture it purchases or may surrender them to the trustee for cancellation.

Negative Pledge

The Republic has agreed that, except as set forth below, as long as debt securities of any series issued under the 2016 Indenture remain outstanding, it will not create or permit to subsist any security interest (e.g., a lien, pledge, mortgage, deed of trust, charge or other encumbrance or preferential arrangement that has the practical effect of constituting a security interest) in its revenues or assets to secure its public external indebtedness, unless the debt securities are secured equally and ratably or have the benefit of a security, guarantee, indemnity or other arrangement approved by the holders in accordance with “—Meetings, Amendments and Waivers—Collective Action” below.

Nevertheless, the Republic may permit to subsist:

1.

any security interest upon property to secure public external indebtedness if that public external indebtedness was incurred to finance the acquisition of that property by the Republic; any renewal or extension of that security interest so long as it is limited to the original property covered by the security interest and it secures any renewal or extension of the original secured financing;

2.

any security interest on property arising by operation of law (or pursuant to any agreement establishing a Lien equivalent to one which would otherwise exist under relevant local law) in connection with public external indebtedness, including without limitation any right of set-off with respect to demand or time deposits with financial institutions and bankers’ liens with respect to property held by financial institutions (in each case deposited with or delivered to such financial institutions in the ordinary course of the depositor’s activities);

3.

any security existing on that property at the time of its acquisition to secure public external indebtedness and any renewal or extension of that security interest that is limited to the original property covered by the security interest and that secures any renewal or extension of the original secured financing;

4.

any security interest created in connection with the transactions contemplated by the Republic’s 1992 financing plan dated June 23, 1992, sent to the international banking community with the communication dated June 23, 1992, from the Minister of Economy of Argentina (the “1992 financing plan”) and its implementing documentation, including any security interest to secure obligations under the collateralized bonds issued under the 1992 financing plan (the “1992 par and discount bonds”) and any security interest securing indebtedness outstanding on the issue date of the relevant series of debt securities to the extent required to be equally and ratably secured with the 1992 par and discount bonds;

5.	any security interest in existence on the issue date of the relevant series of debt securities issued under the 2016 Indenture;

6.	any security interest securing public external indebtedness issued upon surrender or cancellation of any of the 1992 par and discount bonds or the principal amount of any indebtedness outstanding as of June 23, 1992, in each case, to the extent that security interest is created to secure the public external indebtedness on a basis comparable to the 1992 par and discount bonds;

7.	any security interest on any of the 1992 par and discount bonds; and

8.

any security interest securing public external indebtedness incurred for the purpose of financing all or part of the costs of the acquisition, construction or development of a project, provided that (a) the holders of that public external indebtedness expressly agree to limit their recourse to the assets and revenues of that project as the principal source of repayment of the public external indebtedness and (b) the property over which that security interest is granted consists solely of those assets and revenues.

Events of Default

Each of the following is an event of default under any series of debt securities issued under the 2016 Indenture:

1.	Non Payment. The Republic fails to pay any principal of or interest on debt securities of such series issued under the 2016 Indenture when due and payable and such failure continues for 30 days;

2.

Breach of Other Obligations. The Republic fails to perform or comply with any other obligation under such series of debt securities issued under the 2016 Indenture or the 2016 Indenture and such failure cannot be remedied or is not remedied within 90 days after the Republic receives written notice of request to remedy such failure from the trustee;

3.

Cross Default. Any event or condition occurs that results in the acceleration of the maturity (other than by optional or mandatory prepayment or redemption) of any of the Republic’s performing public external indebtedness (as defined below) having an aggregate principal amount of U.S.$50,000,000 (or its equivalent in other currencies) or more, or the Republic fails to pay performing public external indebtedness having an aggregate principal amount of U.S.$50,000,000 (or its equivalent in other currencies) or more when and as the same shall become due and payable and that failure continues past the applicable grace period, if any;

4.

Moratorium. A declaration by the Republic of a moratorium on the payment of principal of, or interest on, its performing public external indebtedness and such moratorium does not expressly exclude such series of debt securities issued under the 2016 Indenture; or

5.	Validity. The Republic contests the validity of such series of debt securities issued under the 2016 Indenture.

If any of the above events of default occurs and is continuing with respect to debt securities of any series issued under the 2016 Indenture, holders of such debt securities representing at least 25% of the aggregate principal amount of the then-outstanding debt securities of such series may declare the principal amount of all the debt securities of such series to be due and payable immediately by giving written notice to the Republic with a copy to the trustee. Upon any declaration of acceleration, the principal, interest and all other amounts payable on that series of debt securities will become immediately due and payable on the date that written notice is received by or on behalf of the Republic, unless the Republic has remedied the event or events of default prior to receiving the notice.

Holders of debt securities of any series issued under the 2016 Indenture representing in the aggregate more than 50% of the principal amount of the then-outstanding debt securities of that series may waive any existing defaults, and their consequences, on behalf of the holders of all of the debt securities of that series, if:

•	following the declaration that the principal of the debt securities of that series has become due and payable immediately, the Republic deposits with the trustee a sum sufficient to pay all outstanding amounts then due on those debt securities (other than principal due by virtue of the acceleration upon the event of default) together with interest on such amounts through the date of the deposit as well as the reasonable fees and expenses of the trustee; and

•	all events of default (other than non-payment of principal that became due by virtue of the acceleration upon the event of default) have been cured remedied or waived.

In the case of an event of default specified in (2) and (5) above, the principal and accrued interest on the debt securities of any series issued under the 2016 Indenture may only be declared due and payable immediately if such event is materially prejudicial to the interests of the holders of the debt securities of that series.

In the event of a declaration of acceleration because of an event of default described in (3) above, the declaration of acceleration will be automatically rescinded and annulled if the Republic has remedied or cured the event of default or if the holders of the relevant indebtedness rescind the declaration of acceleration within 60 days after the event.

Only performing public external indebtedness is considered for purposes of the events of default specified in (3) and (4) above. For this purpose, “performing public external indebtedness” means any public external indebtedness issued after June 2, 2005.

Suits for Enforcement and Limitations on Suits by Holders

If an event of default for debt securities of any series issued under the 2016 Indenture has occurred and is continuing, the trustee may institute judicial action to enforce the rights of the holders of such debt securities. With the exception of a suit brought by a holder on or after the stated maturity date to enforce the absolute right to receive payment of the principal of and interest on the debt securities issued under the 2016 Indenture on the stated maturity date therefor (as that date may be amended or modified pursuant to the terms of the debt securities, but without giving effect to any acceleration), a holder has no right to bring a suit, action or proceeding with respect to the debt securities of a series unless issued under the 2016 Indenture: (1) such holder has given written notice to the trustee that a default with respect to such series of debt securities has occurred and is continuing; (2) holders of at least 25% of the aggregate principal amount outstanding of debt securities of that series have instructed the trustee by specific written request to institute an action or proceeding and provided an indemnity or other security satisfactory to the trustee; and (3) 60 days have passed since the trustee received the notice, request and provision of indemnity or other security, the trustee has failed to institute an action or proceeding as directed and no direction inconsistent with such written request shall have been given to the trustee by a majority of holders of such debt securities. Moreover, any such action commenced by a holder must be for the equal, ratable and common benefit of all holders of debt securities of that series.

Meetings, Amendments and Waivers—Collective Action

The Republic may call a meeting of holders of debt securities of any series issued under the 2016 Indenture at any time. The Republic will determine the time and place of the meeting and will notify the holders of the time, place and purpose of the meeting not less than 30 and not more than 60 days before the meeting.

In addition, the Republic or the trustee will call a meeting of holders of debt securities of any series issued under the 2016 Indenture if the holders of at least 10% in aggregate principal amount of all debt securities of the series then outstanding have delivered a written request to the Republic or the trustee (with a copy to the Republic) setting out the purpose of the meeting. Within 10 days of receipt of such written request or copy thereof, the Republic will notify the trustee and the trustee will notify the holders of the time, place and purpose of the meeting called by the holders, to take place not less than 30 and not more than 60 days after the date on which such notification is given.

Only holders of debt securities of the relevant series issued under the 2016 Indenture and their proxies are entitled to vote at a meeting. The Republic will set the procedures governing the conduct of the meeting and if additional procedures are required, the Republic, in consultation with the trustee, will establish such procedures as are customary in the market.

Modifications may also be approved by holders of debt securities issued under the 2016 Indenture pursuant to written action with the consent of the requisite percentage of debt securities of the relevant series. The Republic will solicit the consent of the relevant holders to the modification not less than 10 and not more than 30 days before the expiration date for the receipt of such consents as specified by the Republic.

The holders of a series of debt securities issued under the 2016 Indenture may generally approve any proposal by the Republic to modify or take action with respect to the 2016 Indenture or the terms of the debt securities of that series with the affirmative vote (if approved at a meeting of the holders) or consent (if approved by written action) of holders of more than 50% of the outstanding principal amount of the debt securities of that series.

Holders of any series of debt securities issued under the 2016 Indenture may approve, by vote or consent through one of three modification methods described below, any modification, amendment, supplement or waiver proposed by the Republic that would do any of the following (such subjects referred to as “reserve matters”) with respect to such series of debt securities:

•	change the date on which any amount is payable;

•	reduce the principal amount (other than in accordance with the express terms of the debt securities of that series and the 2016 Indenture);

•	reduce the interest rate;

•	change the method used to calculate any amount payable (other than in accordance with the express terms of the debt securities of that series and the 2016 Indenture);

•	change the currency or place of payment of any amount payable;

•	modify the Republic’s obligation to make any payments (including any redemption price therefor);

•	change the identity of the obligor;

•	change the definition of “outstanding debt securities” or the percentage of affirmative votes or written consents, as the case may be, required to make a “reserve matter modification”;

•	change the definition of “uniformly applicable” or “reserve matter modification”;

•

authorize the trustee, on behalf of all holders of the debt securities, to exchange or substitute all the debt securities for, or convert all the debt securities into, other obligations or securities of the Republic or any other person; or

•	change the legal ranking, governing law, submission to jurisdiction or waiver of immunities provisions of the terms of such debt securities.

A change to a reserve matter, including the payment terms of the debt securities of any series issued under the 2016 Indenture, can be made without your consent, as long as the change is approved, pursuant to one of the three following modification methods, by vote or consent by:

•

in the case of a proposed modification to a single series of debt securities issued under the 2016 Indenture, the holders of more than 75% of the aggregate principal amount of the outstanding debt securities of that series;

•

where such proposed modification would affect the outstanding debt securities of any two or more series issued under the 2016 Indenture, the holders of more than 75% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate, if certain “uniformly applicable” requirements are met; or

•

where such proposed modification would affect the outstanding debt securities of any two or more series issued under the 2016 Indenture, whether or not the “uniformly applicable” requirements are met, the holders of more than 66 2/3% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate, and the holders of more than 50% of the aggregate principal amount of the outstanding debt securities of each series affected by the modification, taken individually.

Any modification consented to or approved by the holders of debt securities issued under the 2016 Indenture pursuant to the above provisions will be conclusive and binding on all holders of the relevant series of debt securities or all holders of all series of debt securities affected by a cross-series modification, as the case may be, whether or not they have given such consent or approval, and on all future holders of those debt securities whether or not notation of such modification is made upon the debt securities. Any instrument given by or on behalf of any holder of a debt security issued under the 2016 Indenture in connection with any consent to or approval of any such modification will be conclusive and binding on all subsequent holders of that debt security.

For so long as any series of debt securities issued under the 2005 Indenture (2005 and 2010 debt securities) are outstanding, if the Republic certifies to the trustee and to the trustee under the 2005 Indenture that a cross-series modification is being sought simultaneously with a “2005 indenture reserve matter modification”, the 2005 and 2010 debt securities affected by such 2005 indenture reserve matter modification shall be treated as “series affected by that proposed modification” as that phrase is used in the 2016 Indenture with respect to both cross-series modifications with single aggregated voting and cross-series modifications with two-tier voting; provided, that if the Republic seeks a cross-series modification with single aggregated voting, in determining whether such modification will be considered uniformly applicable, the holders of any series of 2005 and 2010 debt securities affected by the 2005 indenture reserve matter modification shall be deemed “holders of debt securities of all series affected by that modification,” for the purpose of the uniformly applicable definition. It is the intention that in the circumstances described in respect of any cross-series modification, the votes of the holders of the affected 2005 and 2010 debt securities be counted for purposes of the voting thresholds specified in the 2016 Indenture for the applicable cross-series modification as though those 2005 and 2010 debt securities had been affected by that cross-series modification although the effectiveness of any modification, as it relates to the 2005 and 2010 debt securities, shall be governed exclusively by the terms and conditions of those 2005 and 2010 debt securities and by the 2005 Indenture; provided, however, that no such modification as to the debt securities will be effective unless such modification shall have also been adopted by the holders of the 2005 and 2010 debt securities pursuant to the amendment and modification provisions of such 2005 and 2010 debt securities.

The Republic may select, in its discretion, any modification method for a reserve matter modification in accordance with the 2016 Indenture and to designate which series of debt securities issued under the 2016 Indenture will be included for approval in the aggregate of modifications affecting two or more series of debt securities. Any selection of a modification method or designation of series to be included will be final for the purpose of that vote or consent solicitation.

“Uniformly applicable,” as referred to above, means a modification by which holders of debt securities of any series issued under the 2016 Indenture affected by that modification are invited to exchange, convert or substitute their debt securities on the same terms for (x) the same new instruments or other consideration or (y) new instruments or other consideration from an identical menu of instruments or other consideration. It is understood that a modification will not be considered to be uniformly applicable if each exchanging, converting or substituting holder of debt securities of any series affected by that modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting holder of debt securities of any series affected by that modification (or, where a menu of instruments or other consideration is offered, each exchanging, converting or substituting holder of debt securities of any series affected by that modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting holder of debt securities of any series affected by that modification electing the same option under such menu of instruments).

“2005 indenture reserve matter modification” means any modification to a reserve matter affecting the terms and conditions of one or more series of the 2005 and 2010 debt securities, pursuant to the 2005 Indenture.

Before soliciting any consent or vote of any holder of debt securities issued under the 2016 Indenture for any change to a reserve matter, the Republic will provide the following information to the trustee for distribution to the holders of debt securities of any series that would be affected by the proposed modification:

•

a description of the Republic’s economic and financial circumstances that are in the Republic’s opinion, relevant to the request for the proposed modification, a description of the Republic’s existing debts and description of its broad policy reform program and provisional macroeconomic outlook;

•

if the Republic shall at the time have entered into an arrangement for financial assistance with multilateral and/or other major creditors or creditor groups and/or an agreement with any such creditors regarding debt relief, (x) a description of any such arrangement or agreement and (y) where permitted under the information disclosure policies of the multilateral or other creditors, as applicable, a copy of the arrangement or agreement;

•

a description of the Republic’s proposed treatment of foreign debt instruments that are not affected by the proposed modification and its intentions with respect to any other major creditor groups; and

•	if the Republic is then seeking any reserve matter modification affecting any other series of debt securities, a description of that proposed modification.

For purposes of determining whether the required percentage of holders of any series of debt securities issued under the 2016 Indenture has approved any amendment, modification or change to, or waiver of, debt securities or the 2016 Indenture, or whether the required percentage of holders of debt securities of any series issued under the 2016 Indenture has delivered a notice of acceleration of such debt securities, debt securities will be disregarded and deemed not to be outstanding and may not be counted in a vote or consent solicitation for or against a proposed modification if on the record date for the proposed modification or other action or instruction hereunder, the debt security is held by the Republic or by a public sector instrumentality, or by a corporation, trust or other legal entity that is controlled by the Republic or a public sector instrumentality, except that (x) debt securities held by the Republic or any public sector instrumentality of the Republic or by a corporation, trust or other legal entity that is controlled by the Republic or a public sector instrumentality that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the trustee the pledgee’s right so to act with respect to such debt securities and that the pledgee is not the Republic, a public sector instrumentality or a corporation, trust or other legal entity that is controlled by the Republic or a public sector instrumentality, and in case of a dispute concerning such right, the advice of counsel shall be full protection in respect of any decision made by the trustee in accordance with such advice and any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters or information that is in the possession of the trustee, upon the certificate, statement or opinion of or representations by the trustee; and (y) in determining whether the trustee will be protected in relying upon any such action or instructions hereunder, or any notice from holders, only debt securities that a responsible officer of the trustee knows to be so owned or controlled will be so disregarded.

As used in the preceding paragraph, “public sector instrumentality” means any department, secretary, ministry or agency of the Republic, and “control” means the power, directly or indirectly, through the ownership of voting securities or other ownership interests, by contract or otherwise, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions in lieu of, or in addition to, the board of directors of that legal entity.

Other Amendments

The Republic and the trustee may, without the vote or consent of any holder of debt securities of a series issued under the 2016 Indenture, amend the 2016 Indenture (as it refers to such series) or such debt securities issued under the 2016 Indenture for the purpose of:

•	adding to the Republic’s covenants for the benefit of the holders of the debt securities of that series;

•	surrendering any of the Republic’s rights or powers with respect to the debt securities of that series;

•	securing the debt securities of that series;

•	curing any ambiguity or curing, correcting or supplementing any defective provision in the debt securities of that series or the 2016 Indenture;

•

amending the debt securities of that series or the 2016 Indenture in any manner that the Republic and the trustee may determine, including amending the denomination of the debt securities, and that does not materially adversely affect the interests of any holders of the debt securities of that series; or

•	correcting a manifest error of a formal, minor or technical nature.

Further Issues of Debt Securities

The Republic may from time to time, without the consent of holders of the debt securities of series issued under the 2016 Indenture, create and issue additional debt securities pursuant to the 2016 Indenture having the same terms and conditions as the debt securities of such series in all respects, except for issue date, issue price, original interest accrual date and the first interest payment on the debt securities; provided, however, that any additional debt securities subsequently issued shall be issued, for U.S. federal income tax purposes, either (a) as part of the “same issue” as such debt securities or (b) in a “qualified reopening” of such debt securities, unless such additional debt securities have a separate CUSIP, ISIN or other identifying number from such debt securities. Such additional debt securities will be consolidated with and will form a single series with such debt securities.

Trustee

The 2016 Indenture establishes the obligations and duties of the trustee, the right to indemnification of the trustee and the liability and responsibility, including limitations, for actions that the trustee takes. The trustee is entitled to enter into business transactions with the Republic or any of its affiliates without accounting for any profit resulting from these transactions.

Trustee Paying Agents; Transfer Agents; Registrar

The trustee will, as long as any debt securities issued under the 2016 Indenture remain outstanding, maintain a principal trustee paying agent, a transfer agent and a registrar in The City of New York. The Republic or the trustee, as the case may be, will give prompt notice to all holders of the debt securities issued under the 2016 Indenture of any future appointment or any resignation or removal of any trustee paying agent, transfer agent or registrar or of any change by any trustee paying agent, transfer agent or registrar in any of its specified offices.

In addition, the trustee will maintain a trustee paying agent in Luxembourg with respect to securities listed on the Luxembourg Stock Exchange, for so long they are listed and the rules of the Luxembourg Stock Exchange so require.

Notices

The Republic or the trustee, as the case may be, will mail notices to holders of certificated securities at their registered addresses as reflected in the books and records of the registrar. The Republic will consider any mailed notice to have been given five business days after it has been sent. The Republic will give notices to the holders of a global security in accordance with the procedures and practices of the depositary and such notices shall be deemed given upon actual receipt thereof by the depositary.

The Republic will also publish notices to the holders in (a) a leading newspaper having general circulation in Buenos Aires, The City of New York and London (which is expected to be La Nación or Ámbito Financiero, The Wall Street Journal and the Financial Times, respectively) and (b) if and so long as the securities are listed on the Euro MTF Market of the Luxembourg Stock Exchange and the rules of the exchange so require, in a leading newspaper having general circulation in Luxembourg (which is expected to be Luxemburger Wort) and on the website of the Luxembourg Stock Exchange at http://www.bourse.lu. If publication in a leading newspaper in Luxembourg is not practicable, the Republic will publish such notices in a leading English language daily newspaper with general circulation in Europe. The Republic will consider any published notice to be given on the date of its first publication.

Prescription

Claims against the Republic for the payment of principal, interest, if any, or other amounts due on the debt securities issued under the 2016 Indenture will be prescribed unless made within five years, with respect to principal, and two years, with respect to interest, premium, if any, or other amounts due on the debt securities, in each case from the date on which such payment first became due, or a shorter period if provided by Argentine law.

Governing Law

The debt securities issued under the 2016 Indenture will be, and the 2016 Indenture is, governed by and construed in accordance with the laws of the State of New York unless otherwise specified in any series of debt securities, except with respect to the authorization and execution of the securities and the 2016 Indenture by and on behalf of Argentina, which shall be governed by and construed in accordance with the laws of Argentina.

Jurisdiction, Consent to Service, Enforcement of Judgments and Immunities from Attachment

The debt securities issued under the 2016 Indenture and the 2016 Indenture provide that, subject to certain exceptions described below, the Republic will irrevocably submit to the exclusive jurisdiction of any New York state or U.S. federal court sitting in the Borough of Manhattan, the City of New York and the courts of Argentina and, in each case, any appellate court thereof (each, a “specified court”) in any suit, action or proceeding arising out of or relating to the securities or Argentina’s failure or alleged failure to perform any obligations under the securities against it or its properties, assets or revenues (a “related proceeding”). The Republic will irrevocably and unconditionally waive, to the fullest extent permitted by law, any objection that it may have to in any related proceeding brought in a specified court whether on the grounds of venue, residence or domicile or on the ground that such related proceeding has been brought in an inconvenient forum (except for any related proceeding relating to the securities laws of the United States or any state thereof).

Subject to certain limitations described below, the Republic has appointed Banco de la Nación Argentina, at its office located at 225 Park Avenue, New York, New York, 10169, to act as its authorized agent (the “authorized agent”) upon whom process may be served in any related proceeding, or any action or proceeding to enforce or execute any related judgment brought against the Republic in a specified court. This appointment is irrevocable with respect to any series of debt securities issued under the 2016 Indenture until all amounts in respect of the principal of and interest due on such debt securities has been provided to the trustee in accordance with the terms of the 2016 Indenture, except that, if for any reason, such authorized agent ceases to be able to act as authorized agent or to have an address in the Borough of Manhattan, The City of New York, the Republic will appoint another person to serve as authorized agent.

Subject to certain limitations described below, to the extent that the Republic or any of its revenues, assets or properties are entitled, in any jurisdiction in which any specified court is located, in which any related proceeding may at any time be brought against it or any of its revenues, assets or properties, or in any jurisdiction in which any specified court is located in which any suit, action or proceeding may at any time be brought for the purpose of enforcing or executing any judgment issued in any related proceeding (a “related judgment”), to any immunity from suit, from the jurisdiction of any such court, from set off, from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or from any other legal or judicial process or remedy, and to the extent that in any such jurisdiction there shall be attributed such an immunity, the Republic irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction, including the FSIA (and consents to the giving of any relief or the issue of any process in connection with any related proceeding or related judgment as permitted by applicable law, including the FSIA), provided, however, that such waiver shall not extend to and the Republic shall be immune in respect of and in relation to any suit, action or proceeding or enforcement of any Related Judgment against:

(i)	any reserves of the Central Bank;

(ii)	any property in the public domain located in the territory of the Republic, including property that falls within the purview of Sections 234 and 235 of the Civil and Commercial Code of the Republic;

(iii)	any property located in or outside the territory of the Republic that provides an essential public service;

(iv)

any property (whether in the form of cash, bank deposits, securities, third party obligations or any other methods of payment) of the Republic, its governmental agencies and other governmental entities relating to the performance of the budget, within the purview of Sections 165 through 170 of Law No. 11,672, Ley Complementaria Permanente de Presupuesto (t.o. 2014);

(v)

any property entitled to the privileges and immunities of the Vienna Convention on Diplomatic Relations of 1961 and the Vienna Convention on Consular Relations of 1963, including, but not limited to, property, premises and bank accounts used by the missions of the Republic;

(vi)	any property used by a diplomatic, governmental or consular mission of the Republic;

(vii)	taxes, duties, levies, assessments, royalties or any other governmental charges imposed by the Republic, including the right of the Republic to collect any such charges;

(viii)	any property of a military character or under the control of a military authority or defense agency of the Republic;

(ix)	property forming part of the cultural heritage of the Republic; or

(x)	property entitled to immunity under any applicable sovereign immunity laws.

The waiver of sovereign immunity described above will constitute only a limited and specific waiver for the purpose of the debt securities issued under the 2016 Indenture and the 2016 Indenture and under no circumstances shall it be interpreted as a general waiver of immunity by the Republic or a waiver of immunity with respect to proceedings unrelated to the debt securities issued under the 2016 Indenture or the 2016 Indenture.

The Republic, however, will reserve the right to plead sovereign immunity under the FSIA with respect to actions brought against it under the U.S. federal securities laws or any state securities laws and the appointment of an authorized agent does not extend to such actions.

Currency Indemnity

The Republic’s obligation to any holder under the debt securities of any series issued under the 2016 Indenture that has obtained a court judgment affecting those securities will be discharged only to the extent that the holder may purchase the currency in which the securities are denominated, referred to as the “agreement currency,” with the judgment currency. If the holder cannot purchase the agreement currency in the amount originally to be paid, the Republic agrees to pay the difference. The holder, however, agrees to reimburse the Republic for the excess if the amount of the agreement currency purchased exceeds the amount originally to be paid to the holder. If the Republic is in default of its obligations under such debt securities, however, the holder will not be obligated to reimburse the Republic for any excess.

Warrants

If the Republic issues warrants, it will describe their specific terms in a prospectus supplement. If any warrants are registered with the SEC, the Republic will file a warrant agreement and form of warrant with the SEC. The following description briefly summarizes some of the general terms that apply to warrants. You should read the applicable prospectus supplement, warrant agreement and form of warrant before making your investment decision.

The Republic may issue warrants separately or together with any debt securities. All warrants will be issued under a warrant agreement between the Republic and a bank or trust company, as warrant agent. The applicable prospectus supplement will include some or all of the following specific terms relating to the warrants:

•	the initial offering price;

•	the currency you must use to purchase the warrants;

•	the title and terms of the debt securities or other consideration that you will receive on exercise of the warrants;

•	the principal amount of debt securities or amount of other consideration that you will receive on exercise of the warrants;

•	the exercise price or ratio;

•	the procedures of, and conditions to, exercise the warrants;

•	the date or dates on which you must exercise the warrants;

•	whether and under what conditions the Republic may cancel the warrants;

•	the title and terms of any debt securities issued with the warrants and the amount of debt securities issued with each warrant;

•	the date, if any, on and after which the warrants and any debt securities issued with the warrants will trade separately;

•	the form of the warrants (global or certificated and registered), whether they will be exchangeable between such forms and, if registered, where they may be transferred and exchanged;

•	the identity of the warrant agent;

•	any special considerations regarding federal income tax in the United States or other countries;

•	any other terms of the warrants.

The warrants will constitute direct, general, unconditional and unsubordinated obligations of the Republic and do not constitute indebtedness of the Republic.

Units

If Argentina issues units, it will file the applicable unit agreement and the form of unit with the SEC. The following description briefly summarizes the principal terms of the units and any unit agreement. You should read the applicable unit agreement, the form of unit, the applicable prospectus supplement and, if applicable, the collateral arrangements and depositary arrangements relating to the units, before making your investment decision.

Argentina may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security comprising that unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The prospectus supplement relating to a particular issue of units will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully-registered or global form.

Global Securities

DTC, Euroclear Bank S.A./N.V., or Euroclear, and Clearstream, Luxembourg, are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither the Republic nor the trustee will be responsible for DTC’s, Euroclear’s or Clearstream, Luxembourg’s performance of their obligations under their rules and procedures. Additionally, neither the Republic nor the trustee will be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

The warrants or debt securities will initially be issued to investors in global form, the ownership and transfer of which are recorded in computerized book-entry accounts, eliminating the need for physical movement of securities. The Republic refers to the intangible debt securities represented by a global security as “book-entry” securities.

The Republic will deposit any global security it issues with a clearing system or its nominee. The global security will be registered in the name of the clearing system or its nominee or common depositary. Unless a global security is exchanged for certificated securities, as discussed below under “—Certificated Securities,” it may not be transferred, except as a whole among the clearing system, its nominees or common depositaries and their successors. Clearing systems include DTC in the United States and Euroclear and Clearstream, Luxembourg in Europe.

Clearing systems process the clearance and settlement of book-entry securities for their direct participants. A “direct participant” is a bank or financial institution that has an account with a clearing system.

The clearing systems act only on behalf of their direct participants, who in turn act on behalf of indirect participants. An “indirect participant” is a bank or financial institution that gains access to a clearing system by clearing through or maintaining a relationship with a direct participant. Euroclear and Clearstream, Luxembourg are connected to each other by a direct link and participate in DTC through their New York depositaries, which act as links between the clearing systems. These arrangements permit you to hold book-entry securities through participants in any of these systems, subject to applicable securities laws.

If you wish to purchase book-entry securities, you must either be a direct participant or make your purchase through a direct or indirect participant. Investors who purchase book-entry securities will hold them in an account at the bank or financial institution acting as their direct or indirect participant.

When you hold securities in this manner, you must rely on the procedures of the institutions through which you hold your securities to exercise any of the rights granted to holders. This is because the legal obligations of the Republic and the trustee run only to the registered owner of the global security, which will be the relevant clearing system or its nominee or common depositary. For example, once the Republic arranges for payments to be made to the registered holder, the Republic will no longer be liable for the amounts so paid on the security, even if you do not receive it. In practice, the clearing systems will pass along any payments or notices they receive from the Republic to their participants, which will pass along the payments to you. In addition, if you desire to take any action which a holder of a debt security is entitled to take, then the clearing system would authorize the participant through which you hold your book-entry securities to take such action, and the participant would then either authorize you to take the action or would act for you on your instructions. The transactions between you, the participants and the clearing systems will be governed by customer agreements, customary practices and applicable laws and regulations, and not by any legal obligation of the Republic.

As an owner of book-entry securities represented by a global security, you will also be subject to the following restrictions:

•

you will not be entitled to (a) receive physical delivery of the securities in certificated form or (b) have any of the securities registered in your name, except under the circumstances described below under “—Certificated Securities”;

•	you may not be able to transfer or sell your securities to some insurance companies and other institutions that are required by law to own their securities in certificated form;

•

you may not be able to pledge your securities in circumstances where certificates must be physically delivered to the creditor or the beneficiary of the pledge in order for the pledge to be effective; and

•

none of the Republic, the trustee, any trustee paying agent, any registrar or any agent of the Republic or the trustee shall have any responsibility or obligation to any beneficial owner in a global security, or participant or other person with respect to the accuracy of the records of the relevant clearing system or its nominee or common depositary, with respect to any ownership interest in the securities or with respect to the delivery to any participant, beneficial owner or other person of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such securities. All notices and communications to be given to the holders and all payments to be made to holders under the securities and the Indenture will be given or made only to or upon the order of the registered holders (which shall be the relevant clearing system or its nominee or common depositary in the case of the global security). The rights of beneficial owners in the global security shall be exercised only through the relevant clearing system or its nominee or common depositary subject to the applicable procedures. The Republic, the trustee, any trustee paying agent, any registrar and any agent of the Republic or the trustee shall be entitled to rely and shall be fully protected in relying upon information furnished by the relevant clearing system or its nominee or common depositary with respect to its members, participants and any beneficial owners. The Republic, the trustee, any trustee paying agent, any registrar and any agent of the Republic or the trustee shall be entitled to deal with the relevant clearing system or its nominee or common depositary, that is the registered holder of any global security for all purposes relating to such global security (including the payment of principal, premium, if any, and interest and additional amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such global security) as the sole holder of such global security and shall have no obligations to the beneficial owners thereof. None of the Republic, the trustee, any trustee paying agent, any registrar or any agent of the Republic or the trustee shall have any responsibility or liability for any acts or omissions of the relevant clearing system or its nominee or common depositary with respect to such global security, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such global security, for any transactions between the relevant clearing system or its nominee or common depositary and any participant or between or among the relevant clearing system or its nominee or common depositary, any such participant and/or any holder or owner of a beneficial interest in such global security, or for any transfers of beneficial interests in any such global security.

The Clearing Systems

The following description reflects the Republic’s understanding of the current rules and procedures of DTC, Euroclear and Clearstream, Luxembourg. The Republic has obtained the information in this section from sources it believes to be reliable, including from DTC, Euroclear and Clearstream, Luxembourg. These systems could change their rules and procedures at any time, and the Republic takes no responsibility for their actions.

It is important for you to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date, i.e., the date specified by the purchaser and seller on which the price of the securities is fixed.

When book-entry securities are to be transferred from a DTC seller to a Euroclear or Clearstream, Luxembourg purchaser, the purchaser must first send instructions to Euroclear or Clearstream, Luxembourg through a participant at least one business day prior to the settlement date. Euroclear or Clearstream, Luxembourg will then instruct its New York depositary to receive the securities and make payment for them. On the settlement date, the New York depositary will make payment to the DTC participant through which the seller holds its securities, which will make payment to the seller, and the securities will be credited to the New York depositary’s account. After settlement has been completed, Euroclear or Clearstream, Luxembourg will credit the securities to the account of the participant through which the purchaser is acting. This securities credit will appear the next day, European time, after the settlement date, but will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date, the securities credit and cash debit will instead be valued at the actual settlement date.

A participant in Euroclear or Clearstream, Luxembourg, acting for the account of a purchaser of securities, will need to make funds available to Euroclear or Clearstream, Luxembourg in order to pay for the securities on the value date. The most direct way of doing this is for the participant to preposition funds (i.e., have funds in place at Euroclear or Clearstream, Luxembourg before the value date), either from cash on hand or existing lines of credit. The participant may require the purchaser to follow these same procedures.

When book-entry securities are to be transferred from a Euroclear or Clearstream, Luxembourg seller to a DTC purchaser, the seller must first send instructions to and preposition the securities with Euroclear or Clearstream, Luxembourg through a participant at least one business day prior to the settlement date. Euroclear or Clearstream, Luxembourg will then instruct its New York depositary to credit the book-entry securities to the account of the DTC participant through which the purchaser is acting and to receive payment in exchange. The payment will be credited to the account of the Euroclear or Clearstream, Luxembourg participant through which the seller is acting on the following day, but the receipt of the cash proceeds will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date, the receipt of the cash proceeds and securities debit will instead be valued at the actual settlement date.

Certificated Securities

The Republic will issue securities in certificated registered form only if:

•

the depositary notifies the Republic that it is unwilling or unable to continue as depositary, is ineligible to act as depositary or, in the case of DTC, ceases to be a clearing agency registered under the U.S. Securities Exchange Act of 1934 and the Republic does not appoint a successor depositary or clearing agency within 90 days;

•	The Republic decides it no longer wishes to have all or part of the securities represented by global security; or

•

the trustee has instituted or been directed to institute any judicial proceeding to enforce the rights of the holders under the securities and has been advised by its legal counsel that it should obtain possession of the securities for the proceeding.

If a physical or certificated security becomes mutilated, defaced, destroyed, lost or stolen, the Republic may execute, and the trustee shall authenticate and deliver, a substitute security in replacement. In each case, the affected holder will be required to furnish to the Republic and to the trustee an indemnity under which it will agree to pay the Republic, the trustee and any of their respective agents for any losses they may suffer relating to the security that was mutilated, defaced, destroyed, lost or stolen. The Republic and the trustee may also require that the affected holder present other documents or proof. The affected holder may be required to pay all taxes, expenses and reasonable charges associated with the replacement of the mutilated, defaced, destroyed, lost or stolen security.

If the Republic issues certificated securities, a holder of certificated securities may exchange them for securities of a different authorized denomination by submitting the certificated securities, together with a written request for an exchange, at the office of the trustee as specified in the Indenture in The City of New York, or at the office of any trustee paying agent. In addition, the holder of any certificated security may transfer it in whole or in part by surrendering it at any of such offices together with an executed instrument of transfer.

The Republic will not charge the holders for the costs and expenses associated with the exchange, transfer or registration of transfer of certificated securities. The Republic may, however, charge the holders for certain delivery expenses as well as any applicable stamp duty, tax or other governmental or insurance charges. The trustee may reject any request for an exchange or registration of transfer of any security made within 15 days of the date for any payment of principal of, or premium or interest on the securities.

TAXATION

Argentine Federal Taxation

The following discussion summarizes certain aspects of Argentine federal taxation that may be relevant to you if you are a holder of debt securities who is an individual that is a non-resident of Argentina or a legal entity that is neither organized in, nor maintains a permanent establishment in Argentina (a “Non-Resident Holder”). This summary may also be relevant to you if you are a Non-Resident Holder in connection with the holding and disposition of the debt securities. The summary is based on Argentine laws, rules and regulations now in effect, all of which may change.

This summary is not intended to constitute a complete analysis of the tax consequences under Argentine law of the receipt, ownership or disposition of the debt securities, in each case if you are a non-resident of Argentina, nor to describe any of the tax consequences that may be applicable to you if you are a resident of Argentina.

If you (i) purchase debt securities pursuant to this offering, and (ii) are a Non-Resident Holder, the receipt of debt securities will not result in any withholding or other Argentine taxes. Provided that all acts and contracts necessary for the purchase of the debt securities are executed outside Argentina by Non-Resident Holders, the purchase of debt securities pursuant to this offering will not be subject to any stamp or other similar Argentine taxes.

Under Argentine law, as currently in effect, if you are a Non-Resident Holder, interest and principal payments on the debt securities will not be subject to Argentine income or withholding tax if you have your residence in a country considered as cooperative in terms of fiscal transparency and that the funds used to purchase the debt securities came from a country considered as cooperative in terms of fiscal transparency. If you are a Non-Resident Holder and you obtain capital gains resulting from any trade or disposition of debt securities, you will not be subject to Argentine income or other taxes if you have no connection with the Republic other than as a holder of an interest in the debt securities provided that you have your residence in a country considered as cooperative in terms of fiscal transparency or the funds used to purchase the debt securities came from a country considered as cooperative in terms of fiscal transparency.

If you are a Non-Resident Holder, provided that no bank account opened in an Argentine banking institution is used to receive capital or interest from the debt securities or the price of the sale of the debt securities, no Argentine tax (such as tax on debits and credits) would apply on said movement of funds.

If you are an individual or company that is resident in Argentina for tax purposes, please note that the aforementioned tax consequences may differ. Please refer to your tax advisors for the specific tax treatment applicable to you.

Please refer to the prospectus supplement relating to the debt securities or warrants you are investing in for a description of aspects of Argentine federal taxation specifically applicable to such investment.

United States Federal Taxation

The following is a discussion of material U.S. federal income tax considerations that may be relevant to you if you are a beneficial owner of a debt security. You will be a U.S. Holder if you are the beneficial owner of a debt security and you are an individual who is a citizen or resident of the United States, a U.S. domestic corporation or any other person that is subject to U.S. federal income tax on a net income basis in respect of an investment in the debt securities. You will be a non-U.S. Holder if you are a beneficial owner of a debt security and you are not a U.S. Holder. This discussion deals only with holders that hold debt securities as capital assets. It does not address considerations that may be relevant to you if you are an investor that is subject to special tax rules, such as a bank, thrift, real estate investment trust, regulated investment company, insurance company, dealer in securities or currencies, trader in securities or commodities that elects mark to market treatment, person that will hold debt securities as a hedge against currency risk or interest rate risk or as a position in a “straddle” or conversion transaction, a partnership and the partners therein, tax-exempt organization, a non-U.S. person who is an individual present in the United States for 183 days or more within a taxable year or a person whose “functional currency” is not the U.S. dollar. Further, it does not address the alternative minimum tax, the Medicare tax on net investment income or other aspects of U.S. federal income or state and local taxation that may be relevant to a holder in light of such holder’s particular circumstances. The tax consequences of holding a particular debt security will depend, in part, on the particular terms of such debt security as set forth in the applicable prospectus supplement.

This summary is based on the U.S. Internal Revenue Code, U.S. Treasury Regulations, and administrative and judicial interpretations thereof in effect and available as of the date of this prospectus, all of which are subject to change. Any change could apply retroactively and could affect the continued validity of this discussion. You should consult your tax adviser about the tax consequences of holding debt securities, including the relevance to your particular situation of the considerations discussed below, as well as the relevance to your particular situation of state, local or other tax laws.

U.S. Holders

If you are a U.S. Holder, payments of “qualified stated interest” (as defined below under “Original Issue Discount”) on a debt security and additional amounts, if any, but excluding any pre-issuance accrued interest, will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts in accordance with your regular method of tax accounting. If payments of this kind are made with respect to a debt security denominated in a single currency other than the U.S. dollar (a “Foreign Currency Debt Security”) and you use the cash method of accounting, the amount of interest income realized will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date of receipt regardless of whether the payment in fact is converted into U.S. dollars. If you use the accrual method of accounting for tax purposes, you will accrue interest income on the debt security in the relevant foreign currency and translate the amount accrued into U.S. dollars based on the average exchange rate in effect during the interest accrual period (or portion thereof within your taxable year), or, at your election, at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year), or at the spot rate of exchange on the date of receipt, if this date is within five business days of the last day of the accrual period. If you make this election, you must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the Internal Revenue Service (the “IRS”). If you use the accrual method of accounting for tax purposes, you will recognize foreign currency gain or loss, as the case may be, on the receipt of an interest payment made with respect to a Foreign Currency Debt Security if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. Amounts attributable to pre-issuance accrued interest will generally not be includable in income, except to the extent of foreign currency gain or loss attributable to any changes in exchange rates during the period between the date you acquired the debt security and the first Interest Payment Date. This foreign currency gain or loss will be treated as ordinary income or loss but generally will not be treated as an adjustment to interest income received on the debt security.

Book/Tax Conformity. U.S. holders that use an accrual method of accounting for tax purposes (“accrual method holders”) generally are required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements (the “book/tax conformity rule”). The application of the book/tax conformity rule thus may require the accrual of income earlier than would be the case under the general tax rules described below. It is not entirely clear to what types of income the book/tax conformity rule applies, or, in some cases, how the rule is to be applied if it is applicable. However, recently released proposed regulations generally would exclude, among other items, original issue discount and market discount (in either case, whether or not de minimis) from the applicability of the book/tax conformity rule. Although the proposed regulations generally will not be effective until taxable years beginning after the date on which they are issued in final form, taxpayers generally are permitted to elect to rely on their provisions currently. Accrual method holders should consult with their tax advisors regarding the potential applicability of the book/tax conformity rule to their particular situation.

Original Issue Discount. If the Republic issues debt securities at a discount from their stated redemption price at maturity (as defined below), and the discount is equal to or more than the product of one-fourth of one percent (0.25 percent) of the stated redemption price at maturity of such debt securities multiplied by the number of full years to their maturity (the “de minimis threshold”), such debt securities will be “Original Issue Discount Debt Securities.” The difference between the issue price and the stated redemption price at maturity of such debt securities will be the “original issue discount” (“OID”). The “issue price” of a debt security will be the first price at which a substantial amount of the debt securities is sold to the public (i.e., excluding sales of the debt securities to underwriters, placement agents, wholesalers, or similar persons). The “stated redemption price at maturity” will include all payments under a debt security other than payments of qualified stated interest. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments issued by the Republic) at least annually during the entire term of the debt security at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices. If you hold an Original Issue Discount Debt Security, you generally will be subject to special tax accounting rules for obligations issued with OID. You should be aware that, as described in greater detail below, you generally must include OID in ordinary gross income for U.S. federal income tax purposes as it accrues, in advance of the receipt of cash attributable to that income.

In general, if you are the holder of an Original Issue Discount Debt Security, regardless of whether you use the cash or the accrual method of tax accounting, you will be required to include in ordinary gross income the sum of the “daily portions” of OID on the debt security for all days during the taxable year that you own the debt security. The daily portions of OID on an Original Issue Discount Debt Security are determined by allocating to each day in any accrual period a ratable portion of the OID allocable to that accrual period. Accrual periods may be any length and may vary in length over the term of an Original Issue Discount Debt Security, provided that no accrual period is longer than one year and each scheduled payment of principal or interest occurs on either the final day or the first day of an accrual period. If you are the initial holder, the amount of OID on an Original Issue Discount Debt Security allocable to each accrual period is determined by (a) multiplying the “adjusted issue price” (as defined below) of the Original Issue Discount Debt Security at the beginning of the accrual period by its yield to maturity (appropriately adjusted to reflect the length of the accrual period) and (b) subtracting from that product the amount (if any) of qualified stated interest allocable to that accrual period. The “yield to maturity” of a debt security is the discount rate that causes the present value of all payments on the debt security as of its original issue date to equal the issue price of the debt security. The “adjusted issue price” of an Original Issue Discount Debt Security at the beginning of any accrual period will generally be the sum of its issue price (generally including accrued interest, if any) and the amount of OID allocable to all prior accrual periods, reduced by the amount of all payments other than payments of qualified stated interest (if any) made with respect to the debt security in all prior accrual periods. As a result of this “constant yield” method of including OID in income, the amounts includible in income by you in respect of an Original Issue Discount Debt Security denominated in U.S. dollars generally are lesser in the early years and greater in the later years than the amounts that would be includible on a straight-line basis.

You generally may make an irrevocable election to include in your income your entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount paid by the U.S. Holder for the debt security) under the constant-yield method described above. If you purchase debt securities at a premium or bearing market discount, you will also be deemed to have made the election (discussed below in “—Premium and Market Discount”) to amortize premium or to accrue market discount in income currently on a constant-yield basis.

In the case of an Original Issue Discount Debt Security that is also a Foreign Currency Debt Security, you should determine the U.S. dollar amount includible in income as OID for each accrual period by

(a) calculating the amount of OID allocable to each accrual period in the relevant currency using the constant-yield method described above, and (b) translating the amount of the relevant currency so derived at the average exchange rate in effect during that accrual period (or portion thereof within your taxable year) or, at your election (as described above under “—Payments of Interest”), at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year), or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period. Because exchange rates may fluctuate, if you hold an Original Issue Discount Debt Security that is also a Foreign Currency Debt Security, you may recognize a different amount of OID income in each accrual period than would the holder of an otherwise similar Original Issue Discount Debt Security denominated in U.S. dollars. All payments on an Original Issue Discount Debt Security, other than payments of qualified stated interest, will generally be viewed first as payments of previously accrued OID to the extent thereof, with payments attributed first to the earliest-accrued OID, and then as payments of principal. Upon the receipt of an amount attributable to OID (whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the Original Issue Discount Debt Security), you will recognize ordinary income or loss measured by the difference between the amount received (translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the Original Issue Discount Debt Security, as the case may be) and the amount accrued (using the exchange rate applicable to such previous accrual).

If you are a subsequent U.S. Holder of an Original Issue Discount Debt Security that purchases the debt security at a cost less than its remaining redemption amount (as defined below), or you are an initial U.S. Holder that purchases an Original Issue Discount Debt Security at a price other than the debt security’s issue price, you also generally will be required to include in gross income the daily portions of OID, calculated as described above. However, if you acquire the Original Issue Discount Debt Security at a price greater than its adjusted issue price, you are required to reduce your periodic inclusions of OID income to reflect the premium paid over the adjusted issue price. The “remaining redemption amount” for a debt security is the total of all future payments to be made on the debt security other than payments of qualified stated interest.

Floating Rate Debt Securities generally will be treated as “variable rate debt instruments” under applicable Treasury Regulations. Accordingly, the stated interest on a Floating Rate Debt Security generally will be treated as “qualified stated interest” and such a debt security will not have OID solely as a result of the fact that it provides for interest at a variable rate. If a Floating Rate Debt Security qualifying as a “variable rate debt instrument” is an Original Issue Discount Debt Security, for purposes of determining the amount of OID allocable to each accrual period under the rules above, the debt security’s “yield to maturity” and “qualified stated interest” will generally be determined as though the debt security bore interest in all periods at a fixed rate determined at the time of issuance of the debt security. Additional rules may apply if interest on a Floating Rate Debt Security is based on more than one interest index. If a Floating Rate Debt Security does not qualify as a “variable rate debt instrument,” the debt security will be subject to special rules (the “Contingent Payment Regulations”) that govern the tax treatment of debt obligations that provide for contingent payments (“Contingent Debt Obligations”). A detailed description of the tax considerations relevant to U.S. Holders of any such debt securities will be provided in the applicable Pricing Supplement.

Certain debt securities may be subject to special redemption, repayment or interest rate reset features, as indicated in the applicable Pricing Supplement. Debt securities containing such features, in particular Original Issue Discount Debt Securities, may be subject to special rules that differ from the general rules discussed above. If you purchase debt securities with such features, you should carefully examine the applicable Pricing Supplement and should consult your own tax advisor with respect to the debt securities since the tax consequences with respect to such features, and especially with respect to OID, will depend, in part, on the particular terms of the debt securities.

If a debt security provides for a scheduled Accrual Period that is longer than one year (for example, as a result of a long initial period on a debt security with interest is generally paid on an annual basis), then stated

interest on the debt security will not qualify as “qualified stated interest” under the applicable Treasury Regulations. As a result, the debt security would be an Original Issue Discount Debt Security. In that event, among other things, if you are a cash-method U.S. Holder, you will be required to accrue stated interest on the debt security under the rules for OID described above, and you will be required to accrue OID that would otherwise fall under the de minimis threshold regardless of your method of accounting for tax purposes.

Purchase, Sale and Retirement of Debt Securities. Your tax basis in a debt security generally will equal the cost of the debt security to you, increased by any amounts includible in your income as original issue discount and market discount and reduced by any amortized premium (each as described below) and any payments other than payments of qualified stated interest made on such debt security. In the case of a Foreign Currency Debt Security, the cost of such debt security to you will be the U.S. dollar value of the foreign currency purchase price on the date of purchase. In the case of a Foreign Currency Debt Security that is traded on an established securities market, if you are a cash basis U.S. Holder (and if you are an accrual basis U.S. Holder that so elects), you will determine the U.S. dollar value of the cost of such debt security by translating the amount paid at the spot rate of exchange on the settlement date of the purchase. The amount of any subsequent adjustments to your tax basis in a debt security in respect of original issue discount, market discount and premium denominated in a relevant currency will be determined in the manner described under “Original Issue Discount” and “Premium and Market Discount” above. The conversion of U.S. dollars to a relevant currency and the immediate use of the relevant currency to purchase a Foreign Currency Debt Security generally will not result in taxable gain or loss for you.

When you sell or exchange a debt security, or if a debt security that you hold is retired, you generally will recognize gain or loss equal to the difference between (a) the amount you realize on the transaction (less any accrued qualified stated interest, which will be taxable as such) (b) and your tax basis in the debt security. If you receive a currency other than the U.S. dollar in respect of the sale, exchange or retirement of a debt security, the amount realized will be the U.S. dollar value of the relevant currency received calculated at the exchange rate in effect on the date the instrument is disposed of or retired. In the case of a Foreign Currency Debt Security that is traded on an established securities market, if you are a cash basis U.S. Holder (and if you are an accrual basis U.S. Holder that so elects), you will determine the U.S. dollar value of the amount realized by translating such amount at the spot rate on the settlement date of the sale. The election available to you if you are an accrual basis U.S. Holder in respect of the purchase and sale of Foreign Currency Debt Securities traded on an established securities market, discussed above, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS.

The gain or loss that you recognize on the sale, exchange or retirement of a debt security generally will be capital gain or loss. Except as discussed below with respect to market discount, Short-Term Debt Securities (as defined below) and foreign currency gain or loss, the gain or loss on the sale, exchange or retirement of a debt security will be long-term capital gain or loss if you have held the debt security for more than one year on the date of disposition. Net long-term capital gain recognized by an individual U.S. Holder and certain other non-corporate U.S. Holders generally is subject to tax at a lower rate than ordinary income or net short-term capital gain. The ability of U.S. Holders to offset capital losses against ordinary income is limited.

Gain or loss recognized by you on the sale, exchange or retirement of a Foreign Currency Debt Security generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held such debt security. This foreign currency gain or loss will not be treated as an adjustment to interest income received on the debt securities.

Premium and Market Discount. If you purchase the debt security at a cost greater than its remaining redemption amount, you will be considered to have purchased the debt security at a premium, and may elect to amortize the premium (as an offset to interest income), using a constant-yield method, over the remaining term of the debt security. Such election, once made, generally applies to all bonds held or subsequently acquired by you on or after the first taxable year to which the election applies and may not be revoked without the consent of the

IRS. If you elect to amortize the premium, you must reduce your tax basis in a debt security by the amount of the premium amortized during its holding period. Original Issue Discount Debt Securities purchased at a premium will not be subject to the OID rules described above. In the case of premium in respect of a Foreign Currency Debt Security, you should calculate the amortization of the premium in the relevant currency. Amortization deductions attributable to a period reduce interest payments in respect of that period and therefore are translated into U.S. dollars at the exchange rate used by you for such interest payments. Exchange gain or loss will be realized with respect to amortized bond premium on such a debt security based on the difference between the exchange rate on the date or dates the premium is recovered through interest payments on the debt security and the exchange rate on the date on which you acquired the debt security. If you do not elect to amortize bond premium, the amount of bond premium will be included in your tax basis when the debt security matures or you dispose of the debt security. Therefore, if you do not elect to amortize such premium and you hold the debt security to maturity, you generally will be required to treat the premium as capital loss when the debt security matures.

If you purchase the debt security at a price that is lower than its remaining redemption amount, or in the case of an Original Issue Discount Debt Security, a price that is lower than its adjusted issue price, by at least 0.25% of its remaining redemption amount multiplied by the number of remaining whole years to maturity, the debt security will be considered to have “market discount.” In such case, gain realized by you on the disposition of the debt security generally will be treated as ordinary income to the extent of the market discount that accrued on the debt security while you held the debt security. In addition, you could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the debt security. In general terms, market discount on a debt security will be treated as accruing ratably over the term of the debt security, or, at your election, under a constant-yield method. You will accrue market discount on a Foreign Currency Debt Security in the relevant currency. The amount includible your income in respect of such accrued market discount will be the U.S. dollar value of the amount accrued, generally calculated at the exchange rate in effect on the date that you dispose of the debt security.

You may elect to include market discount in income on a current basis as it accrues (on either a ratable or constant-yield basis), in lieu of treating a portion of any gain realized on a sale of a debt security as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. Any accrued market discount on a Foreign Currency Debt Security that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within your taxable year). Any such election, if made, applies to all market discount bonds acquired by you on or after the first day of the first taxable year to which such election applies and is revocable only with the consent of the IRS.

Short-Term Debt Securities. The rules set forth above will also generally apply to debt securities having maturities of not more than one year (“Short-Term Debt Securities”), but with certain modifications.

First, applicable Treasury Regulations treat none of the interest on a Short-Term Debt Security as qualified stated interest. Thus, all Short-Term Debt Securities will be Original Issue Discount Debt Securities. OID will be treated as accruing on a Short-Term Debt Security ratably, or at your election, under a constant yield method.

Second, if you are a U.S. Holder of a Short-Term Debt Security that uses the cash method of tax accounting and are not a bank, securities dealer, regulated investment company or common trust fund, and do not identify the Short-Term Debt Security as part of a hedging transaction, you will generally not be required to include OID in income on a current basis. If you are such a U.S. Holder, you may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry such debt security until the Maturity of the debt security or its earlier disposition in a taxable transaction. In addition, you will be required to treat any gain realized on a sale, exchange or retirement of the debt security as ordinary income to the extent such gain does not exceed the OID accrued with respect to the debt security during the period you held the debt security. Notwithstanding the foregoing, if you are a cash-basis U.S. Holder of a Short-Term Debt Security, you may elect to accrue OID into income on a current basis or to accrue the “acquisition discount” on the debt security under the rules described below. If you elect to accrue OID or acquisition discount, the limitation on the deductibility of interest described above will not apply.

A U.S. Holder using the accrual method of tax accounting and certain cash-basis U.S. Holders (including banks, securities dealers, regulated investment companies and common trust funds) generally will be required to include original issue discount on a Short-Term Debt Security in income on a current basis. Alternatively, a U.S. Holder of a Short-Term Debt Security can elect to accrue the “acquisition discount,” if any, with respect to the debt security on a current basis. If such an election is made, the OID rules will not apply to the debt security. Acquisition discount is the excess of the Short-Term Debt Security’s stated redemption price at maturity (i.e., all amounts payable on the Short-Term Debt Security) over the purchase price. Acquisition discount will be treated as accruing ratably or, at your election, under a constant-yield method based on daily compounding.

Finally, the market discount rules will not apply to a Short-Term Debt Security.

Indexed Debt Securities and Other Debt Securities Providing for Contingent Payments. The Contingent Payment Regulations, which govern the tax treatment of Contingent Debt Obligations, generally require accrual of interest income on a constant-yield basis in respect of such obligations at a yield determined at the time of their issuance, and may require adjustments to such accruals when any contingent payments are made. A detailed description of the tax considerations relevant to U.S. Holders of any Contingent Debt Obligations will be provided in the applicable Pricing Supplement.

Foreign Currency Debt Securities and Reportable Transactions. A U.S. Holder that participates in a “reportable transaction” will be required to disclose its participation to the IRS. The scope and application of these rules is not entirely clear. You may be required to treat a foreign currency exchange loss relating to a Foreign Currency Debt Security as a reportable transaction if the loss exceeds $50,000 in a single taxable year if you are an individual or trust, or higher amounts for other U.S. Holders. In the event the acquisition, ownership or disposition of a Foreign Currency Debt Security constitutes participation in a “reportable transaction” for purposes of these rules, you will be required to disclose your investment to the IRS, currently on Form 8886. In addition, the statute of limitations for assessment of tax would be suspended, in whole or part. You should consult your tax advisors regarding the application of these rules to the acquisition, ownership or disposition of Foreign Currency Debt Securities.

Non-U.S. Holders

Subject to the discussion below under “Information Reporting and Backup Withholding,” if you are a non-U.S. Holder, payments or accruals of interest in respect of the debt securities generally will not be subject to U.S. federal income tax.

Further, if you are a non-U.S. Holder, any gain you realize on the sale, exchange or retirement of a debt security generally will be exempt from U.S. federal income tax, including withholding tax.

Specified Foreign Financial Assets

Certain U.S. Holders that own “specified foreign financial assets” with an aggregate value in excess of U.S.$50,000 on the last day of the taxable year or $75,000 at any time during the taxable year are generally required to file an information statement along with their tax returns, currently on Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer (which would include the debt securities) that are not held in accounts maintained by financial institutions. Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals. Regulations extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on certain objective criteria. If you fail to report the required information, you could be subject to substantial penalties. In addition, the statute of limitations for assessment of tax would be suspended, in whole or part. You should consult your own tax advisors concerning the application of these rules to your investment in the debt securities, including the application of the rules to your particular circumstances.

Information Reporting and Backup Withholding

Information returns are required to be filed with the U.S. Internal Revenue Service in connection with payments on the debt securities made to certain United States persons. You will be a United States person if you are, for U.S. federal income tax purposes, (i) a citizen or resident of the United States, (ii) a domestic partnership, (iii) a domestic corporation, (iv) an estate the income of which is subject to U.S. federal income tax without regard to its source, or (v) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. If you are a United States person, you generally will not be subject to backup withholding tax on such payments if you provide your taxpayer identification number to the withholding agent or otherwise establish an exemption. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the debt securities.

If you are not a United States person, you may have to comply with certification procedures to establish that you are not a United States person in order to avoid information reporting and backup withholding tax requirements.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a holder of a debt security generally will be allowed as a refund or a credit against the holder’s federal income tax liability as long as the holder provides the required information to the IRS in a timely manner.

The Proposed Financial Transaction Tax

The European Commission has published a proposal (the “Commission’s Proposal”) for a Directive for a common financial transaction tax (“FTT”) in Austria, Belgium, Estonia, France, Germany, Greece, Italy, Portugal, Slovakia, Slovenia and Spain (the “participating Member States”). However, Estonia has since stated that it will not participate.

The Commission’s Proposal has very broad scope and could, if introduced in its current form, apply to certain dealings in the debt securities in certain circumstances.

Under the Commission’s Proposal, the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in the debt securities where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.

The FTT remains subject to negotiation between participating Member States and the legality of the proposal is uncertain. It may therefore be altered prior to any implementation, the timing of which remains unclear. Additional EU Member States may decide to participate and/or certain of the participating Member States may decide to withdraw.

Prospective holders of the debt securities are advised to seek their own professional advice in relation to the FTT.

PLAN OF DISTRIBUTION

Terms of Sale

The Republic will describe the terms of a particular offering of securities in the applicable prospectus supplement, including the following:

•	the name or names of any underwriters, dealer/managers or agents;

•	the purchase price of the securities, if any;

•	the proceeds to the Republic from the sale, if any;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any agents’ commissions;

•	any initial public offering price of the securities;

•	any concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such securities may be listed.

The Republic may agree to indemnify any agents and underwriters against certain liabilities, including liabilities under the Securities Act. The agents and underwriters may also be entitled to contribution from the Republic for payments they make relating to these liabilities. Agents and underwriters may engage in transactions with or perform services for the Republic in the ordinary course of business.

Method of Sale

The Republic may sell the securities in any of three ways:

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

If the Republic uses underwriters or dealers in a sale, they will acquire the securities for their own account and may resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Republic may offer the securities to the public either through underwriting syndicates represented by managing underwriters or directly through underwriters. The obligations of the underwriters to purchase a particular offering of securities may be subject to conditions. The underwriters may change the initial public offering price or any concessions allowed or reallowed or paid to dealers.

The Republic may also sell the securities directly or through agents. Any agent will generally act on a reasonable best efforts basis for the period of its appointment. The applicable prospectus supplement will name any agent involved in the offer or sale of securities and will disclose any commissions the Republic may pay those agents.

The Republic may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase a particular offering of securities at the public offering price using delayed delivery contracts. These contracts provide for payment and delivery on a specified date in the future. The applicable prospectus supplement will describe the commission payable for solicitation and the terms and conditions of these contracts.

In addition, the Republic may offer the securities to holders of other securities issued or guaranteed by the Republic as consideration for the Republic’s purchase or exchange of the other securities or may solicit votes or consents to amend terms of such other securities. The Republic may conduct such an offer or solicitation either (a) through a publicly announced tender or exchange offer for, or solicitation with respect to, the other securities, (b) through privately negotiated or conducted transactions or solicitations or (c) by means of an amendment of outstanding securities relying on applicable collective action clauses. Any such offer may be made to holders of securities issued by the Republic in private transactions in the United States. The terms of the securities offered may differ from the terms of the securities privately offered in various respects, including but not limited to transfer restrictions. Offers of the type described in this paragraph may be in addition to sales of the same securities using the methods discussed above.

Non-U.S. Offerings

The Republic will generally not register under the Securities Act the securities that it will offer and sell outside the United States. Thus, subject to certain exceptions, the Republic cannot offer, sell or deliver such securities within the United States or to U.S. persons. When the Republic offers or sells securities outside the United States, each underwriter or dealer will acknowledge that the securities:

•	have not been and will not be registered under the Securities Act; and

•	may not be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Each underwriter or dealer will agree that:

•	it has not offered or sold, and will not offer or sell, any of these unregistered securities within the United States, except pursuant to Rule 903 of Regulation S under the Securities Act; and

•	neither it nor its affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts regarding these securities.

OFFICIAL STATEMENTS

Information in this prospectus that is identified as being derived from a publication of, or supplied by, the Republic or one of its agencies or instrumentalities relies on the authority of such publication as an official public document of the Republic. All other information in this prospectus, any prospectus supplement and in the registration statement for the securities that the Republic has filed with the SEC (of which this prospectus is a part) other than that which is included under the caption “Plan of Distribution,” is included as a public official statement made on the authority of Mr. Martín Guzmán, Minister of the Economy.

VALIDITY OF THE SECURITIES

Except as may otherwise be indicated in any prospectus supplement or pricing supplement, the validity of the securities will be passed upon on behalf of the Republic by the Legal Undersecretary of the Ministry of the Economy of Argentina as to all matters of Argentine law, and Cleary Gottlieb Steen & Hamilton LLP, special New York counsel to the Republic, as to all matters of U.S. law.

As to all matters of Argentine law, Cleary Gottlieb Steen & Hamilton LLP, or any other counsel to the Republic named in the applicable prospectus supplement, may rely on the opinion of the Legal Undersecretary of the Ministry of the Economy of Argentina, and as to all matters of U.S. law, the Legal Undersecretary of the Ministry of the Economy of Argentina may rely on the opinion of Cleary Gottlieb Steen & Hamilton LLP, or any other counsel to the Republic named in the applicable prospectus supplement. Certain legal matters will be passed upon for the underwriters as to U.S. law and Argentine law by counsel to the underwriters named in the applicable prospectus supplement from time to time.

AUTHORIZED REPRESENTATIVE

The Authorized Representative of Argentina in the United States is Adrián Roberto Nador, whose address is Embassy of the Republic of Argentina, 1600 New Hampshire Ave., NW, Washington DC, 20009.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that the Republic has filed with the SEC. This prospectus does not contain all of the information provided in the registration statement. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is not necessarily complete. If the Republic has filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

The Republic is not subject to the informational requirements of the U.S. Securities Exchange Act of 1934, as amended. The Republic has filed annual reports on Form 18-K with the SEC on a voluntary basis. These reports include certain financial, statistical and other information concerning the Republic. The Republic may also file amendments on Form 18-K/A to its annual reports for the purpose of filing with the SEC exhibits which have not been included in the registration statement to which this prospectus and any prospectus supplements relate. When filed, these exhibits will be incorporated by reference into this registration statement.

The registration statement, including its various exhibits, is available to the public from the SEC’s website at www.sec.gov.

The SEC allows the Republic to incorporate by reference some information that the Republic files with the SEC. Incorporated documents are considered part of this prospectus. The Republic can disclose important information to you by referring you to those documents. The following documents, which the Republic has filed or will file with the SEC, are considered part of and incorporated by reference in this prospectus, any accompanying prospectus supplement and any accompanying pricing supplement:

•	the Republic’s annual report on Form 18-K for the year ended December 31, 2018 filed with the SEC on October 2, 2019 (File No. 033-70734) (the “2018 Annual Report”);

•	Amendment No. 1 on Form 18-K to the 2018 Annual Report filed with the SEC on March 9, 2020;

•	Amendment No. 2 on Form 18-K to the 2018 Annual Report filed with the SEC on April 14, 2020;

•	Amendment No. 3 on Form 18-K to the 2018 Annual Report filed with the SEC on April 20, 2020; and

•	each subsequent annual report on Form 18-K and any amendment on Form 18-K/A filed after the date of this prospectus and prior to the termination of the offering of the debt securities and/or warrants.

Later information that the Republic files with the SEC will update and supersede earlier information that it has filed.

ISSUER

República Argentina

INFORMATION, TABULATION AND EXCHANGE AGENT D.F. King E-mail: argentina@dfkingltd.com Invitation Website: https://sites.dfkingltd.com/argentina		TRUSTEE The Bank of New York Mellon 240 Greenwich Street New York, New York 10286 United States

In New York 48 Wall Street, 22nd Floor New York, New York 10005 United States Attention: Andrew Beck Toll Free: (800) 341-6292 Collect: (212) 269-5550	In London 65 Gresham Street London EC2V 7NQ United Kingdom Tel. +44 20 7920 9700
DEALER MANAGERS
BofA Securities, Inc. One Bryant Park, 9th Floor New York, New York 10036 United States Attention: Liability Management Group Toll-free: (888) 292-0070 Collect: (646) 855-8988		HSBC Securities (USA) Inc. 452 Fifth Avenue New York, NY 10018 United States Attention: Global Liability Management Group Toll Free: +1 (888) HSBC-4LM Collect: +1 (212) 525-5552 Email: lmamericas@us.hsbc.com
LEGAL ADVISORS
To the Republic as to U.S. law: Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 United States		To the Republic as to Argentine law: Procuración del Tesoro de la Nación Posadas 1641 Ciudad Autónoma de Buenos Aires, República Argentina

To the dealer managers as to U.S. law: Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 United States		To the dealer managers as to Argentine law: Bruchou, Fernández Madero & Lombardi Ingeniero E. Butty 275, Piso 12, Ciudad Autónoma de Buenos Aires, República Argentina

República Argentina

The Information, Tabulation and Exchange Agent for the Invitation is:

D.F. King

In New York

48 Wall Street, 22nd Floor

New York, New York 10005

Banks and Brokers call: (212) 269-5550

All others call toll free: (800) 341-6292

Facsimile: (212) 709-3328

Attention: Andrew Beck

Confirmation (212) 269-5552

In London 65 Gresham Street London, EC2V 7NQ Tel: 44 20 7920 9700

Invitation Website: https://sites.dfkingltd.com/argentina

e-mail: argentina@dfkingltd.com

The dealer managers for the Invitation are:

BofA Securities, Inc.	HSBC Securities (USA) Inc.

The Financial Advisor for the Invitation is:

Lazard

July 6, 2020

Until 40 days after the Settlement Date, all dealers effecting transactions in the New Bonds in the United States, whether or not participating in this distribution, may be required to deliver a copy of this prospectus supplement and the accompanying prospectus, as they may have been supplemented. This is in addition to any dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to any unsold allotments or subscriptions.